                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-83930

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED MARCH 21, 2003)

                           $534,834,000 (APPROXIMATE)
                             (Offered Certificates)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C4
                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (Depositor)

 ---------------------------------------
   YOU SHOULD CAREFULLY CONSIDER THE      THE TRUST FUND:
   RISK FACTORS BEGINNING ON PAGE S-34
   OF THIS PROSPECTUS SUPPLEMENT AND ON   - As of April 11, 2003, the mortgage loans included in the trust fund will have an
   PAGE 11 OF THE ACCOMPANYING              aggregate principal balance of approximately $891,768,535.
   PROSPECTUS.
                                          - The trust fund will consist of a pool of 140 fixed rate mortgage loans.
   Neither the offered certificates nor
   the underlying mortgage loans are      - The mortgage loans are secured by first liens on commercial and multifamily
   insured or guaranteed by any             properties.
   government agency or instrumentality.
                                          - All of the mortgage loans were originated or acquired by Wachovia Bank, National
   The offered certificates will            Association, LaSalle Bank National Association, Nomura Credit & Capital, Inc. or
   represent interests in the trust fund    Artesia Mortgage Capital Corporation.
   only. They will not represent
   obligations of any other party.        THE CERTIFICATES:

   The offered certificates will not be   - The trust fund will issue twenty-two classes of certificates.
   listed on any national securities
   exchange or any automated quotation    - Only the six classes of offered certificates described in the following table are
   system of any registered securities      being offered by this prospectus supplement and the accompanying prospectus.
   association.

   This prospectus supplement may be
   used to offer and sell the offered
   certificates only if it is
   accompanied by the prospectus dated
   March 21, 2003.
 ---------------------------------------

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                            ORIGINAL       PERCENTAGE OF     PASS-THROUGH      ASSUMED FINAL                          EXPECTED
                           CERTIFICATE      CUT-OFF DATE         RATE           DISTRIBUTION                          FITCH/S&P
CLASS                      BALANCE(1)       POOL BALANCE     DESCRIPTION          DATE(2)           CUSIP NO.         RATING(3)
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1..............   $ 80,500,000         9.027%        Fixed          February 15, 2008     929766DZ3         AAA/AAA
Class A-2..............   $374,075,000        41.948%        Fixed          March 15, 2013        929766EA7         AAA/AAA
Class B................   $ 34,556,000         3.875%        Fixed          March 15, 2013        929766EB5          AA/AA
Class C................   $ 11,147,000         1.250%        Fixed          March 15, 2013        929766EC3         AA-/AA-
Class D................   $ 22,294,000         2.500%        Fixed          April 15, 2013        929766ED1           A/A
Class E................   $ 12,262,000         1.375%        Fixed          April 15, 2013        929766EE9          A-/A-
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-2)

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Wachovia Securities, Inc., ABN AMRO Incorporated and Nomura Securities International, Inc. are acting as co-lead managers for the offering. Wachovia Securities, Inc. is acting as bookrunner for the offering. Wachovia Securities, Inc., ABN AMRO Incorporated and Nomura Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.42% of the initial certificate balance of the offered certificates, plus accrued interest from April 1, 2003 before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about April 10, 2003.

WACHOVIA                     ABN AMRO INCORPORATED                        NOMURA
                                  April 2, 2003

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
--------------------------------------------------------------------------------
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-C4
                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL(1)

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                     [GEOGRAPHIC OVERVIEW OF MORTGAGE POOL]

                                                          % OF
                          NUMBER OF       AGGREGATE      INITIAL
                          MORTGAGED     CUT-OFF DATE      POOL
PROPERTY LOCATION         PROPERTIES       BALANCE       BALANCE
-----------------         ----------   ---------------   -------
CA (Southern)(3).......       21       $  173,556,358      19.5%
FL.....................       11       $   76,671,047       8.6
MD.....................        6       $   59,579,579       6.7
CO.....................        7       $   50,222,925       5.6
AZ.....................        5       $   46,028,255       5.2
VA.....................        6       $   38,718,322       4.3
GA.....................       10       $   36,928,676       4.1
OR.....................        4       $   36,191,017       4.1
MS.....................        4       $   32,826,518       3.7
WA.....................        3       $   27,693,159       3.1
NC.....................        6       $   26,319,288       3.0
TX.....................        8       $   25,536,289       2.9
IL.....................        4       $   24,605,813       2.8
DE.....................        2       $   23,477,386       2.6
IN.....................        4       $   20,352,401       2.3
CA (Northern)(3).......        3       $   18,073,717       2.0
NJ.....................        1       $   17,447,772       2.0
SC.....................        2       $   17,147,409       1.9
AL.....................        8       $   16,687,769       1.9
MI.....................        5       $   16,020,545       1.8
MN.....................        5       $   14,561,844       1.6
WV.....................        1       $   12,213,231       1.4
DC.....................        3       $   11,472,643       1.3
TN.....................        3       $    9,625,219       1.1
NY.....................        2       $    9,613,982       1.1
PA.....................        1       $    8,073,280       0.9
ME.....................        1       $    7,993,211       0.9
MO.....................        3       $    7,032,489       0.8
OH.....................        2       $    5,511,395       0.6
CT.....................        1       $    4,484,692       0.5
NV.....................        1       $    4,478,136       0.5
KY.....................        1       $    3,664,281       0.4
WI.....................        1       $    3,517,370       0.4
UT.....................        1       $    2,993,517       0.3
KS.....................        1       $    2,449,000       0.3


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
          [PIE CHART]                 [  ] > 10.0% of Cut-Off Date Pool Balance
Retail.................    42.1%      [  ] > 5.0% - 10.0% of Cut-Off Date Pool Balance
Multifamily............    25.9%      [  ] > 1.0% - 5.0% of Cut-Off Date Pool Balance
Office.................    16.3%      [  ] > 0.0% - 1.0% of Cut-Off Date Pool Balance
Mobile Home Park.......     8.0%
Mixed Use..............     5.2%
Industrial.............     2.5%

                 GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES(3)

(1) All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

(2) For purposes of determining whether a Mortgaged Property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

(3) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - RISK FACTORS, commencing on page S-34 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-213 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - if used in a jurisdiction in which such offer or solicitation is not authorized;

        - if the person making such offer or solicitation is not qualified to do so; or

        - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in April 2035. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Fitch, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-5
  Overview of the Certificates..............................    S-6
  The Parties...............................................    S-7
  Important Dates and Periods...............................    S-9
  The Certificates..........................................    S-9
  The Mortgage Loans........................................   S-24
RISK FACTORS................................................   S-34
DESCRIPTION OF THE MORTGAGE POOL............................   S-79
  General...................................................   S-79
  Mortgage Loan History.....................................   S-80
  Certain Terms and Conditions of the Mortgage Loans........   S-80
  Certain State-Specific Considerations.....................   S-85
  Assessments of Property Condition.........................   S-85
  Additional Mortgage Loan Information......................   S-86
  Ten Largest Mortgage Loans................................  S-128
  The Mortgage Loan Sellers.................................  S-148
  Underwriting Standards....................................  S-149
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................  S-150
  Representations and Warranties; Repurchases and
     Substitutions..........................................  S-153
  Repurchase or Substitution of Cross-Collateralized
     Mortgage Loans.........................................  S-155
  Changes in Mortgage Pool Characteristics..................  S-156
SERVICING OF THE MORTGAGE LOANS.............................  S-156
  General...................................................  S-156
  The Master Servicer and the Special Servicer..............  S-157
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-160
  Modifications, Waivers and Amendments.....................  S-162
  The Controlling Class Representative......................  S-163
  Defaulted Mortgage Loans; REO Properties; Purchase
     Option.................................................  S-164
  Inspections; Collection of Operating Information..........  S-166
DESCRIPTION OF THE CERTIFICATES.............................  S-167
  General...................................................  S-167
  Registration and Denominations............................  S-168
  Certificate Balances and Notional Amount..................  S-170
  Pass-Through Rates........................................  S-172
  Distributions.............................................  S-175
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-185
  P&I Advances..............................................  S-187
  Appraisal Reductions......................................  S-188
  Reports to Certificateholders; Available Information......  S-190
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-195
  Voting Rights.............................................  S-196
  Termination...............................................  S-196
  The Trustee...............................................  S-197
  Paying Agent, Certificate Registrar and Authenticating
     Agent..................................................  S-198
YIELD AND MATURITY CONSIDERATIONS...........................  S-199
  Yield Considerations......................................  S-199
  Weighted Average Life.....................................  S-201
USE OF PROCEEDS.............................................  S-205
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-205
  General...................................................  S-205
  Taxation of the Offered Certificates......................  S-206
ERISA CONSIDERATIONS........................................  S-207

LEGAL INVESTMENT............................................  S-210
METHOD OF DISTRIBUTION......................................  S-210
LEGAL MATTERS...............................................  S-211
RATINGS.....................................................  S-212
INDEX OF DEFINED TERMS......................................  S-213

ANNEX A-1   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES..................................................    A-1
ANNEX A-1A  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES IN LOAN GROUP 1..................................   A-1A
ANNEX A-1B  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES IN LOAN GROUP 2..................................   A-1B
ANNEX A-2   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
            PROPERTIES..................................................    A-2
ANNEX A-3   RESERVE ACCOUNTS............................................    A-3
ANNEX A-4   COMMERCIAL TENANT SCHEDULE..................................    A-4
ANNEX A-5   CROSS-COLLATERALIZED/CROSS-DEFAULTED POOLS..................    A-5
ANNEX B     FORM OF DISTRIBUTION DATE STATEMENT.........................    B-1
ANNEX C     FORM OF DELINQUENT LOAN STATUS REPORT.......................    C-1
ANNEX D     FORM OF HISTORICAL LOAN MODIFICATION REPORT.................    D-1
ANNEX E     FORM OF HISTORICAL LIQUIDATION REPORTED.....................    E-1
ANNEX F     FORM OF REO STATUS REPORT...................................    F-1
ANNEX G     FORM OF SERVICER WATCH LIST.................................    G-1
ANNEX H     FORM OF OPERATING STATEMENT ANALYSIS REPORT.................    H-1
ANNEX I     FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR".................    I-1
ANNEX J     FORM OF COMPARATIVE FINANCIAL STATUS REPORT.................    J-1
ANNEX K     CLASS X-P REFERENCE RATE....................................    K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

    - FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2 AND CLASS A-1A CERTIFICATES, THE POOL OF MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN GROUP 2.

    - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED
      IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS APRIL 11, 2003 WITH RESPECT TO 93 MORTGAGE LOANS AND APRIL 1, 2003 WITH RESPECT TO 47 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

    - ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C4, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                       CLOSING DATE
                       CERTIFICATE    PERCENTAGE                PASS-       INITIAL    WEIGHTED      CASH FLOW OR     EXPECTED
                        BALANCE OR    OF CUT-OFF               THROUGH       PASS-     AVERAGE         PRINCIPAL       FITCH/
                         NOTIONAL     DATE POOL    CREDIT       RATE        THROUGH      LIFE           WINDOW           S&P
CLASS                   AMOUNT(1)      BALANCE     SUPPORT   DESCRIPTION     RATE     (YEARS)(2)   (MON./DAY/YR.)(2)  RATING(3)
-----                  ------------   ----------   -------   -----------    -------   ----------   -----------------  ---------
Class A-1............  $ 80,500,000      9.027%    21.000%         Fixed     3.003%      3.50        05/03 - 02/08     AAA/AAA
Class A-2............  $374,075,000     41.948%    21.000%         Fixed     4.566%      7.98        02/08 - 03/13     AAA/AAA
Class B..............  $ 34,556,000      3.875%    17.125%         Fixed     4.945%      9.93        03/13 - 03/13      AA/AA
Class C..............  $ 11,147,000      1.250%    15.875%         Fixed     4.984%      9.93        03/13 - 03/13     AA-/AA-
Class D..............  $ 22,294,000      2.500%    13.375%         Fixed     5.040%      9.97        03/13 - 04/13       A/A
Class E..............  $ 12,262,000      1.375%    12.000%         Fixed     5.113%     10.01        04/13 - 04/13      A-/A-
Class A-1A...........  $249,922,000     28.025%    21.000%         Fixed     4.605%       (4)             (4)            (4)
Class F..............  $ 12,262,000      1.375%    10.625%      Fixed(5)     5.606%       (4)             (4)            (4)
Class G..............  $ 12,261,000      1.375%     9.250%        WAC(6)     5.600%       (4)             (4)            (4)
Class H..............  $ 12,262,000      1.375%     7.875%        WAC(6)     5.600%       (4)             (4)            (4)
Class J..............  $ 20,065,000      2.250%     5.625%         Fixed     4.932%       (4)             (4)            (4)
Class K..............  $  8,918,000      1.000%     4.625%         Fixed     4.932%       (4)             (4)            (4)
Class L..............  $  6,688,000      0.750%     3.875%         Fixed     4.932%       (4)             (4)            (4)
Class M..............  $  6,688,000      0.750%     3.125%         Fixed     4.932%       (4)             (4)            (4)
Class N..............  $  1,115,000      0.125%     3.000%         Fixed     4.932%       (4)             (4)            (4)
Class O..............  $  4,459,000      0.500%     2.500%         Fixed     4.942%       (4)             (4)            (4)
Class P..............  $ 22,294,534      2.500%     0.000%      Fixed(5)     5.096%       (4)             (4)            (4)
Class X-C............  $891,768,534        N/A        N/A      WAC-IO(7)    0.0783%       (7)             (7)            (7)
Class X-P............  $846,619,000        N/A        N/A      WAC-IO(7)    1.0753%       (7)             (7)            (7)

------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Fitch, Inc. and Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. See "RATINGS" in this prospectus supplement.

(4) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5) The pass-through rate applicable to the Class F and Class P certificates for any distribution date will equal the lesser of the applicable rate set forth above and the applicable weighted average net mortgage rate for such date.

(6) The pass-through rates applicable to the Class G and Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for such date less 0.05% per annum.

(7) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

     [ ]     Offered certificates
     [ ]     Private certificates

                                  THE PARTIES

THE TRUST FUND................    The trust fund will be created on or about the
                                  closing date pursuant to a pooling and
                                  servicing agreement, dated as of April 1, 2003, by and among the depositor, the master servicer, the special servicer, the trustee and the paying agent.

THE DEPOSITOR.................    Wachovia Commercial Mortgage Securities, Inc.
                                  We are a wholly owned subsidiary of Wachovia
                                  Bank, National Association, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters.
                                  Our principal executive office is located at 301 South College Street, Charlotte, North
                                  Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                  On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................    The trust fund to be established under the
                                  pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                  CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....    Wachovia Bank, National Association, LaSalle
                                  Bank National Association, Nomura Credit &
                                  Capital, Inc. and Artesia Mortgage Capital
                                  Corporation. For more information, see
                                  "DESCRIPTION OF THE MORTGAGE POOL--The
                                  Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

                                  Wachovia Bank, National Association originated or acquired 49 of the mortgage loans to be included in the trust fund representing 52.9% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (43 mortgage loans in loan group 1 or 65.4% and 6 mortgage loans in loan group 2 or 20.8%). LaSalle Bank National Association originated or acquired 43 of the mortgage loans to be included in the trust fund representing 19.8% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (16 mortgage loans in loan group 1 or 9.4% and 27 mortgage loans in loan group 2 or 46.4%). Nomura Credit & Capital, Inc. originated or acquired 27 of the mortgage loans to be included in the trust fund representing 16.2% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (14 mortgage loans in loan group 1 or 16.8% and 13 mortgage loans in loan group 2 or 14.7%). Artesia Mortgage Capital Corporation originated or acquired 21 of the mortgage loans to be included in the trust fund representing 11.1% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund (11 mortgage loans in loan group 1 or 8.4% and 10 mortgage loans in loan group 2 or 18.1%).

THE MASTER SERVICER...........    Wachovia Bank, National Association. Wachovia
                                  Bank, National Association is our affiliate and is one of the mortgage loan sellers and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund.

                                  See "SERVICING OF THE MORTGAGE LOANS--The
                                  Master Servicer and the Special Servicer" in this prospectus supplement.

THE SPECIAL SERVICER..........    Clarion Partners, LLC. The special servicer
                                  will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent. Some holders of certificates (initially the holder of the Class P certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. It is anticipated that Clarion Capital, LLC, an affiliate of Clarion Partners, LLC, will purchase certain non-offered classes of certificates. See "SERVICING OF THE MORTGAGE
                                  LOANS--The Master Servicer and Special
                                  Servicer" in this prospectus supplement.

THE TRUSTEE...................    Wells Fargo Bank Minnesota, N.A. See
                                  "DESCRIPTION OF THE CERTIFICATES--The Trustee" in this prospectus supplement.

PAYING AGENT..................    LaSalle Bank National Association. The paying
                                  agent will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. LaSalle Bank National
                                  Association will also act as the certificate registrar and authenticating agent. See
                                  "DESCRIPTION OF THE CERTIFICATES--Paying
                                  Agent, Certificate Registrar and
                                  Authenticating Agent" in this prospectus supplement.

THE UNDERWRITERS..............    Wachovia Securities, Inc., ABN AMRO
                                  Incorporated and Nomura Securities
                                  International, Inc. Wachovia Securities, Inc.
                                  is our affiliate and is an affiliate of
                                  Wachovia Bank, National Association, which is the master servicer, one of the mortgage loan sellers. ABN AMRO Incorporated is an affiliate of LaSalle Bank National Association, which is one of the mortgage loan sellers, the paying agent, the certificate registrar and the authenticating agent. Nomura Securities
                                  International, Inc. is an affiliate of Nomura
                                  Credit & Capital, Inc., which is one of the mortgage loan sellers. Wachovia Securities,
                                  Inc., ABN AMRO Incorporated and Nomura
                                  Securities International, Inc. are acting as co-lead managers for the offering. Wachovia
                                  Securities, Inc. is acting as bookrunner for the offering.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................    On or about April 10, 2003.

CUT-OFF DATE..................    For 93 mortgage loans, representing 75.0% of
                                  the mortgage pool (64 mortgage loans in loan group 1 or 83.3% and 29 mortgage loans in loan group 2 or 53.6%), April 11, 2003 and for 47 mortgage loans, representing 25.0% of the mortgage pool (20 mortgage loans in loan group
                                  1 or 16.7% and 27 mortgage loans in loan group
                                  2 or 46.4%), April 1, 2003. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............    The 15th day of each month or, if such 15th
                                  day is not a business day, the next succeeding business day, beginning in May 2003.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the related distribution date.

COLLECTION PERIOD.............    For any distribution date, the period
                                  beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period. In addition, if the cut-off date for a mortgage loan is April 11th and that mortgage loan prepays on April 11, 2003, the amount of that prepayment (including any interest paid with respect thereto) will be paid to the trust fund and will be distributed on the distribution date in May 2003. However, with respect to any mortgage loan with a cut-off date of April 11th, any scheduled payment due on April 11, 2003 will be, upon receipt, paid to the related mortgage loan seller.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........    We are offering to you the following 6 classes
                                  of certificates of our Commercial Mortgage
                                  Pass-Through Certificates, Series 2003-C4 pursuant to this prospectus supplement:

                                       Class A-1
                                       Class A-2
                                       Class B
                                       Class C
                                       Class D
                                       Class E

PRIORITY OF DISTRIBUTIONS.....    On each distribution date, the owners of the
                                  certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups.

                                     - Loan group 1 will consist of (i) all of
                                       the mortgage loans that are not secured
                                       by multifamily properties and/or mobile
                                       home park properties, (ii) 2 mortgage
                                       loans that are secured by multifamily
                                       properties and (iii) 1 mortgage loan that is secured by a mobile home park property.

                                     - Loan group 2 will consist of 42 mortgage
                                       loans that are secured by multifamily
                                       properties and 14 mortgage loans that are secured by mobile home park properties.

                                  Annex A to this prospectus supplement sets forth the loan group designation for each mortgage loan.

                                  The paying agent will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                  Interest, concurrently (i) pro rata, on the Class A-1 and Class A-2 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

                                  Principal of the Class A-1 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                  Principal of the Class A-2 certificates, up to the principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until their certificate balance is reduced to zero.

                                  Principal of the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the Class A-2 certificate balance has been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-2 certificates have been made, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class D certificates.

                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class E certificates.

                                  Principal of the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

                                  If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of Class A-1, Class A-2 and/or Class A-1A certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1, Class A-2 and Class A-1A certificates. See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions" in this
                                  prospectus supplement.

INTEREST......................    On each distribution date each class of
                                  certificates (other than the Class Z, Class
                                  R-I and Class R-II certificates) will be entitled to receive:

                                     - for each such class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received;

                                     - minus (other than in the case of the
                                       Class X-C and Class X-P certificates)
                                       such class' share of any shortfalls in
                                       interest collections due to prepayments
                                       on mortgage loans included in the trust
                                       fund that are not offset by certain
                                       payments made by the master servicer; and

                                     - minus (other than in the case of the
                                       Class X-C and Class X-P certificates)
                                       such class' allocable share of any
                                       reduction in interest accrued on any
                                       mortgage loan as a result of a
                                       modification that reduces the related
                                       mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                  As reflected in the chart under "Priority of Distributions" above, so long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

                                  See "DESCRIPTION OF THE CERTIFICATES,
                                  Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement.

                                  The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. On each distribution date, the notional amount of the Class X-C certificates will generally be equal to the aggregate outstanding certificate balances of the sequential pay certificates on such date.

                                  The notional amount of the Class X-P
                                  certificates generally will equal:

                                   (1) until the distribution date in April
                                       2004, the sum of (a) the lesser of
                                       $72,852,000 and the certificate balance
                                       of the Class A-1 certificates, (b) the
                                       lesser of $246,977,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, and (c) the aggregate
                                       certificate balances of the

                                      Class A-2, Class B, Class C, Class D,
                                      Class E, Class F, Class G, Class H, Class
                                      J, Class K and Class L certificates;

                                   (2) after the distribution date in April 2004
                                       through and including the distribution
                                       date in April 2005, the sum of (a) the
                                       lesser of $41,326,000 and the certificate balance of the Class A-1 certificates,
                                       (b) the lesser of $234,935,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, and (c) the aggregate
                                       certificate balances of the Class A-2,
                                       Class B, Class C, Class D, Class E, Class
                                       F, Class G, Class H, Class J, Class K and
                                       Class L certificates;

                                   (3) after the distribution date in April 2005
                                       through and including the distribution
                                       date in April 2006, the sum of (a) the
                                       lesser of $4,752,000 and the certificate balance of the Class A-1 certificates,
                                       (b) the lesser of $222,536,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, and (c) the aggregate
                                       certificate balances of the Class A-2,
                                       Class B, Class C, Class D, Class E and
                                       Class F certificates;

                                   (4) after the distribution date in April 2006
                                       through and including the distribution
                                       date in April 2007, the sum of (a) the
                                       lesser of $210,828,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, (b) the lesser of
                                       $348,940,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F certificates;

                                   (5) after the distribution date in April 2007
                                       through and including the distribution
                                       date in October 2007, the sum of (a) the lesser of $205,264,000 and the certificate balance of the Class A-1A certificates, (b) the lesser of $334,741,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F certificates;

                                   (6) after the distribution date in October
                                       2007 through and including the
                                       distribution date in April 2008, the sum of (a) the lesser of $172,967,000 and the certificate balance of the Class A-1A certificates, (b) the lesser of $226,669,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F certificates;

                                   (7) after the distribution date in April 2008
                                       through and including the distribution
                                       date in April 2009, the sum of (a) the
                                       lesser of $164,005,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, (b) the lesser of
                                       $205,220,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and
                                      Class F certificates;

                                   (8) after the distribution date in April 2009
                                       through and including the distribution
                                       date in April 2010, the sum of (a) the
                                       lesser of $155,533,000 and the
                                       certificate balance of the Class A-1A
                                       certificates, (b) the lesser of
                                       $161,064,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F certificates;

                                   (9) after the distribution date in April 2010
                                       through and including the distribution
                                       date in October 2010, the sum of (a) the lesser of $151,501,000 and the certificate balance of the Class A-1A certificates, (b) the lesser of $126,952,000 and the certificate balance of the Class A-2 certificates, and (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F certificates;

                                  (10) after the distribution date in October
                                       2010 through and including the
                                       distribution date in April 2011, the sum of (a) the lesser of $147,522,000 and the certificate balance of the Class A-1A certificates, (b) the lesser of $116,127,000 and the certificate balance of the Class A-2 certificates, (c) the aggregate certificate balances of the Class B, Class C, Class D and Class E certificates, and (d) the lesser of $11,787,000 and the certificate balance of the Class F certificates; and

                                  (11) after the distribution date in April
                                  2011, $0.

                                  The Class X-C and Class X-P certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class Z,
                                  Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-10 above, on each distribution date, the paying agent will distribute interest to the holders of the offered certificates and the Class X certificates:

                                     - first, concurrently, to the Class X-C
                                       certificates, Class X-P certificates,
                                       Class A-1 certificates, Class A-2 and
                                       Class A-1A certificates as described
                                       above under "Priority of Distribution",
                                       and then to each other class of offered
                                       certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       paying agent makes all distributions of
                                       interest and principal required to
                                     be made on such date to each class of
                                     certificates with a higher priority of
                                     distribution.

                                  You may, in certain circumstances, also
                                  receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class X-C, Class
                                  X-P, Class Z, Class R-I and Class R-II
                                  certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class X-C certificates for the initial distribution date will equal approximately 0.0783% per annum.

                                  The pass-through rate applicable to the Class X-C certificates for each distribution date will, in general, equal the weighted average of the respective Class X-C strip rates at which interest accrues from time to time on the respective Class X-C components prior to such distribution date (weighted on the basis of the respective component balances of those Class X-C components outstanding immediately prior to such distribution date). Each Class X-C component will be comprised of all or a designated portion of the certificate balance of one of the classes of sequential pay certificates. In general, the certificate balance of each class of sequential pay certificates will constitute a separate Class X-C component. However, if a portion, but not all, of the certificate balance of any particular class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then the identified portion of the certificate balance will also represent one or more Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates, and the remaining portion of the certificate balance will represent one or more other Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates. For each distribution date through and including the distribution date in April 2011, the Class X-C strip rate for each Class X-C component will be calculated as follows:

                                  (1) if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                  (2) if such Class X-C component consists of a
                                      designated portion (but not all) of the
                                      certificate balance of any class of
                                      sequential pay certificates, and if the
                                      designated portion of the certificate
                                      balance does not also constitute a Class
                                      X-P component immediately prior to the
                                      distribution date, then the applicable
                                      Class X-C strip rate will equal the
                                      excess, if any, of (a) the weighted
                                      average net mortgage rate for the
                                      distribution date, over (b) the
                                      pass-through rate in effect for the
                                      distribution date for the applicable class of sequential pay certificates;

                                  (3) if such Class X-C component consists of a
                                      designated portion (but not all) of the
                                      certificate balance of any class of
                                      sequential pay certificates, and if the
                                      designated portion of the certificate
                                      balance also constitutes a Class X-P
                                      component immediately prior to the
                                      distribution date, then the applicable
                                      Class X-C strip rate will equal the
                                      excess, if any, of (a) the weighted
                                      average net mortgage rate for the
                                      distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates; and

                                  (4) if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance also constitutes, in its entirety, a Class X-P component immediately prior to such distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates.

                                  For each distribution date after the
                                  distribution date in April 2011, the
                                  certificate balance of each class of
                                  sequential pay certificates will constitute one or more separate Class X-C components, and the applicable Class X-C strip rate with respect to each such Class X-C component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over
                                  (b) the pass-through rate in effect for the distribution date for the class of sequential pay certificates.

                                  The pass-through rate applicable to the Class X-P certificates for the initial distribution date will equal approximately 1.0753% per annum.

                                  The pass-through rate applicable to the Class X-P certificates for each subsequent distribution date will equal the weighted average of the respective Class X-P strip rates, at which interest accrues from time to time on the respective components prior to such distribution date (weighted on the basis of the balances of those Class X-P components outstanding immediately prior to the distribution date). Each Class X-P component will be comprised of all or a designated portion of the certificate balance of a specified class of sequential pay certificates. If all or a designated portion of the certificate balance of any class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate Class X-P components for purposes of calculating the pass-through rate of the Class X-P certificates. For each distribution date through and including the distribution date in April 2011, the Class X-P strip rate for each Class X-P component will equal (a) the lesser of (1) the weighted average net mortgage rate for such distribution date, and (2) the reference rate specified on Annex K to this prospectus supplement for such distribution date minus 0.03% per annum, minus (b) the pass-through rate for such component (but in no event will any Class X-P strip rate be less than zero).

                                  After the distribution date in April 2011, the Class X-P certificates will cease to accrue interest and will have a 0% pass-through rate.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                       - the mortgage interest rate in effect
                                         for such mortgage loan as of the
                                         closing date; minus

                                       - the applicable administrative cost
                                         rate, as described in this prospectus
                                         supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                    - the portion of the principal distribution
                                      amount for the related distribution date that is attributable to such mortgage loan; and

                                    - the principal portion of any realized loss
                                      incurred in respect of such mortgage loan during the related collection period.

                                 The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "Overview of the Certificates." The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                    - distributions of principal; and

                                    - allocations of realized losses and trust
                                      fund expenses.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

                                 As reflected in the chart under "Priority of Distributions" above:

                                    - generally, the Class A-1 and Class A-2
                                      certificates will only be entitled to
                                      receive distributions of principal
                                      collected or advanced in respect of
                                      mortgage loans in loan group 1 until the certificate balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-2 certificates has been reduced to zero;

                                    - except as described above, principal is
                                      distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical designation;

                                    - principal is only distributed on a class
                                      of certificates to the extent funds remain after the paying agent makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation;

                                    - generally, no class of certificates is
                                      entitled to distributions of principal
                                      until the certificate balance of each
                                      class of certificates with an earlier
                                      alphabetical and, if applicable, numerical designation has been reduced to zero; and

                                    - in no event will holders of the Class B,
                                      Class C, Class D, Class E certificates or classes of non-offered certificates (other than the Class A-1A certificates) be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2 and Class A-1A certificates have all been reduced to zero.

                                 The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                    - the scheduled principal payments (other
                                      than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                    - balloon payments actually received with
                                      respect to mortgage loans included in the trust fund during the related collection period;

                                    - prepayments received with respect to the
                                      mortgage loans included in the trust fund during the related collection period; and

                                    - all liquidation proceeds, insurance
                                      proceeds, condemnation awards and
                                      repurchase and substitution amounts
                                      received during the related collection
                                      period that are allocable to principal.

                                  For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

SUBORDINATION; ALLOCATION OF
LOSSES AND CERTAIN EXPENSES...    Credit support for any class of certificates
                                  (other than the Class Z, Class R-I and Class
                                  R-II certificates) is provided by the
                                  subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class X-C and Class X-P certificates). The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class A-1A, Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table. Realized losses and additional trust fund expenses will be allocated to the certificates without regard to loan group.

                                                                 PERCENTAGE            ORDER OF
                                             ORIGINAL         CUT-OFF DATE POOL     APPLICATION OF
           CLASS DESIGNATION            CERTIFICATE BALANCE        BALANCE        LOSSES AND EXPENSES
           -----------------            -------------------   -----------------   -------------------
  Class A-1...........................     $ 80,500,000             9.027%                 6
  Class A-2...........................     $374,075,000            41.948%                 6
  Class A-1A..........................     $249,922,000            28.025%                 6
  Class B.............................     $ 34,556,000             3.875%                 5
  Class C.............................     $ 11,147,000             1.250%                 4
  Class D.............................     $ 22,294,000             2.500%                 3
  Class E.............................     $ 12,262,000             1.375%                 2
  Other non-offered certificates
    (excluding the Class X
    certificates).....................     $107,012,534            12.000%                 1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and Class L certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES -- Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........    On each distribution date, any prepayment
                                  premium or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class A-1A, Class
                                  F, Class G and Class H certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class A-1A, Class F,
                                  Class G and Class H certificates then entitled to distributions of principal with respect to the related loan group on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                    - the amount of such prepayment premiums or
                                      yield maintenance charges;

                                    - a fraction (in no event greater than one),
                                      the numerator of which is equal to the
                                      excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                    - a fraction, the numerator of which is
                                      equal to the amount of principal
                                      distributable on such class of
                                      certificates on such distribution date,
                                      and the denominator of which is the
                                      principal distribution amount for such
                                      distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                  The portion, if any, of the prepayment
                                  premiums or yield maintenance charges
                                  remaining after any payments described above will be distributed to the holders of the Class X-C certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class A-1A, Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                   - In the event that there are two or more
                                     such U.S. Treasury issues with the same
                                     coupon, the issue with the lowest yield
                                     will be utilized; and

                                   - In the event that there are two or more
                                     such U.S. Treasury issues with maturity
                                     dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                             EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                                                        YIELD MAINTENANCE CHARGES
                                             Mortgage interest rate.......................       8%
                                             Pass-through rate for applicable class.......       6%
                                             Discount rate................................       5%

                                             ALLOCATION PERCENTAGE          ALLOCATION
                                             FOR APPLICABLE CLASS    PERCENTAGE FOR CLASS X-C
                                             ---------------------   ------------------------
                                             6% - 5%                 100% - 33 1/3% = 66 2/3%
                                             ------- = 33 1/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE CERTIFICATES--
                                  Distributions--Allocation of Prepayment
                                  Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
  INTEREST....................    On each distribution date, any additional
                                  interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates and will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, however, no such interest will accrue during any grace period under a mortgage loan) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See
                                  "DESCRIPTION OF THE CERTIFICATES--P&I
                                  Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

                                  The trust fund may also be terminated when the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E certificates have been paid in full and all of the remaining certificates are held by a single certificateholder. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

REGISTRATION AND
  DENOMINATION................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the United States, or in Europe through Clearstream Banking societe anonyme or Euroclear Bank, societe anonyme. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE
                                  CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                  The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                  Class R-I and Class R-II certificates will represent the residual interests in such REMICs. The Class Z certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust for United States federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                       Class A-1
                                       Class A-2
                                       Class B
                                       Class C
                                       Class D
                                       Class E

                                  This is based on an individual prohibited transaction exemption granted to each of Wachovia Securities, Inc., ABN AMRO Incorporated and Nomura Securities International, Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    The offered certificates will not constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Fitch, Inc. and Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.:

                                                                                            EXPECTED
                                                                                           RATING FROM
                                             CLASS                                          FITCH/S&P
                                             -----                                         -----------
                                             Class A-1..................................    AAA/AAA
                                             Class A-2..................................    AAA/AAA
                                             Class B....................................     AA/AA
                                             Class C....................................    AA-/AA-
                                             Class D....................................      A/A
                                             Class E....................................     A-/A-

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................    It is expected that the mortgage loans to be
                                  included in the trust fund will have the following approximate characteristics as of the cut-off date. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                                                                    ALL
                                                                                  MORTGAGE         LOAN           LOAN
                                                                                   LOANS         GROUP 1        GROUP 2
                                                                                ------------   ------------   ------------
                                             Number of mortgage loans.........           140             84             56
                                             Number of crossed loan pools.....             2              2              0
                                             Number of mortgaged properties...           147             85             62
                                             Aggregate balance of all mortgage
                                               loans in the trust fund........  $891,768,535   $641,845,698   $249,922,837
                                             Number of mortgage loans with
                                               balloon payments(1)............           100             53             47
                                             Aggregate balance of mortgage
                                               loans with balloon
                                               payments(1)....................  $660,255,938   $430,049,382   $230,206,556
                                             Number of mortgage loans with
                                               anticipated repayment dates....            31             26              5
                                             Aggregate balance of mortgage
                                               loans with anticipated
                                               repayment dates................  $203,438,793   $193,558,793   $  9,880,000
                                             Number of fully amortizing
                                               mortgage loans.................             9              5              4
                                             Aggregate balance of fully
                                               amortizing mortgage loans......  $ 28,073,804   $ 18,237,523   $  9,836,281
                                             Average balance of mortgage
                                               loans..........................  $  6,369,775   $  7,641,020   $  4,462,908

                                                                                    ALL
                                                                                  MORTGAGE         LOAN           LOAN
                                                                                   LOANS         GROUP 1        GROUP 2
                                                                                ------------   ------------   ------------
                                             Minimum balance of mortgage
                                               loans..........................  $    507,614   $    507,614   $  1,097,500
                                             Maximum balance of mortgage
                                               loans..........................  $ 33,500,000   $ 33,500,000   $ 20,730,000
                                             Maximum balance for a group of
                                               cross-collateralized and cross-
                                               defaulted loans(2).............  $ 40,702,284   $ 40,702,284   $          0
                                             Weighted average cut-off date
                                               loan-to-value ratio............         73.5%          72.6%          75.8%
                                             Minimum cut-off date
                                               loan-to-value ratio............         37.6%          37.6%          51.2%
                                             Maximum cut-off date
                                               loan-to-value ratio............         80.1%          80.1%          79.9%
                                             Weighted average cut-off date
                                               debt service coverage
                                               ratio(3).......................         1.47x          1.46x          1.47x
                                             Minimum cut-off date debt service
                                               coverage ratio(3)..............         1.15x          1.15x          1.23x
                                             Maximum cut-off date debt service
                                               coverage ratio(3)..............         2.18x          2.18x          1.94x
                                             Weighted average loan-to-value
                                               ratio at stated maturity or
                                               anticipated repayment date.....         60.9%          60.5%          62.0%
                                             Weighted average mortgage
                                               interest rate..................        5.699%         5.709%         5.674%
                                             Minimum mortgage interest rate...        5.100%         5.190%         5.100%
                                             Maximum mortgage interest rate...        8.200%         8.200%         6.900%
                                             Weighted average remaining term
                                               to maturity or anticipated
                                               repayment date (months)........           108            106            114
                                             Minimum remaining term to
                                               maturity or anticipated
                                               repayment date (months)........            57             57             57
                                             Maximum remaining term to
                                               maturity or anticipated
                                               repayment date (months)........           236            236            202
                                             Weighted average occupancy
                                               rate...........................         93.9%          93.9%          94.1%

                               -------------------------------------------------

                                  (1) Does not include mortgage loans with
                                      anticipated repayment dates.

                                  (2) Consists of a group of 5 individual
                                      mortgage loans (loan numbers 25, 28, 29,
                                      41 and 72).

                                  (3) For purposes of determining the debt
                                      service coverage ratio for 4 mortgage
                                      loans (loan numbers 21, 59, 86 and 91),
                                      representing 2.6% of the mortgage pool (3 mortgage loans in loan group 1 or 1.8% and 1 mortgage loan in loan group 2 or 4.7%), the debt service payments were reduced by amounts available under a letter of credit securing such mortgage loan.

SECURITY FOR THE MORTGAGE
  LOANS IN THE TRUST FUND.....    Generally, all of the mortgage loans included
                                  in the trust fund are non-recourse obligations of the related borrowers.

                                     - No mortgage loan included in the trust
                                       fund is insured or guaranteed by any
                                       government agency or private insurer.

                                     - All of the mortgage loans included in the
                                       trust fund are secured by first lien fee mortgages on commercial or multifamily properties.

PROPERTY TYPES................    The following table describes the mortgaged
                                  properties securing the mortgage loans
                                  expected to be included in the trust fund as of the cut-off date:

                                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                                               PERCENTAGE
                                                                                                  PERCENTAGE   OF CUT-OFF
                                                                        NUMBER      AGGREGATE     OF CUT-OFF      DATE
                                                                      OF LOANS/    CUT-OFF DATE   DATE POOL     GROUP 1
                                             PROPERTY TYPE            PROPERTIES     BALANCE       BALANCE      BALANCE
                                             -------------            ----------   ------------   ----------   ----------
                                             Retail.................    59/60      $375,705,763      42.1%        58.5%
                                              Retail--Anchored......    43/44       288,812,013      32.4          3.8
                                              Retail--Unanchored....     5/5         24,510,041       2.7          3.8
                                              Retail--Shadow
                                                Anchored*...........    11/11        62,383,709       7.0          9.7
                                             Multifamily............    44/50       231,042,041      25.9          3.5
                                             Office.................    14/14       145,560,205      16.3         22.7
                                             Mixed Use..............     5/5         45,985,557       5.2          7.2
                                             Industrial.............     3/3         21,922,949       2.5          3.4
                                             Mobile Home Park.......    15/15        71,552,019       8.0          4.7
                                                                       -------     ------------     -----        -----
                                                    TOTAL...........   140/147     $891,768,535     100.0%       100.0%
                                                                       =======     ============     =====        =====

                                                                      PERCENTAGE
                                                                      OF CUT-OFF
                                                                         DATE
                                                                       GROUP 2
                                             PROPERTY TYPE             BALANCE
                                             -------------            ----------
                                             Retail.................      0.0%
                                              Retail--Anchored......      0.0
                                              Retail--Unanchored....      0.0
                                              Retail--Shadow
                                                Anchored*...........      0.0
                                             Multifamily............     83.4
                                             Office.................      0.0
                                             Mixed Use..............      0.0
                                             Industrial.............      0.0
                                             Mobile Home Park.......     16.6
                                                                        -----
                                                    TOTAL...........    100.0%
                                                                        =====

                                             [THE NARRATIVE AND/OR TABULAR
                                             INFORMATION BELOW IS A FAIR AND
                                             ACCURATE DESCRIPTION OF GRAPHIC OR
                                             IMAGE MATERIAL OMITTED FOR THE
                                             PURPOSE OF EDGAR FILING.]

                                                     [PIE CHART]

                                             Retail.................    42.1%
                                             Multifamily............    25.9%
                                             Office.................    16.3%
                                             Mobile Home Park.......     8.0%
                                             Mixed Use..............     5.2%
                                             Industrial.............     2.5%


                                             ---------------------------------

                                             * A mortgaged property is
                                               considered shadow anchored if it
                                               is in close proximity to an
                                               anchored retail property.

GEOGRAPHIC CONCENTRATIONS.....    The mortgaged properties are located
                                  throughout 33 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                         NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                         MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                  STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                  -----                  ----------   ------------   -------------
                                  CA...................      24       $191,630,075        21.5%
                                    Southern(2)........      21        173,556,358        19.5
                                    Northern(2)........       3         18,073,717         2.0
                                  FL...................      11         76,671,047         8.6
                                  MD...................       6         59,579,579         6.7
                                  CO...................       7         50,222,925         5.6
                                  AZ...................       5         46,028,255         5.2
                                  Other................      94        467,636,655        52.4
                                                            ---       ------------       -----
                                                            147       $891,768,535       100.0%
                                                            ===       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                         NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                         MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                  STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                  -----                  ----------   ------------   -------------
                                  CA...................      19       $181,750,075        28.3%
                                    Southern(2)........      16        163,676,358        25.5
                                    Northern(2)........       3         18,073,717         2.8
                                  MD...................       5         56,189,793         8.8
                                  FL...................       8         46,753,502         7.3
                                  CO...................       6         46,076,660         7.2
                                  AZ...................       3         36,488,470         5.7
                                  VA...................       3         35,051,554         5.5
                                  Other................      41        239,535,643        37.3
                                                             --       ------------       -----
                                                             85       $641,845,698       100.0%
                                                             ==       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                  CONCENTRATION*

                                                          NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                          MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                   STATE                  PROPERTIES     BALANCE      POOL BALANCE
                                   -----                  ----------   ------------   -------------
                                   FL...................       3       $ 29,917,545        12.0%
                                   GA...................       8         28,941,189        11.6
                                   IN...................       3         17,265,888         6.9
                                   IL...................       2         14,486,714         5.8
                                   Other................      46        159,311,500        63.7
                                                              --       ------------       -----
                                                              62       $249,922,837       100.0%
                                                              ==       ============       =====

                               -------------------------------------------------

                                  * Because this table presents information
                                    relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - Payments on the mortgage loans included
                                       in the trust fund are due on the 11th day of the month, except payments on 47 mortgage loans, representing 25.0% of the mortgage pool (20 mortgage loans in loan group 1 or 16.7% and 27 mortgage loans in loan group 2 or 46.4%), are due on the first day of the month. No mortgage loan due on the first day of the month has a grace period that extends payment beyond the 11th day of any calendar month.

                                     - As of the cut-off date, 139 of the
                                       mortgage loans, representing 99.6% of the mortgage pool (83 mortgage loans in loan group 1 or 99.5% and 56 mortgage loans in loan group 2 or 100.0%), accrue interest on an actual/360 basis, and 1 of the mortgage loans, representing 0.4% of the mortgage pool (0.5% of loan group 1), accrues interest on a 30/360 basis. Seven
                                       (7) of the mortgage loans, representing
                                       9.1% of the mortgage pool (6 mortgage
                                       loans in loan group 1 or 9.4% and 1
                                       mortgage loan in loan group 2 or 8.3%),
                                       have periods during which only interest
                                       is due and periods in which principal and interest are due.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                                                   PERCENTAGE OF
                                                                                     AGGREGATE     PERCENTAGE OF   CUT-OFF DATE
                                                 RANGE OF CUT-OFF       NUMBER OF   CUT-OFF DATE   CUT-OFF DATE       GROUP 1
                                                 DATE BALANCES($)         LOANS       BALANCE      POOL BALANCE       BALANCE
                                                 ----------------       ---------   ------------   -------------   -------------
                                               < 2,000,000............      18      $ 25,556,156         2.9%            0.3%
                                              2,000,001 -  3,000,000...     20        51,828,822         5.8             4.9
                                              3,000,001 -  4,000,000...     32       113,121,884        12.7            11.6
                                              4,000,001 -  5,000,000...     19        83,226,340         9.3             7.5
                                              5,000,001 -  6,000,000...      6        32,563,530         3.7             4.3
                                              6,000,001 -  7,000,000...      8        51,846,067         5.8             6.1
                                              7,000,001 -  8,000,000...      6        46,014,127         5.2             4.7
                                              8,000,001 -  9,000,000...      2        16,365,846         1.8             0.0
                                              9,000,001 - 10,000,000...      4        39,048,543         4.4             4.5
                                             10,000,001 - 15,000,000...     13       163,861,188        18.4            17.5
                                             15,000,001 - 20,000,000...      5        88,136,772         9.9            13.7
                                             20,000,001 - 25,000,000...      3        62,391,812         7.0             6.5
                                             25,000,001 - 30,000,000...      3        84,307,448         9.5            13.1
                                             30,000,001 - 35,000,000...      1        33,500,000         3.8             5.2
                                                                           ---      ------------       -----           -----
                                                                           140      $891,768,535       100.0%          100.0%
                                                                           ===      ============       =====           =====

                                                                        PERCENTAGE OF
                                                                        CUT-OFF DATE
                                                 RANGE OF CUT-OFF          GROUP 2
                                                 DATE BALANCES($)          BALANCE
                                                 ----------------       -------------
                                               < 2,000,000............        9.5%
                                              2,000,001 -  3,000,000..        8.1
                                              3,000,001 -  4,000,000..       15.5
                                              4,000,001 -  5,000,000..       13.9
                                              5,000,001 -  6,000,000..        2.1
                                              6,000,001 -  7,000,000..        5.2
                                              7,000,001 -  8,000,000..        6.3
                                              8,000,001 -  9,000,000..        6.5
                                              9,000,001 - 10,000,000..        4.0
                                             10,000,001 - 15,000,000..       20.5
                                             15,000,001 - 20,000,000..        0.0
                                             20,000,001 - 25,000,000..        8.3
                                             25,000,001 - 30,000,000..        0.0
                                             30,000,001 - 35,000,000..        0.0
                                                                            -----
                                                                            100.0%
                                                                            =====

                                             RANGE OF MORTGAGE RATES

                                                                                                           PERCENTAGE   PERCENTAGE
                                                                                              PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                   RANGE OF                     AGGREGATE     OF CUT-OFF      DATE         DATE
                                                   MORTGAGE        NUMBER OF   CUT-OFF DATE   DATE POOL     GROUP 1      GROUP 2
                                                   RATES(%)          LOANS       BALANCE       BALANCE      BALANCE      BALANCE
                                                   --------        ---------   ------------   ----------   ----------   ----------
                                             5.100 - 5.249........      3      $ 52,726,960       5.9%         5.0%         8.3%
                                             5.250 - 5.499........     26       212,257,232      23.8         26.8         16.0
                                             5.500 - 5.749........     37       250,039,649      28.0         23.1         40.6
                                             5.750 - 5.999........     29       179,990,595      20.2         22.1         15.3
                                             6.000 - 6.249........     26       142,553,690      16.0         16.0         15.9
                                             6.250 - 6.499........     12        40,005,194       4.5          6.0          0.6
                                             6.500 - 6.749........      4         9,201,629       1.0          0.4          2.6
                                             6.750 - 6.999........      2         4,485,972       0.5          0.4          0.7
                                             8.000 - 8.249........      1           507,614       0.1          0.1          0.0
                                                                      ---      ------------     -----        -----        -----
                                                     TOTAL........    140      $891,768,535     100.0%       100.0%       100.0%
                                                                      ===      ============     =====        =====        =====

                                        RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                                                           PERCENTAGE   PERCENTAGE
                                                                                              PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                                                AGGREGATE     OF CUT-OFF      DATE         DATE
                                                   RANGE OF        NUMBER OF   CUT-OFF DATE   DATE POOL     GROUP 1      GROUP 2
                                                   DSCRS(X)          LOANS       BALANCE       BALANCE      BALANCE      BALANCE
                                                   --------        ---------   ------------   ----------   ----------   ----------
                                             1.15 - 1.19..........      1      $  4,585,660       0.5%         0.7%         0.0%
                                             1.20 - 1.24..........      3         9,465,354       1.1          1.2          0.8
                                             1.25 - 1.29..........     10        40,130,874       4.5          5.1          2.9
                                             1.30 - 1.34..........     11        70,967,138       8.0          9.4          4.1
                                             1.35 - 1.39..........     13        74,794,476       8.4          9.4          5.9
                                             1.40 - 1.44..........     33       237,049,140      26.6         24.0         33.2
                                             1.45 - 1.49..........     26       234,499,122      26.3         28.0         21.8
                                             1.50 - 1.54..........     15        86,432,152       9.7          9.4         10.4
                                             1.55 - 1.59..........      8        43,850,933       4.9          2.7         10.6
                                             1.60 - 1.64..........      7        29,511,277       3.3          2.8          4.6
                                             1.65 - 1.69..........      8        29,114,253       3.3          3.2          3.3
                                             1.80 - 1.84..........      1         9,427,367       1.1          1.5          0.0
                                             1.85 - 1.89..........      1         3,666,768       0.4          0.0          1.5
                                             1.90 - 1.94..........      1         1,998,069       0.2          0.0          0.8
                                             2.00 - 2.04..........      1         2,788,982       0.3          0.4          0.0
                                             2.15 - 2.19..........      1        13,486,968       1.5          2.1          0.0
                                                                      ---      ------------     -----        -----        -----
                                                     TOTAL........    140      $891,768,535     100.0%       100.0%       100.0%
                                                                      ===      ============     =====        =====        =====

                               -------------------------------------------------

                                    * For purposes of determining the debt
                                      service coverage ratio of 4 mortgage loans
                                      (loan numbers 21, 59, 86 and 91),
                                      representing 2.6% of the mortgage pool (3 mortgage loans in loan group 1 or 1.8% and 1 mortgage loan in loan group 2 or 4.7%), the debt service payments were reduced by amounts available under a letter of credit securing such mortgage loan. See "DESCRIPTION OF THE MORTGAGE
                                      POOL--Additional Mortgage Loan
                                      Information" in this prospectus
                                      supplement.

                                         RANGE OF CUT-OFF DATE LTV RATIOS

                                                                                                            PERCENTAGE   PERCENTAGE
                                                                                 AGGREGATE     PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                                                  CUT-OFF      OF CUT-OFF      DATE         DATE
                                               RANGE OF CUT-OFF      NUMBER         DATE       DATE POOL     GROUP 1      GROUP 2
                                                 DATE LTVS (%)      OF LOANS      BALANCE       BALANCE      BALANCE      BALANCE
                                               ----------------     ---------   ------------   ----------   ----------   ----------
                                             35.01 - 40.00........       1      $    507,614       0.1%         0.1%         0.0%
                                             40.01 - 50.00........       2         5,105,430       0.6          0.8          0.0
                                             50.01 - 55.00........       4        21,265,282       2.4          2.8          1.3
                                             55.01 - 60.00........       2        17,645,219       2.0          2.7          0.0
                                             60.01 - 65.00........       9        68,274,599       7.7         10.6          0.0
                                             65.01 - 70.00........      15        80,906,593       9.1          9.9          7.0
                                             70.01 - 75.00........      50       263,924,527      29.6         28.2         33.2
                                             75.01 - 80.13........      57       434,139,271      48.7         44.9         58.5
                                                                       ---      ------------     -----        -----        -----
                                             TOTAL................     140      $891,768,535     100.0%       100.0%       100.0%
                                                                       ===      ============     =====        =====        =====

                                  RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                           ANTICIPATED REPAYMENT DATE

                                                                                                            PERCENTAGE   PERCENTAGE
                                                                                 AGGREGATE     PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                                                                  CUT-OFF      OF CUT-OFF      DATE         DATE
                                              RANGE OF REMAINING     NUMBER         DATE       DATE POOL     GROUP 1      GROUP 2
                                                 TERMS (MOS.)*      OF LOANS      BALANCE       BALANCE      BALANCE      BALANCE
                                              ------------------    ---------   ------------   ----------   ----------   ----------
                                               0 -  60............      16      $170,600,083      19.1%        20.9%        14.5%
                                              61 -  84............       5        38,269,789       4.3          6.0          0.0
                                              85 - 108............       1         4,278,031       0.5          0.7          0.0
                                             109 - 120............     105       637,234,180      71.5         69.6         76.3
                                             121 - 156............       1         6,900,000       0.8          0.0          2.8
                                             169 - 180............       8        22,233,010       2.5          1.2          5.7
                                             181 - 192............       1         4,585,660       0.5          0.7          0.0
                                             193 - 204............       1         1,988,012       0.2          0.0          0.8
                                             217 - 228............       1         2,804,385       0.3          0.4          0.0
                                             229 - 240............       1         2,875,384       0.3          0.4          0.0
                                                                       ---      ------------     -----        -----        -----
                                             TOTAL................     140      $891,768,535     100.0%       100.0%       100.0%
                                                                       ===      ============     =====        =====        =====

                               -------------------------------------------------

                                    * With respect to the mortgage loans with
                                      anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                                                AMORTIZATION TYPES

                                                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE     PERCENTAGE OF   CUT-OFF DATE
                                                                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE       GROUP 1
                                              TYPE OF AMORTIZATION      LOANS       BALANCE      POOL BALANCE       BALANCE
                                              --------------------    ---------   ------------   -------------   -------------
                                             Amortizing Balloon.....      96      $611,515,938        68.6%           62.6%
                                             Amortizing ARD.........      28       171,388,793        19.2            25.2
                                             Fully Amortizing.......       9        28,073,804         3.1             2.8
                                             Interest-only,
                                              Amortizing Balloon*...       4        48,740,000         5.5             4.4
                                             Interest-only,
                                              Amortizing ARD*.......       3        32,050,000         3.6             5.0
                                                                         ---      ------------       -----           -----
                                                    TOTAL...........     140      $891,768,535       100.0%          100.0%
                                                                         ===      ============       =====           =====

                                                                      PERCENTAGE OF
                                                                      CUT-OFF DATE
                                                                         GROUP 2
                                              TYPE OF AMORTIZATION       BALANCE
                                              --------------------    -------------
                                             Amortizing Balloon.....       83.8%
                                             Amortizing ARD.........        4.0
                                             Fully Amortizing.......        3.9
                                             Interest-only,
                                              Amortizing Balloon*...        8.3
                                             Interest-only,
                                              Amortizing ARD*.......        0.0
                                                                          -----
                                                    TOTAL...........      100.0%
                                                                          =====

                               -------------------------------------------------

                                   * These mortgage loans require payments of
                                     interest-only for a period of 12 to 24
                                     months from origination prior to the
                                     commencement of payments of principal and interest.

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    All of the mortgage loans included in the
                                  trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                                                      PERCENTAGE
                                                                                                         PERCENTAGE   OF CUT-OFF
                                                                                 NUMBER    AGGREGATE     OF CUT-OFF      DATE
                                                                                   OF     CUT-OFF DATE   DATE POOL     GROUP 1
                                                PREPAYMENT RESTRICTION TYPE      LOANS      BALANCE       BALANCE      BALANCE
                                                ---------------------------      ------   ------------   ----------   ----------
                                             Prohibit prepayment for a portion
                                              of the term of the mortgage loan;
                                              but permit defeasance after date
                                              specified in related mortgage
                                              note for most or all of the
                                              remaining term*..................   137     $881,664,657      98.9%        99.1%
                                                                                  ---     ------------     -----        -----
                                             Prohibit prepayment until date
                                              specified in related mortgage
                                              note, then impose a prepayment
                                              premium for most of the remaining
                                              term*............................     1        5,450,000       0.6          0.8
                                                                                  ---     ------------     -----        -----
                                             Prohibit prepayment until date
                                              specified in related mortgage
                                              note and then impose a yield
                                              maintenance charge for most or
                                              all of the remaining term*.......     2        4,653,878       0.5          0.1
                                                                                  ===     ============     =====        =====
                                                    TOTAL:.....................   140     $891,768,535     100.0%       100.0%
                                                                                  ===     ============     =====        =====

                                                                                 PERCENTAGE
                                                                                 OF CUT-OFF
                                                                                    DATE
                                                                                  GROUP 2
                                                PREPAYMENT RESTRICTION TYPE       BALANCE
                                                ---------------------------      ----------
                                             Prohibit prepayment for a portion
                                              of the term of the mortgage loan;
                                              but permit defeasance after date
                                              specified in related mortgage
                                              note for most or all of the
                                              remaining term*..................     98.3%
                                                                                   -----
                                             Prohibit prepayment until date
                                              specified in related mortgage
                                              note, then impose a prepayment
                                              premium for most of the remaining
                                              term*............................      0.0
                                                                                   -----
                                             Prohibit prepayment until date
                                              specified in related mortgage
                                              note and then impose a yield
                                              maintenance charge for most or
                                              all of the remaining term*.......      1.7
                                                                                   =====
                                                    TOTAL:.....................    100.0%
                                                                                   =====

                            ----------------------------------------------------

                                  * For the purposes hereof, "remaining term"
                                    refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--
                                  Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    One hundred thirty-seven (137) of the mortgage
                                  loans included in the trust fund as of the cut-off date, representing 98.9% of the mortgage pool (82 mortgage loans in loan group
                                  1 or 99.1% and 55 mortgage loans in loan group
                                  2 or 98.3%), permit the
                                  borrower, under certain conditions, to
                                  substitute United States government
                                  obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods.
                                  Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION
                                  OF THE MORTGAGE POOL--Certain Terms and
                                  Conditions of the Mortgage Loans--Prepayment
                                  Provisions" in this prospectus supplement.

TEN LARGEST MORTGAGE LOANS....    The following table describes certain
                                  characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date.

                                  NUMBER OF                                        % OF
                                   MORTGAGE                            % OF     APPLICABLE
                                    LOANS/                            CUT-OFF    CUT-OFF                              LOAN
                       MORTGAGE   NUMBER OF              CUT-OFF       DATE        DATE                              BALANCE
                         LOAN     MORTGAGED    LOAN        DATE        POOL       GROUP           PROPERTY             PER
LOAN NAME               SELLER    PROPERTIES   GROUP     BALANCE*     BALANCE    BALANCE            TYPE           SF/UNIT/PAD
---------              --------   ----------   -----   ------------   -------   ----------   -------------------   -----------
S&P Portfolio........  Wachovia       5/5        1     $ 40,702,284    4.6%        6.3%               Various --    $     90
                                                                                              Retail/Multifamily
Pico Rivera Towne
 Center..............  Wachovia       1/1        1       33,500,000    3.8%        5.2%       Retail -- Anchored    $    152
Portland Office
 Portfolio...........  Wachovia       3/3        1       32,050,000    3.6%        5.0%               Various --    $    113
                                                                                                Office/Mixed Use
Mesa Regal RV
 Resort..............  Wachovia       1/1        1       29,970,684    3.4%        4.7%         Mobile Home Park    $ 14,948
King Farm Village
 Center..............  Wachovia       1/1        1       29,000,000    3.3%        4.5%             Mixed Use --    $    149
                                                                                              Retail/Multifamily
Dogwood Festival
 Market..............  Wachovia       1/1        1       25,336,764    2.8%        3.9%       Retail -- Anchored    $    135
Fair Lakes Center....  Wachovia       1/1        1       20,982,040    2.4%        3.3%         Retail -- Shadow    $    162
                                                                                                        Anchored
Lexington Crossing
 Apartments..........  Wachovia       1/1        2       20,730,000    2.3%        8.3%           Multifamily --    $ 69,100
                                                                                                 Student Housing
Point Plaza East.....   Artesia       1/1        1       20,679,772    2.3%        3.2%       Office -- Suburban    $    138
Pacific Park
 Apartments..........  Wachovia       1/1        1       18,760,000    2.1%        2.9%           Multifamily --    $123,421
                                                                                                    Conventional
                                    -----              ------------
TOTAL/WTD. AVG.......                16/16             $271,711,543
                                    =====              ============

                                  WEIGHTED   WEIGHTED
                                  AVERAGE    AVERAGE
                                  CUT-OFF      LTV      WEIGHTED
                       WEIGHTED     DATE     RATIO AT   AVERAGE
                       AVERAGE      LTV      MATURITY   MORTGAGE
LOAN NAME                DSCR      RATIO      OR ARD      RATE
---------              --------   --------   --------   --------
S&P Portfolio........    1.60x     64.2%      59.7%      5.380%
Pico Rivera Towne
 Center..............    1.49x     77.0%      65.2%      5.930%
Portland Office
 Portfolio...........    1.45x     76.7%      69.9%      5.440%
Mesa Regal RV
 Resort..............    1.49x     63.0%      52.4%      5.350%
King Farm Village
 Center..............    1.40x     74.2%      68.6%      5.190%
Dogwood Festival
 Market..............    1.43x     79.9%      67.1%      5.610%
Fair Lakes Center....    1.47x     73.4%      62.1%      5.880%
Lexington Crossing
 Apartments..........    1.47x     79.7%      76.3%      5.100%
Point Plaza East.....    1.43x     74.2%      68.9%      5.350%
Pacific Park
 Apartments..........    1.34x     77.2%      73.5%      5.430%
TOTAL/WTD. AVG.......    1.47X     73.2%      65.5%      5.471%

---------------

* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

     For more information on the ten largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL -- Ten Largest Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     - You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     - The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     - This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     - If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU.......    If the assets of the trust fund, primarily the
                                 mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK FACTORS--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                 Your Certificates" in the accompanying
                                 prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD......................    Prepayments.  The yield to maturity on the
                                 offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 Interest Rate Environment.  Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations.  Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund or in a particular loan group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO
  THE SERVICER WILL AFFECT
  YOUR RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                 This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1 or Class
                                 A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-C and Class X-P certificates.
                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Application of the
                                 Available Distribution Amount" and "DESCRIPTION
                                 OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

YOUR LACK OF CONTROL OVER
  THE TRUST FUND CAN CREATE
  RISKS......................    You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of mezzanine or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of mezzanine or subordinate debt may be in conflict with those of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED.............    There is currently no secondary market for the
                                 offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, none of them is under any obligation to do so.
                                 No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION......    Your certificates will be initially represented
                                 by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
  INTEREST...................    The master servicer is an affiliate of the
                                 depositor and is one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association, which is the master servicer, or one of its affiliates, is also the holder of the subordinate debt with respect to 1 mortgage loan, representing 2.1% of the mortgage pool (2.9% of loan group 1). Wachovia Bank, National Association or one of its affiliates may purchase a portion of certain classes of the certificates. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of subordinate debt or a portion of certain classes of the certificates, as the case may be.

                                 The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class and the Class Z certificates). An affiliate of the special servicer may serve as the initial controlling class representative. The special servicer and its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Affiliates of the special servicer may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 LaSalle Bank National Association, which is acting as the paying agent, authentication agent and certificate registrar, is also a mortgage loan seller and an affiliate of one of the underwriters. This could cause a conflict between LaSalle Bank National Association's duties to the trust under the pooling and servicing agreement and its interests as a mortgage loan seller and/or its affiliate's interest as an underwriter.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged properties; and

                                   - affiliates of the property manager and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other items, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World

                                 Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become targets of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Loss" below.

                                 The recent terrorist attacks have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                   - to generate income sufficient to pay debt
                                     service, operating expenses and leasing
                                     commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                   - in the case of loans that do not fully
                                     amortize over their terms, to retain
                                     sufficient value to permit the
                                     borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE................    A number of factors, many beyond the control of
                                 the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                 Among these factors are:

                                   - economic conditions generally and in the
                                     area of the project;

                                   - the age, quality, functionality and design
                                     of the project;

                                   - the degree to which the project competes
                                     with other projects in the area;

                                   - changes or continued weakness in specific
                                     industry segments;

                                   - increases in operating costs;

                                   - the willingness and ability of the owner to
                                     provide capable property management and
                                     maintenance;

                                   - the degree to which the project's revenue
                                     is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - the location of a mortgaged property;

                                   - whether a mortgaged property can be easily
                                     converted to alternative uses;

                                   - an increase in vacancy rates;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of such
                                     properties;

                                   - vulnerability to litigation by tenants and
                                     patrons; and

                                   - environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                   - local real estate conditions (such as an
                                     oversupply of retail space, office space or multifamily housing);

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - changes in building codes and other
                                     applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur;

                                   - the property's "operating leverage" (i.e.,
                                     the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

                                   - a decline in the real estate market or in
                                     the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property. Mortgaged properties that have been designated as historic sites, such as the mortgaged properties securing 3 mortgage loans in loan group 1 (loan numbers 9, 34 and 40) representing 3.6% of the mortgage pool (5.0% of loan group 1) may not be permitted to be converted to alternative uses. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property subject to limitations of the kind described above or other limitations on convertibility of use may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 See "RISK FACTORS--Special Risks Associated with Industrial and Mixed-Use Facilities" and "--Special Risks Associated with Mobile Home Park Properties" in this prospectus supplement.

LOANS NOT INSURED OR
  GUARANTEED.................    Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the paying agent or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                   - there is a defect or omission with respect
                                     to certain of the documents relating to
                                     such mortgage loan and such
                                     defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

                                   - certain of their respective representations
                                     or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES.............    Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES..........    Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and telemarketing. A
                                 particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" below.

                                 Retail properties, including shopping centers, secure 59 of the mortgage loans included in the trust fund as of the cut-off date, representing 42.1% of the mortgage pool (58.5% of loan group
                                 1).

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS.......    Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (for example, its age, appearance and construction quality);

                                   - the location of the property (for example,
                                     a change in the neighborhood over time);

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services and amenities that
                                     the property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates
                                     (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix;

                                   - dependence upon governmental programs that
                                     provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions; and

                                   - state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                   - rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                   - tenant income restrictions that may reduce
                                     the number of eligible tenants in those
                                     mortgaged properties and result in a
                                     reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 44 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 25.9% of the mortgage pool (2 mortgage loans in loan group 1 or 3.5% and 42 mortgage loans in loan group 2 or 83.4%).

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES..........    Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                 - the quality of an office building's tenants;

                                 - the physical attributes of the building in
                                   relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                 - the physical attributes of the building with
                                   respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                 - the desirability of the area as a business
                                   location;

                                 - the presence of competing properties; and

                                 - the strength and nature of the local economy
                                   (including labor costs and quality, tax
                                   environment and quality of life for
                                   employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

                                 Office properties secure 14 of the mortgage loans included in the trust fund as of the cut-off date, representing 16.3% of the mortgage pool (22.7% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
  MOBILE HOME PARK
  PROPERTIES.................    Mortgage loans secured by liens on mobile home
                                 park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                 The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

                                   - other mobile home park properties;

                                   - apartment buildings; and

                                   - site-built single family homes.

                                 Other factors may also include:

                                   - the physical attributes of the community,
                                     including its age and appearance;

                                   - location of the mobile home park property;

                                   - the ability of management to provide
                                     adequate maintenance and insurance;

                                   - the types of services or amenities it
                                     provides;

                                   - the property's reputation; and

                                   - state and local regulations, including rent
                                     control and rent stabilization.

                                 The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

                                 Mobile home park properties secure 15 of the mortgage loans, representing 8.0% of the mortgage pool (1 mortgage loan in loan group 1 or 4.7% and 14 mortgage loans in loan group 2 or 16.6%).

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED-USE
  FACILITIES.................    Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                   - the quality of tenants;

                                   - building design and adaptability; and

                                   - the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than with respect to other properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed-use facilities secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 7.6% of the mortgage pool (10.6% of loan group 1).

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY.........    If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                   - a reduction in the value of such mortgaged
                                     property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                   - the potential that the related borrower may
                                     default on the related mortgage loan due to such borrower's inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

                                   - liability for clean-up costs or other
                                     remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                   - the inability to sell the related mortgage
                                     loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                   - an environmental insurance policy, having
                                     the characteristics described below, was obtained from a third-party insurer; or

                                   - either (i) an operations and maintenance
                                     program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination; or

                                   - an escrow or reserve was established to
                                     cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 10 mortgage loans, representing 10.3% of the mortgage pool (14.3% of loan group
                                 1), the related borrower was required to obtain a pollution legal liability policy or a secured creditor impaired property environmental insurance in lieu of or in addition to environmental escrows established, provided:

                                   - the policy premium for the term is fully
                                     paid;

                                   - at issuance, the issuer has, with respect
                                     to 4 mortgage loans (loan numbers 1, 37, 59 and 108) representing 5.4% of the mortgage pool (7.5% of loan group 1), a claims paying ability of not less than "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch, Inc. or "A+XV" by A.M. Best Company, with respect to 6 mortgage loans (loan numbers (12, 18, 45, 96, 116 and 117) representing
                                     4.9% of the mortgage pool (6.8% of loan
                                     group 1), a claims paying ability of not less than "A+" by S&P and "A/XV" by A.M. Best Company; and

                                   - the policy is in an amount not less than
                                     the full principal amount of the loan.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon
                                 Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT
  DATE LOANS.................    One hundred thirty-one (131) of the mortgage
                                 loans, representing 96.9% of the mortgage pool
                                 (79 mortgage loans in loan group 1 or 97.2% and 52 mortgage loans in loan group 2 or 96.1%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity and a balloon payment on their respective maturity dates.
                                 Thirty-one (31) of these mortgage loans
                                 included in the trust fund as of the cut-off date, representing 22.8% of the mortgage pool
                                 (26 mortgage loans in loan group 1 or 30.2% and 5 mortgage loans in loan group 2 or 4.0%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                   - A borrower's ability to make a balloon
                                     payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                   - Whether or not losses are ultimately
                                     sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                   - The ability of a borrower to effect a
                                     refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS..........    Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower.
                                 In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                   - have common management, increasing the risk
                                     that financial or other difficulties
                                     experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                   - have common general partners or managing
                                     members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 The AmCap concentration (loan numbers 12, 18, 45, 96, 116 and 117), consists of 6 mortgage loans which collectively represent 4.9% of the cut-off date balance (6.8% of loan group 1). These mortgage loans are not cross-collateralized or cross-defaulted but have a common sponsor. The sponsor of each mortgage loan in the AmCap concentration is Jay Kaiser and AmCap, Inc. The Orsi concentration consists of 5 mortgage loans (loan numbers 25, 28, 29, 41 and 72), which collectively represent 4.6% of the cut-off date balance (6.3% of loan group
                                 1). These mortgage loans are cross-defaulted and cross-collateralized. The sponsor of each mortgage loan in the Orsi concentra-tion is Bernard Orsi. The SKB concentration consists of 3 mortgage loans (loan numbers 9, 34 and 40) which collectively represent 3.6% of the cut-off date balance (5.0% of loan group
                                 1). These mortgage loans are cross-defaulted and cross-collateralized. The sponsors of each mortgage loan in the SKB concentration are Robert Scanlan and N. Thompson Bard. One (1) mortgage loan (loan number 1) represents 3.8% of the cut-off date balance (5.2% of loan group
                                 1) and its sponsor is Lee Hanley.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No group of borrower concentration represents more than 4.9% of the mortgage pool or 6.8% of loan group 1 or 8.3% of loan group 2.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO
  A GREATER EXTENT TO STATE
  AND REGIONAL CONDITIONS....    Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by initial pool balance or loan group balance, are secured by mortgaged properties in any one state.

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                    NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE
                                             STATE                  PROPERTIES     BALANCE         BALANCE
                                             -----                  ----------   ------------   -------------
                                             CA...................      24       $191,630,075        21.5%
                                               Southern(2)........      21        173,556,358        19.5
                                               Northern(2)........       3         18,073,717         2.0
                                             FL...................      11         76,671,047         8.6
                                             MD...................       6         59,579,579         6.7
                                             CO...................       7         50,222,925         5.6
                                             AZ...................       5         46,028,255         5.2
                                             Other................      94        467,636,655        52.4
                                                                       ---       ------------       -----
                                                                       147       $891,768,535       100.0%
                                                                       ===       ============       =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                         NUMBER OF     AGGREGATE      PERCENTAGE OF
                                                         MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
                                  STATE                  PROPERTIES     BALANCE      GROUP 1 BALANCE
                                  -----                  ----------   ------------   ---------------
                                  CA...................      19       $181,750,075         28.3%
                                    Southern(2)........      16        163,676,358         25.5
                                    Northern(2)........       3         18,073,717          2.8
                                  MD...................       5         56,189,793          8.8
                                  FL...................       8         46,753,502          7.3
                                  CO...................       6         46,076,660          7.2
                                  AZ...................       3         36,488,470          5.7
                                  VA...................       3         35,051,554          5.5
                                  Other................      41        239,535,643         37.3
                                                             --       ------------        -----
                                                             85       $641,845,698        100.0%
                                                             ==       ============        =====

                               -------------------------------------------------

                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                  CONCENTRATION

                                                                                     PERCENTAGE OF
                                                        NUMBER OF     AGGREGATE         CUT-OFF
                                                        MORTGAGED    CUT-OFF DATE      DATE POOL
                                 STATE                  PROPERTIES     BALANCE      GROUP 2 BALANCE
                                 -----                  ----------   ------------   ---------------
                                 FL...................       3       $ 29,917,545         12.0%
                                 GA...................       8         28,941,189         11.6
                                 IN...................       3         17,265,888          6.9
                                 IL...................       2         14,486,714          5.8
                                 Other................      46        159,311,500         63.7
                                                            --       ------------        -----
                                                            62       $249,922,837        100.0%
                                                            ==       ============        =====

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                   - economic conditions;

                                   - conditions in the real estate market;

                                   - changes in governmental rules and fiscal
                                     policies;

                                   - acts of God or terrorism (which may result
                                     in uninsured losses); and

                                   - other factors which are beyond the control
                                     of the mortgagors.

                                 For more information regarding the
                                 concentration of mortgaged properties in
                                 California, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain State Specific Considerations" in this prospectus supplement.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS......................    Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                   - The largest single mortgage loan included
                                     in the trust fund as of the cut-off date represents 3.8% of the mortgage pool (5.2% of loan group 1).

                                   - The largest group of cross-collateralized
                                     mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 4.6% of the mortgage pool (6.3% of loan group 1).

                                   - The five largest mortgage loans or groups
                                     of cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 18.5% of the mortgage pool (25.7% of loan group 1).

                                   - The ten largest mortgage loans or groups of
                                     cross-collateralized mortgage loans
                                     included in the trust fund as of the
                                     cut-off date represent, in the aggregate, 30.5% of the mortgage pool (9 mortgage loans in loan group 1 or 39.1% and 1 mortgage loan in loan group 2 or 8.3%).

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY........    A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                   - mortgage loans included in the trust fund
                                     and secured by retail properties represent as of the cut-off date 42.1% of the mortgage pool (based on the primary property type for combined office/retail properties) (58.5% of loan group 1);

                                   - mortgage loans included in the trust fund
                                     and secured by multifamily properties
                                     represent as of the cut-off date 25.9% of the mortgage pool (3.5% of loan group 1 and 83.4% of loan group 2);

                                   - mortgage loans included in the trust fund
                                     and secured by office properties represent as of the cut-off date 16.3% of the mortgage pool (based on the primary property type for combined office/retail properties) (22.7% of loan group 1);

                                   - mortgage loans included in the trust fund
                                     and secured by industrial and mixed use
                                     properties represent as of the cut-off date
                                     7.6% of the mortgage pool (10.6% of loan group 1);

                                   - mortgage loans included in the trust fund
                                     and secured by mobile home park properties represent as of the cut-off date 8.0% of the mortgage pool (4.7% of loan group 1 and 16.6% of loan group 2).

WE HAVE NOT REUNDERWRITTEN
  ANY OF THE MORTGAGE
  LOANS......................    We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.
                                 See "DESCRIPTION OF THE MORTGAGE

                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES...    One or more of the REMICs relating to the
                                 assets of the trust fund might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES.....................    The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                   - war;

                                   - terrorism;

                                   - revolution;

                                   - governmental actions;

                                   - floods, and other water-related causes;

                                   - earth movement (including earthquakes,
                                     landslides and mud flows);

                                   - wet or dry rot;

                                   - vermin;

                                   - domestic animals;

                                   - sink holes or similarly occurring soil
                                     conditions; and

                                   - other kinds of risks not specified in the
                                     preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the
                                 individual insurance contracts.

                                 The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either--

                                   - such insurance is not available at
                                     commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located, or

                                   - such insurance is not available at any
                                     rate.

                                 In addition, with respect to certain mortgage loans, the lender has waived the right to require terrorism insurance.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS...........    In general, the borrowers are:

                                   - required to satisfy any existing
                                     indebtedness encumbering the related
                                     mortgaged property as of the closing of the related mortgage loan; and

                                   - prohibited from encumbering the related
                                     mortgaged property with additional secured debt without the lender's prior approval.

                                 None of the mortgage loans included in the trust fund is secured by mortgaged properties that secure other loans outside the trust fund.

                                 One (1) mortgage loan included in the trust fund as of the cut-off date (loan number 8), representing 2.1% of the mortgage pool (2.9% of loan group 1), has existing subordinated debt secured by the related mortgaged properties, subject to the terms of a subordination and standstill agreement in favor of the lender. In addition, with respect to this mortgage loan (see "DESCRIPTION OF THE MORTGAGE POOL--Ten Largest Mortgage Loans--The Pacific Park Apartments" in this prospectus supplement), the lender under the related subordinate debt has taken a security interest in the equity interests in the related borrower as well as the subordinated lien on the related mortgaged property.

                                 One (1) mortgage loan included in the trust fund as of the cut-off date (loan number 70), representing 0.5% of the mortgage pool (1.6% of loan group 2), has existing unsecured debt incurred by the borrower other than in the ordinary course of business.

                                 Two (2) mortgage loans included in the trust fund as of the cut-off date (loan numbers 5 and 39), representing 3.1% of the mortgage pool (4.3% of loan group 1), provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business.

                                 With respect to 1 mortgage loan (loan number
                                 66), representing 0.5% of the mortgage pool
                                 (1.7% of loan group 2), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement entered into in favor of the lender. In addition, in the case of 11 mortgage loans (loan numbers 1, 4, 12, 18, 45, 48, 51, 54, 96, 116 and 117), representing
                                 13.3% of the mortgage pool (10 mortgage loans in loan group 1 or 17.7% and 1 mortgage loan in loan group 2 or 1.9%), the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions.

                                 Of the mortgage loans included the trust fund that permit future mezzanine debt as described in the preceding sentence, 6 mortgage loans in loan group 1 (loan numbers 12, 18, 45, 96, 116 and 117), representing 4.9% of the mortgage pool (6.8% of loan group 1), permit non-managing membership interests in the related borrower, at any time when the borrower is controlled by AmCap, Inc., to be pledged as security for mezzanine debt.

                                 Eight (8) mortgage loans included in the trust fund as of the cut-off date (loan numbers 59, 98, 103, 112, 127, 135, 137 and 140), representing 2.0% of the mortgage pool (3
                                 mortgage loans in loan group 1 or 1.2% and 5 mortgage loans in loan group 2 or 4.0%), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity.

                                 Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In general, the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                   - the risk that the necessary maintenance of
                                     the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                   - the risk that the borrower may have a
                                     greater incentive to repay the subordinate or unsecured indebtedness first;

                                   - the risk that it may be more difficult for
                                     the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                   - the existence of subordinated debt
                                     encumbering any mortgaged property may
                                     increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                   - the risk that, in the event that the holder
                                     of the subordinated debt has filed for
                                     bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-
                                 Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS....    Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                   - operating entities with businesses distinct
                                     from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

                                   - individuals that have personal liabilities
                                     unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 12 mortgage loans, representing 9.4% of the mortgage pool (9 mortgage loans in loan group 1 or 11.6% and 3 mortgage loans in loan group 2 or 3.5%), including the mortgage loans comprising the Portland Office portfolio (see "DESCRIPTION OF THE MORTGAGE POOL--Ten Largest Mortgage Loans--Portland Office Portfolio") the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although many of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS..............    Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
  MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY.........    In general, appraisals represent only the
                                 analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE
                                 POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS........    The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF
  THE MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE............    In addition, certain of the mortgaged
                                 properties securing mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of condominiums, condominium declarations. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES...........    A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED....................    The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
OF CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES.................    Two (2) groups of mortgage loans (the S&P
                                 Portfolio loans and the Portland Office
                                 Portfolio loans) included in the trust fund as of the cut-off date (loan numbers 25, 28, 29, 41, 72 and 9, 34 and 40), representing in the aggregate 8.2% of the mortgage pool (8 mortgage loans in loan group 1 or 11.3%), are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                   - such borrower was insolvent at the time of
                                     granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                   - the borrower did not, when it allowed its
                                     mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund is cross-collateralized with a mortgage loan not included in the trust fund.

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND
  TO INCREASED RISK..........    Twenty-five (25) of the mortgaged properties
                                 securing mortgage loans in loan group 1, representing 9.3% of the mortgage pool (13.0% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. In addition, the mortgaged property related to one mortgage loan in loan group 1, representing
                                 2.3% of the mortgage pool (3.2% of loan group
                                 1), is leased entirely to multiple tenants related to the State of Washington. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Top Ten
                                 Largest Loans--Pointe Plaza East." Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 15 mortgage loans (loan numbers 61, 65, 69, 77, 79, 82, 83, 90, 93, 100, 102, 103, 104, 105
                                 and 107) representing 5.8% of the mortgage pool (8.1% of loan group 1), the single tenant of each mortgaged property is Walgreens Co. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES...    The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS........    From time to time, there may be legal
                                 proceedings pending or threatened against the borrowers, managers and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers and their respective affiliates, and certain of the borrowers, managers and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers or their respective affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT
  WILL LOWER THE PERFORMANCE
  OF THE RELATED
  MORTGAGED PROPERTY.........    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY
  RESULT IN LOSSES...........    From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING......    Certain mortgaged properties included in the
                                 trust fund may be secured at least in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                 (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN.......................    Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL-- Assignment of the Mortgage Loans; Repurchases and Substitutions" and

                                 "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY...................    Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust Fund ("Mortgage Pool") is expected to consist of 140 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of April 11, 2003 for 93 of the Mortgage Loans and April 1, 2003 for 47 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date"), of $891,768,535. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and/or mobile home park properties, (ii) 2 Mortgage Loans that are secured by multifamily properties and (iii) 1 Mortgage Loan that is secured by a mobile home park property. Loan Group 1 is expected to consist of 84 Mortgage Loans, with an aggregate Cut-Off Date Balance of $641,845,698 (the "Cut-Off Date Group 1 Balance"). Loan Group 2 will consist of 42 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 14 Mortgage Loans that are secured by mobile home park properties. Loan Group 2 is expected to consist of 56 Mortgage Loans, with an aggregate Cut-Off Date Balance of $249,922,837 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A to this Prospectus Supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $507,614 to $33,500,000 and the Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $6,369,775. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $507,614 to $33,500,000 and the Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $7,641,020. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,097,500 to $20,730,000 and the Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $4,462,908. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement are approximate percentages.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                PERCENTAGE   PERCENTAGE
                                                                   PERCENTAGE   OF CUT-OFF   OF CUT-OFF
                                         NUMBER      AGGREGATE     OF CUT-OFF      DATE         DATE
                                       OF LOANS/    CUT-OFF DATE   DATE POOL     GROUP 1      GROUP 2
PROPERTY TYPE                          PROPERTIES     BALANCE       BALANCE      BALANCE      BALANCE
-------------                          ----------   ------------   ----------   ----------   ----------
Retail...............................    59/60      $375,705,763      42.1%        58.5%         0.0%
  Retail--Anchored...................    43/44       288,812,013      32.4         45.0          0.0
  Retail--Shadow Anchored*...........    11/11        62,383,709       7.0          9.7          0.0
  Retail--Unanchored.................     5/5         24,510,041       2.7          3.8          0.0
Multifamily..........................    44/50       231,042,041      25.9          3.5         83.4
Office...............................    14/14       145,560,205      16.3         22.7          0.0
Mobile Home Park.....................    15/15        71,552,019       8.0          4.7         16.6
Mixed Use............................     5/5         45,985,557       5.2          7.2          0.0
Industrial...........................     3/3         21,922,949       2.5          3.4          0.0
                                        -------     ------------     -----        -----        -----
          TOTAL......................   140/147     $891,768,535     100.0%       100.0%       100.0%
                                        =======     ============     =====        =====        =====

---------------

* A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association ("Wachovia"), formerly known as First Union National Bank, in its capacity as a Mortgage Loan Seller, originated or acquired 49 of the Mortgage Loans to be included in the Trust Fund representing 52.9% of the Cut-Off Date Pool Balance (43 Mortgage Loans in Loan Group 1 or 65.4% of the related Cut-Off Date Group Balance and 6 Mortgage Loans in Loan Group 2 or 20.8% of the related Cut-Off Date Group Balance). LaSalle Bank National Association ("LaSalle") originated or acquired 43 of the Mortgage Loans to be included in the Trust Fund representing 19.8% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 9.4% of the related Cut-Off Date Group Balance and 27 Mortgage Loans in Loan Group 2 or 46.4% of the related Cut-Off Date Group Balance). Nomura Credit & Capital, Inc. ("Nomura") originated or acquired 27 of the Mortgage Loans to be included in the Trust Fund representing 16.2% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 16.8% of the related Cut-Off Date Group Balance and 13 Mortgage Loans in Loan Group 2 or 14.7% of the related Cut-Off Date Group Balance). Artesia Mortgage Capital Corporation ("Artesia") originated or acquired 21 of the Mortgage Loans to be included in the Trust Fund representing 11.1% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 8.4% of the related Cut-Off Date Group Balance and 10 Mortgage Loans in Loan Group 2 or 18.1% of the related Cut-Off Date Group Balance). None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. One hundred thirty-nine (139) of the Mortgage Loans, representing 99.6% of the Cut-Off Date Pool Balance (83 Mortgage Loans in Loan Group 1 or 99.5% of the related Cut-Off Date Group Balance and 56 Mortgage Loans in Loan Group 2 or 100.0% of the related Cut-Off Date Group Balance), accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. One (1) of the Mortgage Loans, representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), accrues interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Seven (7) of the Mortgage Loans, representing 9.1% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 9.4% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 8.3% of the related Cut-Off Date Group Balance), have periods during which only interest is due and periods in which principal and interest are due. None of the Mortgage Loans are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 47 Mortgage Loans, the first day of the month). None of the Mortgage Loans due on the 11th day of the month has a grace period, and no mortgage loan due on the first day of the month has a grace period that extends payment beyond the 11th day of any calendar month.

     Amortization. One hundred thirty-one (131) of the Mortgage Loans (the "Balloon Loans"), representing 96.9% of the Cut-Off Date Pool Balance (79 Mortgage Loans in Loan Group 1 or 97.2% of the related Cut-Off Date Group Balance and 52 Mortgage Loans in Loan Group 2 or 96.1% of the related Cut-Off Date Group Balance), provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Nine (9) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 3.1% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 2.8% of the related Cut-Off Date Group Balance and 4 Mortgage Loans in Loan Group 2 or 3.9% of the related Cut-Off Date Group Balance), fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loans.

     Thirty-one (31) of the Mortgage Loans (the "ARD Loans"), representing 22.8% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 30.2% of the related Cut-Off Date Group Balance and 5 Mortgage Loans in Loan Group 2 or 4.0% of the related Cut-Off Date Group Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Seven (7) of the Balloon Loans and ARD Loans, representing 9.1% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 9.4% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 8.3% of the related Cut-Off Date Group Balance), provide for monthly payments of interest-only for the first 12 months to 24 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (137 Mortgage Loans, or 98.9% of the Cut-Off Date Pool Balance (82 Mortgage Loans in Loan Group 1 or 99.1% of the related Cut-Off Date Group Balance and 55 Mortgage Loans in Loan Group 2 or 98.3% of the related Cut-Off Date Group Balance)), or
(ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium (1 Mortgage Loan, or 0.6% of the Cut-Off Date Pool Balance (0.8% of the Cut-Off Date Group 1 Balance)), or (iii) prohibit voluntary prepayment of principal for a period specified in the related Mortgage Note and thereafter impose a Yield Maintenance Charge until a date specified in the related Mortgage Note (2 Mortgage Loans, or 0.5% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.1% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 1.7% of the related Cut-Off Date Group Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the trust fund (other than the Nomura Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged; however, the Nomura Mortgage Loans included in the trust fund provide that the monthly debt service payment will be reduced in order to amortize such Mortgage Loan over the remaining amortization term. See "RISK FACTORS--Prepayments Will Affect Your Yield."

     One hundred thirty-seven (137) of the Mortgage Loans, or 98.9% of the Cut-Off Date Pool Balance (82 Mortgage Loans in Loan Group 1 or 99.1% of the related Cut-Off Date Group Balance and 55 Mortgage Loans in Loan Group 2 or 98.3% of the related Cut-Off Date Group Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally

125% of the allocated loan amount for such Mortgaged Property (or, in the case of three Mortgage Loans (loan numbers 9, 34 and 40), 110% of the outstanding principal amount of the related Mortgage Loan) be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. One (1) Mortgage Loan (loan number 70) representing 0.5% of the Cut-Off Date Pool Balance (1.6% of the Cut-Off Date Group 2 Balance) has existing unsecured debt other than in the ordinary course of business. Two (2) Mortgage Loans (loan numbers 5 and 39), representing 3.1% of the Cut-Off Date Pool Balance (4.3% of the Cut-Off Date Group 1 Balance), provide that the borrower under certain circumstances may incur additional unsecured indebtedness other than in the ordinary course of business and without lender consent. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 1 Mortgage Loan (loan number 8), representing 2.1% of the Cut-Off Date Pool Balance (2.9% of the Cut-Off Date Group 1 Balance), the borrower has incurred subordinated debt secured by the related Mortgaged Property, subject to a subordination and standstill agreement in favor of the lender. With respect to this Mortgage Loan, the subordinated debt is also secured by equity interests in the borrower and the subordinated lender is Wachovia Bank, National Association. Pursuant to the subordination and standstill agreement, the subordinated lender has certain rights including (i) to cure monetary and non-monetary defaults related to the Mortgage Loan and (ii) if the Mortgage Loan has been accelerated, is subject to enforcement action or is a Specially Serviced Mortgage Loan due to an event of default, to purchase the Mortgage Loan for a price equal to the outstanding principal balance thereof together with the accrued interest and other amounts due thereon (including, with limitation, servicing advances and related interest thereon). See "THE DESCRIPTION OF THE MORTGAGE POOL--Ten Largest Mortgage Loans--Pacific Park Apartments" in this Prospectus Supplement.

     With respect to 1 Mortgage Loan (loan number 66), representing 0.5% of the Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement. With respect to 11 Mortgage Loans (loan numbers 1, 4, 12, 18, 45, 48, 51, 54, 96, 116 and 117), representing 13.3% of the Cut-Off Date
Pool Balance (10 Mortgage Loans in Loan Group 1 or 17.7% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 1.9% of the related Cut-Off Date Group Balance), the related Mortgage Loan documents provide that, under certain circumstances, the owners with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions. Of the Mortgage Loans included in the Trust Fund that permit future mezzanine debt as described in the preceding sentence, 6 Mortgage Loans (loan numbers 12, 18, 45, 96, 116 and 117), representing 4.9% of the Cut-Off Date Pool Balance, permit non-managing membership interests in the related borrower, at any time when the borrower is controlled by AmCap, Inc., to be pledged as security for mezzanine debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement. In addition, 8 Mortgage Loans included in the trust fund as of the Cut-Off Date (loan numbers 59, 98, 103, 112, 127, 135, 137 and 140, representing 2.0% of the
Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 1.2% of the related Cut-Off Date Group Balance and 5 Mortgage Loans in Loan Group 2 or 4.0% of the related Cut-Off Date Group Balance), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the Mortgage Loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risk" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfer of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans (loan numbers 25, 28, 29, 41 and 72 and 9, 34 and 40), representing 8.2% of the Cut-Off Date Pool Balance (11.3% of the Cut-Off Date Group 1 Balance); are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgage Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Twenty-four (24) of the Mortgaged Properties, representing 21.5% of the Cut-Off Date Pool Balance (19 Mortgage Loans in Loan Group 1 or 28.3% of the related Cut-Off Date Group Balance and 5 Mortgage Loans in Loan Group 2 or 4.0% of the related Cut-Off Date Group Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 3 Mortgaged Properties securing 3 Mortgage Loans, representing 1.4% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date Group 1 Balance), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. All of the Mortgaged Properties described above have earthquake insurance in place.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a

     Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR, provided herein (i) with respect to 7 Mortgage Loans (loan numbers 6, 8, 9, 34, 40, 48 and 75), representing 9.1% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 9.4% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 8.3% of the related Cut-Off Date Group Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and (ii) with respect to 4 Mortgage Loans (loan numbers 21, 59, 86 and 91), representing 2.6% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 1.8% of the related Cut-Off Date Group Balance and 1 Mortgage Loan in Loan Group 2 or 4.7% of the related Cut-Off Date Group Balance), the debt service was calculated after reducing the principal balance of the Mortgaged Loans by amounts available for payment of debt service under a letter of credit pledged as additional collateral to secure such Mortgage Loans (however, such letter of credit may be released if certain minimum debt service coverage tests are met). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iv) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0027%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L (     )" or "Lockout" or "Lockout Period"
     represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in months of such period (calculated for each Mortgage Loan
     from the date of its origination). References to "O (     )" represent the
     period for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM
     (     )" represent the period for which the Yield Maintenance Charge is
     assessed. "3% (     )", "2% (     )" and "1% (     )" each represents the
     period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D (     )" or "Defeasance" represent, with
     respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, and is exclusive of hospitality properties, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                                          % BY                                   WTD. AVG.
                                                                         CUT-OFF                                  CUT-OFF
                                    NUMBER   NUMBER OF     AGGREGATE      DATE       AVERAGE        HIGHEST        DATE
                                      OF     MORTGAGED    CUT-OFF DATE    POOL     CUT-OFF DATE   CUT-OFF DATE      LTV
PROPERTY TYPE                       LOANS    PROPERTIES     BALANCE      BALANCE     BALANCE        BALANCE        RATIO
-------------                       ------   ----------   ------------   -------   ------------   ------------   ---------
Retail............................    59         60       $375,705,763     42.1%   $ 6,261,763    $33,500,000      73.0%
 Retail -- Anchored...............    43         44        288,812,013     32.4    $ 6,563,909    $33,500,000      73.5%
 Retail -- Shadow Anchored(4).....    11         11         62,383,709      7.0    $ 5,671,246    $20,982,040      71.6%
 Retail -- Unanchored.............     5          5         24,510,041      2.7    $ 4,902,008    $ 7,618,871      69.7%
Multifamily.......................    44         50        231,042,041     25.9    $ 4,620,841    $20,730,000      75.9%
Office............................    14         14        145,560,205     16.3    $10,397,157    $20,679,772      74.4%
Mobile Home Park..................    15         15         71,552,019      8.0    $ 4,770,135    $29,970,684      70.4%
Mixed Use.........................     5          5         45,985,557      5.2    $ 9,197,111    $29,000,000      70.7%
Industrial........................     3          3         21,922,949      2.5    $ 7,307,650    $13,683,968      66.8%
                                    ------   ----------   ------------   -------
                                     140        147       $891,768,535    100.0%   $ 6,066,453    $33,500,000      73.5%
                                    ======   ==========   ============   =======

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                     LTV RATIO     TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.    WTD. AVG.
                                        AT        MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
PROPERTY TYPE                       MATURITY(2)   (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)       RATE
-------------                       -----------   ---------   ---------   -------   -------   ----------   ---------
Retail............................     59.4%         114        1.47x      1.15x     2.18x       97.4%      5.797%
 Retail -- Anchored...............     61.1%         112        1.47x      1.25x     2.18x       97.0%      5.762%
 Retail -- Shadow Anchored(4).....     52.4%         124        1.44x      1.15x     1.67x       98.3%      5.908%
 Retail -- Unanchored.............     57.3%         117        1.47x      1.42x     1.51x      100.0%      5.923%
Multifamily.......................     62.6%         108        1.45x      1.23x     1.94x       94.0%      5.622%
Office............................     64.2%          98        1.45x      1.23x     1.66x       91.7%      5.699%
Mobile Home Park..................     59.4%         116        1.51x      1.31x     1.69x       85.3%      5.627%
Mixed Use.........................     59.2%          82        1.44x      1.30x     1.67x       85.2%      5.367%
Industrial........................     56.1%         104        1.58x      1.41x     2.04x       95.7%      5.771%

                                       60.9%         108        1.47X      1.15X     2.18X       93.9%      5.699%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                           % BY                                   WTD. AVG.
                                                                          CUT-OFF                                  CUT-OFF
                                     NUMBER   NUMBER OF     AGGREGATE      DATE       AVERAGE        HIGHEST        DATE
                                       OF     MORTGAGED    CUT-OFF DATE   GROUP 1   CUT-OFF DATE   CUT-OFF DATE      LTV
PROPERTY TYPE                        LOANS    PROPERTIES     BALANCE      BALANCE     BALANCE        BALANCE        RATIO
-------------                        ------   ----------   ------------   -------   ------------   ------------   ---------
Retail.............................    59         60       $375,705,763     58.5%   $ 6,261,763    $33,500,000      73.0%
 Retail -- Anchored................    43         44        288,812,013     45.0    $ 6,563,909    $33,500,000      73.5%
 Retail -- Shadow Anchored(4)......    11         11         62,383,709      9.7    $ 5,671,246    $20,982,040      71.6%
 Retail -- Unanchored..............     5          5         24,510,041      3.8    $ 4,902,008    $ 7,618,871      69.7%
Office.............................    14         14        145,560,205     22.7    $10,397,157    $20,679,772      74.4%
Mixed Use..........................     5          5         45,985,557      7.2    $ 9,197,111    $29,000,000      70.7%
Mobile Home Park...................     1          1         29,970,684      4.7    $29,970,684    $29,970,684      63.0%
Multifamily........................     2          2         22,700,540      3.5    $11,350,270    $18,760,000      76.2%
Industrial.........................     3          3         21,922,949      3.4    $ 7,307,650    $13,683,968      66.8%
                                     ------   ----------   ------------   -------
                                       84         85       $641,845,698    100.0%   $ 7,551,126    $33,500,000      72.6%
                                     ======   ==========   ============   =======

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                      LTV RATIO     TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                                         AT        MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
PROPERTY TYPE                        MATURITY(2)   (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)      RATE
-------------                        -----------   ---------   ---------   -------   -------   ---------   ---------
Retail.............................     59.4%         114        1.47x      1.15x     2.18x      97.4%      5.797%
 Retail -- Anchored................     61.1%         112        1.47x      1.25x     2.18x      97.0%      5.762%
 Retail -- Shadow Anchored(4)......     52.4%         124        1.44x      1.15x     1.67x      98.3%      5.908%
 Retail -- Unanchored..............     57.3%         117        1.47x      1.42x     1.51x     100.0%      5.923%
Office.............................     64.2%          98        1.45x      1.23x     1.66x      91.7%      5.699%
Mixed Use..........................     59.2%          82        1.44x      1.30x     1.67x      85.2%      5.367%
Mobile Home Park...................     52.4%         119        1.49x      1.49x     1.49x      73.6%      5.350%
Multifamily........................     72.3%          58        1.36x      1.34x     1.44x      92.4%      5.421%
Industrial.........................     56.1%         104        1.58x      1.41x     2.04x      95.7%      5.771%

                                        60.5%         106        1.46X      1.15X     2.18X      93.9%      5.709%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement without reference to hospitality properties.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to an anchored property.

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                           % BY                                   WTD. AVG.
                                                            AGGREGATE     CUT-OFF                                  CUT-OFF
                                     NUMBER   NUMBER OF    CUT-OFF DATE    DATE       AVERAGE        HIGHEST        DATE
                                       OF     MORTGAGED      GROUP 2      GROUP 2   CUT-OFF DATE   CUT-OFF DATE      LTV
PROPERTY TYPE                        LOANS    PROPERTIES     BALANCE      BALANCE     BALANCE        BALANCE        RATIO
-------------                        ------   ----------   ------------   -------   ------------   ------------   ---------
Multifamily........................    42         48       $208,341,502     83.4%    $4,340,448    $20,730,000      75.8%
Mobile Home Park...................    14         14         41,581,335     16.6     $2,970,095    $ 7,993,211      75.8%
                                     ------   ----------   ------------   -------
                                       56         62       $249,922,837    100.0%    $4,031,013    $20,730,000      75.8%
                                     ======   ==========   ============   =======

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                      LTV RATIO     TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.    WTD. AVG.
                                         AT        MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
PROPERTY TYPE                        MATURITY(2)   (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)       RATE
-------------                        -----------   ---------   ---------   -------   -------   ----------   ---------
Multifamily........................     61.5%         114        1.46x      1.23x     1.94x      94.2%       5.643%
Mobile Home Park...................     64.4%         114        1.53x      1.31x     1.69x      93.7%       5.826%

                                        62.0%         114        1.47X      1.23X     1.94X      94.1%       5.674%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                              WTD. AVG.
                                                  AGGREGATE         % BY         AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
<2,000,000.........................      18      $ 25,556,156        2.9%      $ 1,419,786    $ 1,998,069       70.1%
 2,000,001 -  3,000,000............      20        51,828,822        5.8       $ 2,591,441    $ 2,996,960       69.9%
 3,000,001 -  4,000,000............      32       113,121,884       12.7       $ 3,535,059    $ 3,989,941       73.7%
 4,000,001 -  5,000,000............      19        83,226,340        9.3       $ 4,380,334    $ 4,845,980       73.6%
 5,000,001 -  6,000,000............       6        32,563,530        3.7       $ 5,427,255    $ 5,741,734       78.0%
 6,000,001 -  7,000,000............       8        51,846,067        5.8       $ 6,480,758    $ 6,900,000       69.7%
 7,000,001 -  8,000,000............       6        46,014,127        5.2       $ 7,669,021    $ 7,993,211       74.5%
 8,000,001 -  9,000,000............       2        16,365,846        1.8       $ 8,182,923    $ 8,292,566       77.8%
 9,000,001 - 10,000,000............       4        39,048,543        4.4       $ 9,762,136    $ 9,990,418       68.3%
10,000,001 - 15,000,000............      13       163,861,188       18.4       $12,604,707    $14,486,714       73.0%
15,000,001 - 20,000,000............       5        88,136,772        9.9       $17,627,354    $18,760,000       77.1%
20,000,001 - 25,000,000............       3        62,391,812        7.0       $20,797,271    $20,982,040       75.8%
25,000,001 - 30,000,000............       3        84,307,448        9.5       $28,102,483    $29,970,684       71.9%
30,000,001 - 35,000,000............       1        33,500,000        3.8       $33,500,000    $33,500,000       77.0%
                                        ---      ------------      -----
                                        140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
<2,000,000.........................    51.8%        131        1.50x      5.931%
 2,000,001 -  3,000,000............    47.2%        132        1.44x      5.965%
 3,000,001 -  4,000,000............    57.9%        118        1.44x      5.893%
 4,000,001 -  5,000,000............    56.4%        121        1.46x      5.848%
 5,000,001 -  6,000,000............    67.2%        101        1.42x      5.713%
 6,000,001 -  7,000,000............    58.6%        107        1.48x      5.604%
 7,000,001 -  8,000,000............    63.3%        102        1.44x      5.831%
 8,000,001 -  9,000,000............    65.3%        118        1.49x      5.601%
 9,000,001 - 10,000,000............    56.9%         89        1.53x      5.502%
10,000,001 - 15,000,000............    62.0%        109        1.52x      5.656%
15,000,001 - 20,000,000............    67.9%         98        1.40x      5.657%
20,000,001 - 25,000,000............    69.0%         79        1.46x      5.445%
25,000,001 - 30,000,000............    62.4%         99        1.44x      5.373%
30,000,001 - 35,000,000............    65.2%        120        1.49x      5.930%

                                       60.9%        108        1.47X      5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % BY                                      WTD. AVG.
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE        BALANCE        BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
< 2,000,000........................      2       $  1,930,741        0.3%      $   965,371    $ 1,423,127       65.1%
 2,000,001 -  3,000,000............     12         31,603,473        4.9       $ 2,633,623    $ 2,996,960       66.5%
 3,000,001 -  4,000,000............     21         74,286,184       11.6       $ 3,537,437    $ 3,989,941       72.8%
 4,000,001 -  5,000,000............     11         48,383,167        7.5       $ 4,398,470    $ 4,845,980       73.3%
 5,000,001 -  6,000,000............      5         27,375,350        4.3       $ 5,475,070    $ 5,741,734       77.6%
 6,000,001 -  7,000,000............      6         38,851,812        6.1       $ 6,475,302    $ 6,825,000       69.5%
 7,000,001 -  8,000,000............      4         30,218,871        4.7       $ 7,554,718    $ 7,700,000       74.2%
 9,000,001 - 10,000,000............      3         29,058,126        4.5       $ 9,686,042    $ 9,953,990       66.3%
10,000,001 - 15,000,000............      9        112,531,941       17.5       $12,503,549    $13,770,129       70.1%
15,000,001 - 20,000,000............      5         88,136,772       13.7       $17,627,354    $18,760,000       77.1%
20,000,001 - 25,000,000............      2         41,661,812        6.5       $20,830,906    $20,982,040       73.8%
25,000,001 - 30,000,000............      3         84,307,448       13.1       $28,102,483    $29,970,684       71.9%
30,000,001 - 35,000,000............      1         33,500,000        5.2       $33,500,000    $33,500,000       77.0%
                                        --       ------------      -----
                                        84       $641,845,698      100.0%      $ 7,641,020    $33,500,000       72.6%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
< 2,000,000........................    51.2%        109        1.48x      6.468%
 2,000,001 -  3,000,000............    42.7%        132        1.44x      6.044%
 3,000,001 -  4,000,000............    58.8%        115        1.43x      5.962%
 4,000,001 -  5,000,000............    51.9%        128        1.41x      5.976%
 5,000,001 -  6,000,000............    67.2%         98        1.42x      5.715%
 6,000,001 -  7,000,000............    59.7%        102        1.51x      5.639%
 7,000,001 -  8,000,000............    61.3%        109        1.45x      5.735%
 9,000,001 - 10,000,000............    55.2%         79        1.52x      5.527%
10,000,001 - 15,000,000............    59.8%        105        1.55x      5.643%
15,000,001 - 20,000,000............    67.9%         98        1.40x      5.657%
20,000,001 - 25,000,000............    65.5%         89        1.45x      5.617%
25,000,001 - 30,000,000............    62.4%         99        1.44x      5.373%
30,000,001 - 35,000,000............    65.2%        120        1.49x      5.930%

                                       60.5%        106        1.46X      5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                    % BY                                      WTD. AVG.
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST      CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE       LTV
DATE BALANCES($)                       LOANS       BALANCE        BALANCE        BALANCE        BALANCE         RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
<2,000,000.........................     16       $ 23,625,414        9.5%      $ 1,476,588    $ 1,998,069       70.5%
 2,000,001 --  3,000,000...........      8         20,225,349        8.1       $ 2,528,169    $ 2,865,985       75.2%
 3,000,001 --  4,000,000...........     11         38,835,700       15.5       $ 3,530,518    $ 3,876,690       75.4%
 4,000,001 --  5,000,000...........      8         34,843,173       13.9       $ 4,355,397    $ 4,795,287       74.2%
 5,000,001 --  6,000,000...........      1          5,188,180        2.1       $ 5,188,180    $ 5,188,180       79.8%
 6,000,001 --  7,000,000...........      2         12,994,255        5.2       $ 6,497,128    $ 6,900,000       70.3%
 7,000,001 --  8,000,000...........      2         15,795,256        6.3       $ 7,897,628    $ 7,993,211       75.1%
 8,000,001 --  9,000,000...........      2         16,365,846        6.5       $ 8,182,923    $ 8,292,566       77.8%
 9,000,001 -- 10,000,000...........      1          9,990,418        4.0       $ 9,990,418    $ 9,990,418       74.0%
10,000,001 -- 15,000,000...........      4         51,329,246       20.5       $12,832,312    $14,486,714       79.4%
20,000,001 -- 25,000,000...........      1         20,730,000        8.3       $20,730,000    $20,730,000       79.7%
                                        --       ------------      -----
                                        56       $249,922,837      100.0%      $ 4,462,908    $20,730,000       75.8%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     RATIO AT    MATURITY       DSC      MORTGAGE
DATE BALANCES($)                     MATURITY*    (MOS.)*      RATIO       RATE
----------------                     ---------   ---------   ---------   ---------
<2,000,000.........................    51.8%        133        1.50x      5.887%
 2,000,001 --  3,000,000...........    54.3%        133        1.45x      5.841%
 3,000,001 --  4,000,000...........    56.1%        124        1.47x      5.760%
 4,000,001 --  5,000,000...........    62.6%        110        1.54x      5.671%
 5,000,001 --  6,000,000...........    67.2%        118        1.43x      5.700%
 6,000,001 --  7,000,000...........    55.3%        123        1.40x      5.500%
 7,000,001 --  8,000,000...........    66.9%         88        1.43x      6.014%
 8,000,001 --  9,000,000...........    65.3%        118        1.49x      5.601%
 9,000,001 -- 10,000,000...........    61.8%        119        1.55x      5.430%
10,000,001 -- 15,000,000...........    66.8%        118        1.45x      5.686%
20,000,001 -- 25,000,000...........    76.3%         59        1.47x      5.100%

                                       62.0%        114        1.47X      5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                    NUMBER OF     AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
CA................................      24       $191,630,075       21.5%      $ 7,984,586    $33,500,000       72.2%
  Southern(3).....................      21        173,556,358        19.5      $ 8,264,588    $33,500,000       73.0%
  Northern(3).....................       3         18,073,717         2.0      $ 6,024,572    $ 9,676,768       64.4%
FL................................      11         76,671,047         8.6      $ 6,970,095    $20,730,000       73.3%
MD................................       6         59,579,579         6.7      $ 9,929,930    $29,000,000       74.3%
CO................................       7         50,222,925         5.6      $ 7,174,704    $16,679,000       77.1%
AZ................................       5         46,028,255         5.2      $ 9,205,651    $29,970,684       66.7%
VA................................       6         38,718,322         4.3      $ 6,453,054    $20,982,040       73.7%
GA................................      10         36,928,676         4.1      $ 3,692,868    $ 6,900,000       73.7%
OR................................       4         36,191,017         4.1      $ 9,047,754    $17,650,000       75.8%
MS................................       4         32,826,518         3.7      $ 8,206,630    $25,336,764       79.7%
WA................................       3         27,693,159         3.1      $ 9,231,053    $20,679,772       73.8%
NC................................       6         26,319,288         3.0      $ 4,386,548    $ 7,618,871       74.0%
TX................................       8         25,536,289         2.9      $ 3,192,036    $ 4,745,959       75.9%
IL................................       4         24,605,813         2.8      $ 6,151,453    $12,372,437       72.4%
DE................................       2         23,477,386         2.6      $11,738,693    $13,486,968       62.4%
IN................................       4         20,352,401         2.3      $ 5,088,100    $12,770,232       74.8%
NJ................................       1         17,447,772         2.0      $17,447,772    $17,447,772       75.2%
SC................................       2         17,147,409         1.9      $ 8,573,704    $11,859,069       80.0%
AL................................       8         16,687,769         1.9      $ 2,085,971    $ 3,476,732       74.6%
MI................................       5         16,020,545         1.8      $ 3,204,109    $ 4,141,017       75.0%
MN................................       5         14,561,844         1.6      $ 2,912,369    $ 3,872,060       69.6%
WV................................       1         12,213,231         1.4      $12,213,231    $12,213,231       79.6%
DC................................       3         11,472,643         1.3      $ 3,824,214    $ 4,193,819       74.5%
TN................................       3          9,625,219         1.1      $ 3,208,406    $ 3,596,897       74.5%
NY................................       2          9,613,982         1.1      $ 4,806,991    $ 6,825,000       66.3%
PA................................       1          8,073,280         0.9      $ 8,073,280    $ 8,073,280       79.5%
ME................................       1          7,993,211         0.9      $ 7,993,211    $ 7,993,211       77.6%
MO................................       3          7,032,489         0.8      $ 2,344,163    $ 4,286,698       76.8%
OH................................       2          5,511,395         0.6      $ 2,755,698    $ 4,088,268       74.7%
CT................................       1          4,484,692         0.5      $ 4,484,692    $ 4,484,692       50.7%
NV................................       1          4,478,136         0.5      $ 4,478,136    $ 4,478,136       74.6%
KY................................       1          3,664,281         0.4      $ 3,664,281    $ 3,664,281       74.8%
WI................................       1          3,517,370         0.4      $ 3,517,370    $ 3,517,370       74.8%
UT................................       1          2,993,517         0.3      $ 2,993,517    $ 2,993,517       78.8%
KS................................       1          2,449,000         0.3      $ 2,449,000    $ 2,449,000       79.0%
                                       ---       ------------      ------
                                       147       $891,768,535      100.0%      $ 6,066,453    $33,500,000       73.5%
                                       ===       ============      ======

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
CA................................     61.5%          98         1.46x     5.740%
  Southern(3).....................     62.5%         100         1.47x     5.738%
  Northern(3).....................     52.2%          86         1.37x     5.757%
FL................................     64.0%          88         1.47x     5.481%
MD................................     64.8%          90         1.41x     5.539%
CO................................     58.9%         126         1.36x     5.593%
AZ................................     52.4%         126         1.48x     5.554%
VA................................     60.4%         119         1.48x     5.815%
GA................................     55.7%         121         1.46x     5.648%
OR................................     68.6%          85         1.47x     5.504%
MS................................     65.6%         126         1.41x     5.784%
WA................................     67.5%          68         1.45x     5.389%
NC................................     60.9%         118         1.56x     5.762%
TX................................     63.9%         118         1.45x     6.015%
IL................................     59.9%         118         1.44x     5.786%
DE................................     52.0%         119         1.91x     5.413%
IN................................     62.0%         118         1.53x     5.591%
NJ................................     64.0%         117         1.39x     6.030%
SC................................     67.3%         119         1.44x     5.686%
AL................................     66.5%          90         1.43x     6.081%
MI................................     64.4%         107         1.45x     5.900%
MN................................     21.2%         156         1.28x     6.000%
WV................................     67.7%         117         1.44x     6.000%
DC................................     58.3%         119         1.53x     5.402%
TN................................     61.7%         134         1.47x     6.247%
NY................................     55.3%         119         1.66x     6.047%
PA................................     66.7%         117         1.45x     5.500%
ME................................     65.7%         119         1.47x     5.910%
MO................................     65.4%         118         1.42x     6.059%
OH................................     62.4%         118         1.45x     6.147%
CT................................      0.7%         179         1.67x     5.600%
NV................................     63.6%         115         1.48x     6.000%
KY................................     63.9%         117         1.60x     6.150%
WI................................     63.6%         118         1.49x     6.000%
UT................................     67.0%         118         1.42x     6.010%
KS................................     66.2%         120         1.36x     5.570%

                                       60.9%         108         1.47X     5.699%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                    % BY
                                    NUMBER OF     AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
CA................................      19       $181,750,075       28.3%      $ 9,565,793    $33,500,000       72.2%
  Southern(3).....................      16        163,676,358       25.5       $10,229,772    $33,500,000       73.1%
  Northern(3).....................       3         18,073,717        2.8       $ 6,024,572    $ 9,676,768       64.4%
MD................................       5         56,189,793        8.8       $11,237,959    $29,000,000       74.0%
FL................................       8         46,753,502        7.3       $ 5,844,188    $13,104,550       70.9%
CO................................       6         46,076,660        7.2       $ 7,679,443    $16,679,000       77.1%
AZ................................       3         36,488,470        5.7       $12,162,823    $29,970,684       64.3%
VA................................       3         35,051,554        5.5       $11,683,851    $20,982,040       73.5%
OR................................       3         32,050,000        5.0       $10,683,333    $17,650,000       76.7%
MS................................       1         25,336,764        3.9       $25,336,764    $25,336,764       79.9%
WA................................       2         23,676,732        3.7       $11,838,366    $20,679,772       72.7%
NC................................       3         18,312,161        2.9       $ 6,104,054    $ 7,618,871       73.9%
NJ................................       1         17,447,772        2.7       $17,447,772    $17,447,772       75.2%
TX................................       4         14,051,252        2.2       $ 3,512,813    $ 4,745,959       75.3%
DE................................       1         13,486,968        2.1       $13,486,968    $13,486,968       53.7%
IL................................       2         10,119,099        1.6       $ 5,059,550    $ 6,472,043       63.9%
NY................................       2          9,613,982        1.5       $ 4,806,991    $ 6,825,000       66.3%
GA................................       2          7,987,487        1.2       $ 3,993,743    $ 5,183,102       75.2%
TN................................       2          7,106,921        1.1       $ 3,553,461    $ 3,596,897       76.1%
AL................................       3          6,940,015        1.1       $ 2,313,338    $ 3,476,732       76.8%
MN................................       2          6,021,115        0.9       $ 3,010,558    $ 3,704,667       66.5%
OH................................       2          5,511,395        0.9       $ 2,755,698    $ 4,088,268       74.7%
SC................................       1          5,288,339        0.8       $ 5,288,339    $ 5,288,339       80.1%
CT................................       1          4,484,692        0.7       $ 4,484,692    $ 4,484,692       50.7%
NV................................       1          4,478,136        0.7       $ 4,478,136    $ 4,478,136       74.6%
MO................................       1          4,286,698        0.7       $ 4,286,698    $ 4,286,698       78.7%
MI................................       1          4,141,017        0.6       $ 4,141,017    $ 4,141,017       75.3%
KY................................       1          3,664,281        0.6       $ 3,664,281    $ 3,664,281       74.8%
WI................................       1          3,517,370        0.5       $ 3,517,370    $ 3,517,370       74.8%
DC................................       1          3,484,416        0.5       $ 3,484,416    $ 3,484,416       74.1%
IN................................       1          3,086,513        0.5       $ 3,086,513    $ 3,086,513       70.2%
UT................................       1          2,993,517        0.5       $ 2,993,517    $ 2,993,517       78.8%
KS................................       1          2,449,000        0.4       $ 2,449,000    $ 2,449,000       79.0%
                                    ----------   ------------   ------------
                                        85       $641,845,698      100.0%      $ 7,551,126    $33,500,000       72.6%
                                    ==========   ============   ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                     LTV RATIO     TERM TO    WTD. AVG.   WTD. AVG.
                                        AT        MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
CA................................     61.6%          97        1.46x      5.754%
  Southern(3).....................     62.6%          98        1.47x      5.754%
  Northern(3).....................     52.2%          86        1.37x      5.757%
MD................................     65.0%          88        1.42x      5.503%
FL................................     59.3%          94        1.48x      5.614%
CO................................     58.4%         127        1.35x      5.585%
AZ................................     49.5%         128        1.46x      5.511%
VA................................     60.1%         119        1.44x      5.818%
OR................................     69.9%          81        1.45x      5.440%
MS................................     67.1%         119        1.43x      5.610%
WA................................     67.5%          59        1.46x      5.331%
NC................................     60.1%         118        1.51x      5.759%
NJ................................     64.0%         117        1.39x      6.030%
TX................................     63.3%         118        1.38x      6.172%
DE................................     44.8%         119        2.18x      5.400%
IL................................     51.7%         117        1.43x      6.039%
NY................................     55.3%         119        1.66x      6.047%
GA................................     43.5%         154        1.41x      5.812%
TN................................     64.8%         118        1.48x      6.072%
AL................................     65.4%         118        1.44x      6.087%
MN................................     49.9%         118        1.29x      6.288%
OH................................     62.4%         118        1.45x      6.147%
SC................................     67.9%         118        1.44x      5.900%
CT................................      0.7%         179        1.67x      5.600%
NV................................     63.6%         115        1.48x      6.000%
MO................................     67.3%         118        1.32x      6.250%
MI................................     64.0%         118        1.44x      6.000%
KY................................     63.9%         117        1.60x      6.150%
WI................................     63.6%         118        1.49x      6.000%
DC................................     62.5%         119        1.52x      5.750%
IN................................     54.6%         117        1.47x      6.000%
UT................................     67.0%         118        1.42x      6.010%
KS................................     66.2%         120        1.36x      5.570%

                                       60.5%         106        1.46X      5.709%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                    % BY
                                    NUMBER OF     AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
FL................................       3       $ 29,917,545       12.0%      $ 9,972,515    $ 20,730,000      77.2%
GA................................       8         28,941,189       11.6       $ 3,617,649    $  6,900,000      73.3%
IN................................       3         17,265,888        6.9       $ 5,755,296    $ 12,770,232      75.6%
IL................................       2         14,486,714        5.8       $ 7,243,357    $ 12,372,437      78.3%
WV................................       1         12,213,231        4.9       $12,213,231    $ 12,213,231      79.6%
MI................................       4         11,879,528        4.8       $ 2,969,882    $  4,069,785      74.9%
SC................................       1         11,859,069        4.7       $11,859,069    $ 11,859,069      79.9%
TX................................       4         11,485,036        4.6       $ 2,871,259    $  4,695,596      76.7%
DE................................       1          9,990,418        4.0       $ 9,990,418    $  9,990,418      74.0%
CA................................       5          9,880,000        4.0       $ 1,976,000    $  3,130,000      72.1%
Southern (3)......................       5          9,880,000        4.0       $ 1,976,000    $  3,130,000      72.1%
AL................................       5          9,747,754        3.9       $ 1,949,551    $  3,265,972      73.0%
AZ................................       2          9,539,784        3.8       $ 4,769,892    $  8,292,566      75.7%
MN................................       3          8,540,729        3.4       $ 2,846,910    $  3,872,060      71.8%
PA................................       1          8,073,280        3.2       $ 8,073,280    $  8,073,280      79.5%
NC................................       3          8,007,126        3.2       $ 2,669,042    $  4,784,978      74.1%
ME................................       1          7,993,211        3.2       $ 7,993,211    $  7,993,211      77.6%
DC................................       2          7,988,227        3.2       $ 3,994,113    $  4,193,819      74.7%
MS................................       3          7,489,755        3.0       $ 2,496,585    $  3,595,405      78.9%
CO................................       1          4,146,264        1.7       $ 4,146,264    $  4,146,264      76.8%
OR................................       1          4,141,017        1.7       $ 4,141,017    $  4,141,017      69.0%
WA................................       1          4,016,427        1.6       $ 4,016,427    $  4,016,427      79.9%
VA................................       3          3,666,768        1.5       $ 1,222,256    $  1,751,069      74.8%
MD................................       1          3,389,786        1.4       $ 3,389,786    $  3,389,786      79.8%
MO................................       2          2,745,792        1.1       $ 1,372,896    $  1,448,728      73.9%
TN................................       1          2,518,298        1.0       $ 2,518,298    $  2,518,298      70.0%
                                        --       ------------      -----
                                        62       $249,922,837      100.0%      $ 4,031,013    $ 20,730,000      75.8%
                                        ==       ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
STATE                               MATURITY(2)   (MOS.)(2)     RATIO       RATE
-----                               -----------   ---------   ---------   ---------
FL................................     71.3%          77        1.45x      5.275%
GA................................     59.1%         112        1.47x      5.602%
IN................................     63.3%         118        1.54x      5.518%
IL................................     65.7%         119        1.44x      5.610%
WV................................     67.7%         117        1.44x      6.000%
MI................................     64.6%         104        1.45x      5.865%
SC................................     67.0%         119        1.44x      5.590%
TX................................     64.7%         119        1.53x      5.824%
DE................................     61.8%         119        1.55x      5.430%
CA................................     60.2%         120        1.42x      5.480%
Southern (3)......................     60.2%         120        1.42x      5.480%
AL................................     67.2%          69        1.43x      6.076%
AZ................................     63.8%         119        1.54x      5.717%
MN................................      1.0%         184        1.27x      5.797%
PA................................     66.7%         117        1.45x      5.500%
NC................................     62.6%         118        1.65x      5.768%
ME................................     65.7%         119        1.47x      5.910%
DC................................     56.4%         119        1.53x      5.250%
MS................................     60.4%         150        1.33x      6.372%
CO................................     64.6%         119        1.43x      5.680%
OR................................     58.7%         118        1.63x      6.000%
WA................................     67.3%         119        1.40x      5.730%
VA................................     63.2%         118        1.85x      5.790%
MD................................     62.2%         118        1.27x      6.140%
MO................................     62.3%         119        1.59x      5.761%
TN................................     53.0%         179        1.43x      6.740%

                                       62.0%         114        1.47X      5.674%

------------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                   RANGE OF DSC RATIOS FOR ALL MORTGAGE LOANS

                                                AGGREGATE          % BY          AVERAGE         HIGHEST        WTD. AVG.
RANGE OF                          NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DSC RATIOS(X)                       LOANS        BALANCE       POOL BALANCE      BALANCE         BALANCE        LTV RATIO
-------------                     ---------    ------------    ------------    ------------    ------------    ------------
1.15 - 1.19....................        1       $  4,585,660         0.5%       $ 4,585,660     $ 4,585,660        74.0%
1.20 - 1.24....................        3          9,465,354         1.1        $ 3,155,118     $ 3,989,941        66.0%
1.25 - 1.29....................       10         40,130,874         4.5        $ 4,013,087     $ 9,953,990        73.2%
1.30 - 1.34....................       11         70,967,138         8.0        $ 6,451,558     $18,760,000        74.7%
1.35 - 1.39....................       13         74,794,476         8.4        $ 5,753,421     $17,447,772        74.4%
1.40 - 1.44....................       33        237,049,140        26.6        $ 7,183,307     $29,000,000        75.8%
1.45 - 1.49....................       26        234,499,122        26.3        $ 9,019,197     $33,500,000        74.4%
1.50 - 1.54....................       15         86,432,152         9.7        $ 5,762,143     $17,600,000        74.8%
1.55 - 1.59....................        8         43,850,933         4.9        $ 5,481,367     $13,683,968        72.3%
1.60 - 1.64....................        7         29,511,277         3.3        $ 4,215,897     $11,173,176        66.1%
1.65 - 1.69....................        8         29,114,253         3.3        $ 3,639,282     $ 6,290,337        65.1%
1.80 - 1.84....................        1          9,427,367         1.1        $ 9,427,367     $ 9,427,367        68.8%
1.85 - 1.89....................        1          3,666,768         0.4        $ 3,666,768     $ 3,666,768        74.8%
1.90 - 1.94....................        1          1,998,069         0.2        $ 1,998,069     $ 1,998,069        51.2%
2.00 - 2.04....................        1          2,788,982         0.3        $ 2,788,982     $ 2,788,982        45.0%
2.15 - 2.19....................        1         13,486,968         1.5        $13,486,968     $13,486,968        53.7%
                                  ---------    ------------    ------------
                                     140       $891,768,535       100.0%       $ 6,369,775     $33,500,000        73.5%
                                  =========    ============    ============

                                              WTD. AVG.
                                               STATED
                                 WTD. AVG.    REMAINING
                                    LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF                         RATIO AT     MATURITY        DSC       MORTGAGE
DSC RATIOS(X)                    MATURITY*     (MOS.)*       RATIO        RATE
-------------                    ---------    ---------    ---------    ---------
1.15 - 1.19....................     0.0%         191         1.15x        5.610%
1.20 - 1.24....................    16.5%         159         1.23x        5.772%
1.25 - 1.29....................    46.8%         131         1.28x        6.071%
1.30 - 1.34....................    59.4%         112         1.32x        5.804%
1.35 - 1.39....................    63.2%         111         1.37x        5.974%
1.40 - 1.44....................    65.2%         103         1.42x        5.653%
1.45 - 1.49....................    64.4%         103         1.47x        5.598%
1.50 - 1.54....................    62.6%         113         1.52x        5.764%
1.55 - 1.59....................    59.2%         119         1.56x        5.534%
1.60 - 1.64....................    58.9%          86         1.61x        5.672%
1.65 - 1.69....................    49.5%         114         1.67x        5.656%
1.80 - 1.84....................    64.0%          58         1.83x        5.380%
1.85 - 1.89....................    63.2%         118         1.85x        5.790%
1.90 - 1.94....................    42.7%         119         1.94x        5.400%
2.00 - 2.04....................    35.7%         117         2.04x        6.650%
2.15 - 2.19....................    44.8%         119         2.18x        5.400%

                                   60.9%         108         1.47X        5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              RANGE OF DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                   % BY
                                                AGGREGATE      CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
RANGE OF                          NUMBER OF    CUT-OFF DATE      GROUP 1       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DSC RATIOS(X)                       LOANS        BALANCE         BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                     ---------    ------------    ------------    ------------    ------------    ------------
1.15 - 1.19....................       1        $  4,585,660         0.7%       $ 4,585,660     $ 4,585,660        74.0%
1.20 - 1.24....................       2           7,477,343         1.2        $ 3,738,671     $ 3,989,941        64.6%
1.25 - 1.29....................       8          32,869,028         5.1        $ 4,108,628     $ 9,953,990        72.8%
1.30 - 1.34....................       7          60,598,894         9.4        $ 8,656,985     $18,760,000        74.3%
1.35 - 1.39....................       9          60,148,660         9.4        $ 6,683,184     $17,447,772        74.5%
1.40 - 1.44....................      17         153,990,854        24.0        $ 9,058,286     $29,000,000        75.3%
1.45 - 1.49....................      20         179,967,991        28.0        $ 8,998,400     $33,500,000        73.0%
1.50 - 1.54....................       7          60,509,936         9.4        $ 8,644,277     $17,600,000        74.6%
1.55 - 1.59....................       2          17,280,865         2.7        $ 8,640,432     $13,683,968        69.3%
1.60 - 1.64....................       3          17,930,746         2.8        $ 5,976,915     $11,173,176        64.2%
1.65 - 1.69....................       5          20,782,404         3.2        $ 4,156,481     $ 6,290,337        61.7%
1.80 - 1.84....................       1           9,427,367         1.5        $ 9,427,367     $ 9,427,367        68.8%
2.00 - 2.04....................       1           2,788,982         0.4        $ 2,788,982     $ 2,788,982        45.0%
2.15 - 2.19....................       1          13,486,968         2.1        $13,486,968     $13,486,968        53.7%
                                  ---------    ------------    ------------
                                     84        $641,845,698       100.0%       $ 7,641,020     $33,500,000        72.6%
                                  =========    ============    ============

                                              WTD. AVG.
                                               STATED
                                 WTD. AVG.    REMAINING
                                    LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF                         RATIO AT     MATURITY        DSC       MORTGAGE
DSC RATIOS(X)                    MATURITY*     (MOS.)*       RATIO        RATE
-------------                    ---------    ---------    ---------    ---------
1.15 - 1.19....................     0.0%         191         1.15x       5.610%
1.20 - 1.24....................    20.6%         147         1.23x       5.785%
1.25 - 1.29....................    50.7%         127         1.28x       6.093%
1.30 - 1.34....................    61.7%         106         1.33x       5.725%
1.35 - 1.39....................    62.6%         115         1.37x       5.934%
1.40 - 1.44....................    66.0%          93         1.42x       5.618%
1.45 - 1.49....................    62.9%         106         1.48x       5.656%
1.50 - 1.54....................    62.9%         113         1.52x       5.793%
1.55 - 1.59....................    56.1%         119         1.55x       5.652%
1.60 - 1.64....................    57.6%          80         1.61x       5.644%
1.65 - 1.69....................    44.4%         112         1.67x       5.609%
1.80 - 1.84....................    64.0%          58         1.83x       5.380%
2.00 - 2.04....................    35.7%         117         2.04x       6.650%
2.15 - 2.19....................    44.8%         119         2.18x       5.400%

                                   60.5%         106         1.46X       5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              RANGE OF DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % BY
                                                   AGGREGATE     CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
RANGE OF                             NUMBER OF    CUT-OFF DATE     GROUP 2       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DSC RATIOS(X)                          LOANS        BALANCE        BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                        ---------    ------------   ------------    ------------    ------------    ------------
1.20 - 1.24.......................       1        $  1,988,012        0.8%        $1,988,012     $ 1,988,012        71.0%
1.25 - 1.29.......................       2           7,261,846        2.9         $3,630,923     $ 3,872,060        75.5%
1.30 - 1.34.......................       4          10,368,244        4.1         $2,592,061     $ 3,595,405        77.0%
1.35 - 1.39.......................       4          14,645,816        5.9         $3,661,454     $ 7,802,045        73.8%
1.40 - 1.44.......................      16          83,058,287       33.2         $5,191,143     $14,486,714        76.6%
1.45 - 1.49.......................       6          54,531,131       21.8         $9,088,522     $20,730,000        78.9%
1.50 - 1.54.......................       8          25,922,216       10.4         $3,240,277     $ 8,292,566        75.4%
1.55 - 1.59.......................       6          26,570,068       10.6         $4,428,345     $ 9,990,418        74.3%
1.60 - 1.64.......................       4          11,580,531        4.6         $2,895,133     $ 4,795,287        69.2%
1.65 - 1.69.......................       3           8,331,849        3.3         $2,777,283     $ 4,784,978        73.6%
1.85 - 1.89.......................       1           3,666,768        1.5         $3,666,768     $ 3,666,768        74.8%
1.90 - 1.94.......................       1           1,998,069        0.8         $1,998,069     $ 1,998,069        51.2%
                                        --        ------------      -----
                                        56        $249,922,837      100.0%        $4,462,908     $20,730,000        75.8%
                                        ==        ============      =====

                                                 WTD. AVG.
                                                  STATED
                                    WTD. AVG.    REMAINING
                                       LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF                            RATIO AT     MATURITY        DSC       MORTGAGE
DSC RATIOS(X)                       MATURITY*     (MOS.)*       RATIO        RATE
-------------                       ---------    ---------    ---------    ---------
1.20 - 1.24.......................     1.1%         202         1.23x        5.720%
1.25 - 1.29.......................    29.5%         150         1.27x        5.969%
1.30 - 1.34.......................    46.2%         148         1.31x        6.262%
1.35 - 1.39.......................    65.5%          92         1.38x        6.136%
1.40 - 1.44.......................    63.7%         121         1.43x        5.717%
1.45 - 1.49.......................    69.4%          96         1.47x        5.404%
1.50 - 1.54.......................    61.9%         114         1.52x        5.697%
1.55 - 1.59.......................    61.2%         119         1.56x        5.458%
1.60 - 1.64.......................    61.0%          94         1.61x        5.714%
1.65 - 1.69.......................    62.2%         118         1.67x        5.772%
1.85 - 1.89.......................    63.2%         118         1.85x        5.790%
1.90 - 1.94.......................    42.7%         119         1.94x        5.400%

                                      62.0%         114         1.47X        5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                  AGGREGATE         % BY         AVERAGE        MAXIMUM       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
35.01 - 40.00......................       1      $    507,614        0.1%       $  507,614    $   507,614       37.6%
40.01 - 50.00......................       2         5,105,430        0.6        $2,552,715    $ 2,788,982       45.2%
50.01 - 55.00......................       4        21,265,282        2.4        $5,316,320    $13,486,968       52.8%
55.01 - 60.00......................       2        17,645,219        2.0        $8,822,609    $11,173,176       59.5%
60.01 - 65.00......................       9        68,274,599        7.7        $7,586,067    $29,970,684       63.0%
65.01 - 70.00......................      15        80,906,593        9.1        $5,393,773    $13,683,968       68.1%
70.01 - 75.00......................      50       263,924,527       29.6        $5,278,491    $29,000,000       73.5%
75.01 - 80.13......................      57       434,139,271       48.7        $7,616,478    $33,500,000       78.1%
                                        ---      ------------      -----
                                        140      $891,768,535      100.0%       $6,369,775    $33,500,000       73.5%
                                        ===      ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
35.01 - 40.00......................    32.6%         80         1.49x     8.200%
40.01 - 50.00......................    28.9%        117         1.70x     6.514%
50.01 - 55.00......................    32.6%        135         2.01x     5.459%
55.01 - 60.00......................    52.1%         80         1.54x     5.635%
60.01 - 65.00......................    48.5%        106         1.49x     5.442%
65.01 - 70.00......................    52.6%        113         1.47x     5.860%
70.01 - 75.00......................    60.3%        103         1.46x     5.683%
75.01 - 80.13......................    67.0%        110         1.43x     5.721%

                                       60.9%        108         1.47X     5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        MAXIMUM       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
35.01 - 40.00......................      1       $    507,614        0.1%       $  507,614    $   507,614       37.6%
40.01 - 50.00......................      2          5,105,430        0.8        $2,552,715    $ 2,788,982       45.2%
50.01 - 55.00......................      2         17,971,660        2.8        $8,985,830    $13,486,968       53.0%
55.01 - 60.00......................      2         17,645,219        2.7        $8,822,609    $11,173,176       59.5%
60.01 - 65.00......................      9         68,274,599       10.6        $7,586,067    $29,970,684       63.0%
65.01 - 70.00......................     11         63,357,736        9.9        $5,759,794    $13,683,968       68.0%
70.01 - 75.00......................     23        181,072,685       28.2        $7,872,725    $29,000,000       73.8%
75.01 - 80.13......................     34        287,910,754       44.9        $8,467,963    $33,500,000       77.7%
                                        --       ------------      -----
                                        84       $641,845,698      100.0%       $7,641,020    $33,500,000       72.6%
                                        ==       ============      =====

                                                 WTD. AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                             RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                        MATURITY*    (MOS.)*      RATIO       RATE
-------------                        ---------   ---------   ---------   ---------
35.01 - 40.00......................    32.6%         80         1.49x     8.200%
40.01 - 50.00......................    28.9%        117         1.70x     6.514%
50.01 - 55.00......................    33.8%        134         2.05x     5.450%
55.01 - 60.00......................    52.1%         80         1.54x     5.635%
60.01 - 65.00......................    48.5%        106         1.49x     5.442%
65.01 - 70.00......................    51.0%        114         1.46x     5.891%
70.01 - 75.00......................    62.9%         95         1.45x     5.677%
75.01 - 80.13......................    66.7%        110         1.42x     5.755%

                                       60.5%        106         1.46X     5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        MAXIMUM       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                          LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-------------                        ---------   ------------   ------------   ------------   ------------   ------------
50.01 - 55.00.....................       2          3,293,621        1.3        $1,646,811    $ 1,998,069       51.9%
65.01 - 70.00.....................       4         17,548,857        7.0        $4,387,214    $ 6,094,255       68.6%
70.01 - 75.00.....................      27         82,851,842       33.2        $3,068,587    $ 9,990,418       73.0%
75.01 - 79.93.....................      23        146,228,517       58.5        $6,357,762    $20,730,000       78.9%
                                        --       ------------      -----
                                        56       $249,922,837      100.0%       $4,462,908    $20,730,000       75.8%
                                        ==       ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                       MATURITY*    (MOS.)*      RATIO       RATE
-------------                       ---------   ---------   ---------   ---------
50.01 - 55.00.....................    25.9%        143       1.77x       5.510%
65.01 - 70.00.....................    58.5%        111       1.52x       5.749%
70.01 - 75.00.....................    54.6%        121       1.49x       5.699%
75.01 - 79.93.....................    67.5%        110       1.45x       5.654%

                                      62.0%        114       1.47X       5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

RANGE OF                                         AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
MATURITY DATE                       NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                       ---------   ------------   ------------   ------------   ------------   ------------
0.00 - 5.00.......................       9      $ 28,073,804        3.1%      $ 3,119,312    $ 4,585,660       65.3%
20.01 - 30.00.....................       2         5,095,879        0.6       $ 2,547,940    $ 2,779,431       55.4%
30.01 - 40.00.....................       3         7,286,537        0.8       $ 2,428,846    $ 3,989,941       56.9%
40.01 - 50.00.....................       4        31,911,071        3.6       $ 7,977,768    $13,486,968       59.0%
50.01 - 55.00.....................       8        74,156,806        8.3       $ 9,269,601    $29,970,684       66.2%
55.01 - 60.00.....................      22       100,708,884       11.3       $ 4,577,677    $11,696,710       68.0%
60.01 - 65.00.....................      46       242,015,809       27.1       $ 5,261,213    $20,982,040       74.7%
65.01 - 70.00.....................      41       337,063,760       37.8       $ 8,221,067    $33,500,000       77.7%
70.01 - 75.00.....................       4        44,725,985        5.0       $11,181,496    $18,760,000       77.0%
75.01 - 80.00.....................       1        20,730,000        2.3       $20,730,000    $20,730,000       79.7%
                                       ---      ------------      -----
                                       140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                       ===      ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
RANGE OF                               LTV       TERM TO    WTD. AVG.   WTD. AVG.
MATURITY DATE                       RATIO AT    MATURITY       DSC      MORTGAGE
LTV RATIOS(%)                       MATURITY*    (MOS.)*      RATIO       RATE
-------------                       ---------   ---------   ---------   ---------
0.00 - 5.00.......................     0.4%        192        1.32x      5.780%
20.01 - 30.00.....................    24.7%        118        1.27x      5.886%
30.01 - 40.00.....................    37.1%        116        1.56x      6.440%
40.01 - 50.00.....................    44.7%        118        1.73x      5.665%
50.01 - 55.00.....................    53.2%        122        1.48x      5.632%
55.01 - 60.00.....................    57.7%         99        1.51x      5.695%
60.01 - 65.00.....................    63.2%        115        1.48x      5.813%
65.01 - 70.00.....................    67.2%        104        1.44x      5.679%
70.01 - 75.00.....................    71.7%         67        1.40x      5.462%
75.01 - 80.00.....................    76.3%         59        1.47x      5.100%

                                      60.9%        108        1.47X      5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                  % BY
RANGE OF                                        AGGREGATE     CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
MATURITY DATE                     NUMBER OF    CUT-OFF DATE     GROUP 1       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
LTV RATIOS(%)                       LOANS        BALANCE        BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                     ---------    ------------   ------------    ------------    ------------    ------------
0.00 - 5.00.....................       5       $ 18,237,523        2.8%       $ 3,647,505     $ 4,585,660        63.2%
20.01 - 30.00...................       2          5,095,879        0.8        $ 2,547,940     $ 2,779,431        55.4%
30.01 - 40.00...................       3          7,286,537        1.1        $ 2,428,846     $ 3,989,941        56.9%
40.01 - 50.00...................       3         29,913,001        4.7        $ 9,971,000     $13,486,968        59.5%
50.01 - 55.00...................       6         64,738,508       10.1        $10,789,751     $29,970,684        65.4%
55.01 - 60.00...................      13         69,852,668       10.9        $ 5,373,282     $11,696,710        66.5%
60.01 - 65.00...................      21        165,253,070       25.7        $ 7,869,194     $20,982,040        74.5%
65.01 - 70.00...................      28        239,608,512       37.3        $ 8,557,447     $33,500,000        77.3%
70.01 - 75.00...................       3         41,860,000        6.5        $13,953,333     $18,760,000        76.8%
                                    ----       ------------      -----
                                      84       $641,845,698      100.0%       $ 7,641,020     $33,500,000        72.6%
                                    ====       ============      =====

                                               WTD. AVG.
                                                STATED
                                  WTD. AVG.    REMAINING
RANGE OF                             LTV        TERM TO     WTD. AVG.    WTD. AVG.
MATURITY DATE                     RATIO AT     MATURITY        DSC       MORTGAGE
LTV RATIOS(%)                     MATURITY*     (MOS.)*       RATIO        RATE
-------------                     ---------    ---------    ---------    ---------
0.00 - 5.00.....................     0.2%         197         1.33x       5.780%
20.01 - 30.00...................    24.7%         118         1.27x       5.886%
30.01 - 40.00...................    37.1%         116         1.56x       6.440%
40.01 - 50.00...................    44.9%         118         1.72x       5.682%
50.01 - 55.00...................    53.2%         119         1.49x       5.603%
55.01 - 60.00...................    57.6%          89         1.51x       5.739%
60.01 - 65.00...................    63.4%         114         1.46x       5.838%
65.01 - 70.00...................    67.4%         100         1.43x       5.652%
70.01 - 75.00...................    71.8%          68         1.40x       5.476%

                                    60.5%         106         1.46X       5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                  % BY
RANGE OF                                        AGGREGATE     CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
MATURITY DATE                     NUMBER OF    CUT-OFF DATE     GROUP 2       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
LTV RATIOS(%)                       LOANS        BALANCE        BALANCE         BALANCE         BALANCE        LTV RATIO
-------------                     ---------    ------------   ------------    ------------    ------------    ------------
 0.00 -  5.00...................       4       $  9,836,281        3.9%       $ 2,459,070     $ 3,872,060        69.3%
40.01 - 50.00...................       1          1,998,069        0.8        $ 1,998,069     $ 1,998,069        51.2%
50.01 - 55.00...................       2          9,418,298        3.8        $ 4,709,149     $ 6,900,000        71.4%
55.01 - 60.00...................       9         30,856,216       12.3        $ 3,428,468     $ 6,094,255        71.3%
60.01 - 65.00...................      25         76,762,739       30.7        $ 3,070,510     $ 9,990,418        74.9%
65.01 - 70.00...................      13         97,455,248       39.0        $ 7,496,558     $14,486,714        78.7%
70.01 - 75.00...................       1          2,865,985        1.1        $ 2,865,985     $ 2,865,985        79.6%
75.01 - 80.00...................       1         20,730,000        8.3        $20,730,000     $20,730,000        79.7%
                                     ---       ------------      -----
                                      56       $249,922,837      100.0%       $ 4,462,908     $20,730,000        75.8%
                                     ===       ============      =====

                                               WTD. AVG.
                                                STATED
                                  WTD. AVG.    REMAINING
RANGE OF                             LTV        TERM TO     WTD. AVG.    WTD. AVG.
MATURITY DATE                     RATIO AT     MATURITY        DSC       MORTGAGE
LTV RATIOS(%)                     MATURITY*     (MOS.)*       RATIO        RATE
-------------                     ---------    ---------    ---------    ---------
 0.00 -  5.00...................     0.8%         183         1.30x       5.781%
40.01 - 50.00...................    42.7%         119         1.94x       5.400%
50.01 - 55.00...................    53.4%         140         1.41x       5.832%
55.01 - 60.00...................    58.0%         121         1.50x       5.595%
60.01 - 65.00...................    62.7%         117         1.52x       5.760%
65.01 - 70.00...................    66.9%         113         1.45x       5.745%
70.01 - 75.00...................    71.5%          57         1.51x       5.260%
75.01 - 80.00...................    76.3%          59         1.47x       5.100%

                                    62.0%         114         1.47X       5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)                    LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
5.100 - 5.249.....................       3      $ 52,726,960        5.9%      $17,575,653    $29,000,000       75.7%
5.250 - 5.499.....................      26       212,257,232       23.8       $ 8,163,740    $29,970,684       69.5%
5.500 - 5.749.....................      37       250,039,649       28.0       $ 6,757,828    $25,336,764       75.9%
5.750 - 5.999.....................      29       179,990,595       20.2       $ 6,206,572    $33,500,000       75.1%
6.000 - 6.249.....................      26       142,553,690       16.0       $ 5,482,834    $17,447,772       73.0%
6.250 - 6.499.....................      12        40,005,194        4.5       $ 3,333,766    $ 4,407,007       73.4%
6.500 - 6.749.....................       4         9,201,629        1.0       $ 2,300,407    $ 2,788,982       65.8%
6.750 - 6.999.....................       2         4,485,972        0.5       $ 2,242,986    $ 2,789,152       71.3%
8.000 - 8.249.....................       1           507,614        0.1       $   507,614    $   507,614       37.6%
                                       ---      ------------      -----
                                       140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                       ===      ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                  MATURITY*    (MOS.)*      RATIO       RATE
------------------                  ---------   ---------   ---------   ---------
5.100 - 5.249.....................    71.0%         60        1.44x      5.155%
5.250 - 5.499.....................    61.1%         85        1.53x      5.381%
5.500 - 5.749.....................    60.3%        121        1.44x      5.610%
5.750 - 5.999.....................    61.0%        118        1.49x      5.851%
6.000 - 6.249.....................    59.9%        116        1.43x      6.063%
6.250 - 6.499.....................    57.4%        126        1.34x      6.293%
6.500 - 6.749.....................    50.3%        160        1.58x      6.702%
6.750 - 6.999.....................    58.9%        117        1.30x      6.807%
8.000 - 8.249.....................    32.6%         80        1.49x      8.200%

                                      60.9%        108        1.47X      5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)                    LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
5.190 - 5.249.....................      2       $ 31,996,960        5.0%      $15,998,480    $29,000,000       73.1%
5.250 - 5.499.....................     14        172,241,660       26.8       $12,302,976    $29,970,684       68.8%
5.500 - 5.749.....................     19        148,509,120       23.1       $ 7,816,269    $25,336,764       75.2%
5.750 - 5.999.....................     17        141,670,635       22.1       $ 8,333,567    $33,500,000       75.3%
6.000 - 6.249.....................     18        102,852,122       16.0       $ 5,714,007    $17,447,772       71.8%
6.250 - 6.499.....................     11         38,489,452        6.0       $ 3,499,041    $ 4,407,007       73.4%
6.500 - 6.749.....................      1          2,788,982        0.4       $ 2,788,982    $ 2,788,982       45.0%
6.750 - 6.999.....................      1          2,789,152        0.4       $ 2,789,152    $ 2,789,152       69.7%
8.000 - 8.249.....................      1            507,614        0.1       $   507,614    $   507,614       37.6%
                                       --       ------------      -----
                                       84       $641,845,698      100.0%      $ 7,641,020    $33,500,000       72.6%
                                       ==       ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                  MATURITY*    (MOS.)*      RATIO       RATE
------------------                  ---------   ---------   ---------   ---------
5.190 - 5.249.....................    67.6%         60        1.43x      5.191%
5.250 - 5.499.....................    61.3%         80        1.53x      5.381%
5.500 - 5.749.....................    58.9%        121        1.43x      5.616%
5.750 - 5.999.....................    63.1%        115        1.47x      5.856%
6.000 - 6.249.....................    57.8%        120        1.43x      6.067%
6.250 - 6.499.....................    57.1%        127        1.34x      6.290%
6.500 - 6.749.....................    35.7%        117        2.04x      6.650%
6.750 - 6.999.....................    55.6%        117        1.29x      6.750%
8.000 - 8.249.....................    32.6%         80        1.49x      8.200%

                                      60.5%        106        1.46X      5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)                    LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
5.100 - 5.249.....................      1       $ 20,730,000        8.3%      $20,730,000    $20,730,000       79.7%
5.250 - 5.499.....................     12         40,015,572       16.0       $ 3,334,631    $ 9,990,418       72.1%
5.500 - 5.749.....................     18        101,530,529       40.6       $ 5,640,585    $14,486,714       76.9%
5.750 - 5.999.....................     12         38,319,960       15.3       $ 3,193,330    $ 7,993,211       74.6%
6.000 - 6.249.....................      8         39,701,567       15.9       $ 4,962,696    $12,213,231       76.3%
6.250 - 6.499.....................      1          1,515,742        0.6       $ 1,515,742    $ 1,515,742       73.9%
6.500 - 6.749.....................      3          6,412,648        2.6       $ 2,137,549    $ 2,518,298       74.8%
6.750 - 6.999.....................      1          1,696,819        0.7       $ 1,696,819    $ 1,696,819       73.8%
                                       --       ------------      -----
                                       56       $249,922,837      100.0%      $ 4,462,908    $20,730,000       75.8%
                                       ==       ============      =====

                                                WTD. AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                            RATIO AT    MATURITY       DSC      MORTGAGE
MORTGAGE RATES (%)                  MATURITY*    (MOS.)*      RATIO       RATE
------------------                  ---------   ---------   ---------   ---------
5.100 - 5.249.....................    76.3%         59        1.47x      5.100%
5.250 - 5.499.....................    60.1%        108        1.54x      5.379%
5.500 - 5.749.....................    62.4%        121        1.45x      5.601%
5.750 - 5.999.....................    52.9%        128        1.54x      5.833%
6.000 - 6.249.....................    65.1%        106        1.42x      6.054%
6.250 - 6.499.....................    63.5%        117        1.42x      6.360%
6.500 - 6.749.....................    56.6%        179        1.38x      6.725%
6.750 - 6.999.....................    64.3%        118        1.31x      6.900%

                                      62.0%        114        1.47X      5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY
OR ANTICIPATED                                  AGGREGATE          % BY          AVERAGE         HIGHEST        WTD. AVG.
REPAYMENT DATE                    NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
(MONTHS)                            LOANS        BALANCE       POOL BALANCE      BALANCE         BALANCE        LTV RATIO
-----------------                 ---------    ------------    ------------    ------------    ------------    ------------
  0 -  60.......................      16       $170,600,083        19.1%       $10,662,505     $29,000,000         72.3%
 61 -  84.......................       4         37,762,174         4.2        $ 9,440,544     $17,650,000         76.3%
 85 - 108.......................       1          4,278,031         0.5        $ 4,278,031     $ 4,278,031         79.7%
109 - 120.......................     106        637,741,794        71.5        $ 6,016,432     $33,500,000         74.0%
121 - 156.......................       1          6,900,000         0.8        $ 6,900,000     $ 6,900,000         71.9%
169 - 180.......................       8         22,233,010         2.5        $ 2,779,126     $ 4,484,692         65.7%
181 - 192.......................       1          4,585,660         0.5        $ 4,585,660     $ 4,585,660         74.0%
193 - 204.......................       1          1,988,012         0.2        $ 1,988,012     $ 1,988,012         71.0%
217 - 228.......................       1          2,804,385         0.3        $ 2,804,385     $ 2,804,385         66.8%
229 - 240.......................       1          2,875,384         0.3        $ 2,875,384     $ 2,875,384         64.4%
                                     ---       ------------       -----
                                     140       $891,768,535       100.0%       $ 6,369,775     $33,500,000         73.5%
                                     ===       ============       =====

                                               WTD. AVG.
RANGE OF ORIGINAL                               STATED
TERMS TO MATURITY                 WTD. AVG.    REMAINING
OR ANTICIPATED                       LTV        TERM TO     WTD. AVG.    WTD. AVG.
REPAYMENT DATE                    RATIO AT     MATURITY        DSC       MORTGAGE
(MONTHS)                          MATURITY*     (MOS.)*       RATIO        RATE
-----------------                 ---------    ---------    ---------    ---------
  0 -  60.......................    67.5%          58         1.48x        5.353%
 61 -  84.......................    68.9%          81         1.44x        5.470%
 85 - 108.......................    65.7%          94         1.42x        5.550%
109 - 120.......................    61.4%         119         1.47x        5.795%
121 - 156.......................    53.6%         126         1.40x        5.500%
169 - 180.......................    16.7%         179         1.39x        5.972%
181 - 192.......................     0.0%         191         1.15x        5.610%
193 - 204.......................     1.1%         202         1.23x        5.720%
217 - 228.......................     0.0%         221         1.25x        6.240%
229 - 240.......................     0.0%         236         1.32x        6.270%

                                    60.9%         108         1.47X        5.699%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY                                                   % BY
OR ANTICIPATED                                    AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                       NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                               LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----------------                    ---------   ------------   ------------   ------------   ------------   ------------
  0 -  60..........................     12       $134,406,767       20.9%      $11,200,564    $29,000,000       71.1%
 61 -  84..........................      4         37,762,174        5.9       $ 9,440,544    $17,650,000       76.3%
 85 - 108..........................      1          4,278,031        0.7       $ 4,278,031    $ 4,278,031       79.7%
109 - 120..........................     62        447,161,202       69.7       $ 7,212,277    $33,500,000       73.0%
169 - 180..........................      2          7,972,093        1.2       $ 3,986,047    $ 4,484,692       55.3%
181 - 192..........................      1          4,585,660        0.7       $ 4,585,660    $ 4,585,660       74.0%
217 - 228..........................      1          2,804,385        0.4       $ 2,804,385    $ 2,804,385       66.8%
229 - 240..........................      1          2,875,384        0.4       $ 2,875,384    $ 2,875,384       64.4%
                                     ---------   ------------   ------------
                                        84       $641,845,698      100.0%      $ 7,641,020    $33,500,000       72.6%
                                     =========   ============   ============

                                                 WTD. AVG.
RANGE OF ORIGINAL                                 STATED
TERMS TO MATURITY                    WTD. AVG.   REMAINING
OR ANTICIPATED                          LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*    (MOS.)*      RATIO       RATE
-----------------                    ---------   ---------   ---------   ---------
  0 -  60..........................    66.2%         59        1.48x      5.350%
 61 -  84..........................    68.9%         81        1.44x      5.470%
 85 - 108..........................    65.7%         94        1.42x      5.550%
109 - 120..........................    60.5%        119        1.47x      5.836%
169 - 180..........................     0.4%        179        1.47x      5.539%
181 - 192..........................     0.0%        191        1.15x      5.610%
217 - 228..........................     0.0%        221        1.25x      6.240%
229 - 240..........................     0.0%        236        1.32x      6.270%

                                       60.5%        106        1.46X      5.709%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF ORIGINAL LOAN GROUP 2 TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL
TERMS TO MATURITY                                                   % BY
OR ANTICIPATED                                    AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                       NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                               LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
-----------------                    ---------   ------------   ------------   ------------   ------------   ------------
  0 -  60..........................       4      $ 36,193,316       14.5%       $9,048,329    $20,730,000       76.6%
109 - 120..........................      44       190,580,593       76.3        $4,331,377    $14,486,714       76.2%
121 - 156..........................       1         6,900,000        2.8        $6,900,000    $ 6,900,000       71.9%
169 - 180..........................       6        14,260,917        5.7        $2,376,819    $ 3,872,060       71.5%
193 - 204..........................       1         1,988,012        0.8        $1,988,012    $ 1,988,012       71.0%
                                        ---      ------------      -----
                                         56      $249,922,837      100.0%       $4,462,908    $20,730,000       75.8%
                                        ===      ============      =====

                                                 WTD. AVG.
RANGE OF ORIGINAL                                 STATED
TERMS TO MATURITY                    WTD. AVG.   REMAINING
OR ANTICIPATED                          LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*    (MOS.)*      RATIO       RATE
-----------------                    ---------   ---------   ---------   ---------
  0 -  60..........................    72.3%         58        1.47x      5.363%
109 - 120..........................    63.7%        118        1.49x      5.698%
121 - 156..........................    53.6%        126        1.40x      5.500%
169 - 180..........................    25.9%        178        1.35x      6.214%
193 - 204..........................     1.1%        202        1.23x      5.720%

                                       62.0%        114        1.47X      5.674%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY
OR ANTICIPATED                                   AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                              LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
0 - 60............................      16      $170,600,083       19.1%      $10,662,505    $29,000,000       72.3%
61 - 84...........................       5        38,269,789         4.3      $ 7,653,958    $17,650,000       75.8%
85 - 108..........................       1         4,278,031         0.5      $ 4,278,031    $ 4,278,031       79.7%
109 - 120.........................     105       637,234,180        71.5      $ 6,068,897    $33,500,000       74.0%
121 - 156.........................       1         6,900,000         0.8      $ 6,900,000    $ 6,900,000       71.9%
169 - 180.........................       8        22,233,010         2.5      $ 2,779,126    $ 4,484,692       65.7%
181 - 192.........................       1         4,585,660         0.5      $ 4,585,660    $ 4,585,660       74.0%
193 - 204.........................       1         1,988,012         0.2      $ 1,988,012    $ 1,988,012       71.0%
217 - 228.........................       1         2,804,385         0.3      $ 2,804,385    $ 2,804,385       66.8%
229 - 240.........................       1         2,875,384         0.3      $ 2,875,384    $ 2,875,384       64.4%
                                       ---      ------------      ------
                                       140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                       ===      ============      ======

                                                  WTD. AVG.
RANGE OF REMAINING                                 STATED
TERMS TO MATURITY                    WTD. AVG.    REMAINING
OR ANTICIPATED                          LTV        TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT     MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*     (MOS.)*      RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
0 - 60............................     67.5%          58        1.48x      5.353%
61 - 84...........................     68.4%          81        1.44x      5.506%
85 - 108..........................     65.7%          94        1.42x      5.550%
109 - 120.........................     61.5%         119        1.47x      5.793%
121 - 156.........................     53.6%         126        1.40x      5.500%
169 - 180.........................     16.7%         179        1.39x      5.972%
181 - 192.........................      0.0%         191        1.15x      5.610%
193 - 204.........................      1.1%         202        1.23x      5.720%
217 - 228.........................      0.0%         221        1.25x      6.240%
229 - 240.........................      0.0%         236        1.32x      6.270%

                                       60.9%         108        1.47X      5.699%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY                                                  % BY
OR ANTICIPATED                                  AGGREGATE      CUT-OFF DATE      AVERAGE         HIGHEST        WTD. AVG.
REPAYMENT DATE                    NUMBER OF    CUT-OFF DATE      GROUP 1       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
(MONTHS)                            LOANS        BALANCE         BALANCE         BALANCE         BALANCE        LTV RATIO
------------------                ---------    ------------    ------------    ------------    ------------    ------------
0 - 60.........................      12        $134,406,767        20.9%       $11,200,564     $29,000,000        71.1%
61 - 84........................       5          38,269,789         6.0        $ 7,653,958     $17,650,000        75.8%
85 - 108.......................       1           4,278,031         0.7        $ 4,278,031     $ 4,278,031        79.7%
109 - 120......................      61         446,653,588        69.6        $ 7,322,190     $33,500,000        73.0%
169 - 180......................       2           7,972,093         1.2        $ 3,986,047     $ 4,484,692        55.3%
181 - 192......................       1           4,585,660         0.7        $ 4,585,660     $ 4,585,660        74.0%
217 - 228......................       1           2,804,385         0.4        $ 2,804,385     $ 2,804,385        66.8%
229 - 240......................       1           2,875,384         0.4        $ 2,875,384     $ 2,875,384        64.4%
                                     --        ------------       -----
                                     84        $641,845,698       100.0%       $ 7,641,020     $33,500,000        72.6%
                                     ==        ============       =====

                                                WTD. AVG.
RANGE OF REMAINING                               STATED
TERMS TO MATURITY                 WTD. AVG.     REMAINING
OR ANTICIPATED                       LTV         TERM TO     WTD. AVG.    WTD. AVG.
REPAYMENT DATE                    RATIO AT      MATURITY        DSC       MORTGAGE
(MONTHS)                          MATURITY*      (MOS.)*       RATIO        RATE
------------------               -----------    ---------    ---------    ---------
0 - 60.........................     66.2%           59         1.48x       5.350%
61 - 84........................     68.4%           81         1.44x       5.506%
85 - 108.......................     65.7%           94         1.42x       5.550%
109 - 120......................     60.5%          119         1.47x       5.833%
169 - 180......................      0.4%          179         1.47x       5.539%
181 - 192......................      0.0%          191         1.15x       5.610%
217 - 228......................      0.0%          221         1.25x       6.240%
229 - 240......................      0.0%          236         1.32x       6.270%

                                    60.5%          106         1.46X       5.709%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF REMAINING
TERMS TO MATURITY                                                   % BY
OR ANTICIPATED                                    AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REPAYMENT DATE                       NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
(MONTHS)                               LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                   ---------   ------------   ------------   ------------   ------------   ------------
0 - 60.............................      4       $ 36,193,316       14.5%       $9,048,329    $20,730,000       76.6%
109 - 120..........................     44        190,580,593       76.3        $4,331,377    $14,486,714       76.2%
121 - 156..........................      1          6,900,000        2.8        $6,900,000    $ 6,900,000       71.9%
169 - 180..........................      6         14,260,917        5.7        $2,376,819    $ 3,872,060       71.5%
193 - 204..........................      1          1,988,012        0.8        $1,988,012    $ 1,988,012       71.0%
                                        --       ------------      -----
                                        56       $249,922,837      100.0%       $4,462,908    $20,730,000       75.8%
                                        ==       ============      =====

                                                 WTD. AVG.
RANGE OF REMAINING                                STATED
TERMS TO MATURITY                    WTD. AVG.   REMAINING
OR ANTICIPATED                          LTV       TERM TO    WTD. AVG.   WTD. AVG.
REPAYMENT DATE                       RATIO AT    MATURITY       DSC      MORTGAGE
(MONTHS)                             MATURITY*    (MOS.)*      RATIO       RATE
------------------                   ---------   ---------   ---------   ---------
0 - 60.............................    72.3%         58        1.47x      5.363%
109 - 120..........................    63.7%        118        1.49x      5.698%
121 - 156..........................    53.6%        126        1.40x      5.500%
169 - 180..........................    25.9%        178        1.35x      6.214%
193 - 204..........................     1.1%        202        1.23x      5.720%

                                       62.0%        114        1.47X      5.674%

---------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

RANGE OF                                          AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION               NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1) (MONTHS)                      LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------               ---------   ------------   ------------   ------------   ------------   ------------
145 - 180.........................        7      $ 20,916,242        2.3%      $ 2,988,035    $ 4,484,692       60.4%
181 - 192.........................        1         4,585,660        0.5       $ 4,585,660    $ 4,585,660       74.0%
193 - 228.........................        3         8,782,338        1.0       $ 2,927,446    $ 3,989,941       68.1%
229 - 264.........................        3        13,336,988        1.5       $ 4,445,663    $ 9,953,990       65.9%
265 - 300.........................       17        74,309,633        8.3       $ 4,371,155    $ 7,600,000       70.8%
301 - 348.........................        2        25,380,678        2.8       $12,690,339    $13,683,968       70.0%
349 - 360.........................      107       744,456,996       83.5       $ 6,957,542    $33,500,000       74.4%
                                        ---      ------------      -----
                                        140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                        ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                                LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION               RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                   MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
145 - 180.........................      6.4%         164        1.37x      5.720%
181 - 192.........................      0.0%         191        1.15x      5.610%
193 - 228.........................     17.8%         170        1.24x      6.045%
229 - 264.........................     34.3%         142        1.30x      6.000%
265 - 300.........................     56.1%         110        1.45x      5.838%
301 - 348.........................     56.7%         118        1.49x      5.844%
349 - 360.........................     64.4%         104        1.48x      5.671%

                                       60.9%         108        1.47X      5.699%

The weighted average remaining amortization term for all Mortgage Loans is 344 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                    % BY
RANGE OF                                          AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION               NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1) (MONTHS)                      LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------               ---------   ------------   ------------   ------------   ------------   ------------
145 - 180.........................       4       $ 13,067,973        2.0%      $ 3,266,993    $ 4,484,692       55.3%
181 - 192.........................       1       $  4,585,660        0.7       $ 4,585,660    $ 4,585,660       74.0%
193 - 228.........................       2       $  6,794,327        1.1       $ 3,397,163    $ 3,989,941       67.3%
229 - 264.........................       3       $ 13,336,988        2.1       $ 4,445,663    $ 9,953,990       65.9%
265 - 300.........................      11       $ 49,570,230        7.7       $ 4,506,385    $ 7,600,000       68.3%
301 - 348.........................       2       $ 25,380,678        4.0       $12,690,339    $13,683,968       70.0%
349 - 360.........................      61       $529,109,842       82.4       $ 8,673,932    $33,500,000       73.7%
                                        --       ------------      -----
                                        84       $641,845,698      100.0%      $ 7,641,020    $33,500,000       72.6%
                                        ==       ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                                LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION               RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                   MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
145 - 180.........................      9.8%         155         1.39x     5.674%
181 - 192.........................      0.0%         191         1.15x     5.610%
193 - 228.........................     22.7%         161         1.24x     6.140%
229 - 264.........................     34.3%         142         1.30x     6.000%
265 - 300.........................     54.7%         108         1.46x     5.981%
301 - 348.........................     56.7%         118         1.49x     5.844%
349 - 360.........................     64.2%         102         1.47x     5.666%

                                       60.5%         106         1.46X     5.709%

The weighted average remaining amortization term for all Group 1 Mortgage Loans is 344 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % BY
RANGE OF                                         AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
REMAINING AMORTIZATION              NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERMS(1) (MONTHS)                     LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------              ---------   ------------   ------------   ------------   ------------   ------------
145 - 180.........................      3       $  7,848,269        3.1%       $2,616,090    $ 3,872,060       68.8%
193 - 228.........................      1          1,988,012        0.8        $1,988,012    $ 1,988,012       71.0%
265 - 300.........................      6         24,739,402        9.9        $4,123,234    $ 6,900,000       75.9%
349 - 360.........................     46        215,347,154       86.2        $4,681,460    $20,730,000       76.1%
                                    ---------   ------------   ------------
                                       56       $249,922,837      100.0%       $4,462,908    $20,730,000       75.8%
                                    =========   ============   ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
RANGE OF                                LTV        TERM TO    WTD. AVG.   WTD. AVG.
REMAINING AMORTIZATION               RATIO AT     MATURITY       DSC      MORTGAGE
TERMS(1) (MONTHS)                   MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------              -----------   ---------   ---------   ---------
145 - 180.........................      0.8%         178       1.32x       5.797%
193 - 228.........................      1.1%         202       1.23x       5.720%
265 - 300.........................     59.0%         114       1.42x       5.552%
349 - 360.........................     65.2%         111       1.49x       5.683%

                                       62.0%         114       1.47X       5.674%

The weighted average remaining amortization term for all Group 2 Mortgage Loans is 346 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................      96      $611,515,938       68.6%      $ 6,369,958    $33,500,000       73.4%
Amortizing ARD....................      28       171,388,793       19.2       $ 6,121,028    $20,679,772       73.2%
Interest-only, Amortizing
  Balloon(2)......................       4        48,740,000        5.5       $12,185,000    $20,730,000       77.9%
Interest-only, Amortizing
  ARD(2)..........................       3        32,050,000        3.6       $10,683,333    $17,650,000       76.7%
Fully Amortizing..................       9        28,073,804        3.1       $ 3,119,312    $ 4,585,660       65.3%
                                       ---      ------------      -----
                                       140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                       ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................     61.5%         112        1.49x      5.745%
Amortizing ARD....................     63.4%          97        1.43x      5.669%
Interest-only, Amortizing
  Balloon(2)......................     73.9%          63        1.41x      5.350%
Interest-only, Amortizing
  ARD(2)..........................     69.9%          81        1.45x      5.440%
Fully Amortizing..................      0.4%         192        1.32x      5.780%

                                       60.9%         108        1.47X      5.699%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 24 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE     GROUP 1      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................     50       $402,039,382       62.6%      $ 8,040,788    $33,500,000       72.1%
Amortizing ARD....................     23        161,508,793       25.2       $ 7,022,121    $20,679,772       73.2%
Interest-only, Amortizing
  ARD(2)..........................      3         32,050,000        5.0       $10,683,333    $17,650,000       76.7%
Interest-only, Amortizing
  Balloon(2)......................      3         28,010,000        4.4       $ 9,336,667    $18,760,000       76.5%
Fully Amortizing..................      5         18,237,523        2.8       $ 3,647,505    $ 4,585,660       63.2%
                                       --       ------------      -----
                                       84       $641,845,698      100.0%      $ 7,641,020    $33,500,000       72.6%
                                       ==       ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................     60.4%         111        1.49x      5.750%
Amortizing ARD....................     63.6%          96        1.43x      5.681%
Interest-only, Amortizing
  ARD(2)..........................     69.9%          81        1.45x      5.440%
Interest-only, Amortizing
  Balloon(2)......................     72.1%          66        1.37x      5.536%
Fully Amortizing..................      0.2%         197        1.33x      5.780%

                                       60.5%         106        1.46X      5.709%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 24 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                   % BY
                                                 AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                    LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
------------------                  ---------   ------------   ------------   ------------   ------------   ------------
Amortizing Balloon................     46       $209,476,556       83.8%      $ 4,553,838    $14,486,714       75.9%
Interest-only, Amortizing
  Balloon(2)......................      1         20,730,000        8.3       $20,730,000    $20,730,000       79.7%
Amortizing ARD....................      5          9,880,000        4.0       $ 1,976,000    $ 3,130,000       72.1%
Fully Amortizing..................      4          9,836,281        3.9       $ 2,459,070    $ 3,872,060       69.3%
                                    ---------   ------------   ------------
                                       56       $249,922,837      100.0%      $ 4,462,908    $20,730,000       75.8%
                                    =========   ============   ============

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  MATURITY(1)   (MOS.)(1)     RATIO       RATE
------------------                  -----------   ---------   ---------   ---------
Amortizing Balloon................     63.6%         116        1.48x      5.735%
Interest-only, Amortizing
  Balloon(2)......................     76.3%          59        1.47x      5.100%
Amortizing ARD....................     60.2%         120        1.42x      5.480%
Fully Amortizing..................      0.8%         183        1.30x      5.781%

                                       62.0%         114        1.47X      5.674%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) This Mortgage Loan requires payments of interest only for a period of 24 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                  AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)           LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------------         ---------   ------------   ------------   ------------   ------------   ------------
70.00 - 74.99......................       2      $ 33,563,141        3.8%      $16,781,571    $29,970,684       63.2%
75.00 - 79.99......................       1         7,700,000        0.9       $ 7,700,000    $ 7,700,000       76.2%
80.00 - 84.99......................       6        71,647,490        8.0       $11,941,248    $29,000,000       76.8%
85.00 - 89.99......................      13       109,658,610       12.3       $ 8,435,278    $17,650,000       75.4%
90.00 - 94.99......................      31       167,684,468       18.8       $ 5,409,176    $25,336,764       74.8%
95.00 - 99.99......................      29       196,946,939       22.1       $ 6,791,274    $33,500,000       74.3%
100.00 - 100.00....................      58       304,567,886       34.2       $ 5,251,170    $20,982,040       71.8%
                                     ---------   ------------   ------------
                                        140      $891,768,535      100.0%      $ 6,369,775    $33,500,000       73.5%
                                     =========   ============   ============

                                                   WTD.
                                                   AVG.
                                                  STATED
                                     WTD. AVG.   REMAINING
                                        LTV       TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT    MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES (%)         MATURITY*    (MOS.)*      RATIO       RATE
----------------------------         ---------   ---------   ---------   ---------
70.00 - 74.99......................    52.8%        119        1.48x      5.441%
75.00 - 79.99......................    69.5%         81        1.43x      5.440%
80.00 - 84.99......................    70.3%         73        1.44x      5.309%
85.00 - 89.99......................    63.7%        103        1.47x      5.660%
90.00 - 94.99......................    62.8%        108        1.46x      5.670%
95.00 - 99.99......................    61.9%        106        1.46x      5.714%
100.00 - 100.00....................    56.7%        119        1.48x      5.846%

                                       60.9%        108        1.47X      5.699%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                 AGGREGATE          % BY           AVERAGE        HIGHEST       WTD. AVG.
                                    NUMBER OF   CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)          LOANS       BALANCE      GROUP 1 BALANCE     BALANCE        BALANCE       LTV RATIO
----------------------------        ---------   ------------   ---------------   ------------   ------------   ------------
70.00 - 74.99.....................      2       $ 33,563,141          5.2%       $16,781,571    $29,970,684       63.2%
75.00 - 79.99.....................      1          7,700,000          1.2        $ 7,700,000    $ 7,700,000       76.2%
80.00 - 84.99.....................      3         37,934,416          5.9        $12,644,805    $29,000,000       74.2%
85.00 - 89.99.....................      9         87,087,153         13.6        $ 9,676,350    $17,650,000       74.9%
90.00 - 94.99.....................     11        102,818,642         16.0        $ 9,347,149    $25,336,764       75.2%
95.00 - 99.99.....................     11        118,723,288         18.5        $10,793,026    $33,500,000       73.6%
100.00 - 100.00...................     47        254,019,056         39.6        $ 5,404,661    $20,982,040       71.1%
                                       --       ------------        -----
                                       84       $641,845,698        100.0%       $ 7,641,020    $33,500,000       72.6%
                                       ==       ============        =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                                     RATIO AT     MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES (%)         MATURITY*     (MOS.)*      RATIO       RATE
----------------------------        -----------   ---------   ---------   ---------
70.00 - 74.99.....................     52.8%         119        1.48x       5.441%
75.00 - 79.99.....................     69.5%          81        1.43x       5.440%
80.00 - 84.99.....................     68.4%          65        1.41x       5.322%
85.00 - 89.99.....................     63.3%          99        1.46x       5.631%
90.00 - 94.99.....................     64.9%         103        1.43x       5.715%
95.00 - 99.99.....................     63.3%          96        1.48x       5.648%
100.00 - 100.00...................     56.1%         119        1.48x       5.863%

                                       60.5%         106        1.46X       5.709%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                    % BY
                                                  AGGREGATE     CUT-OFF DATE     AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER OF   CUT-OFF DATE     GROUP 2      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)           LOANS       BALANCE        BALANCE        BALANCE        BALANCE       LTV RATIO
----------------------------         ---------   ------------   ------------   ------------   ------------   ------------
80.00 - 84.99.....................       3       $ 33,713,074       13.5%      $11,237,691    $20,730,000       79.6%
85.00 - 89.99.....................       4         22,571,457        9.0       $ 5,642,864    $ 8,292,566       77.5%
90.00 - 94.99.....................      20         64,865,825       26.0       $ 3,243,291    $ 9,990,418       74.2%
95.00 - 99.99.....................      18         78,223,651       31.3       $ 4,345,758    $12,770,232       75.4%
100.00 - 100.00...................      11         50,548,829       20.2       $ 4,595,348    $14,486,714       75.3%
                                        --       ------------      -----
                                        56       $249,922,837      100.0%      $ 4,462,908    $20,730,000       75.8%
                                        ==       ============      =====

                                                  WTD.
                                                  AVG.
                                                 STATED
                                    WTD. AVG.   REMAINING
                                       LTV       TERM TO    WTD. AVG.   WTD. AVG.
                                    RATIO AT    MATURITY       DSC      MORTGAGE
RANGE OF OCCUPANCY RATES (%)        MATURITY*    (MOS.)*      RATIO       RATE
----------------------------        ---------   ---------   ---------   ---------
80.00 - 84.99.....................    72.6%         82        1.46x      5.294%
85.00 - 89.99.....................    65.3%        119        1.48x      5.774%
90.00 - 94.99.....................    59.6%        115        1.51x      5.598%
95.00 - 99.99.....................    59.8%        121        1.44x      5.814%
100.00 - 100.00...................    60.0%        122        1.49x      5.763%

                                      62.0%        114        1.47X      5.674%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)

PREPAYMENT RESTRICTION               APR-03    APR-04    APR-05    APR-06    APR-07    APR-08    APR-09    APR-10    APR-11
----------------------               -------   -------   -------   -------   -------   -------   -------   -------   -------
Lockout............................  100.00%   100.00%    60.02%    19.57%     0.47%     0.00%     0.00%     0.00%     0.00%
Defeasance.........................    0.00%     0.00%    39.31%    79.75%    98.85%    99.35%    99.35%    92.83%    92.76%
Yield Maintenance..................    0.00%     0.00%     0.06%     0.06%     0.06%     0.65%     0.65%     0.62%     0.63%
Prepayment Premium.................    0.00%     0.00%     0.62%     0.62%     0.62%     0.00%     0.00%     0.00%     0.00%
Open...............................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     6.55%     6.62%
Total..............................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $891.77   $880.23   $867.31   $853.25   $838.36   $663.71   $649.93   $600.97   $582.73
Percent of Cut-Off Date Pool
 Balance...........................  100.00%    98.71%    97.26%    95.68%    94.01%    74.43%    72.88%    67.39%    65.35%

PREPAYMENT RESTRICTION               APR-12    APR-13
----------------------               -------   -------
Lockout............................    0.00%     0.00%
Defeasance.........................   92.72%   100.00%
Yield Maintenance..................    0.63%     0.00%
Prepayment Premium.................    0.00%     0.00%
Open...............................    6.65%     0.00%
Total..............................  100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $567.32    $24.39
Percent of Cut-Off Date Pool
 Balance...........................   63.62%     2.74%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2) As of the Cut-Off Date.
(3) Based upon the assumptions set forth in footnote (1) above, after April 2013, the outstanding loan balances represent less than 2.7% of the Cut-Off Date Pool Balance.

         PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)

PREPAYMENT RESTRICTION               APR-03    APR-04    APR-05    APR-06    APR-07    APR-08    APR-09    APR-10    APR-11
----------------------               -------   -------   -------   -------   -------   -------   -------   -------   -------
Lockout............................  100.00%   100.00%    55.93%    24.19%     0.00%     0.00%     0.00%     0.00%     0.00%
Defeasance.........................    0.00%     0.00%    43.13%    74.87%    99.06%    99.90%    99.90%    90.45%    90.33%
Yield Maintenance..................    0.00%     0.00%     0.08%     0.08%     0.08%     0.10%     0.10%     0.00%     0.00%
Prepayment Premium.................    0.00%     0.00%     0.86%     0.86%     0.87%     0.00%     0.00%     0.00%     0.00%
Open...............................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     9.55%     9.67%
Total..............................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $641.85   $633.50   $624.04   $613.89   $603.15   $466.96   $457.22   $412.54   $398.84
Percent of Cut-Off Date Pool
 Balance...........................  100.00%    98.70%    97.23%    95.65%    93.97%    72.75%    71.24%    64.27%    62.14%

PREPAYMENT RESTRICTION               APR-12    APR-13
----------------------               -------   -------
Lockout............................    0.00%     0.00%
Defeasance.........................   90.28%   100.00%
Yield Maintenance..................    0.00%     0.00%
Prepayment Premium.................    0.00%     0.00%
Open...............................    9.72%     0.00%
Total..............................  100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $388.20     $9.15
Percent of Cut-Off Date Pool
 Balance...........................   60.48%     1.43%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2) As of the Cut-Off Date.
(3) Based upon the assumptions set forth in footnote (1) above, after April 2013, the outstanding loan balances represent less than 1.4% of the Cut-Off Date Group 1 Balance.

         PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)(3)

PREPAYMENT RESTRICTION               APR-03    APR-04    APR-05    APR-06    APR-07    APR-08    APR-09    APR-10    APR-11
----------------------               -------   -------   -------   -------   -------   -------   -------   -------   -------
Lockout............................  100.00%   100.00%    70.50%     7.71%     1.67%     0.00%     0.00%     0.00%     0.00%
Defeasance.........................    0.00%     0.00%    29.50%    92.29%    98.33%    98.04%    98.03%    98.03%    98.02%
Yield Maintenance..................    0.00%     0.00%     0.00%     0.00%     0.00%     1.96%     1.97%     1.97%     1.98%
Prepayment Premium.................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open...............................    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Total..............................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $249.92   $246.72   $243.27   $239.36   $235.21   $196.75   $192.71   $188.43   $183.90
Percent of Cut-Off Date Pool
 Balance...........................  100.00%    98.72%    97.34%    95.77%    94.11%    78.72%    77.11%    75.39%    73.58%

PREPAYMENT RESTRICTION               APR-12    APR-13
----------------------               -------   -------
Lockout............................    0.00%     0.00%
Defeasance.........................   98.01%   100.00%
Yield Maintenance..................    1.99%     0.00%
Prepayment Premium.................    0.00%     0.00%
Open...............................    0.00%     0.00%
Total..............................  100.00%   100.00%
Total Beginning Balance as of the
 Cut-Off Date (in millions)........  $179.12    $15.25
Percent of Cut-Off Date Pool
 Balance...........................   71.67%     6.10%

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(2) As of the Cut-Off Date.
(3) Based upon the assumptions set forth in footnote (1) above, after April 2013, the outstanding loan balances represent less than 6.1% of the Cut-Off Date Group 2 Balance.

TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                  NUMBER OF                                        % OF
                                   MORTGAGE                            % OF     APPLICABLE
                                    LOANS/                            CUT-OFF    CUT-OFF                             LOAN
                       MORTGAGE   NUMBER OF              CUT-OFF       DATE        DATE                             BALANCE
                         LOAN     MORTGAGED    LOAN        DATE        POOL       GROUP           PROPERTY            PER
LOAN NAME               SELLER    PROPERTIES   GROUP     BALANCE*     BALANCE    BALANCE            TYPE          SF/UNIT/PAD
---------              --------   ----------   -----   ------------   -------   ----------   ------------------   -----------
S&P Portfolio........  Wachovia       5/5        1     $ 40,702,284     4.6%       6.3%              Various --    $     90
                                                                                             Retail/Multifamily
Pico Rivera Towne
 Center..............  Wachovia       1/1        1       33,500,000     3.8%       5.2%      Retail -- Anchored    $    152
Portland Office
 Portfolio...........  Wachovia       3/3        1       32,050,000     3.6%       5.0%      Various -- Office/    $    113
                                                                                                      Mixed Use
Mesa Regal RV
 Resort..............  Wachovia       1/1        1       29,970,684     3.4%       4.7%        Mobile Home Park    $ 14,948
King Farm Village
 Center..............  Wachovia       1/1        1       29,000,000     3.3%       4.5%            Mixed Use --    $    149
                                                                                             Retail/Multifamily
Dogwood Festival
 Market..............  Wachovia       1/1        1       25,336,764     2.8%       3.9%      Retail -- Anchored    $    135
Fair Lakes Center....  Wachovia       1/1        1       20,982,040     2.4%       3.3%        Retail -- Shadow    $    162
                                                                                                       Anchored
Lexington Crossing
 Apartments..........  Wachovia       1/1        2       20,730,000     2.3%       8.3%          Multifamily --    $ 69,100
                                                                                                Student Housing
Point Plaza East.....   Artesia       1/1        1       20,679,772     2.3%       3.2%      Office -- Suburban    $    138
Pacific Park
 Apartments..........  Wachovia       1/1        1       18,760,000     2.1%       2.9%          Multifamily --    $123,421
                                                                                                   Conventional
                                    -----              ------------
TOTAL/WTD. AVG.......                16/16             $271,711,543
                                    =====              ============

                                  WEIGHTED   WEIGHTED
                                  AVERAGE    AVERAGE
                                  CUT-OFF      LTV      WEIGHTED
                       WEIGHTED     DATE     RATIO AT   AVERAGE
                       AVERAGE      LTV      MATURITY   MORTGAGE
LOAN NAME                DSCR      RATIO      OR ARD      RATE
---------              --------   --------   --------   --------
S&P Portfolio........   1.60x      64.2%      59.7%      5.380%
Pico Rivera Towne
 Center..............   1.49x      77.0%      65.2%      5.930%
Portland Office
 Portfolio...........   1.45x      76.7%      69.9%      5.440%
Mesa Regal RV
 Resort..............   1.49x      63.0%      52.4%      5.350%
King Farm Village
 Center..............   1.40x      74.2%      68.6%      5.190%
Dogwood Festival
 Market..............   1.43x      79.9%      67.1%      5.610%
Fair Lakes Center....   1.47x      73.4%      62.1%      5.880%
Lexington Crossing
 Apartments..........   1.47x      79.7%      76.3%      5.100%
Point Plaza East.....   1.43x      74.2%      68.9%     5.35 0%
Pacific Park
 Apartments..........   1.34x      77.2%      73.5%      5.430%

TOTAL/WTD. AVG.......   1.47X      73.2%      65.5%      5.471%

------------------

* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

S&P Portfolio

     The Loans. The 5 Mortgage Loans (the "S & P Portfolio Loans") are collectively secured by first deeds of trusts encumbering 3 retail properties, a single-tenant retail property and a multifamily property located in several California cities that are either within the Los Angeles or San Francisco metropolitan statistical areas. The S & P Portfolio Loans represent approximately 4.6% of the Cut-Off Date Pool Balance. The S & P Portfolio Loans were originated on February 3, 2003 and have an aggregate principal balance as of the Cut-Off Date of $40,702,284. Each S & P Portfolio Loan is cross-collateralized and cross-defaulted with each of the other S & P Portfolio Loans.

     Each of the S & P Portfolio Loans is an ARD loan and has a remaining term of 58 months to its anticipated repayment date of February 11, 2008. Each S & P Portfolio Loan may be prepaid on or after November 11, 2007 and each S & P Portfolio Loan permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower under each S & P Portfolio Loan is Raintree Realty, LLC, a special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each of the S & P Portfolio Loans. The sponsor of the borrowers is S & P Company, a major corporation, controlled by The Kalmanovitz Charitable Foundation. S&P Company is primarily involved in the brewery business and is the owner of Pabst Brewing Company. S&P Company also owns 18 investment real estate properties, owning most of this real estate for more than 5 years. Mr. Bernard Orsi is the President and Chairman of the Board of S & P Company.

     The Properties.  The Mortgaged Properties include one multifamily property:
Coco Palms & Sandalwood Apartments; one single-tenant anchored retail property ground leased to Costco and three anchored retail properties: El Rancho Shopping Center, Willowtree Shopping Center and Raintree Plaza Shopping Center. As of January 27, 2003, the occupancy rate for the Mortgaged Properties securing the S & P Portfolio Loans was 97.3%, which occupancy rate includes the Ralphs expansion space in the El Rancho Shopping Center scheduled for occupancy in September 2003.

     The following table presents certain information relating to the Mortgaged
Properties:

                                                      CUT-OFF
                                                     DATE LOAN    NET RENTABLE
PROPERTY NAME                    PROPERTY LOCATION    BALANCE       AREA(SF)     YEAR BUILT
-------------                    -----------------  -----------   ------------   ----------
Willowtree Shopping Center.....  Laguna Woods, CA   $11,173,176     106,823        1981
Costco Wholesale Warehouse.....  San Francisco, CA  $ 9,676,768     134,469        1993
Raintree Plaza Shopping
  Center.......................  Culver City, CA    $ 9,427,367      86,600        1974
El Rancho Shopping Center......  Arcadia, CA        $ 6,484,432      68,482      1956/1981
Coco Palms & Sandalwood
  Apartments...................  Santa Ana, CA      $ 3,940,540      54,550(1)   1962/1964

---------------

(1) The 54,550 square feet is 60 multifamily units.

Willowtree Shopping Center

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                     % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                             POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                             --------------   ------------   -------------   --------------
Safeway d/b/a Von's
  Supermarket....................      14.7%           42,824          40.1%        January 2006
California Federal Savings.......      18.2%           12,310          11.5%       December 2005,
                                                                                   December 2010
Bank of America..................       9.8%           10,364           9.7%       December 2009
Olive Garden.....................       8.3%            7,858           7.4%       December 2006
Double J Entertainment...........       8.0%            6,490           6.1%         June 2007

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         3             $22.54          6,394         6.0%             6.0%              9.7%
2004                         3             $18.13          6,325         5.9%            11.9%              7.7%
2005                         2             $27.56          7,515         7.0%            18.9%             14.0%
2006                         2             $ 6.83         50,682        47.4%            66.4%             23.3%
2007                         4             $22.96         14,349        13.4%            79.8%             22.2%
2008                         0             $ 0.00              0         0.0%            79.8%              0.0%
2009                         1             $14.25         10,364         9.7%            89.5%             10.0%
2010                         2             $18.73          9,010         8.4%            98.0%             11.4%
2011                         0             $ 0.00              0         0.0%            98.0%              0.0%
2012                         1             $24.00          1,084         1.0%            99.0%              1.8%
2013                         0             $ 0.00              0         0.0%            99.0%              0.0%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                          9.7%
2004                         17.4%
2005                         31.4%
2006                         54.7%
2007                         76.9%
2008                         76.9%
2009                         86.9%
2010                         98.2%
2011                         98.2%
2012                        100.0%
2013                        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for Willowtree Shopping Center:

U/W Occupancy %.............................................       95.0%
U/W Revenues................................................  $1,800,946
U/W Total Expenses..........................................  $  460,810
U/W Net Operating Income (NOI)..............................  $1,340,136
U/W Net Cash Flow (NCF).....................................  $1,208,647
U/W DSCR on NOI.............................................       1.78x
U/W DSCR on NCF.............................................       1.61x

Costco Wholesale Warehouse

     The following table presents information relating to the tenant at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                          --------------   ------------   -------------   --------------
Costco Warehouse..............      100.0%         134,469          100%         November 2048

     Underwritten Financials for Costco Wholesale Warehouse:

U/W Occupancy %.............................................       100.0%
U/W Revenues................................................   $1,371,446
U/W Total Expenses..........................................   $  416,675
U/W Net Operating Income (NOI)..............................   $  954,771
U/W Net Cash Flow (NCF).....................................   $  954,771
U/W DSCR on NOI.............................................        1.46x
U/W DSCR on NCF.............................................        1.46x

Raintree Plaza Shopping Center

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                          --------------   ------------   -------------   --------------
Ralphs (Kroger)...............      36.4%           42,000          48.5%        January 2008
Denny's Restaurant............       6.3%            6,600           7.6%         March 2010
Raintree Cleaners.............       4.9%            3,300           3.8%       September 2006
First Federal Bank............       5.1%            3,150           3.6%       February 2008
Chase Manhattan Mortgage......       4.0%            2,700           3.1%         April 2004

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         6             $22.59          4,980         5.8%             5.8%              8.3%
2004                         6             $20.04          9,650        11.1%            16.9%             14.2%
2005                         2             $21.14          2,400         2.8%            19.7%              3.7%
2006                         4             $20.83          8,460         9.8%            29.4%             13.0%
2007                         1             $24.00            720         0.8%            30.3%              1.3%
2008                         4             $13.29         46,170        53.3%            83.6%             45.2%
2009                         1             $21.46          1,500         1.7%            85.3%              2.4%
2010                         2             $15.01          7,680         8.9%            94.2%              8.5%
2011                         0             $ 0.00              0         0.0%            94.2%              0.0%
2012                         1             $24.00            960         1.1%            95.3%              1.7%
2013                         0             $ 0.00              0         0.0%            95.3%              0.0%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         8.3%
2004                        22.5%
2005                        26.2%
2006                        39.2%
2007                        40.5%
2008                        85.6%
2009                        88.0%
2010                        96.5%
2011                        96.5%
2012                        98.2%
2013                        98.2%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for Raintree Shopping Center:

U/W Occupancy %.............................................        95.0%
U/W Revenues................................................   $1,690,863
U/W Total Expenses..........................................   $  425,312
U/W Net Operating Income (NOI)..............................   $1,265,551
U/W Net Cash Flow (NCF).....................................   $1,165,067
U/W DSCR on NOI.............................................        1.99x
U/W DSCR on NCF.............................................        1.83x

El Rancho Shopping Center

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                    % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                            POTENTIAL RENT    AREA (SF)     RENTABLE AREA    EXPIRATION
------                            --------------   ------------   -------------   -------------
Ralphs (Kroger)(1)..............       54.5%          47,035          68.7%        June 2023
Bank of the West................       14.7%           6,390           9.3%       October 2011
General Bank....................        5.9%           2,580           3.8%        June 2007
V.P. Discount Health Food.......        4.9%           2,130           3.1%        April 2006

---------------

(1) Includes 15,401 square feet of expansion space scheduled for occupancy in September 2003 for which a signed lease is in place.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         3             $19.26         1,910          2.8%             2.8%              4.3%
2004                         1             $16.20           823          1.2%             4.0%              1.6%
2005                         3             $22.46         1,457          2.1%             6.1%              3.8%
2006                         1             $22.20         2,130          3.1%             9.2%              5.5%
2007                         1             $22.20         2,580          3.8%            13.0%              6.7%
2008                         0             $ 0.00             0          0.0%            13.0%              0.0%
2009                         0             $ 0.00             0          0.0%            13.0%              0.0%
2010                         0             $ 0.00             0          0.0%            13.0%              0.0%
2011                         1             $22.20         6,390          9.3%            22.3%             16.6%
2012                         0             $ 0.00             0          0.0%            22.3%              0.0%
2013                         0             $ 0.00             0          0.0%            22.3%              0.0%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         4.3%
2004                         5.9%
2005                         9.7%
2006                        15.2%
2007                        21.9%
2008                        21.9%
2009                        21.9%
2010                        21.9%
2011                        38.5%
2012                        38.5%
2013                        38.5%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for El Rancho Shopping Center:

U/W Occupancy %.............................................       88.5%
U/W Revenues................................................  $1,040,621
U/W Total Expenses..........................................  $  305,853
U/W Net Operating Income (NOI)..............................  $  734,768
U/W Net Cash Flow (NCF).....................................  $  672,523
U/W DSCR on NOI.............................................       1.68x
U/W DSCR on NCF.............................................       1.54x

Coco Palms and Sandalwood Apartments

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                       NO. OF    APPROXIMATE      APPROXIMATE NET          % OF NET         ASKING RENTAL
      UNIT MIX         UNITS    UNIT SIZE (SF)   RENTABLE AREA (SF)   RENTABLE AREA (SF)        RATE
      --------         ------   --------------   ------------------   ------------------   ---------------
1-BR/1-BA............    20           780              15,600                28.6%              $ 925
2-BR/1-BA............    21           950              19,950                36.6              $1,125
2-BR/2-BA............    15         1,000              15,000                27.5              $1,175
3-BR/2-BA............     4         1,100               4,400                 7.3              $1,500
                       ------                    ------------------   ------------------   ---------------
Total/Weighted
  Average............    60           916              54,550               100.0%         $1,096/$1.21/SF
                       ======                                         ==================

     Underwritten Financials for Coco Palms and Sandalwood Apartments:

U/W Occupancy %.............................................      92.0%
U/W Revenues................................................   $661,575
U/W Total Expenses..........................................   $258,292
U/W Net Operating Income (NOI)..............................   $403,283
U/W Net Cash Flow (NCF).....................................   $381,683
U/W DSCR on NOI.............................................      1.52x
U/W DSCR on NCF.............................................      1.44x

     Escrows. The loan documents provide for certain escrows of real estate taxes, insurance and replacement reserves. The loan documents require the borrower to deposit with the mortgagee a sum of $125,000 per year for tenant improvements and leasing commissions, not to exceed $250,000 in the aggregate, for both Raintree Plaza Shopping Center and Willowtree Shopping Center. These escrows for the related Mortgaged Property are to be used exclusively for the re-tenanting of the grocery anchor tenants at each property. Any funds remaining after the renewal or replacement of the grocery anchor tenants will remain in escrow for use as a general reserve for tenant improvements and leasing commissions at each related Mortgaged Property. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of each of the S & P Portfolio Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x, or (ii) upon the occurrence of an event of default under the respective loan documents, or commencing 60 days prior to the anticipated repayment date of February 11, 2008, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases at the related Mortgage Property shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of February 11, 2008, if each of the S & P Portfolio Loans is not paid in full, each S & P Portfolio Loan enters into a hyper-amortization period through February 11, 2023. The interest rate applicable to each of the S & P Portfolio Loans during such hyper-amortization period will increase to the greater of two and a half percent (2.5%) per annum over the note rate or 2.5% (increasing .25% annually) over the current treasury yield with the coterminous remaining term.

     Management. S & P Company is the property manager of four of the Mortgaged Properties securing the S & P Loans. S & P Company currently owns and manages 18 properties with an aggregate market value in excess of $133 million. Ralphs, the anchor tenant in the Raintree Plaza Shopping Center, is the property manager of Raintree Plaza Shopping Center pursuant to the terms of its lease with S & P Company.

Pico Rivera Towne Center

     The Loan. The Mortgage Loan (the "Pico Rivera Towne Center Loan") is secured by a first deed of trust encumbering an anchored retail center located in Pico Rivera, California. The Pico Rivera Towne Center Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The Pico Rivera Towne Center Loan was originated on March 12, 2003 and has a principal balance as of the Cut-Off Date of $33,500,000.

     The Pico Rivera Towne Center Loan has a remaining term of 120 months and matures on April 11, 2013. The Pico Rivera Towne Center Loan may be prepaid on or after January 11, 2013, and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The borrower is Vestar California XXVI, L.L.C., a special purpose entity controlled by Vestar Development Company ("Vestar"). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pico Rivera Towne Center Loan. Vestar is a Phoenix, Arizona based retail development and management company, which is one of the largest retail developers in the United States. Mr. Lee Hanley is a founding member of Vestar and its current Chairman and Chief Executive Officer.

     The Property. The Mortgaged Property is an approximately 220,547 square foot anchored retail center situated on approximately 13.6 acres and constructed in 2002. The Mortgaged Property is located in Pico Rivera, California, within the Los-Angeles metropolitan statistical area. As of March 14, 2003, the occupancy rate for the Mortgaged Property securing the Pico Rivera Towne Center Loan was approximately 96.8%, which occupancy rate is based on signed leases in place. Actual physical occupancy at closing was 71.5%. The Mortgaged Property is shadow anchored by both a Wal-Mart and a Lowe's store, which are not part of the collateral. The largest tenant at the Mortgaged Property is Ross Stores,

Inc. ("Ross Dress for Less"), occupying approximately 30,187 square feet, or approximately 13.7% of the net rentable area. Ross Dress for Less operates a chain of off-price retail stores with branded apparel, shoes and accessories. Ross Dress for Less stores also include gift items, linens and other home merchandise. The Ross Dress for Less lease expires in September 2012. As of March 19, 2003, Ross Dress for Less had a senior unsecured debt rating of "BBB" (S&P). The second largest tenant is Marshalls ("Marshalls") occupying approximately 30,000 square feet, or approximately 13.6% of the net rentable area. Marshalls, a subsidiary of TJX Companies, Inc., is an off-price retailer of family apparel and home fashions. As of March 19, 2003, TJX Companies, Inc. had senior unsecured debt ratings of "A3" (Moody's) and "A" (S&P). The Marshalls lease expires in September 2012. The third largest tenant is Staples, occupying approximately 20,625 square feet, or approximately 9.4% of the net rentable area. Staples sells office products, supplies and services. The Staples lease expires in September 2017. As of March 19, 2003, Staples had senior unsecured debt ratings of "Baa2" (Moody's), "BBB-" (S&P) and "BBB" (Fitch).

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                          --------------   ------------   -------------   --------------
Ross Dress for Less...........        8.2%          30,187          13.7%       September 2012
Marshalls.....................        8.8%          30,000          13.6%       September 2012
Staples.......................        8.1%          20,625           9.4%       September 2017
Borders.......................        7.1%          18,100           8.2%         June 2018
Factory 2U....................        5.9%          15,000           6.8%        October 2012
Walgreens.....................        5.2%          13,650           6.2%       September 2023

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         0             $ 0.00              0         0.0%             0.0%              0.0%
2004                         0             $ 0.00              0         0.0%             0.0%              0.0%
2005                         0             $ 0.00              0         0.0%             0.0%              0.0%
2006                         0             $ 0.00              0         0.0%             0.0%              0.0%
2007                         8             $29.94         14,032         6.4%             6.4%             10.8%
2008                         2             $29.00          5,000         2.3%             8.6%              3.7%
2009                         0             $ 0.00              0         0.0%             8.6%              0.0%
2010                         0             $ 0.00              0         0.0%             8.6%              0.0%
2011                         0             $ 0.00              0         0.0%             8.6%              0.0%
2012                        14             $15.80        114,571        51.9%            60.6%             46.7%
2013                         4             $21.54         15,100         6.8%            67.4%              8.4%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         0.0%
2004                         0.0%
2005                         0.0%
2006                         0.0%
2007                        10.8%
2008                        14.6%
2009                        14.6%
2010                        14.6%
2011                        14.6%
2012                        61.3%
2013                        69.7%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for the escrow of real estate taxes, insurance and replacement reserves. Upon closing the Pico Rivera Towne Center Loan, the mortgagee retained $2,748,763 of Pico Rivera Towne Center Loan proceeds for costs associated with the construction and tenant improvements and leasing commissions for a total of 8 tenants who have not yet taken occupancy as of closing. These 8 tenants represent 25.3% of the net rentable area and include Borders, Walgreens, Anna's Linens, Fresh Choice and 4 smaller tenants. Funds are to be released on a tenant-by-tenant basis upon occupancy and commencement of rent. In addition, the Mortgagee retained $3,000,000 as an economic holdback until certain occupancy and rental thresholds were satisfied. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Pico Rivera Towne Center Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Environmental. The Mortgaged Property was formerly improved with an industrial plant, initially occupied by Ford Motor Company and subsequently by Northrop Grumman. The plant was closed in 2000 and soil and groundwater remediation was conducted. A leaking underground storage tank was identified and Northrop Grumman was identified as the sole responsible party. Northrop Grumman provided an indemnification to Pico Rivera, LLC which provided an assignment of the indemnification to the borrower. The lender is a beneficiary of the Northrop Grumman indemnification. The borrower also purchased an environmental insurance policy for the full term of the Pico Rivera Towne Center Loan. See "RISK
FACTORS -- The Mortgage Loans -- Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" in this Prospectus Supplement.

     Management. Vestar Property Management, is the property manager for the Mortgaged Property securing the Pico Rivera Towne Center Loan. Vestar Property Management currently manages approximately 10.6 million square feet of commercial real estate and was recognized in 2002 as the 35th largest manager in the United States by Shopping Center World magazine, and currently manages over
10.6 million square feet of commercial real estate. In addition to managing its own portfolio, Vestar Property Management provides third-party management services to various institutional clients.

Portland Office Portfolio

     The Loans. The three Mortgage Loans (the "Portland Office Portfolio Loans") are collectively secured by first deeds of trust encumbering two office properties and a mixed use property containing retail and office, located in Portland, Oregon. The Portland Office Portfolio Loans represent approximately 3.6% of the Cut-Off Date Pool Balance. The Portland Office Portfolio Loans were originated on December 30, 2002 and have an aggregate principal balance as of the Cut-Off Date of $32,050,000. The Portland Office Portfolio Loans provide for interest-only payments for the first 12 months of each of their respective terms, and thereafter, fixed monthly payments of principal and interest. Each of the Portland Office Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Portland Office Portfolio Loans.

     Each of the Portland Office Portfolio Loans is an ARD loan and has a remaining term of 81 months to its anticipated repayment date of January 11, 2010. Each Portland Office Portfolio Loan may be prepaid on or after November 11, 2009 and each Portland Office Portfolio Loan permits defeasance with United States government obligations beginning two years after the Closing Date. In addition, the loan documents permit partial defeasance of each Mortgaged Property, subject to, among other things, the satisfaction of certain financial covenants. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions of the Mortgage Loans -- Other Financing" in this Prospectus Supplement.

     The Borrower. The borrowers are McLaughlin Portland Associates, LLC, SKB-Portland Office Investments, LLC and Star Pop Group, LLC, each of which is a special purpose entity, and own the Mortgaged Properties as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of each of the Portland Office Portfolio Loans. The sponsors of the borrowers are Robert Scanlan and N. Thompson Bard, who are principals within the Scanlan Kemper Bard Company (SKB) ("Scanlan"), a privately-owned real estate development company based in Portland, Oregon. Scanlan was established in 1993 and since then has become one of the region's leading real estate merchant banking firms specializing in opportunistic West Coast investments in the $5 million to $50 million range.

     The Properties. The Mortgaged Properties securing the Portland Office Portfolio Loans consist of two office properties (Jackson Tower and American Bank Building) and one mixed use property containing both office and retail space (Mohawk Building). Each of the Mortgaged Properties securing the Portland Office Portfolio Loans is located in the central business district of Portland, Oregon, within the

Portland-Vancouver metropolitan statistical area. As of February 12, 2003, the occupancy rate for the Mortgaged Properties was approximately 84.9%.

     The following table presents information relating to the Mortgaged
Properties:

                                            CUT-OFF
                             PROPERTY      DATE LOAN    NET RENTABLE                OCCUPANCY
PROPERTY NAME                LOCATION       BALANCE       AREA(SF)     YEAR BUILT      (%)
-------------              ------------   -----------   ------------   ----------   ---------
American Bank Building...  Portland, OR   $17,650,000     164,481         1913        87.6%
Jackson Tower............  Portland, OR     7,700,000      51,608         1914        75.3
Mohawk Building..........  Portland, OR     6,700,000      67,699         1902        85.6
                                          -----------     -------                     ----
                                          $32,050,000     283,788                     84.9%

American Bank Building

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                          --------------   ------------   -------------   --------------
SRG Partnership...............       8.7%           18,010          10.9%       September 2008
Wells Fargo Bank..............       9.6%           12,797           7.8%       December 2006
Meyer & Wyse..................       6.3%           10,690           6.5%       February 2006
Sather Byerly Holloway........       4.7%            8,321           5.1%       December 2006
Swanson Thomas Coon...........       4.0%            6,678           4.1%        October 2004

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         5             $15.57         18,325        11.1%            11.1%             10.1%
2004                         8             $17.19         20,521        12.5%            23.6%             12.5%
2005                         6             $24.44         16,398        10.0%            33.6%             14.2%
2006                        13             $22.12         46,620        28.3%            61.9%             36.5%
2007                         7             $18.92         22,244        13.5%            75.5%             14.9%
2008                         2             $17.05         16,403        10.0%            85.4%              9.9%
2009                         1             $58.00            370         0.2%            85.7%              0.8%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                        10.1%
2004                        22.6%
2005                        36.8%
2006                        73.2%
2007                        88.1%
2008                        98.0%
2009                        98.8%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for American Bank Building:

U/W Occupancy %.............................................        87.6%
U/W Revenues................................................   $2,966,142
U/W Total Expenses..........................................   $1,069,129
U/W Net Operating Income (NOI)..............................   $1,897,014
U/W Net Cash Flow (NCF).....................................   $1,735,912
U/W DSCR on NOI.............................................        1.59x
U/W DSCR on NCF.............................................        1.45x

Jackson Tower

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE AREA     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT         (SF)          RENTABLE AREA     EXPIRATION
------                          --------------   -----------------   -------------   --------------
Craig Berkman & Associates....       8.5%              4,983             9.7%          March 2004
The Trust For Public Lands....       6.9%              4,577             8.9%        December 2007
Margulis Jewelers.............      10.3%              3,390             6.6%          June 2006
St. John Knits................      14.4%              3,375             6.5%         October 2009
D. Slader & M. Seidl..........       5.9%              3,356             6.5%        September 2007
Lawrence Wobbrock.............       5.3%              3,355             6.5%         October 2005
Wise & Associates.............       5.3%              3,355             6.5%         October 2006

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                         NO. OF
                         LEASES          WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -----------   ---------------   --------   -------------   ---------------   ---------------
2003                        2            $16.49         2,877          5.6%             5.6%              4.8%
2004                        3            $27.05         6,871         13.3%            18.9%             18.9%
2005                        5            $19.92         9,111         17.7%            36.5%             18.4%
2006                        4            $26.81         8,714         16.9%            53.4%             23.7%
2007                        2            $19.92         7,933         15.4%            68.8%             16.0%
2008                        0            $ 0.00             0          0.0%            68.8%              0.0%
2009                        1            $53.09         3,375          6.5%            75.3%             18.2%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                          4.8%
2004                         23.7%
2005                         42.1%
2006                         65.8%
2007                         81.8%
2008                         81.8%
2009                        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for Jackson Tower:

U/W Occupancy %.............................................       79.5%
U/W Revenues................................................  $1,183,519
U/W Total Expenses..........................................  $  398,453
U/W Net Operating Income (NOI)..............................  $  785,066
U/W Net Cash Flow (NCF).....................................  $  745,510
U/W DSCR on NOI.............................................       1.51x
U/W DSCR on NCF.............................................       1.43x

Mohawk Building

     The following table presents information relating to the major tenants at the Mortgaged Property.

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                          --------------   ------------   -------------   --------------
Interface Engineering.........       31.0%          21,543          31.8%        August 2009
Borders.......................       33.9%          20,502          30.3%         July 2004
Fletcher Farr Ayotte, P.C.
  Arc.........................       15.9%          13,547          20.0%         July 2007
Kalberer Company..............        3.9%           2,325           3.4%       September 2003

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                         NO. OF
                         LEASES          WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -----------   ---------------   --------   -------------   ---------------   ---------------
2003                        1            $18.55          2,325         3.4%             3.4%              4.6%
2004                        1            $18.40         20,502        30.3%            33.7%             40.1%
2005                        0            $ 0.00              0         0.0%            33.7%              0.0%
2006                        0            $ 0.00              0         0.0%            33.7%              0.0%
2007                        1            $13.03         13,547        20.0%            53.7%             18.7%
2008                        0            $ 0.00              0         0.0%            53.7%              0.0%
2009                        1            $16.00         21,543        31.8%            85.6%             36.6%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                          4.6%
2004                         44.6%
2005                         44.6%
2006                         44.6%
2007                         63.4%
2008                         63.4%
2009                        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Underwritten Financials for Mohawk Building:

U/W Occupancy %.............................................       90.0%
U/W Revenues................................................  $1,173,675
U/W Total Expenses..........................................  $  403,003
U/W Net Operating Income (NOI)..............................  $  770,672
U/W Net Cash Flow (NCF).....................................  $  666,666
U/W DSCR on NOI.............................................       1.70x
U/W DSCR on NCF.............................................       1.47x

     Escrows. The loan documents provide for the escrow of real estate taxes, insurance and for replacement reserves. In addition, the loan documents required the borrowers to deposit with the mortgagee (i) at the closing of the Mortgage Loan related to American Bank Building, a sum of $769,462; (ii) at the closing of the Mortgage Loan related to Jackson Tower, a sum of $400,000; and (iii) at the closing of the Mortgage Loan related to Mohawk Building, a sum of $200,000 for tenant improvements and leasing commissions. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of each of the Portland Office Portfolio Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default under the related loan documents, or commencing 60 days prior to the anticipated repayment date of January 11, 2010, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases at the related Mortgaged Property shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of January 11, 2010, if each of the Portland Office Portfolio Loans is not paid in full, each Portland Office Portfolio Loan enters into a hyper-amortization period through January 11, 2013. The interest rate applicable to each of the Portland Office Portfolio Loans during such hyper-amortization period will increase to the greater of three percent (3%) per annum over the note rate or 3% over the current seven year treasury.

     Management. Morgan Park Real Estate Services is the property manager for the Mortgaged Properties securing the Portland Office Portfolio Loans. The property manager provides property management services for office and retail properties, with an emphasis on Portland's older, downtown buildings.

Mesa Regal RV Resort

     The Loan. The Mortgage Loan (the "Mesa Regal RV Resort Loan") is secured by a first deed of trust encumbering a 2,005-pad, 5-star recreational vehicle and mobile home park located in Mesa, Arizona. The Mesa Regal RV Resort Loan represents approximately 3.4% of the Cut-Off Date Pool Balance. The Mesa Regal RV Resort Loan was originated on March 3, 2003 and has a principal balance as of the Cut-Off Date of $29,970,684.

     The Mesa Regal RV Resort Loan has a remaining term of 119 months and matures on March 11, 2013. The Mesa Regal RV Resort Loan may be prepaid on or after December 11, 2012, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Mesa Regal, LLC, a single-asset special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Mesa Regal RV Resort Loan. The sponsor is Mr. Norton S. Karno. Mr. Karno controls CAL-AM properties, one of the largest operators of recreational vehicle and manufactured housing communities in the U.S. and has over 38 years of real estate experience. Mr. Karno has interests in approximately 7,200 pads nationwide.

     The Property. The Mortgaged Property is a 2,005-pad, 5-star recreational vehicle and mobile-home park situated on approximately 107 acres in Mesa, Arizona, within the Phoenix, Arizona metropolitan statistical area. The Mortgaged Property was built in 1979 and targets senior citizens over the age of
55. The Mortgaged Property offers a full compliment of amenities including three pools, a Jacuzzi, spa, an exercise room, two laundry facilities, two ballrooms, a library, a restaurant, meeting rooms, lighted tennis courts, horseshoe pits, shuffleboard courts, volleyball courts, an exercise and dance facility, a barbershop and beauty salon and numerous activity rooms. Occupancy fluctuates during the year with the peak range of 70% to 80% between December and April. As of January 21, 2003, the occupancy rate for the Mortgaged Property securing the Mesa Regal RV Resort Loan was approximately 73.6%.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                    NO. OF    AREA PER      TOTAL        % OF NET       ASKING ANNUAL
PAD SIZE                             PADS     PAD (SF)    AREA (SF)    RENTABLE AREA       RENTAL
--------                            ------    --------    ---------    -------------    -------------
28' x 60'.......................       60      1,680        100,800          2.5%          $2,905
32' x 60'.......................      140      1,920        268,800          6.5            3,480
35' x 60'.......................    1,805      2,100      3,790,500         91.1            3,535
                                    -----      -----      ---------        -----           ------
Total/Weighted Average..........    2,005      2,075      4,160,100        100.0%           3,512

     Note: The rents above are the annual rents. Monthly, weekly and daily rental rates include short-term premiums.

     Escrows. The loan documents provide for the escrow of real estate taxes and insurance. In addition, the loan documents require the borrower to deposit with mortgagee at the closing of the Mesa Regal RV Resort Loan, a sum of $670,096, which represents 4 months of principal and interest payments. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. The loan documents provide for a lock box with a 100% cash flow sweep beginning in July and continuing until the principal and interest due under the Mesa Regal RV Resort Loan through the following June have been collected. Once this requirement has been satisfied, excess cash flow is distributed to the borrower until the following July, when the cash flow sweep is implemented again.

     Property Management. CAL-AM is the property manager for the Mortgaged Property securing the Mesa Regal RV Resort Loan. CAL-AM is one of the largest privately held owner/operators of manufactured housing communities and recreational vehicle resorts in the United States. It is based in Encino, California and has 5 regional offices. CAL-AM manages approximately 7,200 pads in properties located in Arizona, California, Florida, Minnesota, Nevada, Ohio, Oregon and Washington. The property manager is affiliated with the sponsor.

King Farm Village Center

     The Loan. The Mortgage Loan (the "King Farm Village Center Loan") is secured by a first deed of trust encumbering a mixed use property, comprised of anchored retail space and multifamily units located in Rockville, Maryland. The borrower does not own the Mortgaged Property; however, an affiliate of the borrower has pledged the Mortgaged Property to secure its guaranty of the Mortgage Loan. The King Farm Village Center Loan represents approximately 3.3% of the Cut-Off Date Pool Balance. The King Farm Village Center Loan was originated on March 6, 2003 and has a principal balance as of the Cut-Off Date of $29,000,000.

     The King Farm Village Center Loan has a remaining term of 60 months and matures on April 1, 2008. The King Farm Village Center Loan may be prepaid on or after December 1, 2007, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Penrose Shopping Center Associates, LLC, a special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the King Farm Village Center Loan. The sponsor is the Penrose Group and the Pritzker Family. The Pritzker Family is based in Chicago and is known for their ownership interest in the Royal Caribbean Cruise Line and the Hyatt Hotel Chain. The Penrose Group is a Maryland-based real estate company that is comprised of three service companies: Penrose Partners, Penrose Real Estate Services & Commercial Brokerage and Penrose Financial Services. Penrose Partners is the development arm of the Penrose Group. It has an ownership position in over 2.5 million square feet of commercial space and 550 multi-family units. The Penrose Group has partnerships with the Pritzker Family and The Donohoe Group (a large, privately-held real estate company based in Washington, D.C.). The principals within the Penrose Group are Olav Kollevall, Jr. and Mark Gregg.

     The Property. The Mortgaged Property is an approximately 194,149 square foot mixed use center situated on approximately 10.0 acres and constructed in 2001. The Mortgaged Property is located in Rockville, Maryland, within the Washington, D.C. metropolitan statistical area and is comprised of approximately 129,269 square feet of anchored retail space and 49 multifamily units comprised of approximately 64,880 square feet. As of February 1, 2003 and February 24, 2003, the occupancy rate for the Mortgaged Property securing the King Farm Village Center Loan was approximately 82.4%. The largest retail tenant is Safeway, Inc. ("Safeway") occupying approximately 53,754 square feet, or approximately 41.6% of the net retail rentable area. Safeway operates food and drug chains through 1,733 retail stores. The Safeway lease expires in January 2021. As of March 19, 2003, Safeway had senior unsecured debt ratings of 'Baa2' (Moody's) and 'BBB' (S&P). The second largest tenant is Long and Foster Real Estate, Inc. ("Long and Foster") occupying approximately 4,929 square feet, or approximately 3.8% of the net retail rentable area. Long and Foster is a respected real estate company serving the Washington, D.C. metropolitan area and surrounding communities. The Long and Foster lease expires in June 2009. The third largest tenant is The Fontina Grille, occupying approximately 4,414 square feet, or approximately 3.4% of the net retail rentable area. The Fontina Grille is an upscale restaurant. The Fontina Grille lease expires in September 2011.

     The following table presents information relating to the major retail tenants at the Mortgaged Property:

                                      % OF       NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                             ACTUAL RENT    AREA (SF)     RENTABLE AREA     EXPIRATION
------                             -----------   ------------   -------------   --------------
Safeway..........................     20.1%         53,754          41.6%        January 2021
Long and Foster Real Estate,
  Inc............................      3.1%          4,929           3.8%         June 2009
The Fontina Grille...............      3.5%          4,414           3.4%       September 2011
State of the Art Dental Group....      3.0%          3,693           2.9%        August 2011
Beer and Wine at King Farm.......      3.0%          3,632           2.8%       November 2011

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                         NO. OF
                         LEASES          WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                     ROLLING     RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -----------   ---------------   --------   -------------   ---------------   ---------------
2003                        0            $ 0.00             0          0.0%             0.0%              0.0%
2004                        1            $28.70         1,800          0.9%             0.9%              1.7%
2005                        0            $ 0.00             0          0.0%             0.9%              0.0%
2006                        4            $29.74         4,573          2.4%             3.3%              4.5%
2007                        2            $28.27         2,521          1.3%             4.6%              2.4%
2008                        2            $28.25         2,555          1.3%             5.9%              2.4%
2009                        2            $24.81         5,921          3.0%             8.9%              4.9%
2010                        1            $30.00         2,467          1.3%            10.2%              2.5%
2011                        9            $29.58        24,071         12.4%            22.6%             23.7%
2012                        3            $28.35         5,665          2.9%            25.5%              5.3%
2013                        1            $30.00         1,500          0.8%            26.3%              1.5%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         0.0%
2004                         1.7%
2005                         1.7%
2006                         6.2%
2007                         8.6%
2008                        11.0%
2009                        15.9%
2010                        18.4%
2011                        42.1%
2012                        47.4%
2013                        48.9%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

The following table presents information relating to the multifamily unit configuration of the Mortgaged Property:

                       NO. OF    APPROXIMATE      APPROXIMATE NET          % OF NET        ASKING RENTAL
      UNIT MIX         UNITS    UNIT SIZE (SF)   RENTABLE AREA (SF)   RENTABLE AREA (SF)       RATE
      --------         ------   --------------   ------------------   ------------------   -------------
2-BR/2-BA............    46         1,303              59,952                92.4%         $1,425-$2,110
3-BR.................     3         1,643               4,928                 7.6%         $2,055-$2,285

     Escrows. The loan documents provide for the escrow of real estate taxes and replacement reserves. In addition, the loan documents required the borrower to deposit with the mortgagee a sum of $1,000,000 upon the closing of the King Farm Village Center Loan as additional collateral, to be released upon the Mortgaged Property achieving 95% occupancy. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. Penrose Property Management is the property manager for the Mortgaged Property securing the Kings Farm Village Center Loan. The property manager is affiliated with the borrower and currently manages over 2.5 million square feet of commercial space in the Washington, D.C. metropolitan area.

Dogwood Festival Market

     The Loan. The Mortgage Loan (the "Dogwood Festival Market Loan") is secured by a first mortgage encumbering an anchored retail center located in Flowood, Mississippi. The Dogwood Festival Market Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The Dogwood Festival Market Loan was originated on March 10, 2003 and has a principal balance as of the Cut-Off Date of $25,336,764.

     The Dogwood Festival Market Loan has a remaining term of 119 months and matures on March 11, 2013. The Dogwood Festival Market Loan may be prepaid on or after September 11, 2012, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Dogwood Festival, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dogwood Festival Market Loan. The sponsor of the borrower is the Aronov Company ("Aronov"). Aronov, the largest privately-owned, full-service real estate company in the Southeast, owns, manages and has developed over 100 properties in 14 states including 13 malls. The retail portion of its portfolio currently totals approximately 14.75 million square feet.

     The Property. The Mortgaged Property is an approximately 187,523 square foot anchored retail center situated on approximately 17.3 acres and constructed in 2002. The Mortgaged Property is located in Flowood, Mississippi, within the Jackson, Mississippi metropolitan statistical area. As of January 15, 2003, the occupancy rate for the Mortgaged Property securing the Dogwood Festival Market Loan was approximately 92.1%. The Mortgaged Property is shadow anchored by an approximately 114,000 square foot McRae's. McRae's is a subsidiary of Saks Incorporated, and is a moderate to high-end department store that typically offers a broad selection of quality fashion apparel, shoes, accessories and jewelry. McRae's currently owns its own building and has a seven-year operating agreement with Dogwood Festival, LLC. Presently, McRae's pays common area maintenance charges only. Dogwood Festival, LLC can repurchase the McRae's property at the conclusion of McRae's seven-year agreement. The largest tenant within the Mortgaged Property is Linens 'n Things, Inc. ("Linens 'n Things"), occupying approximately 31,919 square feet, or 17.0% of the net rentable area. Linens 'n Things is a national large-format retailer of home textiles, housewares and home accessories. The Linens 'n Things lease expires in January 2013. The second largest tenant is Old Navy, Inc. ("Old Navy"), which occupies approximately 25,029 square feet, or approximately 13.3% of the net rentable area. Old Navy is a global specialty retailer which operates stores selling casual apparel, personal care and other accessories for men, women, and children. The Old Navy lease expires in April 2007. Old Navy is a subsidiary of The Gap, which as of March 19, 2003, had senior unsecured debt ratings of "Ba3" (Moody's), "BB+" (S&P) and "BB-" (Fitch). The third largest tenant is Borders Group, Inc., ("Borders"), which occupies approximately 23,116 square feet, or approximately 12.3% of the net rentable area. Borders is an operator of book and music superstores and mall-based bookstores throughout the world. The Borders lease expires in April 2022.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                    % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                            POTENTIAL RENT    AREA (SF)     RENTABLE AREA    EXPIRATION
------                            --------------   ------------   -------------   -------------
Linens 'n Things................       11.4%          31,919          17.0%       January 2013
Old Navy........................        8.7%          25,029          13.3%        April 2007
Borders.........................       10.1%          23,116          12.3%        April 2022
Casual Corner...................        5.6%           8,800           4.7%        April 2012
The Fisher Gap Stores, Inc......        4.6%           8,500           4.5%        April 2007

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         0             $    0              0         0.0%             0.0%              0.0%
2004                         0             $    0              0         0.0%             0.0%              0.0%
2005                         0             $    0              0         0.0%             0.0%              0.0%
2006                         0             $    0              0         0.0%             0.0%              0.0%
2007                        10             $15.16         53,257        28.4%            28.4%             28.7%
2008                         1             $21.00          1,988         1.1%            29.5%              1.5%
2009                         2             $19.05          4,127         2.2%            31.7%              2.8%
2010                         0             $    0              0         0.0%            31.7%              0.0%
2011                         0             $    0              0         0.0%            31.7%              0.0%
2012                         7             $19.89         32,667        17.4%            49.1%             23.1%
2013                         7             $16.05         57,518        30.7%            79.8%             32.8%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         0.0%
2004                         0.0%
2005                         0.0%
2006                         0.0%
2007                        28.7%
2008                        30.2%
2009                        33.0%
2010                        33.0%
2011                        33.0%
2012                        56.1%
2013                        88.9%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for the escrow of real estate taxes, insurance and replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee a sum of $80,000 per year for tenant improvements and leasing commissions, not to exceed $400,000 in the aggregate. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. The Mortgaged Property is managed by Aronov Realty Management, Inc. The property manager is affiliated with the sponsor.

Fair Lakes Center

     The Loan. The Mortgage Loan (the "Fair Lakes Center Loan") is secured by a first deed of trust encumbering a shadow anchored retail center located in Fairfax, Virginia. The Fair Lakes Center Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Fair Lakes Center Loan was originated on March 5, 2003 and has a principal balance as of the Cut-Off Date of $20,982,040.

     The Fair Lakes Center Loan has a remaining term of 119 months and matures on March 11, 2013. The Fair Lakes Center Loan may be prepaid on or after December 11, 2012, and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The borrower is Fair Lakes Center Associates L.P. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fair Lakes Center Loan. The sponsor of the borrower is Milton Peterson. Mr. Peterson is a principal and Chairman of the Peterson Companies, one of the largest and most successful real estate development companies in the Washington, D.C. region. Peterson Companies has built a reputation for excellence over the past thirty-five years developing approximately 20,000 residential lots, 3 million square feet of retail space and 4 million square feet of high quality office space.

     The Property. The Mortgaged Property is an approximately 129,772 square foot shadow anchored retail center situated on approximately 17.8 acres and constructed between 1993-1994. The Mortgaged Property is located in Fairfax, Virginia, within the Washington, D.C. metropolitan statistical area. As of March 3, 2003, the occupancy rate for the Mortgaged Property securing the Fair Lakes Center Loan was approximately 100.0%. Adjacent shadow anchors include Target, BJ's Wholesale Club, Best Buy, Wal-Mart, Toys R Us and Petsmart. The largest tenant within the Mortgaged Property is the Rugged Wearhouse ("Rugged Wearhouse"), occupying approximately 12,252 square feet, or approximately 9.4% of the net rentable area. The Rugged Wearhouse sells a variety of branded outdoor and work wear apparel, shoes and accessories for men, women and children. The Rugged Wearhouse lease expires in August 2007. The second largest tenant is JJ's Hallmark & Lamp Factory ("JJ's Hallmark"), occupying approximately 12,000 square feet, or approximately 9.2% of the net rentable area. The JJ's Hallmark lease expires in January 2004. The third largest tenant is Modell's Sporting Goods ("Modell's"), occupying approximately 10,800 square feet, or approximately 8.3% of the net rentable area. Modell's, founded in 1889, is the nation's oldest family-owned retailer of sporting goods and apparel. The Modell's lease expires in April 2012.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                  % OF GROSS     NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                          POTENTIAL RENT    AREA (SF)     RENTABLE AREA    EXPIRATION
------                          --------------   ------------   -------------   -------------
Rugged Wearhouse..............       5.5%           12,252           9.4%        August 2007
JJ's Hallmark & Lamp
  Factory.....................       7.3%           12,000           9.2%       January 2004
Modell's Sporting Goods.......       7.4%           10,800           8.3%        April 2012
Don Pablo's...................       5.0%           10,000           7.7%       December 2004
The Market Home Furnishings...       6.5%            9,148           7.0%       December 2010

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                        # OF LEASES        WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         4             $19.21         13,017        10.0%             10.0%            10.2%
2004                        10             $18.04         43,404        33.4%             43.5%            31.8%
2005                         1             $22.85          6,500         5.0%             48.5%             6.0%
2006                         1             $20.00          6,426         5.0%             53.4%             5.2%
2007                         6             $17.47         31,063        23.9%             77.4%            22.0%
2008                         1             $26.78          2,500         1.9%             79.3%             2.7%
2009                         3             $28.89          6,914         5.3%             84.6%             8.1%
2010                         1             $17.50          9,148         7.0%             91.7%             6.5%
2011                         0             $ 0.00              0         0.0%             91.7%             0.0%
2012                         1             $16.80         10,800         8.3%            100.0%             7.4%
2013                         0             $ 0.00              0         0.0%            100.0%             0.0%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                         10.2%
2004                         42.0%
2005                         48.0%
2006                         53.2%
2007                         75.3%
2008                         78.0%
2009                         86.1%
2010                         92.6%
2011                         92.6%
2012                        100.0%
2013                        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for the escrow of real estate taxes and replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee a sum of $75,000 per year for tenant improvements and leasing commissions, not to exceed $225,000 in the aggregate. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account.  The loan documents do not require a lock box account.

     Management. Peterson Retail Management, a division of The Peterson Companies, is the property manager for the Mortgaged Property securing the Fair Lakes Center Loan. The property manager is affiliated with the sponsor.

Lexington Crossing Apartments

     The Loan. The Mortgage Loan (the "Lexington Crossing Apartments Loan") is secured by a first mortgage encumbering a 300-unit multifamily complex located in Gainesville, Florida. The Lexington Crossing Apartments Loan represents approximately 2.3% of the Cut-Off Date Pool Balance. The Lexington Crossing Apartments Loan was originated on February 18, 2003 and has a principal balance as of the Cut-Off Date of $20,730,000. The Lexington Crossing Apartments Loan provides for interest-only payments for the first 24 months of its term, and thereafter, for fixed monthly payments of principal and interest.

     The Lexington Crossing Apartments Loan has a remaining term of 59 months and matures on March 11, 2008. The Lexington Crossing Apartments Loan may be prepaid on or after December 11, 2007, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Lexington Crossing Owner, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lexington Crossing Apartments Loan. The sponsors are George Lane III and Marc S. Pollack, both of whom have been active commercial real estate developers and managers for approximately 20 years. Mr. Lane is the CEO of the Lane Companies, which are involved in the development of, investment in and management of multifamily properties across the country. Over the past 20 years Mr. Lane has been responsible for managing approximately 250,000 apartment units across the country. Mr. Pollack is the President of Realty Development Corporation and Lane Realty Advisors, part of the Lane Companies, which focus on the development of class "A" multifamily communities. Mr. Pollack has been responsible for the development, brokerage and management of over 5000 apartment units in his 18 years in the business.

     The Property. The Mortgaged Property is a 300-unit apartment complex consisting of 13 buildings situated on approximately 27.8 acres in Gainesville, Florida, within the Gainesville, Florida metropolitan statistical area and constructed in 1996-1997. As of December 2, 2002, the occupancy rate for the Mortgaged Property securing the Lexington Crossing Apartments Loan was approximately 83.9%. The Mortgaged Property includes such amenities as two swimming pools, two clubhouses, three sand volleyball courts, two tennis courts and two basketball courts. Adjacent to each clubhouse is a single-story building equipped with fitness equipment, storage rooms and restrooms. Unit amenities include washer and dryer, refrigerator, dishwasher and a microwave oven.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                  APPROXIMATE   APPROXIMATE NET   % OF NET
                        NO. OF     UNIT SIZE     RENTABLE AREA    RENTABLE         ASKING RENTAL
UNIT MIX               UNITS/BR      (SF)            (SF)         AREA (SF)       RATE (UNIT/BR)
--------               --------   -----------   ---------------   ---------   -----------------------
2-BR/2-BA............     36/72        900           32,400           8.5%                $1,090/$545
3-BR/3-BA............   108/324      1,160          125,280          32.8                 $1,410/$470
4-BR/4-BA............   156/624      1,440          224,640          58.8                 $1,860/$465
                       --------      -----          -------         -----     -----------------------
Total/Weighted
  Average............  300/1020      1,274          382,320         100.0%    $1,606/$472/BR/$1.26/SF
                       ========      =====          =======         =====     =======================

     Escrows. The loan documents provide for the escrow of real estate taxes, insurance and replacement reserves. In addition, the loan documents require the borrower to deposit $772,382 in a capital improvement escrow. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Lexington Crossing Apartments Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. The Mortgaged Property is managed by Realty Management Corp. doing business as Lane Realty, an owner affiliated entity. The Lane Company is an apartment property management firm operating in the United States with a portfolio of approximately 32,000 units and activities in 11 states.

Point Plaza East

     The Loan. The Mortgage Loan (the "Point Plaza East Loan") is secured by a first deed of trust encumbering an office building located in Tumwater, Washington. The Point Plaza East Loan represents approximately 2.3% of the Cut-Off Date Pool Balance. The Point Plaza East Loan was originated on March 6, 2003 and has a principal balance as of the Cut-Off Date of $20,679,772.

     The Point Plaza East Loan is an ARD loan and has a remaining term of 59 months to its anticipated repayment date of March 11, 2008. The Point Plaza East Loan may be prepaid on or after January 11, 2008, and permits defeasance with United States government obligations beginning three years after its first payment date.

     The Borrower. The Borrower is Vine Street Investors-Conduit One, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Point Plaza East Loan. The sponsor of the borrower is J. Brent McKinley. Mr. McKinley is the largest single landlord for the State of Washington with over 25 years of experience in developing, owning, and managing properties leased to the State of Washington.

     The Property. The Mortgaged Property is an approximately 149,798 square foot office building situated on approximately 6.75 acres and was constructed in 2001. The Mortgaged Property is located in Tumwater, Washington, within the Olympia, Washington metropolitan statistical area. As of February 18, 2003, the occupancy rate for the Mortgaged Property securing the Point Plaza East Loan was approximately 97.5%, which occupancy rate includes the Department of Health space scheduled for occupancy in July 2003. The largest tenant is the Department of Social & Health Services ("Department of S&H Services") occupying approximately 70,184 square feet, or approximately 46.9% of the net rentable area. The Department of S&H Services lease expires in December 2011. The second largest tenant is the Washington State Library ("Washington State Library") occupying approximately 49,904 square feet, or approximately 33.3% of the net rentable area. The Washington State Library lease expires in December 2011. The third largest tenant is the Department of Retirement Systems ("Department of Retirement Systems") occupying approximately 12,956 square feet, or approximately 8.6% of the net rentable area. The Department of Retirement Systems lease expires in January 2009. As of March 19, 2003 the State of Washington had a long-term debt rating of "AA+" (S&P), "Aa1" (Moody's) and "AA" (Fitch). All leases are with multiple tenants related to the State of Washington.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                     % OF GROSS      NET RENTABLE      % OF NET       DATE OF LEASE
TENANT                             POTENTIAL RENT      AREA(SF)      RENTABLE AREA     EXPIRATION
------                             --------------    ------------    -------------    -------------
Department of Social & Health
  Services.......................       46.1%           70,184           46.9%        December 2011
Washington State Library.........       36.3%           49,904           33.3%        December 2011
Department of Retirement
  Systems........................        9.2%           12,956            8.6%        January 2009
Department of Health.............        8.3%           12,500            8.3%          June 2009

     The following table presents information relating to the lease rollover schedule at Point Plaza East:

                       NO. OF LEASES       WA BASE       TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF ACTUAL
YEAR                      ROLLING      RENT/SF ROLLING   ROLLING     ROLLING(1)      SF ROLLING(1)    RENT ROLLING(1)
----                   -------------   ---------------   --------   -------------   ---------------   ---------------
2003                         0             $ 0.00              0         0.0%             0.0%              0.0%
2004                         0             $ 0.00              0         0.0%             0.0%              0.0%
2005                         0             $ 0.00              0         0.0%             0.0%              0.0%
2006                         0             $ 0.00              0         0.0%             0.0%              0.0%
2007                         0             $ 0.00              0         0.0%             0.0%              0.0%
2008                         0             $ 0.00              0         0.0%             0.0%              0.0%
2009                         2             $17.36         25,456        17.0%            17.0%             17.6%
2010                         0             $ 0.00              0         0.0%            17.0%              0.0%
2011                         2             $17.25        120,088        80.2%            97.2%             82.4%
2012                         0             $ 0.00              0         0.0%            97.2%              0.0%

                        CUMULATIVE %
                          OF ACTUAL
YEAR                   RENT ROLLING(1)
----                   ---------------
2003                          0.0%
2004                          0.0%
2005                          0.0%
2006                          0.0%
2007                          0.0%
2008                          0.0%
2009                         17.6%
2010                         17.6%
2011                        100.0%
2012                        100.0%

---------------

(1) Calculated based on approximate square footage occupied by each tenant.

     Escrows. The loan documents provide for escrows of real estate taxes, insurance and replacement reserves. A springing tenant improvement and leasing commission reserve will be required if the Department of Retirement does not exercise its lease renewal option. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Hyper-Amortization. Commencing on the anticipated repayment date of March 11, 2008, if the Point Plaza East Loan is not paid in full, the Point Plaza East Loan enters into a hyper-amortization period through March 11, 2033. The interest rate applicable to the Point Plaza East Loan during the hyper-amortization period is 7.35%.

     Management. Transwestern Real Estate Services Inc. is the property manager for the Mortgaged Property securing the Point Plaza East Loan. Transwestern Real Estate Services Inc. is the leasing and/or managing agent for more than 43 properties with approximately 1.7 million square feet valued at approximately $175.6 million. Transwestern Real Estate Services Inc. is 100% owned by J. Brent McKinley, the sponsor of the borrower. Transwestern Real Estate Services Inc. was organized in January 1978 as a real estate brokerage firm. Today, its primary activities are to provide management services to the Vine Street Group of limited liability companies and to contract remodeling services to the Vine Street Group and the State of Washington or its agencies.

Pacific Park Apartments

     The Loan. The Mortgage Loan (the "Pacific Park Apartments Loan") is secured by a first deed of trust encumbering a 152-unit multifamily complex located in Torrance, California. The Pacific Park Apartments Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Pacific Park Apartments Loan was originated on January 13, 2003 and has a principal balance as of the Cut-Off Date of $18,760,000. The Pacific Park Apartments Loan provides for interest-only payments for the first 18 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Pacific Park Apartments Loan has a remaining term of 58 months and matures on February 11, 2008. The Pacific Park Apartments Loan may be prepaid on or after December 11, 2007, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Granite Pacific Park, LLC, a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of the Pacific Park Apartments Loan. The sponsors are Allen Boerner and Sal DiMercurio. Mr. Boerner is the CEO of Granite Investment Group, which specializes in the ownership of multifamily properties. He has over 25 years of real estate investment experience and his company currently has interests in 14 properties (approximately 2,286 multifamily units and 241,000 square feet of commercial space) located in California, Arizona and Washington. Dr. DiMercurio is an experienced real estate investor with current interests in approximately 13 investment properties, including approximately 2,700 multifamily units.

     The Property. The Mortgaged Property is a 152-unit garden-style apartment complex consisting of 12 buildings situated on approximately 3.6 acres in Torrance, California, within the Los Angeles, California metropolitan statistical area. The Mortgaged Property was constructed in 1963 with extensive renovations completed in 2000. As of November 7, 2002, the occupancy rate for the Mortgaged Property securing the Pacific Park Apartments Loan was approximately 91.5%. The Mortgaged Property includes such amenities as a pool, a heated spa, a clubhouse/recreation building and an on-site leasing office. The two-storied clubhouse features a billiards table, a ping-pong table and an entertainment/lounge area. Additionally, the Mortgaged Property features four laundry-room buildings each equipped with three washers and three dryers.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                       NO. OF    APPROXIMATE      APPROXIMATE NET     % OF NET RENTABLE   ASKING RENTAL
UNIT MIX               UNITS    UNIT SIZE (SF)   RENTABLE AREA (SF)       AREA (SF)           RANGE
--------               ------   --------------   ------------------   -----------------   --------------
1-BR/1-BA............     4           820               3,280                 2.0%            $1,165
2-BR/1.5-BA..........    28         1,150              32,200                19.5             $1,500
2-BR/2-BA............   102         1,050             107,100                64.9             $1,575
3-BR/2-BA............    18         1,250              22,500                13.6             $1,810
                        ---         -----             -------               -----         --------------
Total/Weighted
  Average............   152         1,086             165,080               100.0%        $1,578/1.45/SF
                        ===         =====             =======               =====         ==============

     Escrows. The loan documents provide for the escrow of real estate taxes, insurance and replacement reserves. See Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Pacific Park Apartments Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.20x, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be deposited by the property manager into a lock box account designated by the mortgagee.

     Subordinate Mortgage Debt. Wachovia Bank, National Association has provided $2,293,000 of subordinate financing secured by a second mortgage. The subordinate financing is also secured by equity interests in the borrower. The subordinate financing is co-terminus with the first mortgage and an intercreditor agreement has been executed. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Conditions of the Mortgage Loans -- Other Financing" in this Prospectus Supplement.

     Property Management. Preferred Realty Advisors is the property manager for the Mortgaged Property securing the Pacific Park Apartments Loan. The property manager is based in Los Angeles and currently manages more than 2,000 multifamily units and more than 300,000 square feet of commercial space.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Forty-nine (49) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 52.9% of the Cut-Off Date Pool Balance (43 Mortgage Loans in Loan Group 1 or 65.4% of the related Cut-Off Date Group Balance and 6 Mortgage Loans in Loan Group 2 or 20.8% of the related Cut-Off Date Group Balance), were originated or acquired by Wachovia Bank, National Association (formerly known as First Union National Bank). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of September 30, 2002, Wachovia had total assets of $334 billion. Wachovia is acting as the Master Servicer. Wachovia Securities, Inc. is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Forty-three (43) of the Mortgage Loans (the "LaSalle Mortgage Loans"), representing 19.8% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 9.4% of the related Cut-Off Date Group Balance and 27 Mortgage Loans in Loan Group 2 or 46.4% of the related Cut-Off Date Group Balance), were originated or acquired by LaSalle Bank National Association, a national banking association ("LaSalle"). LaSalle's principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2002, LaSalle had total assets of $57.4 billion. LaSalle is acting as the Paying Agent, the Authenticating Agent and the Certificate Registrar. LaSalle is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     Twenty-seven (27) of the Mortgage Loans (the "Nomura Mortgage Loans"), representing 16.2% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 16.8% of the related Cut-Off Date Group Balance and 13 Mortgage Loans in Loan Group 2 or 14.7% of the related Cut-Off Date Group Balance), were originated or acquired by Nomura Credit & Capital, Inc. ("Nomura") Nomura is a Delaware corporation whose principal offices are located in New York, New York. Nomura is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $20 billion. Nomura is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura, Nomura Securities International, Inc., is acting as an Underwriter for this transaction.

     Twenty-one (21) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 11.1% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 8.4% of the related Cut-Off Date Group Balance and 10 Mortgage Loans in Loan Group 2 or 18.1% of the related Cut-Off Date Group Balance), were originated or acquired by Artesia Mortgage Capital Corporation. Artesia is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 351 billion EUR ($368 billion) and a stock market capitalization of approximately 14 billion EUR ($15 billion) as of December 2002.

     Wachovia Bank, National Association has no obligation to repurchase or substitute any of the LaSalle Mortgage Loans, the Artesia Mortgage Loans or the Nomura Mortgage Loans, LaSalle has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Nomura Mortgage Loans or the Artesia Mortgage Loans, Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the LaSalle Mortgage Loans or the Artesia Mortgage Loans and Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the LaSalle Mortgage Loans or the Nomura Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Wachovia Bank, National Association. All information concerning the LaSalle Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by LaSalle Bank National Association. All information concerning the Nomura Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Artesia.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller for compliance with program standards and such staff member approves or rejects such report. Generally, the results of these reviews are incorporated into the underwriting report. Five (5) of the mortgage loans (identified as loan numbers 33, 52, 73, 125 and 132 on Annex A attached to this Prospectus Supplement) sold to the Depositor by LaSalle were originated by Collateral Mortgage Capital, LLC. In each case, the related Mortgage Loan Seller re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original

Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note);
(ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage or if such item is not included as part of item (iv) above) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; and (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; and
(xiv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer, the Paying Agent or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount");

provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will promptly cause each of the assignments described in clauses (iv), (v) and
(x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Paying Agent have received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that such approval of the Controlling Class Representative may not be unreasonably withheld; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a

Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Paying Agent.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this Prospectus Supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the outstanding principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor on a Mortgage Note.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate and one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of December 31, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 8,217 commercial and multifamily loans, totaling approximately $64.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Clarion Partners, LLC, a New York limited liability company, will initially be appointed as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), and will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The principal servicing offices of the Special Servicer are located 335 Madison Avenue, New York, New York 10017, and its telephone number is (212) 883-2500. As of February 28, 2003, the Special Servicer was actively servicing, as Special Servicer, 3 commercial and multifamily loans and REO properties with a principal balance of approximately $137 million. The Special Servicer is named as special servicer on 4 commercial mortgage-backed securitization transactions totaling approximately $3 billion in aggregate outstanding principal amount representing approximately 340 assets. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Clarion Partners, LLC and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z Certificates, the REMIC Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See

"DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) the related Mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Paying Agent with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1200%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0464% per annum.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0200% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and
(b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause
(a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted

Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.3500% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be; provided, however, such Special Servicing Fee shall equal at least $4,000 per Mortgage Loan. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.0000% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the purchasing Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0000% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Principal Recovery Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic

Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class X Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Paying Agent, the Master Servicer, the Controlling Class Representative and the Rating Agencies of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit; and

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Clarion Capital, LLC, which is an affiliate of the Special Servicer, will be the initial Controlling Class Representative.

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the servicing standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors to purchase the related Mortgage Loan) (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer, the Trustee and the Paying Agent not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor, the Paying Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2004, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the servicing standard described under "--General" above to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C4 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2003, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments (other than with respect to Mortgage Loans with a Cut-Off Date of April 11th which prepay on April 11, 2003) received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C and Class X-P Certificates (collectively, the "Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank, societe anonyme ("Euroclear") (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Paying Agent through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Paying Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     The information in this Prospectus Supplement concerning DTC, Clearstream or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                        PERCENTAGE OF
                                                  CLOSING DATE          CUT-OFF DATE
CLASS OF CERTIFICATES                          CERTIFICATE BALANCE      POOL BALANCE
---------------------                          -------------------      -------------
Class A-1 Certificates.......................     $ 80,500,000              9.027%
Class A-2 Certificates.......................     $374,075,000             41.948%
Class B Certificates.........................     $ 34,556,000              3.875%
Class C Certificates.........................     $ 11,147,000              1.250%
Class D Certificates.........................     $ 22,294,000              2.500%
Class E Certificates.........................     $ 12,262,000              1.375%
Non-Offered Certificates (other than Class X
  Certificates)..............................     $356,934,534             40.025%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will be $891,768,534.

     The Notional Amount of the Class X-P Certificates generally will equal:

      (1) until the Distribution Date in April 2004, the sum of (a) the lesser of $72,852,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $246,977,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (2) after the Distribution Date in April 2004 through and including the Distribution Date in April 2005, the sum of (a) the lesser of $41,326,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $234,935,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

      (3) after the Distribution Date in April 2005 through and including the Distribution Date in April 2006, the sum of (a) the lesser of $4,752,000 and the Certificate Balance of the Class A-1 Certificates,
          (b) the lesser of $222,536,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates;

      (4) after the Distribution Date in April 2006 through and including the Distribution Date in April 2007, the sum of (a) the lesser of $210,828,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $348,940,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

      (5) after the Distribution Date in April 2007 through and including the Distribution Date in October 2007, the sum of (a) the lesser of $205,264,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $334,741,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

      (6) after the Distribution Date in October 2007 through and including the Distribution Date in April 2008, the sum of (a) the lesser of $172,967,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $226,669,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

      (7) after the Distribution Date in April 2008 through and including the Distribution Date in April 2009, the sum of (a) the lesser of $164,005,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $205,220,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

      (8) after the Distribution Date in April 2009 through and including the Distribution Date in April 2010, the sum of (a) the lesser of $155,533,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $161,064,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

      (9) after the Distribution Date in April 2010 through and including the Distribution Date in October 2010, the sum of (a) the lesser of $151,501,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $126,952,000 and the Certificate Balance of the Class A-2 Certificates, and (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates;

     (10) after the Distribution Date in October 2010 through and including the Distribution Date in April 2011, the sum of (a) the lesser of $147,522,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $116,127,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate Certificate Balances of the Class B, Class C, Class D and Class E Certificates; and (d) the lesser of $11,787,000 and the Certificate Balance of the Class F Certificates; and

     (11) after the Distribution Date in April 2011, $0.

     The initial Notional Amount of the Class X-P Certificates will be $846,619,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1, Class A1-A and Class A-2 Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-1A, Class B,

Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Class L Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.0783% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in April 2011, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over
         (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (2) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (3) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

     (4) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

     For each Distribution Date after the Distribution Date in April 2011, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Sequential Pay Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 1.0753% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in April 2011, the "Class X-P Strip Rate" for each Class X-P Component will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex K to this Prospectus Supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in April 2011, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 91), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 1 Mortgage Loan, representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), which accrues interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. In addition, if the Cut-Off Date for a Mortgage Loan is April 11(th) and that Mortgage Loan prepays on April 11, 2003, the amount of that prepayment (including any interest paid with respect thereto) will be paid to the Trust Fund and be distributed on the Distribution Date in May 2003; however, a scheduled payment on such a Mortgage Loan due on April 11, 2003 shall be paid, upon receipt, to the related Mortgage Loan Seller. The "Determination Date" will be, for any Distribution Date, the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Paying Agent, to the extent of the Available Distribution Amount, on the fifteenth day of each month or, if any such fifteenth day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Sequential Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in May 2003.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Gain on Sale Reserve Account. The Paying Agent will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Paying Agent will establish and will maintain an "Additional Interest Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Paying Agent will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C and Class X-P Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available

     Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

          (4) to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificate) equal to the Group 2 Principal Distribution Amount for such Distribution and, after the Class A-2 Certificates have been retired, the Group 1 Principal Distribution Amount remaining after payments to the Class A-2 Certificates have been made on such Distribution Date;

          (5) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1 Certificates, Class A-2 and Class A-1A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates and/or Class A-1A on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and/or Class D Certificates on such Distribution Date;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and/or Class E Certificates on such Distribution Date;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and/or Class F Certificates on such Distribution Date;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and/or Class G Certificates on such Distribution Date;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and/or Class H Certificates on such Distribution Date;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution

     Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and/or Class J Certificates on such Distribution Date;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (34) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and/or Class K Certificates on such Distribution Date;

          (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (37) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and/or Class L Certificates on such Distribution Date;

          (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (39) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (40) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A

     Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and/or Class M Certificates on such Distribution Date;

          (41) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (42) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (43) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and/or Class N Certificates on such Distribution Date;

          (44) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (45) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (46) after the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and/or Class O Certificates on such Distribution Date;

          (47) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (48) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (47) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2), (3) and

(4) above with respect to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class X Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class X Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis (the "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount," respectively). On each Distribution Date after the Certificate Balances of either the Class A-2 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this Prospectus Supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class X-C Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage

Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class X Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class A-1A and Class X Certificates) (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class A-1A and Class X Certificates) and (e) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-1A, Class X-C and Class X-P Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2 and Class A-1A Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2 and Class A-1A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups), that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 and Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Paying Agent and the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus (the Paying Agent having the same rights to indemnity and reimbursement as described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through
Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no interest shall accrue during any grace period under a Mortgage Loan. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus
(ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Paying Agent, the Paying Agent is required to provide or make available either electronically (on the Paying Agent's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v)     the Available Distribution Amount for such Distribution
        Date;

             (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group; and (b) the aggregate amount of servicing advances with respect to each Loan Group as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period,
        (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

             (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees, Paying Agent fees and Trustee Fees paid to the Master Servicer, the Special Servicer, the Paying Agent and the Trustee, as applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

             (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

             (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

             (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Paying Agent and the Master Servicer) to the Paying Agent prior to each Distribution Date, and the Paying Agent is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, the Trustee and each Rating Agency on each Distribution Date, the following ten reports providing the required information (unless the CMSA subsequently approves another form for the presentation of such information) as of the Determination Date (unless otherwise specified below and provided that the Collection Period will be deemed to end on the related Determination Date) immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex C attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) A "Historical Loan Modification Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) A "Historical Liquidation Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of liquidation proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, other than the Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history, (ii) that is delinquent in respect of its real estate taxes, (iii) for which any Advance has been outstanding for 30 days or more, (iv) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (v) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases),
     (vi) that is late in making its Periodic Payment three or more times in the preceding 12 months, (vii) with overdue material deferred maintenance at the related Mortgaged Property or (viii) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

          (i) An "Interim Delinquent Loan Status Report" identifying each Mortgage Loan that was delinquent as of the end of the calendar month immediately preceding the preparation of such report.

          (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment or principal payment after the Determination Date and before the P&I Advance Date for the related month.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Paying Agent prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Paying Agent will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Paying Agent, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Paying Agent reports be mailed directly to it by written request to the Paying Agent (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Paying Agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Paying Agent will make available to any interested party via its internet website initially located at "www.etrustee.net," (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA loan setup file, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Paying Agent will make available upon a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Paying Agent shall provide access to such restricted reports, upon written request, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Paying Agent and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Paying Agent and the Master Servicer may disclaim responsibility for any information distributed by the Paying Agent or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Paying Agent or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Paying Agent or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Paying Agent's internet website or the Master Servicer's internet website, the Paying Agent or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Paying Agent nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Paying Agent to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                           ASSUMED FINAL
CLASS DESIGNATION                                        DISTRIBUTION DATE
-----------------                                        -----------------
Class A-1..............................................  February 15, 2008
Class A-2..............................................  March 15, 2013
Class B................................................  March 15, 2013
Class C................................................  March 15, 2013
Class D................................................  April 15, 2013
Class E................................................  April 15, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in April 2035, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata,between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay

Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Paying Agent or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Paying Agent generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E Certificates have been paid in full, and
(iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee also includes the fee payable to the Paying Agent. The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will be the paying agent (in such capacity, the "Paying Agent") under the Pooling and Servicing Agreement. In addition, LaSalle Bank National Association will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive, fully registered Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

     The Paying Agent also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus. LaSalle Bank National Association is one of the mortgage loan sellers and is an affiliate of ABN AMRO, one of the Underwriters.

     As compensation for its duties as Paying Agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement. The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Paying Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Paying Agent is also authorized to invest or direct the investment of funds held in the distribution accounts and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Paying Agent will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-C and Class X-P Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 and Class A-2 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and, with respect to the Class A-1, Class A-2 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2 and Class A-1A Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 and Class A-2, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D and Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in May 2003, and
(xiii) the Closing Date for the sale of the Offered Certificates is April 10, 2003.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100          100
4/15/04.....................................       90         90          90          90           90
4/15/05.....................................       78         78          78          77           71
4/15/06.....................................       65         64          62          60           59
4/15/07.....................................       52         49          47          46           45
4/15/08.....................................        0          0           0           0            0
Weighted average life (in years)............     3.50       3.43        3.37        3.32         3.24

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100

4/15/04.....................................     100         100         100         100         100
4/15/05.....................................     100         100         100         100         100
4/15/06.....................................     100         100         100         100         100
4/15/07.....................................     100         100         100         100         100
4/15/08.....................................      75          75          75          75          75
4/15/09.....................................      72          72          72          72          72
4/15/10.....................................      60          60          60          60          60
4/15/11.....................................      57          54          51          49          46
4/15/12.....................................      54          49          46          44          44
4/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    7.98        7.88        7.79        7.72        7.50

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
4/15/04.....................................     100         100         100         100         100
4/15/05.....................................     100         100         100         100         100
4/15/06.....................................     100         100         100         100         100
4/15/07.....................................     100         100         100         100         100
4/15/08.....................................     100         100         100         100         100
4/15/09.....................................     100         100         100         100         100
4/15/10.....................................     100         100         100         100         100
4/15/11.....................................     100         100         100         100         100
4/15/12.....................................     100         100         100         100         100
4/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    9.93        9.93        9.93        9.93        9.76

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
4/15/04.....................................     100         100         100         100         100
4/15/05.....................................     100         100         100         100         100
4/15/06.....................................     100         100         100         100         100
4/15/07.....................................     100         100         100         100         100
4/15/08.....................................     100         100         100         100         100
4/15/09.....................................     100         100         100         100         100
4/15/10.....................................     100         100         100         100         100
4/15/11.....................................     100         100         100         100         100
4/15/12.....................................     100         100         100         100         100
4/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    9.93        9.93        9.93        9.93        9.76

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................     100         100         100         100         100
4/15/04.....................................     100         100         100         100         100
4/15/05.....................................     100         100         100         100         100
4/15/06.....................................     100         100         100         100         100
4/15/07.....................................     100         100         100         100         100
4/15/08.....................................     100         100         100         100         100
4/15/09.....................................     100         100         100         100         100
4/15/10.....................................     100         100         100         100         100
4/15/11.....................................     100         100         100         100         100
4/15/12.....................................     100         100         100         100         100
4/15/13.....................................       0           0           0           0           0
Weighted average life (in years)............    9.97        9.93        9.93        9.93        9.76

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------
DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             --------   ---------   ---------   ---------   ----------
Initial Date................................      100        100         100         100         100
4/15/04.....................................      100        100         100         100         100
4/15/05.....................................      100        100         100         100         100
4/15/06.....................................      100        100         100         100         100
4/15/07.....................................      100        100         100         100         100
4/15/08.....................................      100        100         100         100         100
4/15/09.....................................      100        100         100         100         100
4/15/10.....................................      100        100         100         100         100
4/15/11.....................................      100        100         100         100         100
4/15/12.....................................      100        100         100         100         100
4/15/13.....................................        0          0           0           0           0
Weighted average life (in years)............    10.01       9.93        9.93        9.93        9.76

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the Prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Paying Agent in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     As described above, based on their anticipated issue prices (including accrued interest) the Offered Certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered

Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. These regulations attempt to unify certification requirements and to modify reliance standards. These regulations were effective January 1, 2001. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Securities, Inc. ("Wachovia Securities"), PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. ("Nomura Securities") and Final Authorization Number 98-08E (April 27, 1998) to ABN AMRO Incorporated ("ABN AMRO") (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) ABN AMRO, (c) Nomura Securities, and (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, ABN AMRO or Nomura Securities and (e) any member of the underwriting syndicate or selling group of which Wachovia Securities, ABN AMRO, Nomura Securities or a person described in (d) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter; the "Restricted Group," consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, any sub-servicer, and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each class of the Offered Certificates does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, ABN AMRO and Nomura Securities (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, ABN AMRO and Nomura Securities, and each of Wachovia Securities, ABN AMRO and Nomura Securities has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

CLASS                            WACHOVIA SECURITIES    ABN AMRO     NOMURA SECURITIES
-----                            -------------------   -----------   -----------------
Class A-1......................     $ 52,461,000       $15,000,000      $13,039,000
Class A-2......................     $263,485,000       $50,000,000      $60,590,000
Class B........................     $ 28,959,000       $       --       $ 5,597,000
Class C........................     $  9,341,000       $       --       $ 1,806,000
Class D........................     $ 18,683,000       $       --       $ 3,611,000
Class E........................     $ 10,276,000       $       --       $ 1,986,000

     Wachovia Securities, ABN AMRO and Nomura Securities are acting as co-lead managers of the offering. Wachovia Securities is acting as bookrunner for the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $537,670,139, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities, Inc. or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, ABN AMRO and Nomura Securities may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. ABN AMRO, one of the Underwriters, is an affiliate of LaSalle Bank National Association, a Mortgage Loan Seller and the Paying Agent, Certificate Registrar and Authenticating Agent. Nomura Securities, one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., a Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown, Rowe & Maw, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Fitch and S&P (the "Rating Agencies"):

                                                                EXPECTED
                                                              RATINGS FROM
CLASS                                                          FITCH/S&P
-----                                                         ------------
Class A-1...................................................   AAA/AAA
Class A-2...................................................   AAA/AAA
Class B.....................................................    AA/AA
Class C.....................................................   AA-/AA-
Class D.....................................................     A/A
Class E.....................................................    A-/A-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

1% (  ).....................................................  S-89
2% (  ).....................................................  S-89
3% (  ).....................................................  S-89
30/360 basis................................................  S-81
ABN AMRO....................................................  S-207
accredited investor.........................................  S-209
Accrued Certificate Interest................................  S-182
Actual/360 basis............................................  S-80
Additional Interest.........................................  S-81
Additional Interest Account.................................  S-176
Additional Trust Fund Expenses..............................  S-187
Administrative Cost Rate....................................  S-88
Advance.....................................................  S-188
Anticipated Repayment Date..................................  S-81
Appraisal Reduction Amount..................................  S-189]
ARD Loans...................................................  S-81
Aronov......................................................  S-141
Artesia.....................................................  S-80
Artesia Mortgage Loans......................................  S-149
Assumed Final Distribution Date.............................  S-195
Assumed Scheduled Payment...................................  S-183
Authenticating Agent........................................  S-198
Available Distribution Amount...............................  S-175
Balloon Loans...............................................  S-81
Balloon Payment.............................................  S-81
Borders.....................................................  S-142
Breach......................................................  S-155
Capital Imp. Reserve........................................  S-89
Certificate Balance.........................................  S-170
Certificate Deferred Interest...............................  S-171
Certificate Registrar.......................................  S-198
Certificateholders..........................................  S-175
Certificates................................................  S-167
Class.......................................................  S-167
Class A Certificates........................................  S-167
Class X Certificates........................................  S-167
Class X-C Components........................................  S-172
Class X-C Strip Rate........................................  S-172
Class X-P Components........................................  S-173
Class X-P Strip Rate........................................  S-173
Clearstream.................................................  S-168
Clearstream Participants....................................  S-169
CMSA Bond File..............................................  S-192
CMSA Collateral Summary File................................  S-192
CMSA Loan Periodic Update File..............................  S-192
CMSA Property File..........................................  S-192
Collection Period...........................................  S-174
Comparative Financial Status Report.........................  S-193
Compensating Interest Payment...............................  S-160
Constant Prepayment Rate....................................  S-202
Controlling Class...........................................  S-158

Controlling Class Representative............................  S-158
Corrected Mortgage Loan.....................................  S-159
CPR.........................................................  S-202
Crossed Group...............................................  S-155
Crossed Loan................................................  S-155
Custodian...................................................  S-150
Cut-Off Date................................................  S-79
Cut-Off Date Balance........................................  S-79
Cut-Off Date Group Balances.................................  S-79
Cut-Off Date Group 1 Balance................................  S-79
Cut-Off Date Group 2 Balance................................  S-79
Cut-Off Date LTV............................................  S-88
Cut-Off Date LTV Ratio......................................  S-88
Cut-Off Date Pool Balance...................................  S-79
D (    )....................................................  S-89
Defaulted Mortgage Loan.....................................  S-164
Defeasance..................................................  S-89
Defeasance Collateral.......................................  S-83
Defect......................................................  S-155
Delinquent Loan Status Report...............................  S-192
Department of Retirement Services...........................  S-146
Department of S&H Services..................................  S-146
Depositaries................................................  S-168
Determination Date..........................................  S-174
Discount Rate...............................................  S-184
Distributable Certificate Interest..........................  S-182
Distribution Date...........................................  S-175
Distribution Date Statement.................................  S-190
Dogwood Festival Market Loan................................  S-141
DSC Ratio...................................................  S-86
DSCR........................................................  S-86
DTC.........................................................  S-168
Due Date....................................................  S-81
ERISA.......................................................  S-207
Euroclear...................................................  S-168
Euroclear Participants......................................  S-169
Excess Cash Flow............................................  S-81
Excluded Plan...............................................  S-209
Exemption...................................................  S-208
expense.....................................................  S-88
Fair Lakes Center Loan......................................  S-143
Final Recovery Determination................................  S-191
Fitch.......................................................  S-208
Form 8-K....................................................  S-156
Fully Amortizing Loans......................................  S-81
Gain on Sale Reserve Account................................  S-176
Group 1 Principal Distribution Amount.......................  S-182
Group 2 Principal Distribution Amount.......................  S-182
Historical Liquidation Report...............................  S-192
Historical Loan Modification Report.........................  S-192
Indirect Participants.......................................  S-168
Interest Accrual Period.....................................  S-173
Interest Reserve Account....................................  S-176

Interest Reserve Amount.....................................  S-176
Interest Reserve Loans......................................  S-176
Interim Delinquent Loan Status Report.......................  S-193
IRS.........................................................  S-206
JJ's Hallmark...............................................  S-143
King Farm Village Center Loan...............................  S-140
L (    )....................................................  S-89
LaSalle.....................................................  S-80
LaSalle Mortgage Loans......................................  S-148
Lexington Cross Apartments Loan.............................  S-144
Linens 'n Things............................................  S-142
Loan Group 1................................................  S-79
Loan Group 2................................................  S-79
Loan Groups.................................................  S-79
Loan per Sq. Ft., Unit, Bed, Pad or Room....................  S-88
Lockout.....................................................  S-89
Lockout Period..............................................  S-89
Long and Foster.............................................  S-140
LTV at ARD or Maturity......................................  S-88
Majority Subordinate Certificateholder......................  S-197
Marshalls...................................................  S-134
Master Servicer.............................................  S-157
Master Servicing Fee........................................  S-160
Master Servicing Fee Rate...................................  S-160
Maturity Date LTV Ratio.....................................  S-88
Mesa Regal RV Resort Loan...................................  S-139
Modell's....................................................  S-143
Moody's.....................................................  S-208
Mortgage....................................................  S-79
Mortgage Deferred Interest..................................  S-171
Mortgage File...............................................  S-150
Mortgage Loan Purchase Agreement............................  S-148
Mortgage Loan...............................................  S-79
Mortgage Loans..............................................  S-79
Mortgage Note...............................................  S-79
Mortgage Pool...............................................  S-79
Mortgage Rate...............................................  S-80
Mortgaged Property..........................................  S-79
NA..........................................................  S-89
NAV.........................................................  S-89
Net Aggregate Prepayment Interest Shortfall.................  S-182
net cash flow...............................................  S-87
Net Cash Flow...............................................  S-86
Net Mortgage Rate...........................................  S-174
NOI Adjustment Worksheet....................................  S-193
Nomura......................................................  S-80
Nomura Mortgage Loans.......................................  S-148
Nomura Securities...........................................  S-207
Non-Offered Certificates....................................  S-168
Nonrecoverable P&I Advance..................................  S-188
Notional Amount.............................................  S-170
NRSRO.......................................................  S-208
O (    )....................................................  S-89

Occupancy Percentage........................................  S-89
Offered Certificates........................................  S-168
OID Regulations.............................................  S-206
Old Navy....................................................  S-142
Open Period.................................................  S-89
Operating Statement Analysis................................  S-193
Option Price................................................  S-165
Original Term to Maturity...................................  S-89
P&I Advance.................................................  S-187
Pacific Park Apartment Loan.................................  S-147
Party in Interest...........................................  S-209
Paying Agent................................................  S-198
Periodic Payments...........................................  S-81
Pico Rivera Towne Center Loan...............................  S-133
Plan........................................................  S-207
Point Plaza East Loan.......................................  S-145
Pooling and Servicing Agreement.............................  S-167
Portland Office Portfolio Loans.............................  S-135
Prepayment Interest Excess..................................  S-160
Prepayment Interest Shortfall...............................  S-160
Prepayment Premiums.........................................  S-184
Primary Collateral..........................................  S-156
Principal Distribution Amount...............................  S-182
Principal Recovery Fee......................................  S-161
Privileged Person...........................................  S-194
PTE.........................................................  S-207
Purchase Option.............................................  S-165
Purchase Price..............................................  S-151
Qualified Appraiser.........................................  S-189
Qualified Substitute Mortgage Loan..........................  S-152
Rated Final Distribution Date...............................  S-196
Rating Agencies.............................................  S-212
Realized Losses.............................................  S-186
Reimbursement Rate..........................................  S-188
Related Proceeds............................................  S-188
Remaining Amortization Term.................................  S-89
remaining term..............................................  S-82
Remaining Term to Maturity..................................  S-89
REMIC.......................................................  S-23
REMIC Administrator.........................................  S-198
REMIC Regular Certificates..................................  S-167
REMIC Regulations...........................................  S-205
REMIC Residual Certificates.................................  S-167
Rental Property.............................................  S-87
REO Extension...............................................  S-166
REO Mortgage Loan...........................................  S-184
REO Property................................................  S-159
REO Status Report...........................................  S-192
Replacement Reserve.........................................  S-89
Required Appraisal Date.....................................  S-188
Required Appraisal Loan.....................................  S-189
Required Defeasance Period..................................  S-201
Restricted Group............................................  S-208

Restricted Servicer Reports.................................  S-193
revenue.....................................................  S-87
Ross Dress for Less.........................................  S-134
Rugged Wearhouse............................................  S-143
Rules.......................................................  S-169
S&P.........................................................  S-208
S & P Portfolio Loans.......................................  S-128
Safeway.....................................................  S-140
Scanlan.....................................................  S-135
Scenario....................................................  S-202
Scheduled Payment...........................................  S-183
Sequential Pay Certificates.................................  S-167
Servicing Fees..............................................  S-161
Servicing Transfer Event....................................  S-159
Similar Law.................................................  S-207
Special Servicer............................................  S-158
Special Servicing Fee.......................................  S-161
Special Servicing Fee Rate..................................  S-161
Specially Serviced Mortgage Loans...........................  S-159
Specially Serviced Trust Fund Assets........................  S-159
Stated Principal Balance....................................  S-174
Subordinate Certificates....................................  S-167
Substitution Shortfall Amount...............................  S-151
Table Assumptions...........................................  S-202
TI/LC Reserve...............................................  S-90
Trust Fund..................................................  S-167
Trustee Fee.................................................  S-198
Underwriters................................................  S-210
Underwriting Agreement......................................  S-210
Underwritten Replacement Reserves...........................  S-88
Unrestricted Servicer Reports...............................  S-193
Updated Collection Report...................................  S-193
Vestar......................................................  S-133
Voting Rights...............................................  S-196
Wachovia....................................................  S-80
Wachovia Mortgage Loans.....................................  S-148
Wachovia Securities.........................................  S-207
Watch List Report...........................................  S-192
Washington State Library....................................  S-146
Weighted Average Net Mortgage Rate..........................  S-174
weighted averages...........................................  S-88
Wells Fargo.................................................  S-197
Workout Fee.................................................  S-161
Year Built..................................................  S-88
Yield Maintenance Charges...................................  S-184
YM (    )...................................................  S-89

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-1

MORTGAGE
  LOAN    LOAN GROUP
 NUMBER    NUMBER            PROPERTY NAME                              PROPERTY ADDRESS                        PROPERTY CITY
-------------------------------------------------------------------------------------------------------------------------------
    1        1        Pico Rivera Towne Center                  8400-8988 Washington Boulevard                  Pico Rivera
    2        1        Mesa Regal RV Resort                      4700 East Main Street                           Mesa
    3        1        King Farm Village Center                  302,402, 404 King Farm Boulevard;               Rockville
                                                                  800, 801, 802 Pleasant Boulevard;
                                                                  403 Redland Boulevard
    4        1        Dogwood Festival Market                   115 Dogwood Boulevard                           Flowood
    5        1        Fair Lakes Center                         12500 Fair Lakes Circle                         Fairfax
    6        2        Lexington Crossing Apartments             3700 and 3900 Southwest 27th Street             Gainesville
    7        1        Point Plaza East                          6840-6880 Capitol Boulevard SE                  Tumwater
    8        1        Pacific Park Apartments                   20707 Anza Avenue                               Torrance
    9        1        American Bank Building                    621 South West Morrison Street                  Portland
   10        1        Encino Corporate Plaza                    16661 Ventura Boulevard                         Encino
   11        1        Dover Esplanade                           1027 Hooper Avenue                              Toms River
   12        1        AmCap - 80th & Wadsworth                  8031-8071 Wadsworth Boulevard and               Arvada
                                                                  8008 Yarrow Road
   13        2        Cambridge Square & Park Manor Portfolio   Various                                         DeKalb
 13.1                 Cambridge Square Townhome Apartments      701-848 Fotis Drive                             DeKalb
 13.2                 Park Manor Apartments                     845 and 855 Regent Drive                        DeKalb
   14        1        Calabasas Courtyard                       5000, 5010 & 5016 North Parkway Calabasas       Calabasas
   15        1        Edison Technology Center                  201-211 Edison Park Drive                       Gaithersburg
   16        1        Midway Shopping Center                    4605 Kirkwood Highway                           Wilmington
   17        1        Gables CitiTower                          999 Ponce de Leon Boulevard                     Coral Gables
   18        1        AmCap - Mississippi & Havana              1125-1175 and 1205 South Havana Street          Aurora
   19        2        Candlewood Apartments                     3902 St. Andrew's Circle                        Mishawaka
   20        2        Chateau Royale Apartments                 90 Chateau Royale Court                         Morgantown
   21        2        Heritage At Riverwood Apartments          105 Heritage Riverwood Drive                    Central
   22        1        1940 Century Park East Office             1940 Century Park East                          Los Angeles
   23        1        Warrenton Village                         179 West Lee Highway                            Warrenton
   24        1        Heritage Village Center                   14405-14439 Baseline Avenue &                   Fontana
                                                                  7360-7430 Cherry Avenue
   25        1        Willowtree Shopping Center                24270 Moulton Parkway                           Laguna Woods
   26        2        Walden Townhomes                          1 Henry Court                                   Wilmington
   27        1        Drew 19 Shopping Center                   21311 U.S. Highway 19                           Clearwater
   28        1        Costco Wholesale Warehouse                450 10th Street                                 San Francisco
   29        1        Raintree Plaza Shopping Center            10700-10784 Jefferson Boulevard                 Culver City
   30        2        Woodland Village Apartments               813 W. University Avenue                        Flagstaff
   31        2        Blythewood Estates Apartments             2991 West Schoolhouse Lane                      Philadelphia
   32        2        Bay Bridge MHP                            2 Primrose Lane                                 Brunswick
   33        2        Gadsden Multifamily Portfolio             Various                                         Various
 33.1                 Pine Ridge Apartments                     305 West Air Depot Road                         Gadsden
 33.2                 Wildhaven Townhome Apartments             2803 Second Street                              Rainbow City
 33.3                 South Town Apartments                     1465 Sutton Bridge Road                         Rainbow City
 33.4                 Williamsburg Townhome Apartments          1001 Newton Street                              Gadsden
   34        1        Jackson Tower                             806 South West Broadway Avenue                  Portland
   35        1        Southpark I & II                          4717 & 4735 Sharon Road                         Charlotte
   36        1        Southside Plaza                           3000 South Horner Boulevard                     Sanford
   37        1        Gardena Marketplace                       1691-1759 Artesia Boulevard                     Gardena
   38        2        Lakes Phases II & III                     4343 Warm Springs Road                          Columbus
   39        1        Victor Square                             2-10 Commerce Drive                             Victor
   40        1        Mohawk Building                           708 SW 3rd Avenue                               Portland
   41        1        El Rancho Shopping Center                 1101-1155 West Huntington Drive                 Arcadia
   42        1        7233 West Dempster Retail                 7233 West Dempster Street                       Niles
   43        1        Tampa Medical Tower                       2727 West Martin Luther King Boulevard          Tampa
   44        2        Paradise Pointe Apartments                11020 Southwest 196th Street                    Miami
   45        1        AmCap - Leetsdale & Monaco                820-890 South Monaco Parkway                    Denver
   46        1        Guardian - Frederick Avenue               481 North Frederick Avenue                      Gaithersburg
   47        1        Lone Hill Shopping Center                 1846 Route 66; 1804 - 1854 Alcosta Avenue;      Glendora
                                                                  625 & 645 Lone Hill Avenue
   48        1        Trolley Industrial Center                 1330 30th Street                                San Diego
   49        1        Socastee Commons Shopping Center          5022 Dick Pond Road                             Socastee
   50        2        Corder Crossing Apartments                709 and 750 Corder Road                         Warner Robins
   51        1        Lake Oconee Village Shopping Center       6320 Lake Oconee Parkway                        Greensboro
   52        1        CVS 15th Street / 69 South Portfolio      Various                                         Tuscaloosa
 52.1                 CVS - 15th Street & Burch and Hatfield    808 15th Street East                            Tuscaloosa
 52.2                 CVS - 69 South                            8700 Highway 69 South                           Tuscaloosa
   53        2        Manor III Apartments                      262 Joyland Place                               Atlanta
   54        2        Kingswood MHP                             5930 Moulton Court                              Charlotte
   55        1        Preston Commons                           3184-3246 Preston Road                          Frisco
   56        2        Oaktree Mobile Estates                    660 Maxey Road                                  Houston
   57        1        Centerra                                  1425,1455,1505 Rocky Mountain Avenue and        Loveland
                                                                  1620 Foxtail Drive and 5330 Stone
                                                                  Creek Circle
   58        1        Mill Pond Farm                            540, 545 & 558 Riverside Drive                  Westport
   59        1        Boulder Major Marketplace                 700-750 South Boulder Highway                   Henderson
   60        1        Hugo Terrace                              43901 - 43941 Hugo Terrace                      Fremont
   61        1        Walgreens - Manchester                    14529 Manchester Road                           Manchester
   62        1        Sumter Crossing Shopping Center           440 East Gulf Atlantic Highway                  Wildwood
   63        2        Benning Woods Apartments                  130, 136, 138, 142 and 148 42nd Street NE,      Washington
                                                                  4100 and 4040 East Capitol Street
                                                                  NE and 105 41st Street NE
   64        2        Regis Place II Apartments                 4821 West 52nd Avenue                           Denver
   65        1        Walgreens - Clinton Township              34899 Groesbeck Highway                         Clinton Township
   66        2        Springs at Sunnyview                      1940-1950 45th Avenue NE                        Salem
   67        1        Eaton Center                              1607 North Barron Street                        Eaton
   68        2        Metro Pointe Apartments                   6790 Merriman Road                              Romulus
   69        1        Walgreens - Rosedale                      8606 Philadelphia Road                          Rosedale
   70        2        Edgemont Apartments                       3420 West McLeod Road                           Bellingham
   71        1        First Republic Bank Building              2275 El Camino Real                             Palo Alto
   72        1        Coco Palms & Sandalwood Apartments        2007 & 2101 North Ponderosa Street              Santa Ana
   73        2        Big Tex MHP                               2001 West Hunter Ferrell Road                   Irving
   74        2        Gentry Apartments                         1343 Gentry Avenue North                        Oakdale
   75        1        Wellington Green - Parcel F               110 Dawson Street                               Wellington
   76        2        Riverbend Apartments                      218/222 35th Street SE, 301 33rd Street SE,     Washington
                                                                  3300, 3313, & 3320 C Street SE,
                                                                  3301 Croffut Place SE,
                                                                  3330 Dubois Place SE, and 415
                                                                  32nd Street SE.
   77        1        Walgreens - Baltimore                     2310 West Patapsco Avenue                       Baltimore
   78        1        Flamingo Marketplace Shoppes              12300 Pembroke Road                             Pembroke Pines
   79        1        Walgreens - Duluth                        4525 Grand Avenue                               Duluth
   80        2        Woodard Portfolio                         Various                                         Charlottesville
 80.1                 Graduate Centre                           1982 Arlington Boulevard                        Charlottesville
 80.2                 Town Court                                762 King Street                                 Charlottesville
 80.3                 Montebello Circle                         300 Montebello Circle                           Charlottesville
   81        1        Somerset Marketplace Retail               300 Sam Walton Drive                            Somerset
   82        1        Walgreens - 92nd and Commercial           2924 East 92nd Street                           Chicago
   83        1        Walgreens - Oro Valley                    11951 North First Avenue                        Oro Valley
   84        1        Shops of Village Green                    114-166 North Belvedere Drive                   Gallatin
   85        2        Confederate Ridge Apartments              780 Highway 61 North Bypass                     Vicksburg
   86        1        Carnegie Centre                           2500 Red Hill Avenue                            Santa Ana
   87        2        Highland Park Apartments                  461 Forest Hill Road                            Macon
   88        2        Redan Cove                                3737 Redan Road                                 Decatur
   89        1        Northeast Corporate Centre                7020-7040 North Port Washington Road            Glendale
   90        1        Walgreens - Johnson City                  1430 South Roan Street                          Johnson City
   91        1        Temecula Pads P & Q                       26520 and 26550 Ynez Road                       Temecula
   92        1        Trinity Square                            200 Michigan Avenue NE                          Washington

                            CROSS-COLLATERALIZED AND
PROPERTY   PROPERTY           CROSS-DEFAULTED LOAN        LOAN        GENERAL PROPERTY                                ORIGINAL LOAN
 STATE     ZIP CODE                    FLAG            ORIGINATOR           TYPE           SPECIFIC PROPERTY TYPE      BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   CA         90660                                     Wachovia      Retail               Anchored                  33,500,000.00
   AZ         85205                                     Wachovia      Mobile Home Park     Mobile Home Park          30,000,000.00
   MD         20850                                     Wachovia      Mixed Use            Retail/Multifamily        29,000,000.00
   MS         39232                                     Wachovia      Retail               Anchored                  25,360,000.00
   VA         22033                                     Wachovia      Retail               Shadow Anchored           21,000,000.00
   FL         32608                                     Wachovia      Multifamily          Student Housing           20,730,000.00
   WA         98501                                     AMCC          Office               Suburban                  20,700,000.00
   CA         90503                                     Wachovia      Multifamily          Conventional              18,760,000.00
   OR         97205       Portland Office Portfolio     Wachovia      Office               CBD                       17,650,000.00
   CA         91436                                     NCCI          Office               Suburban                  17,600,000.00
   NJ         08753                                     Wachovia      Office               Suburban                  17,500,000.00
   CO         80005                                     NCCI          Retail               Anchored                  16,679,000.00
   IL         60115                                     LaSalle       Multifamily          Student Housing           14,500,000.00
   IL         60115                                     LaSalle       Multifamily          Student Housing
   IL         60115                                     LaSalle       Multifamily          Student Housing
   CA         91302                                     Wachovia      Office               Suburban                  13,800,000.00
   MD         20878                                     Wachovia      Industrial           Flex                      13,700,000.00
   DE         19808                                     Wachovia      Retail               Anchored                  13,500,000.00
   FL         33134                                     Wachovia      Office               CBD                       13,150,000.00
   CO         80012                                     NCCI          Retail               Anchored                  13,052,000.00
   IN         46545                                     LaSalle       Multifamily          Conventional              12,800,000.00
   WV         26508                                     LaSalle       Multifamily          Student Housing           12,250,000.00
   SC         29630                                     AMCC          Multifamily          Conventional              11,870,000.00
   CA         90067                                     NCCI          Office               CBD                       11,750,000.00
   VA         20186                                     Wachovia      Retail               Anchored                  11,300,000.00
   CA         92336                                     Wachovia      Retail               Anchored                  11,300,000.00
   CA         92653       S & P Portfolio               Wachovia      Retail               Anchored                  11,200,000.00
   DE         19808                                     Wachovia      Multifamily          Conventional              10,000,000.00
   FL         33765                                     Wachovia      Retail               Anchored                  10,000,000.00
   CA         94103       S & P Portfolio               Wachovia      Retail               Anchored                   9,700,000.00
   CA         90230       S & P Portfolio               Wachovia      Retail               Anchored                   9,450,000.00
   AZ         86001                                     AMCC          Multifamily          Conventional               8,300,000.00
   PA         19144                                     Wachovia      Multifamily          Conventional               8,100,000.00
   ME         04011                                     NCCI          Mobile Home Park     Mobile Home Park           8,000,000.00
   AL        Various                                    LaSalle       Multifamily          Conventional               7,825,000.00
   AL         35903                                     LaSalle       Multifamily          Conventional
   AL         35906                                     LaSalle       Multifamily          Conventional
   AL         35906                                     LaSalle       Multifamily          Conventional
   AL         35903                                     LaSalle       Multifamily          Conventional
   OR         97205       Portland Office Portfolio     Wachovia      Office               CBD                        7,700,000.00
   NC         28210                                     LaSalle       Retail               Unanchored                 7,650,000.00
   NC         27332                                     NCCI          Retail               Anchored                   7,600,000.00
   CA         90248                                     NCCI          Retail               Shadow Anchored            7,300,000.00
   GA         31909                                     LaSalle       Multifamily          Conventional               6,900,000.00
   NY         14564                                     AMCC          Retail               Unanchored                 6,825,000.00
   OR         97205       Portland Office Portfolio     Wachovia      Mixed Use            Office/Retail              6,700,000.00
   CA         91007        S & P Portfolio              Wachovia      Retail               Anchored                   6,500,000.00
   IL         60714                                     LaSalle       Retail               Unanchored                 6,500,000.00
   FL         33607                                     Wachovia      Office               Medical                    6,305,000.00
   FL         33157                                     Wachovia      Multifamily          Conventional               6,100,000.00
   CO         80224                                     NCCI          Retail               Anchored                   6,080,000.00
   MD         20877                                     NCCI          Office               Suburban                   5,760,000.00
   CA         91740                                     NCCI          Retail               Anchored                   5,720,000.00
   CA         92154                                     Wachovia      Industrial           Light Industrial           5,450,000.00
   SC         29588                                     Wachovia      Retail               Anchored                   5,300,000.00
   GA         31088                                     LaSalle       Multifamily          Conventional               5,200,000.00
   GA         30642                                     Wachovia      Retail               Anchored                   5,200,000.00
   AL        Various                                    LaSalle       Retail               Anchored                   4,850,000.00
   AL         35404                                     LaSalle       Retail               Anchored
   AL         35405                                     LaSalle       Retail               Anchored
   GA         30315                                     AMCC          Multifamily          Conventional               4,800,000.00
   NC         28213                                     LaSalle       Mobile Home Park     Mobile Home Park           4,800,000.00
   TX         75034                                     Wachovia      Retail               Shadow Anchored            4,750,000.00
   TX         77013                                     NCCI          Mobile Home Park     Mobile Home Park           4,700,000.00
   CO         80538                                     AMCC          Retail               Shadow Anchored            4,600,000.00
   CT         08880                                     Wachovia      Mixed Use            Office/Retail              4,500,000.00
   NV         89015                                     AMCC          Retail               Shadow Anchored            4,500,000.00
   CA         94538                                     NCCI          Retail               Shadow Anchored            4,420,000.00
   MO         63011                                     Wachovia      Retail               Anchored                   4,295,625.00
   FL         34785                                     Wachovia      Retail               Anchored                   4,292,000.00
   DC         20019                                     AMCC          Multifamily          Conventional               4,200,000.00
   CO         80212                                     AMCC          Multifamily          Conventional               4,150,000.00
   MI         48066                                     LaSalle       Retail               Anchored                   4,150,000.00
   OR         97305                                     LaSalle       Multifamily          Senior Housing             4,150,000.00
   OH         45320                                     LaSalle       Retail               Anchored                   4,100,000.00
   MI         48174                                     LaSalle       Multifamily          Conventional               4,078,400.00
   MD         21237                                     Wachovia      Retail               Anchored                   4,050,000.00
   WA         98225                                     AMCC          Multifamily          Conventional               4,020,000.00
   CA         94306                                     Wachovia      Office               Suburban                   4,000,000.00
   CA         92705       S & P Portfolio               Wachovia      Multifamily          Conventional               3,950,000.00
   TX         75060                                     LaSalle       Mobile Home Park     Mobile Home Park           3,880,000.00
   MN         55128                                     NCCI          Multifamily          Conventional               3,900,000.00
   FL         33414                                     Wachovia      Retail               Anchored                   3,800,000.00
   DC         20019                                     AMCC          Multifamily          Conventional               3,800,000.00
   MD         21230                                     Wachovia      Retail               Anchored                   3,730,000.00
   FL         33025                                     Wachovia      Retail               Shadow Anchored            3,725,000.00
   MN         55807                                     Wachovia      Retail               Anchored                   3,712,382.00
   VA         22903                                     Wachovia      Multifamily          Student Housing            3,675,000.00
   VA         22903                                     Wachovia      Multifamily          Student Housing
   VA         22903                                     Wachovia      Multifamily          Student Housing
   VA         22903                                     Wachovia      Multifamily          Student Housing
   KY         42501                                     LaSalle       Retail               Shadow Anchored            3,675,000.00
   IL         60617                                     LaSalle       Retail               Anchored                   3,655,000.00
   AZ         85737                                     Wachovia      Retail               Anchored                   3,650,000.00
   TN         37066                                     LaSalle       Retail               Shadow Anchored            3,600,000.00
   MS         39183                                     LaSalle       Multifamily          Conventional               3,600,000.00
   CA         92705                                     NCCI          Office               Suburban                   3,600,000.00
   GA         31210                                     LaSalle       Multifamily          Conventional               3,600,000.00
   GA         30032                                     LaSalle       Multifamily          Conventional               3,600,000.00
   WI         53217                                     LaSalle       Office               Suburban                   3,525,000.00
   TN         37601                                     LaSalle       Retail               Anchored                   3,520,000.00
   CA         92591                                     AMCC          Retail               Shadow Anchored            3,500,000.00
   DC         20017                                     AMCC          Mixed Use            Office/Retail              3,487,500.00

                                    % OF
                                  AGGREGATE      % OF LOAN       % OF LOAN
PROPERTY    CUT-OFF DATE LOAN   CUT-OFF DATE      GROUP 1         GROUP 2     ORIGINATION     FIRST PAY      MATURITY DATE
 STATE         BALANCE ($)         BALANCE        BALANCE         BALANCE        DATE            DATE           OR ARD
----------------------------------------------------------------------------------------------------------------------------
   CA        33,500,000.00          3.76%           5.22%           0.00%     12-Mar-2003     11-May-2003     11-Apr-2013
   AZ        29,970,684.22          3.36%           4.67%           0.00%     3-Mar-2003      11-Apr-2003     11-Mar-2013
   MD        29,000,000.00          3.25%           4.52%           0.00%     6-Mar-2003      1-May-2003      1-Apr-2008
   MS        25,336,763.55          2.84%           3.95%           0.00%     10-Mar-2003     11-Apr-2003     11-Mar-2013
   VA        20,982,039.95          2.35%           3.27%           0.00%     5-Mar-2003      11-Apr-2003     11-Mar-2013
   FL        20,730,000.00          2.32%           0.00%           8.29%     18-Feb-2003     11-Apr-2003     11-Mar-2008
   WA        20,679,772.11          2.32%           3.22%           0.00%     6-Mar-2003      11-Apr-2003     11-Mar-2008
   CA        18,760,000.00          2.10%           2.92%           0.00%     13-Jan-2003     11-Mar-2003     11-Feb-2008
   OR        17,650,000.00          1.98%           2.75%           0.00%     30-Dec-2002     11-Feb-2003     11-Jan-2010
   CA        17,600,000.00          1.97%           2.74%           0.00%     14-Mar-2003     11-May-2003     11-Apr-2013
   NJ        17,447,772.22          1.96%           2.72%           0.00%     31-Dec-2002     11-Feb-2003     11-Jan-2013
   CO        16,679,000.00          1.87%           2.60%           0.00%     12-Mar-2003     11-May-2003     11-Apr-2013
   IL        14,486,714.17          1.62%           0.00%           5.80%     28-Feb-2003     1-Apr-2003      1-Mar-2013
   IL
   IL
   CA        13,770,129.31          1.54%           2.15%           0.00%     23-Jan-2003     11-Mar-2003     11-Feb-2013
   MD        13,683,967.55          1.53%           2.13%           0.00%     3-Mar-2003      11-Apr-2003     11-Mar-2013
   DE        13,486,968.34          1.51%           2.10%           0.00%     6-Mar-2003      11-Apr-2003     11-Mar-2013
   FL        13,104,550.33          1.47%           2.04%           0.00%     19-Dec-2002     11-Feb-2003     11-Jan-2008
   CO        13,052,000.00          1.46%           2.03%           0.00%     12-Mar-2003     11-May-2003     11-Apr-2013
   IN        12,770,232.04          1.43%           0.00%           5.11%     23-Jan-2003     1-Mar-2003      1-Feb-2013
   WV        12,213,230.99          1.37%           0.00%           4.89%     30-Dec-2002     1-Feb-2003      1-Jan-2013
   SC        11,859,069.21          1.33%           0.00%           4.75%     5-Mar-2003      11-Apr-2003     11-Mar-2013
   CA        11,696,710.23          1.31%           1.82%           0.00%     14-Nov-2002     1-Jan-2003      1-Dec-2012
   VA        11,290,083.37          1.27%           1.76%           0.00%     6-Mar-2003      11-Apr-2003     11-Mar-2013
   CA        11,274,356.21          1.26%           1.76%           0.00%     17-Jan-2003     11-Mar-2003     11-Feb-2013
   CA        11,173,175.91          1.25%           1.74%           0.00%     3-Feb-2003      11-Mar-2003     11-Feb-2008
   DE         9,990,417.84          1.12%           0.00%           4.00%     3-Mar-2003      11-Apr-2003     11-Mar-2013
   FL         9,953,989.91          1.12%           1.55%           0.00%     23-Jan-2003     11-Mar-2003     11-Feb-2013
   CA         9,676,768.42          1.09%           1.51%           0.00%     3-Feb-2003      11-Mar-2003     11-Feb-2008
   CA         9,427,367.17          1.06%           1.47%           0.00%     3-Feb-2003      11-Mar-2003     11-Feb-2008
   AZ         8,292,565.93          0.93%           0.00%           3.32%     26-Feb-2003     11-Apr-2003     11-Mar-2013
   PA         8,073,279.64          0.91%           0.00%           3.23%     3-Jan-2003      11-Feb-2003     11-Jan-2013
   ME         7,993,211.21          0.90%           0.00%           3.20%     13-Feb-2003     11-Apr-2003     11-Mar-2013
   AL         7,802,044.51          0.87%           0.00%           3.12%     31-Dec-2002     1-Feb-2003      1-Jan-2008
   AL
   AL
   AL
   AL
   OR         7,700,000.00          0.86%           1.20%           0.00%     30-Dec-2002     11-Feb-2003     11-Jan-2010
   NC         7,618,871.40          0.85%           1.19%           0.00%     27-Nov-2002     1-Jan-2003      1-Dec-2012
   NC         7,600,000.00          0.85%           1.18%           0.00%     14-Mar-2003     11-May-2003     11-Apr-2013
   CA         7,300,000.00          0.82%           1.14%           0.00%     26-Mar-2003     11-May-2003     11-Apr-2013
   GA         6,900,000.00          0.77%           0.00%           2.76%     5-Mar-2003      1-May-2003      1-Oct-2013
   NY         6,825,000.00          0.77%           1.06%           0.00%     11-Mar-2003     11-May-2003     11-Apr-2013
   OR         6,700,000.00          0.75%           1.04%           0.00%     30-Dec-2002     11-Feb-2003     11-Jan-2010
   CA         6,484,432.45          0.73%           1.01%           0.00%     3-Feb-2003      11-Mar-2003     11-Feb-2008
   IL         6,472,042.89          0.73%           1.01%           0.00%     23-Dec-2002     1-Feb-2003      1-Jan-2013
   FL         6,290,336.95          0.71%           0.98%           0.00%     15-Jan-2003     11-Mar-2003     11-Feb-2013
   FL         6,094,255.15          0.68%           0.00%           2.44%     4-Mar-2003      11-Apr-2003     11-Mar-2013
   CO         6,080,000.00          0.68%           0.95%           0.00%     12-Mar-2003     11-May-2003     11-Apr-2013
   MD         5,741,734.23          0.64%           0.89%           0.00%     30-Dec-2002     11-Feb-2003     11-Jan-2013
   CA         5,712,174.49          0.64%           0.89%           0.00%     25-Feb-2003     11-Apr-2003     11-Mar-2010
   CA         5,450,000.00          0.61%           0.85%           0.00%     15-Jan-2003     1-Mar-2003      1-Feb-2008
   SC         5,288,339.45          0.59%           0.82%           0.00%     31-Jan-2003     11-Mar-2003     11-Feb-2013
   GA         5,188,180.04          0.58%           0.00%           2.08%     6-Jan-2003      1-Mar-2003      1-Feb-2013
   GA         5,183,101.63          0.58%           0.81%           0.00%     3-Jan-2003      11-Feb-2003     11-Jan-2013
   AL         4,845,980.13          0.54%           0.76%           0.00%     26-Feb-2003     1-Apr-2003      1-Mar-2013
   AL
   AL
   GA         4,795,286.55          0.54%           0.00%           1.92%     10-Feb-2003     11-Apr-2003     11-Mar-2008
   NC         4,784,978.40          0.54%           0.00%           1.91%     18-Dec-2002     1-Feb-2003      1-Jan-2013
   TX         4,745,958.66          0.53%           0.74%           0.00%     7-Mar-2003      11-Apr-2003     11-Mar-2013
   TX         4,695,595.58          0.53%           0.00%           1.88%     11-Mar-2003     11-Apr-2003     11-Mar-2013
   CO         4,585,660.46          0.51%           0.71%           0.00%     26-Feb-2003     11-Apr-2003     11-Mar-2019
   CT         4,484,692.02          0.50%           0.70%           0.00%     3-Mar-2003      11-Apr-2003     11-Mar-2018
   NV         4,478,136.18          0.50%           0.70%           0.00%     3-Oct-2002      11-Dec-2002     11-Nov-2012
   CA         4,407,006.78          0.49%           0.69%           0.00%     24-Jan-2003     11-Mar-2003     11-Feb-2013
   MO         4,286,697.56          0.48%           0.67%           0.00%     27-Jan-2003     11-Mar-2003     11-Feb-2013
   FL         4,278,031.38          0.48%           0.67%           0.00%     30-Jan-2003     11-Mar-2003     11-Feb-2011
   DC         4,193,819.09          0.47%           0.00%           1.68%     7-Mar-2003      11-Apr-2003     11-Mar-2013
   CO         4,146,264.06          0.46%           0.00%           1.66%     5-Mar-2003      11-Apr-2003     11-Mar-2013
   MI         4,141,017.15          0.46%           0.65%           0.00%     6-Jan-2003      1-Mar-2003      1-Feb-2013
   OR         4,141,017.15          0.46%           0.00%           1.66%     28-Jan-2003     1-Mar-2003      1-Feb-2013
   OH         4,088,268.05          0.46%           0.64%           0.00%     31-Dec-2002     1-Feb-2003      1-Jan-2013
   MI         4,069,785.08          0.46%           0.00%           1.63%     31-Jan-2003     1-Mar-2003      1-Feb-2013
   MD         4,041,718.61          0.45%           0.63%           0.00%     31-Jan-2003     11-Mar-2003     11-Feb-2013
   WA         4,016,426.77          0.45%           0.00%           1.61%     20-Feb-2003     11-Apr-2003     11-Mar-2013
   CA         3,989,941.36          0.45%           0.62%           0.00%     14-Feb-2003     11-Apr-2003     11-Mar-2013
   CA         3,940,539.71          0.44%           0.61%           0.00%     3-Feb-2003      11-Mar-2003     11-Feb-2008
   TX         3,876,690.27          0.43%           0.00%           1.55%     13-Feb-2003     1-Apr-2003      1-Mar-2013
   MN         3,872,060.21          0.43%           0.00%           1.55%     24-Jan-2003     11-Mar-2003     11-Feb-2018
   FL         3,800,000.00          0.43%           0.59%           0.00%     31-Jan-2003     11-Mar-2003     11-Feb-2013
   DC         3,794,407.75          0.43%           0.00%           1.52%     7-Mar-2003      11-Apr-2003     11-Mar-2013
   MD         3,722,372.94          0.42%           0.58%           0.00%     31-Jan-2003     11-Mar-2003     11-Feb-2013
   FL         3,713,200.98          0.42%           0.58%           0.00%     29-Jan-2003     11-Mar-2003     11-Feb-2008
   MN         3,704,666.69          0.42%           0.58%           0.00%     27-Jan-2003     11-Mar-2003     11-Feb-2013
   VA         3,666,768.25          0.41%           0.00%           1.47%     23-Jan-2003     11-Mar-2003     11-Feb-2013
   VA
   VA
   VA
   KY         3,664,280.67          0.41%           0.57%           0.00%     23-Dec-2002     1-Feb-2003      1-Jan-2013
   IL         3,647,056.31          0.41%           0.57%           0.00%     7-Jan-2003      1-Mar-2003      1-Feb-2013
   AZ         3,642,402.01          0.41%           0.57%           0.00%     14-Jan-2003     11-Mar-2003     11-Feb-2013
   TN         3,596,897.13          0.40%           0.56%           0.00%     14-Feb-2003     1-Apr-2003      1-Mar-2013
   MS         3,595,405.15          0.40%           0.00%           1.44%     26-Feb-2003     1-Apr-2003      1-Mar-2013
   CA         3,592,457.20          0.40%           0.56%           0.00%     30-Jan-2003     11-Mar-2003     11-Feb-2013
   GA         3,588,562.34          0.40%           0.00%           1.44%     5-Dec-2002      1-Feb-2003      1-Jan-2013
   GA         3,581,791.21          0.40%           0.00%           1.43%     31-Oct-2002     1-Dec-2002      1-Nov-2012
   WI         3,517,369.99          0.39%           0.55%           0.00%     24-Jan-2003     1-Mar-2003      1-Feb-2013
   TN         3,510,023.98          0.39%           0.55%           0.00%     5-Dec-2002      1-Feb-2003      1-Jan-2013
   CA         3,487,401.31          0.39%           0.54%           0.00%     3-Mar-2003      11-Apr-2003     11-Mar-2018
   DC         3,484,415.86          0.39%           0.54%           0.00%     7-Mar-2003      11-Apr-2003     11-Mar-2013

                                                   INTEREST     ORIGINAL
                    LOAN                           ACCURAL       TERM TO     REMAINING
               ADMINISTRATIVE     INTEREST          METHOD      MATURITY      TERM TO       REMAINING      ORIGINAL
 MORTGAGE        COST RATE         ACCRUAL         DURING IO     OR ARD     MATURITY OR     IO PERIOD     AMORT TERM
  RATE(%)           (%)            METHOD           PERIOD       (MOS.)      ARD (MOS.)       (MOS.)        (MOS.)
-----------------------------------------------------------------------------------------------------------------------
 5.9300%         0.07270%        Actual/360                       120          120                           360
 5.3500%         0.04270%        Actual/360                       120          119                           360
 5.1900%         0.04270%        Actual/360                        60           60                           360
 5.6100%         0.04270%        Actual/360                       120          119                           360
 5.8800%         0.04270%        Actual/360                       120          119                           360
 5.1000%         0.04270%        Actual/360      Actual/360        60           59             23            360
 5.3500%         0.04270%        Actual/360                        60           59                           360
 5.4300%         0.04270%        Actual/360      Actual/360        60           58             16            360
 5.4400%         0.04270%        Actual/360      Actual/360        84           81              9            360
 5.8000%         0.04270%        Actual/360                       120          120                           360
 6.0300%         0.04270%        Actual/360                       120          117                           360
 5.6000%         0.04270%        Actual/360                       120          120                           360
 5.6100%         0.04270%        Actual/360                       120          119                           360

 6.0000%         0.04270%        Actual/360                       120          118                           360
 5.6000%         0.04270%        Actual/360                       120          119                           324
 5.4000%         0.04270%        Actual/360                       120          119                           360
 5.2500%         0.04270%        Actual/360                        60           57                           360
 5.5700%         0.04270%        Actual/360                       120          120                           360
 5.5600%         0.04270%        Actual/360                       120          118                           360
 6.0000%         0.10270%        Actual/360                       120          117                           360
 5.5900%         0.07640%        Actual/360                       120          119                           360
 6.1300%         0.09270%        Actual/360                       120          116                           330
 5.7800%         0.04270%        Actual/360                       120          119                           360
 5.7100%         0.04270%        Actual/360                       120          118                           360
 5.3800%         0.04270%        Actual/360                        60           58                           360
 5.4300%         0.04270%        Actual/360                       120          119                           360
 5.8100%         0.04270%        Actual/360                       120          118                           240
 5.3800%         0.04270%        Actual/360                        60           58                           360
 5.3800%         0.04270%        Actual/360                        60           58                           360
 5.7000%         0.04270%        Actual/360                       120          119                           360
 5.5000%         0.04270%        Actual/360                       120          117                           360
 5.9100%         0.04270%        Actual/360                       120          119                           360
 6.1200%         0.10270%        Actual/360                        60           57                           360

 5.4400%         0.04270%        Actual/360      Actual/360        84           81              9            360
 5.7200%         0.10270%        Actual/360                       120          116                           360
 5.7000%         0.04270%        Actual/360                       120          120                           300
 6.1000%         0.04270%        Actual/360                       120          120                           300
 5.5000%         0.04270%        Actual/360                       126          126                           300
 5.8000%         0.04270%        Actual/360                       120          120                           360
 5.4400%         0.04270%        Actual/360      Actual/360        84           81              9            360
 5.3800%         0.04270%        Actual/360                        60           58                           360
 6.0750%         0.04270%        Actual/360                       120          117                           300
 5.5600%         0.04270%        Actual/360                       120          118                           360
 5.5000%         0.04270%        Actual/360                       120          119                           360
 5.5700%         0.04270%        Actual/360                       120          120                           360
 5.7100%         0.04270%        Actual/360                       120          117                           360
 5.6400%         0.04270%        Actual/360                        84           83                           300
 5.7500%         0.04270%        Actual/360      Actual/360        60           58             10            360
 5.9000%         0.04270%        Actual/360                       120          118                           360
 5.7000%         0.04270%        Actual/360                       120          118                           360
 5.5800%         0.04270%        Actual/360                       120          117                           360
 6.0000%         0.10270%        Actual/360                       120          119                           360

 5.3300%         0.04270%        Actual/360                        60           59                           360
 5.7800%         0.04270%        Actual/360                       120          117                           360
 5.9000%         0.04270%        Actual/360                       120          119                           360
 5.5200%         0.04270%        Actual/360                       120          119                           360
 5.6100%         0.04270%        Actual/360                       192          191                           192
 5.6000%         0.04270%        Actual/360                       180          179                           180
 6.0000%         0.04270%        Actual/360                       120          115                           360
 6.3000%         0.11270%        Actual/360                       120          118                           300
 6.2500%         0.04270%        Actual/360                       120          118                           360
 5.5500%         0.04270%        Actual/360                        96           94                           300
 5.2500%         0.04270%        Actual/360                       120          119                           300
 5.6800%         0.04270%        Actual/360                       120          119                           360
 6.0000%         0.04270%        Actual/360                       120          118                           360
 6.0000%         0.04270%        Actual/360                       120          118                           360
 6.2500%         0.04270%        Actual/360                       120          117                           360
 6.1500%         0.04270%        Actual/360                       120          118                           360
 6.3500%         0.04270%        Actual/360                       120          118                           360
 5.7300%         0.04270%        Actual/360                       120          119                           360
 6.0700%         0.04270%        Actual/360                       120          119                           210
 5.3800%         0.04270%        Actual/360                        60           58                           360
 5.8900%         0.10270%        Actual/360                       120          119                           360
 5.8200%         0.11270%        Actual/360                       180          178                           180
 5.7500%         0.04270%        Actual/360      Actual/360       120          118             22            360
 5.2500%         0.04270%        Actual/360                       120          119                           300
 6.3500%         0.04270%        Actual/360                       120          118                           360
 5.7500%         0.04270%        Actual/360                        60           58                           300
 6.2500%         0.04270%        Actual/360                       120          118                           360
 5.7900%         0.04270%        Actual/360                       120          118                           360

 6.1500%         0.10270%        Actual/360                       120          117                           360
 5.9750%         0.04270%        Actual/360                       120          118                           360
 6.2400%         0.04270%        Actual/360                       120          118                           360
 5.8500%         0.04270%        Actual/360                       120          119                           360
 6.0000%         0.04270%        Actual/360                       120          119                           300
 6.2000%         0.04270%        Actual/360                       120          118                           360
 5.7000%         0.04270%        Actual/360                       120          117                           360
 5.8000%         0.04270%        Actual/360                       120          115                           360
 6.0000%         0.08270%        Actual/360                       120          118                           360
 6.3000%         0.04270%        Actual/360                       120          117                           360
 5.4600%         0.04270%            30/360                       180          179                           180
 5.7500%         0.04270%        Actual/360                       120          119                           360

            REMAINING                      MATURITY DATE OR
 MORTGAGE   AMORT TERM    MONTHLY P&I         ARD BALLOON                                                   APPRAISED
  RATE(%)     (MOS.)      PAYMENT ($)          BALANCE($)       ARD LOAN   PREPAYMENT PROVISION              VALUE ($)
----------------------------------------------------------------------------------------------------------------------
 5.9300%      360          199,344.27        28,358,420.49          N        L(36),D(80),O(4)               43,500,000
 5.3500%      359          167,524.11        24,950,460.13          N        L(48),D(68),O(4)               47,600,000
 5.1900%      360          159,063.06        26,826,025.53          N        L(24),D(31),O(5)               39,100,000
 5.6100%      359          145,746.38        21,263,125.81          N        L(25),D(88),O(7)               31,700,000
 5.8800%      359          124,290.05        17,752,284.81          N        L(36),D(80),O(4)               28,600,000
 5.1000%      360          112,553.49        19,831,016.16          N        L(25),D(31),O(4)               26,000,000
 5.3500%      359          115,591.64        19,193,857.71          Y        L(36),D(21),O(3)               27,860,000
 5.4300%      360          105,694.76        17,857,352.20          N        L(25),D(32),O(3)               24,300,000
 5.4400%      360           99,551.34        16,087,049.33          Y        L(27),D(54),O(3)               22,900,000
 5.8000%      360          103,268.53        14,840,898.37          N        L(24),D(90),O(6)               22,000,000
 6.0300%      357          105,259.11        14,854,135.61          Y        L(27),D(90),O(3)               23,200,000
 5.6000%      360           95,750.63        13,978,898.55          Y        L(24),D(60),O(36)              22,000,000
 5.6100%      359           83,332.91        12,157,544.00          N        L(35),D(82),O(3)               18,500,000
                                                                                                            15,800,000
                                                                                                             2,700,000
 6.0000%      358           82,737.97        11,701,947.38          N        L(36),D(81),O(3)               19,000,000
 5.6000%      323           82,096.89        10,927,906.19          N        L(48),D(69),O(3)               20,100,000
 5.4000%      359           75,806.66        11,245,413.61          N        L(25),D(92),O(3)               25,100,000
 5.2500%      357           72,614.79        12,172,256.54          N        L(36),D(21),O(3)               17,500,000
 5.5700%      360           74,682.07        10,928,953.21          Y        L(24),D(60),O(36)              16,900,000
 5.5600%      358           73,159.58        10,711,216.27          N        L(35),D(82),O(3)               16,000,000
 6.0000%      357           73,444.94        10,388,731.79          N        L(35),D(82),O(3)               15,350,000
 5.5900%      359           68,068.35         9,946,288.63          N        L(36),D(81),O(3)               14,840,000
 6.1300%      326           73,747.49         9,619,763.49          N        L(28),D(88),O(4)               16,200,000
 5.7800%      359           66,159.24         9,523,741.39          N        L(48),D(66),O(6)               14,800,000
 5.7100%      358           65,656.87         9,499,429.52          N        L(48),D(68),O(4)               14,600,000
 5.3800%      358           62,751.69        10,386,479.87          Y        L(48),D(8),O(4)                18,650,000
 5.4300%      359           56,340.49         8,337,783.66          N        L(25),D(92),O(3)               13,500,000
 5.8100%      238           70,551.32         6,506,675.74          N        L(48),D(69),O(3)               14,700,000
 5.3800%      358           54,347.45         8,995,433.17          Y        L(48),D(8),O(4)                15,500,000
 5.3800%      358           52,946.74         8,763,592.29          Y        L(48),D(8),O(4)                13,700,000
 5.7000%      359           48,173.24         6,978,349.00          N        L(36),D(81),O(3)               10,900,000
 5.5000%      357           45,990.91         6,766,273.86          N        L(48),D(69),O(3)               10,150,000
 5.9100%      359           47,502.12         6,768,837.52          N        L(25),D(92),O(3)               10,300,000
 6.1200%      357           47,520.23         7,331,140.25          N        L(35),D(22),O(3)               10,750,000
                                                                                                             4,500,000
                                                                                                             1,100,000
                                                                                                             2,700,000
                                                                                                             2,450,000
 5.4400%      360           43,430.33         7,018,146.14          Y        L(27),D(54),O(3)               10,100,000
 5.7200%      356           44,497.64         6,434,263.69          N        L(35),D(82),O(3)               10,000,000
 5.7000%      300           47,582.72         5,826,821.69          N        L(24),D(93),O(3)               10,200,000
 6.1000%      300           47,481.24         5,673,599.28          N        L(24),D(90),O(6)               10,500,000
 5.5000%      300           42,372.04         5,144,758.92          N        L(35),D(88),O(3)                9,600,000
 5.8000%      360           40,045.90         5,755,063.39          N        L(36),D(81),O(3)                9,100,000
 5.4400%      360           37,790.03         6,106,698.37          Y        L(27),D(54),O(3)                8,800,000
 5.3800%      358           36,418.39         6,027,867.89          Y        L(48),D(8),O(4)                10,300,000
 6.0750%      297           42,178.10         5,046,044.03          N        L(35),D(82),O(3)               11,000,000
 5.5600%      358           36,036.81         5,276,110.40          N        L(48),D(67),O(5)                9,800,000
 5.5000%      359           34,635.13         5,097,177.15          N        L(25),D(92),O(3)                8,900,000
 5.5700%      360           34,789.07         5,091,023.26          Y        L(24),D(60),O(36)               7,600,000
 5.7100%      357           33,467.58         4,842,670.46          Y        L(27),D(87),O(6)                7,200,000
 5.6400%      299           35,605.64         4,862,854.68          N        L(25),D(53),O(6)                7,700,000
 5.7500%      360           31,804.72         5,163,502.66          N        L(25),3%(12),2%(12),1%(8),O(3)  7,300,000
 5.9000%      358           31,436.23         4,480,963.22          N        L(36),D(81),O(3)                6,600,000
 5.7000%      358           30,180.82         4,370,092.99          N        L(35),D(82),O(3)                6,500,000
 5.5800%      357           29,786.56         4,354,527.07          N        L(27),D(86),O(7)                6,500,000
 6.0000%      359           29,078.20         4,114,584.18          N        L(35),D(82),O(3)                6,282,000
                                                                                                             4,507,000
                                                                                                             1,775,000
 5.3300%      359           26,744.12         4,449,454.74          N        L(36),D(21),O(3)                7,100,000
 5.7800%      357           28,103.04         4,044,107.88          N        L(35),D(82),O(3)                6,500,000
 5.9000%      359           28,173.98         4,017,799.05          N        L(25),D(92),O(3)                6,200,000
 5.5200%      359           26,745.09         3,929,775.40          N        L(25),D(92),O(3)                6,100,000
 5.6100%      191           36,561.37                 0.00          N        L(36),D(153),O(3)               6,200,000
 5.6000%      179           37,007.98            57,590.38          N        L(25),D(152),O(3)               8,850,000
 6.0000%      355           26,979.78         3,816,357.74          N        L(37),D(80),O(3)                6,000,000
 6.3000%      298           29,294.14         3,456,569.97          N        L(26),D(88),O(6)                6,700,000
 6.2500%      358           26,448.90         3,669,067.86          Y        L(48),D(69),O(3)                5,450,000
 5.5500%      298           26,484.95         3,524,206.60          N        L(48),D(45),O(3)                5,365,000
 5.2500%      299           25,168.41         3,169,788.45          N        L(36),D(81),O(3)                5,600,000
 5.6800%      359           24,034.05         3,487,045.82          N        L(60),GRTR1%orYM(57),O(3)       5,400,000
 6.0000%      358           24,881.35         3,519,063.76          N        L(35),D(82),O(3)                5,500,000
 6.0000%      358           24,881.35         3,519,063.76          N        L(35),D(82),O(3)                6,000,000
 6.2500%      357           25,244.41         3,502,388.36          N        L(35),D(82),O(3)                5,475,000
 6.1500%      358           24,846.76         3,473,513.95          N        L(35),D(82),O(3)                5,400,000
 6.3500%      358           25,200.55         3,469,136.52          Y        L(26),D(91),O(3)                5,075,000
 5.7300%      359           23,408.58         3,382,962.00          N        L(36),D(81),O(3)                5,025,000
 6.0700%      209           30,966.42         2,275,927.62          Y        L(48),D(69),O(3)                5,900,000
 5.3800%      358           22,131.18         3,663,088.64          Y        L(48),D(8),O(4)                 5,520,000
 5.8900%      359           22,988.88         3,280,926.85          N        L(35),D(82),O(3)                4,900,000
 5.8200%      178           32,532.36            49,605.00          N        L(26),D(151),O(3)               5,400,000
 5.7500%      360           22,175.77         3,347,788.89          N        L(26),D(91),O(3)                5,000,000
 5.2500%      299           22,771.42         2,867,903.64          N        L(36),D(81),O(3)                5,100,000
 6.3500%      358           23,209.39         3,195,031.90          Y        L(26),D(91),O(3)                4,675,000
 5.7500%      298           23,434.21         3,354,609.94          N        L(48),D(8),O(4)                 5,900,000
 6.2500%      358           22,857.77         3,170,896.32          Y        L(48),D(69),O(3)                4,650,000
 5.7900%      358           21,539.78         3,096,884.75          N        L(48),D(69),O(3)                4,900,000
                                                                                                             2,340,000
                                                                                                             1,190,000
                                                                                                             1,370,000
 6.1500%      357           22,389.13         3,130,301.37          N        L(35),D(82),O(3)                4,900,000
 5.9750%      358           21,854.86         3,097,039.80          N        L(35),D(82),O(3)                5,000,000
 6.2400%      358           22,449.94         3,116,720.99          Y        L(48),D(68),O(4)                4,850,000
 5.8500%      359           21,237.87         3,040,514.97          N        L(35),D(82),O(3)                4,850,000
 6.0000%      299           23,194.85         2,788,887.27          N        L(35),D(82),O(3)                4,500,000
 6.2000%      358           22,048.88         3,070,495.47          N        L(26),D(88),O(6)                5,500,000
 5.7000%      357           20,894.42         3,025,750.33          N        L(35),D(82),O(3)                4,500,000
 5.8000%      355           21,123.11         3,034,973.98          N        L(35),D(82),O(3)                5,100,000
 6.0000%      358           21,134.16         2,989,084.28          N        L(35),D(82),O(3)                4,700,000
 6.3000%      357           21,787.84         3,011,230.44          N        L(35),D(82),O(3)                4,500,000
 5.4600%      179           28,523.69                 0.00          N        L(36),D(141),O(3)               5,700,000
 5.7500%      359           20,352.11         2,936,626.90          N        L(36),D(81),O(3)                4,700,000

                                                 LTV RATIO AT
                              CUT-OFF DATE       MATURITY OR              YEAR                                    NUMBER OF
APPRAISAL DATE     DSCR (X)    LTV RATIO            ARD                  BUILT                YEAR RENOVATED        UNITS
---------------------------------------------------------------------------------------------------------------------------
 21-Jan-2003        1.49        77.01%            65.19%                 2002                                      220,547
 22-Jan-2003        1.49        62.96%            52.42%                 1979                      1994              2,005
 24-Jan-2003        1.40        74.17%            68.61%                 2001                                      194,149
 9-Jan-2003         1.43        79.93%            67.08%                 2002                                      187,523
 23-Jan-2003        1.47        73.36%            62.07%              1993-1994                                    129,772
 8-Jan-2003         1.47        79.73%            76.27%             1996 & 1997                                       300
 4-Feb-2003         1.43        74.23%            68.89%                 2001                                      149,798
 18-Oct-2002        1.34        77.20%            73.49%                 1963                      2000                152
 19-Sep-2002        1.45        77.07%            70.25%                 1913                      1983            164,481
 11-Dec-2002        1.52        80.00%            67.46%                 1968                      1998            122,154
 18-Nov-2002        1.39        75.21%            64.03%              1973-1989                                    101,290
 18-Dec-2002        1.32        75.81%            63.54%                 1974                      2001            136,191
 17-Jan-2003        1.44        78.31%            65.72%               Various                                         207
 17-Jan-2003                                                             2001                                          181
 17-Jan-2003                                                             1997                                           26
 11-Nov-2002        1.51        72.47%            61.59%             1985 & 1986                                   117,197
 16-Dec-2002        1.55        68.08%            54.37%              1979-1986                    2001            202,496
 23-Jan-2003        2.18        53.73%            44.80%                 1960                      2002            172,642
 26-Nov-2002        1.47        74.88%            69.56%                 1981                                      124,983
 16-Dec-2002        1.36        77.23%            64.67%                 1972                      1994            122,498
 30-Dec-2002        1.47        79.81%            66.95%                 1987                      2001                310
  4-Dec-2002        1.44        79.57%            67.68%                 1988                                          277
 31-Aug-2003        1.44        79.91%            67.02%                 2002                                          288
 11-Sep-2002        1.42        72.20%            59.38%                 1965                      1999             46,856
 15-Jan-2003        1.43        76.28%            64.35%              1979*2002                    1988            114,789
  9-Dec-2002        1.33        77.22%            65.06%                 1999                                      105,231
 27-Aug-2002        1.61        59.91%            55.69%                 1981                                      106,823
 28-Jan-2003        1.55        74.00%            61.76%                 1988                                          117
  1-Mar-2003        1.29        67.71%            44.26%                 1974                      2002            174,547
 22-Aug-2002        1.46        62.43%            58.04%                 1993                                      134,469
 21-Aug-2002        1.83        68.81%            63.97%                 1974                                       86,600
  7-Feb-2003        1.53        76.08%            64.02%                 1987                      1998                228
 25-Nov-2002        1.45        79.54%            66.66%                 1967                                          180
 16-Oct-2002        1.47        77.60%            65.72%                 1961                      1988                493
 29-Jul-2002        1.39        72.58%            68.20%               Various                                         272
 29-Jul-2002                                                             1979                                          112
 29-Jul-2002                                                             1985                                           28
 29-Jul-2002                                                             1981                                           72
 29-Jul-2002                                                             1973                                           60
 19-Sep-2002        1.43        76.24%            69.49%                 1914                      1983             51,608
 27-Oct-2002        1.49        76.19%            64.34%                 1998                                       29,162
 23-Dec-2002        1.50        74.51%            57.13%                 1991                                      172,293
 15-Nov-2002        1.38        69.52%            54.03%                 2001                                       32,308
 18-Oct-2002        1.40        71.88%            53.59%                 1999                      2001                144
 24-Feb-2003        1.51        75.00%            63.24%                 2000                                       56,134
 19-Sep-2002        1.47        76.14%            69.39%             1902 to 1940                  1996             67,699
 15-Sep-2002        1.54        62.96%            58.52%              1956*1981                                     68,482
 21-Oct-2002        1.42        58.84%            45.87%                 1960                      2000            120,831
 31-Dec-2002        1.66        64.19%            53.84%                 1983                                      106,209
 13-Dec-2002        1.40        68.47%            57.27%                 1973                      2002                197
 16-Dec-2002        1.48        80.00%            66.99%                 1972                      1994             83,243
  1-Nov-2002        1.42        79.75%            67.26%                 1979                      1998             52,203
 17-Jan-2003        1.36        74.18%            63.15%                 1977                                       71,680
  6-Dec-2002        1.41        74.66%            70.73%                 1985                                      105,004
  3-Jan-2003        1.44        80.13%            67.89%                 2000                                       57,373
 23-Oct-2002        1.43        79.82%            67.23%                 1985                                          160
 11-Dec-2002        1.49        79.74%            66.99%                 2002                                       56,197
  5-Dec-2002        1.45        77.14%            65.50%               Various                                      25,180
  5-Dec-2002                                                             2000                                       15,125
  5-Dec-2002                                                             2001                                       10,055
  6-Jan-2003        1.61        67.54%            62.67%                 1963                      2002                126
 19-Nov-2002        1.69        73.62%            62.22%                 1970                                          236
  1-Feb-2003        1.51        76.55%            64.80%                 2002                                       27,564
 10-Jan-2003        1.56        76.98%            64.42%                 1972                                          266
 13-Jan-2003        1.15        73.96%             0.00%              1995-2002                                     28,230
 15-Jan-2003        1.67        50.67%             0.65%         1888*1900*1957*1959       1962*1979*1993*2000      36,180
 11-Sep-2002        1.48        74.64%            63.61%             1958 & 1989                   1998             34,470
 20-Sep-2002        1.31        65.78%            51.59%                 2002                                       14,820
  1-Dec-2002        1.32        78.66%            67.32%                 2002                                       15,120
 22-Nov-2002        1.42        79.74%            65.69%                 2001                                       52,079
 10-Feb-2003        1.59        74.89%            56.60%                 1967                   1999-2002              107
  6-Feb-2003        1.43        76.78%            64.57%                 2002                                           54
 22-Nov-2002        1.44        75.29%            63.98%                 2001                                       15,120
  1-Nov-2002        1.63        69.02%            58.65%                 2000                                           71
  6-Sep-2002        1.44        74.67%            63.97%                 1987                                      129,677
  2-Oct-2002        1.37        75.37%            64.32%                 1967                      2002                 96
 20-Dec-2002        1.29        79.64%            68.36%                 2002                                       15,120
  1-Jan-2003        1.40        79.93%            67.32%                 2001                                           90
  5-Dec-2002        1.23        67.63%            38.58%                 2001                      2002             11,284
 20-Aug-2002        1.44        71.39%            66.36%              1962*1964                                         60
 18-Sep-2002        1.51        79.12%            66.96%                 1970                                          217
 16-Dec-2002        1.27        71.70%             0.92%                 1980                                           90
  1-Jan-2003        1.44        76.00%            66.96%                 2002                                       17,400
 10-Feb-2003        1.46        74.40%            56.23%       1955, 1957, 1962 & 1972          1998-2002              103
 19-Dec-2002        1.29        79.62%            68.34%                 2001                                       15,120
 30-Oct-2002        1.67        62.94%            56.86%                 2001                                       37,644
  1-Dec-2002        1.28        79.67%            68.19%                 2002                                       14,550
                    1.85        74.83%            63.20%               Various                                          35
 16-Oct-2002                                                             1983                                           12
 16-Oct-2002                                                             1997                                           14
 16-Oct-2002                                                             1987                                            9
  8-Nov-2002        1.60        74.78%            63.88%                 2002                                       47,140
  7-Dec-2002        1.45        72.94%            61.94%                 2000                                       15,120
 19-Nov-2002        1.36        75.10%            64.26%                 2002                                       15,120
 10-Aug-2002        1.57        74.16%            62.69%                 1999                                       40,045
 12-Dec-2002        1.31        79.90%            61.98%                 1976                      2002                161
  9-Jan-2003        1.37        65.32%            55.83%                 1985                                       46,508
 24-Oct-2002        1.51        79.75%            67.24%                 1980                                          116
  4-Oct-2002        1.50        70.23%            59.51%                 1988                                          124
  1-Jan-2003        1.49        74.84%            63.60%                 1989                                       29,674
  9-Oct-2002        1.39        78.00%            66.92%                 2001                                       14,490
  1-Jun-2003        1.22        61.18%             0.00%                 2002                                       14,500
 15-Jan-2003        1.52        74.14%            62.48%                 1987                      2000             24,485

                            CUT-OFF DATE
                UNIT OF     LOAN AMOUNT     OCCUPANCY                                  UW NET CASH FLOW
APPRAISAL DATE  MEASURE      PER UNIT($)     RATE(%)   OCCUPANCY "AS OF" DATE                 ($)
-------------------------------------------------------------------------------------------------------
 21-Jan-2003    Sq. Ft.          152       96.78%             14-Mar-2003                 3,563,435
 22-Jan-2003    Pads          14,948       73.62%             21-Jan-2003                 2,990,203
 24-Jan-2003    Sq. Ft.          149       82.38%      1-Feb-2003;24-Feb-2003             2,669,210
  9-Jan-2003    Sq. Ft.          135       92.08%             15-Jan-2003                 2,498,960
 23-Jan-2003    Sq. Ft.          162      100.00%              3-Mar-2003                 2,187,456
  8-Jan-2003    Units         69,100       83.92%              2-Dec-2002                 1,986,883
  4-Feb-2003    Sq. Ft.          138       97.46%             18-Feb-2003                 1,988,643
 18-Oct-2002    Units        123,421       91.45%              7-Nov-2002                 1,694,593
 19-Sep-2002    Sq. Ft.          107       87.61%             12-Feb-2003                 1,735,912
 11-Dec-2002    Sq. Ft.          144       88.63%              1-Jan-2003                 1,886,927
 18-Nov-2002    Sq. Ft.          172      100.00%             19-Dec-2002                 1,753,888
 18-Dec-2002    Sq. Ft.          122      100.00%              8-Jan-2003                 1,516,007
 17-Jan-2003    Units         69,984      100.00%             31-Dec-2002                 1,444,807
 17-Jan-2003    Units                     100.00%             31-Dec-2002
 17-Jan-2003    Units                     100.00%             31-Dec-2002
 11-Nov-2002    Sq. Ft.          117       94.74%             12-Dec-2002                 1,501,610
 16-Dec-2002    Sq. Ft.           68      100.00%             19-Dec-2002                 1,525,530
 23-Jan-2003    Sq. Ft.           78      100.00%              5-Feb-2003                 1,981,657
 26-Nov-2002    Sq. Ft.          105       89.93%             10-Dec-2002                 1,278,943
 16-Dec-2002    Sq. Ft.          107       95.85%             29-Jan-2003                 1,216,001
 30-Dec-2002    Units         41,194       95.81%             26-Nov-2002                 1,287,913
  4-Dec-2002    Units         44,091      100.00%             17-Dec-2002                 1,270,212
 31-Aug-2003    Units         41,177       84.38%             31-Jan-2003                 1,040,835
 11-Sep-2002    Sq. Ft.          250       88.13%              4-Oct-2002                 1,252,271
 15-Jan-2003    Sq. Ft.           98       90.50%             12-Jan-2003                 1,135,718
  9-Dec-2002    Sq. Ft.          107       92.80%             14-Jan-2003                 1,049,270
 27-Aug-2002    Sq. Ft.          105       98.97%             27-Jan-2003                 1,208,647
 28-Jan-2003    Units         85,388       94.87%             31-Jan-2003                 1,046,479
  1-Mar-2003    Sq. Ft.           57       95.42%              5-Mar-2003                 1,094,544
 22-Aug-2002    Sq. Ft.           72      100.00%              4-Dec-2002                   954,771
 21-Aug-2002    Sq. Ft.          109       96.54%             27-Jan-2003                 1,165,067
  7-Feb-2003    Units         36,371       89.04%              1-Dec-2002                   885,185
 25-Nov-2002    Units         44,852       96.67%             11-Nov-2002                   799,754
 16-Oct-2002    Pads          16,213       89.45%              6-Feb-2003                   838,717
 29-Jul-2002    Units         28,684       95.96%             30-Sep-2002                   793,690
 29-Jul-2002    Units                      94.64%             30-Sep-2002
 29-Jul-2002    Units                     100.00%             30-Sep-2002
 29-Jul-2002    Units                      93.06%             30-Sep-2002
 29-Jul-2002    Units                     100.00%             30-Sep-2002
 19-Sep-2002    Sq. Ft.          149       75.34%             12-Feb-2003                   745,510
 27-Oct-2002    Sq. Ft.          261      100.00%             15-Nov-2002                   793,651
 23-Dec-2002    Sq. Ft.           44      100.00%             26-Dec-2002                   858,437
 15-Nov-2002    Sq. Ft.          226      100.00%              1-Feb-2003                   786,266
 18-Oct-2002    Units         47,917       96.53%             25-Feb-2003                   713,810
 24-Feb-2003    Sq. Ft.          122      100.00%             13-Mar-2003                   727,970
 19-Sep-2002    Sq. Ft.           99       85.56%             12-Feb-2003                   666,666
 15-Sep-2002    Sq. Ft.           95       91.01%             27-Jan-2003                   672,523
 21-Oct-2002    Sq. Ft.           54      100.00%             11-Sep-2002                   720,216
 31-Dec-2002    Sq. Ft.           59       88.45%             11-Feb-2003                   716,322
 13-Dec-2002    Units         30,935       98.98%              5-Mar-2003                   582,657
 16-Dec-2002    Sq. Ft.           73      100.00%              8-Jan-2003                   616,126
  1-Nov-2002    Sq. Ft.          110       96.70%             24-Oct-2002                   571,051
 17-Jan-2003    Sq. Ft.           80       89.75%              1-Jan-2003                   579,488
  6-Dec-2002    Sq. Ft.           52       82.60%              4-Dec-2002                   538,916
  3-Jan-2003    Sq. Ft.           92       97.39%              2-Dec-2002                   543,326
 23-Oct-2002    Units         32,426       85.63%             26-Dec-2002                   516,111
 11-Dec-2002    Sq. Ft.           92      100.00%              2-Jan-2003                   532,181
  5-Dec-2002    Sq. Ft.          192       86.99%                                           504,436
  5-Dec-2002    Sq. Ft.                    78.35%              1-Feb-2003
  5-Dec-2002    Sq. Ft.                   100.00%              1-Apr-2003
  6-Jan-2003    Units         38,058       92.06%             31-Jan-2003                   516,954
 19-Nov-2002    Pads          20,275       97.03%             30-Nov-2002                   570,141
  1-Feb-2003    Sq. Ft.          172      100.00%             10-Feb-2003                   511,665
 10-Jan-2003    Pads          17,653       94.36%              1-Jan-2003                   502,112
 13-Jan-2003    Sq. Ft.          162      100.00%             12-Feb-2003                   503,184
 15-Jan-2003    Sq. Ft.          124      100.00%             25-Feb-2003                   740,888
 11-Sep-2002    Sq. Ft.          130       93.91%             30-Sep-2002                   411,012
 20-Sep-2002    Sq. Ft.          297      100.00%             22-Jan-2003                   458,962
  1-Dec-2002    Sq. Ft.          284      100.00%             22-Jan-2003                   420,438
 22-Nov-2002    Sq. Ft.           82      100.00%              7-Jan-2003                   451,472
 10-Feb-2003    Units         39,195       94.39%              1-Jan-2003                   479,031
  6-Feb-2003    Units         76,783       94.44%             20-Feb-2003                   413,460
 22-Nov-2002    Sq. Ft.          274      100.00%              1-Apr-2003                   430,657
  1-Nov-2002    Units         58,324      100.00%             31-Oct-2002                   487,777
  6-Sep-2002    Sq. Ft.           32       93.56%              1-Dec-2002                   435,742
  2-Oct-2002    Units         42,394       97.92%             31-Dec-2002                   409,781
 20-Dec-2002    Sq. Ft.          267      100.00%             12-Dec-2002                   391,338
  1-Jan-2003    Units         44,627       96.67%              2-Jan-2003                   392,779
  5-Dec-2002    Sq. Ft.          354      100.00%              5-Nov-2002                   458,007
 20-Aug-2002    Units         65,676       96.67%             21-Jan-2003                   381,683
 18-Sep-2002    Pads          17,865       99.08%             15-Jan-2003                   417,475
 16-Dec-2002    Units         43,023       95.56%             31-Dec-2002                   496,537
  1-Jan-2003    Sq. Ft.          218      100.00%              1-Oct-2002                   382,703
 10-Feb-2003    Units         36,839       98.06%              1-Jan-2003                   398,488
 19-Dec-2002    Sq. Ft.          246      100.00%             13-Jan-2003                   360,298
 30-Oct-2002    Sq. Ft.           99      100.00%              7-Jan-2003                   470,972
  1-Dec-2002    Sq. Ft.          255      100.00%              3-Jan-2003                   350,536
                Units        104,765      100.00%              5-Mar-2003                   479,311
 16-Oct-2002    Units                     100.00%              5-Mar-2003                   245,764
 16-Oct-2002    Units                     100.00%              5-Mar-2003                   105,841
 16-Oct-2002    Units                     100.00%              5-Mar-2003                   127,706
  8-Nov-2002    Sq. Ft.           78      100.00%             16-Dec-2002                   430,023
  7-Dec-2002    Sq. Ft.          241      100.00%              1-Apr-2003                   379,682
 19-Nov-2002    Sq. Ft.          241      100.00%             20-Dec-2002                   366,440
 10-Aug-2002    Sq. Ft.           90       91.76%             30-Nov-2002                   400,078
 12-Dec-2002    Units         22,332       92.55%             31-Jan-2003                   363,792
  9-Jan-2003    Sq. Ft.           77       72.35%              1-Jan-2003                   299,173
 24-Oct-2002    Units         30,936       90.52%             22-Nov-2002                   379,559
  4-Oct-2002    Units         28,885       92.68%              1-Oct-2002                   380,367
  1-Jan-2003    Sq. Ft.          119       96.65%             31-Dec-2002                   377,567
  9-Oct-2002    Sq. Ft.          242      100.00%              1-Apr-2003                   364,313
  1-Jun-2003    Sq. Ft.          241       88.97%             11-Mar-2003                   383,349
 15-Jan-2003    Sq. Ft.          142       83.88%             27-Feb-2003                   371,758

                                            LARGEST    LARGEST
                                            TENANT      TENANT    LARGEST TENANT EXP.
LARGEST TENANT NAME                         SQ. FT.    % OF NRA        DATE             2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------
Ross                                        30,187      13.69%      30-Sep-2012                Marshalls

Safeway                                     53,754      27.69%      31-Jan-2021                Long & Foster Real Estate, Inc.
Linens 'n Things                            31,919      17.02%      31-Jan-2013                Old Navy
Rugged Wearhouse                            12,252       9.44%       5-Aug-2007                JJ's Hallmark & Lamp Factory

Dept. of Social & Health Services           70,184      46.85%      31-Dec-2011                Washington State Library

SRG Partnership                             18,010      10.95%      30-Sep-2008                Wells Fargo Bank
Roland Land Investment                       7,848       6.42%      30-Nov-2006                M.E. Interest & M. Elikinawy
Ocean County Board of Social Services       93,800      92.61%       1-Jul-2022                Grunin & Kalmanowitz, PA
King Sooper's                               72,473      53.21%      30-Nov-2009                Coomers

HMS Capital                                 20,358      17.37%       9-Jul-2005                Huntington Provider Services
Peapod by Giant                             93,500      46.17%      31-Jul-2009                Pleasants Hardware Co.
Marshalls                                    51050      29.57%      30-Apr-2012                Bachetti Brothers
American Airlines                           15,922      12.74%      31-Dec-2004                Sabre A
King Sooper's                               61,518      50.22%      30-Nov-2019                One $ Mart

Horizon Media, Inc.                         10,665      22.76%      29-Feb-2008                Spotlight Health
Safeway                                     57,876      50.42%      31-Aug-2022                Fashion Bug
Vons                                        56,865      54.04%      10-Oct-2025                Blockbuster Video
Safeway                                     42,824      40.09%      31-Jan-2006                California Federal Savings
                                                                     0-Jan-1900
Rooms To Go                                 56,600      32.43%      30-Jun-2004                Best Buy
Costco                                     134,469     100.00%      17-Nov-2048
Ralphs                                      42,000      48.50%      31-Jan-2008                Denny's, Inc.

Craig Berkman & Associates                   4,983       9.66%      31-Mar-2004                The Trust For Public Lands
Central Carolina Bank                        7,207      24.71%      31-Mar-2009                Kinkos
Wal-Mart                                   118,693      68.89%      29-Dec-2011                Food Lion
Blockbuster Video                            3,800      11.76%      29-Jul-2011                Burger King

Bassett Furniture Direct of Rochester       16,334      29.10%      23-Nov-2011                RobCor Home Furnishings, Inc dba
                                                                                               Thomasville Home Furnishings of
                                                                                               Rochester
Interface Engineering                       21,543      31.82%      31-Aug-2009                Borders
Ralphs                                      47,035      68.68%      30-Jun-2023                Bank of the West
Sportmart                                   59,380      49.14%      31-Aug-2013                Michaels
Tampa Heart Center, Inc.                     9,746       9.18%      26-Feb-2005                NanobacLabs, LLC

King Sooper's                               62,229      74.76%      31-Jul-2014                Hollywood Video
AOAC International                          12,919      24.75%        30-Nov-05                Hirschel, Savitz
Stater Brothers                             24,400      34.04%      31-Oct-2007                King's Gym
Water Group Systems, Inc.                   22,481      21.41%      31-Oct-2005                Rotad, Inc. and Frontier Holdings,
                                                                                               Inc.
Bi-Lo                                       46,673      81.35%      31-Jan-2021                Myers Hair & Tanning

Publix                                      44,271      78.78%      31-Oct-2025                Cabinetry By Design

CVS                                         10,125      66.94%      31-Jan-2021                Burch and Hatfield
CVS                                         10,055     100.00%      31-Jan-2022

Car Toys                                     6,000      21.77%      28-Feb-2012                Planet Tan

Johnny Carino's                              6,500      23.03%      14-Apr-2012                Lone Star Steakhouse
Eat Fish, LLC                               11,000      30.40%      30-Jun-2007                Peter's Market
Chief Auto Parts                             8,000      23.21%      30-Nov-2007                Blockbuster Video
Sleepcare                                    4,448      30.01%      30-Jun-2007                Technology Credit Union
Walgreens                                   15,120     100.00%      30-Nov-2077
Winn Dixie                                  40,244      77.27%      30-May-2021                Movie Gallery

Walgreens                                   15,120     100.00%      31-Jan-2022

Tractor Supply                              43,200      33.31%      31-Oct-2006                Kroger

Walgreens                                   15,120     100.00%      30-Sep-2061

First Republic Bank                         11,284     100.00%      31-Mar-2015

Macaroni Grill                               7,500      43.10%      20-May-2017                Chili's Grill and Bar

Walgreens                                   15,120     100.00%      31-Jul-2061
Emerald Coast Restaurant                    11,694      31.06%      13-May-2011                Jubilee Gala Hall
Walgreens                                   14,550     100.00%      28-Feb-2078

Dollar Tree                                  8,000      16.97%      31-Oct-2012                Fashion Bug
Walgreens                                   15,120     100.00%      31-May-2021
Walgreens                                   15,120     100.00%      31-Aug-2077
Ginger's Hallmark                            5,185      12.95%      31-Mar-2015                Blockbuster Video

Fidelity National Title                     11,890      25.57%       1-Mar-2008                VNA (Visiting Nurses Association)

State Financial Bank                         7,256      24.45%       1-Mar-2011                Northpoint Dental Group, Ltd.
Walgreens                                   14,490     100.00%      30-Sep-2021
China King/Iron Wok                          6,900      47.59%      31-Jul-2022                La Salsa
Diamond Health Care                         10,183      41.59%      30-Apr-2006                Kinko's

                                           2ND
                                          LARGEST     2ND LARGEST
                                          TENANT      TENANT % OF    2ND LARGEST TENANT EXP.
LARGEST TENANT NAME                        SQ.FT         NRA               DATE
--------------------------------------------------------------------------------------------
Ross                                       30,000      13.60%             30-Sep-2012

Safeway                                     4,929       2.54%             30-Jun-2009
Linens 'n Things                           25,029      13.35%             30-Apr-2007
Rugged Wearhouse                           12,000       9.25%             31-Jan-2004

Dept. of Social & Health Services          49,904      33.31%             31-Dec-2011

SRG Partnership                            12,797       7.78%             31-Dec-2006
Roland Land Investment                      3,475       2.84%             31-Mar-2006
Ocean County Board of Social Services       2,300       2.27%             31-Dec-2012
King Sooper's                              16,280      11.95%             31-Mar-2004

HMS Capital                                13,970      11.92%             31-May-2003
Peapod by Giant                            45,996      22.71%             31-Jan-2010
Marshalls                                  21,419      12.41%             28-Feb-2005
American Airlines                           7,960       6.37%             31-Dec-2004
King Sooper's                              12,285      10.03%             31-Jan-2006

Horizon Media, Inc.                         9,935      21.20%             31-Jan-2005
Safeway                                     8,500       7.40%             20-Apr-2004
Vons                                        4,550       4.32%             30-Sep-2005
Safeway                                    12,310      11.52%             31-Dec-2010

Rooms To Go                                48,109      27.56%             31-Jan-2013
Costco
Ralphs                                      6,600       7.62%             31-Mar-2010

Craig Berkman & Associates                  4,577       8.87%             31-Dec-2007
Central Carolina Bank                       6,671      22.88%             31-Dec-2009
Wal-Mart                                   29,000      16.83%             17-Dec-2013
Blockbuster Video                           2,800       8.67%             15-Dec-2021

Bassett Furniture Direct of Rochester      15,000      26.72%             31-Mar-2010
Interface Engineering                      20,502      30.28%             31-Jul-2004
Ralphs                                      6,390       9.33%             31-Oct-2011
Sportmart                                  18,200      15.06%             30-Jun-2003
Tampa Heart Center, Inc.                    7,714       7.26%             30-Jun-2010

King Sooper's                               6,107       7.34%             28-Feb-2007
AOAC International                          8,775      16.81%             23-Sep-2003
Stater Brothers                             5,400       7.53%             30-Jun-2007
Water Group Systems, Inc.                  22,155      21.10%             30-Apr-2006
Bi-Lo                                       1,900       3.31%             28-Feb-2006

Publix                                      2,400       4.27%             31-Oct-2005

CVS                                         1,725      11.40%             30-Sep-2012
CVS
Car Toys                                    4,300      15.60%             31-May-2012

Johnny Carino's                             6,500      23.03%             31-Dec-2005
Eat Fish, LLC                               5,500      15.20%             30-Jun-2003
Chief Auto Parts                            5,000      14.51%             31-Oct-2009
Sleepcare                                   2,925      19.74%             6-Apr-2007
Walgreens
Winn Dixie                                  3,915       7.52%             31-May-2006
Walgreens
Tractor Supply                             26,100      20.13%             28-Feb-2006
Walgreens

First Republic Bank
Macaroni Grill                              7,000      40.23%             18-Jul-2017
Walgreens
Emerald Coast Restaurant                    4,125      10.96%             29-Mar-2007
Walgreens
Dollar Tree                                 8,000      16.97%             28-Feb-2012
Walgreens
Walgreens
Ginger's Hallmark                           4,800      11.99%             31-May-2016
Fidelity National Title                    11,079      23.82%             30-Apr-2011
State Financial Bank                        6,038      20.35%             1-Apr-2011
Walgreens
China King/Iron Wok                         2,400      16.55%             30-Jun-2013
Diamond Health Care                         3,165      12.93%             30-Jun-2003

                                                3RD
                                               LARGEST     3RD LARGEST
                                               TENANT      TENANT % OF  3RD LARGEST TENANT EXP.
3RD LARGEST TENANT NAME                        SQ.FT           NRA               DATE                 LOCKBOX
--------------------------------------------------------------------------------------------------------------
Staples                                        20,625          9.35%          30-Sep-2017            Springing
                                                                                                     Day 1
Fontina Grille                                  4,414          2.27%          30-Sep-2011
Borders                                        23,116         12.33%          30-Apr-2022
Modell's Sporting Goods                        10,800          8.32%          25-Apr-2012
                                                                                                     Springing
Dept. of Retirement Systems                    12,956          8.65%          31-Jan-2009            Day 1
                                                                                                     Springing
Meyer & Wyse                                   10,690          6.50%          28-Feb-2006            Springing
Maury Abrams & Co.                              3,453          2.83%          30-Jun-2003
Business Staffing                               1,600          1.58%          31-Aug-2007            Springing
Dress Barn                                      8,813          6.47%          30-Jun-2007            Day 1
                                                                                                     Springing

Environmental Industries, Inc.                 10,882          9.29%          31-Dec-2003            Day 1
Seimens Security Technology                    38,000         18.77%          30-Apr-2008
Eckerds                                         9,990          5.79%          31-Aug-2004
Ocariz, Gitlin, Zomerfeld                       6,939          5.55%          30-Nov-2006
On Your Feet                                    6,000          4.90%          30-Jun-2005            Day 1
                                                                                                     Springing
                                                                                                     Springing

California Bank & Trust                         8,514         18.17%          30-Jun-2009
Merchant's Tire & Auto                          6,000          5.23%          31-Jan-2009
Pam's Hallmark                                  4,550          4.32%          31-Jan-2006
Bank of America                                10,364          9.70%          31-Dec-2009            Springing

Babies R Us                                    30,624         17.54%          31-Jan-2018
                                                                                                     Springing
Raintree Cleaners                               3,300          3.81%          30-Sep-2006            Springing

                                                                                                     Springing

Margulis Jewelers                               3,390          6.57%          30-Jun-2006            Springing
Sprint                                          3,100         10.63%          15-Feb-2004            Springing
CATO                                            4,800          2.79%          31-Jan-2007            Springing
Fantastic Nails & Spa                           2,744          8.49%          15-Feb-2012            Springing
                                                                                                     Springing
Permoda Enterprise, Inc (Floorz)               12,800         22.80%          31-Dec-2006
Fletcher Farr Ayotte, P.C. Arc                 13,547         20.01%          31-Jul-2007            Springing
General Bank                                    2,580          3.77%          30-Jun-2007            Springing
MacFrugal's                                    14,582         12.07%          31-Jan-2006            Springing
PCPA                                            7,700          7.25%          30-Apr-2004

Optical Masters                                 2,520          3.03%          30-Nov-2005            Springing
Berman, Sobin & Gross                           5,902         11.31%          31-Jul-2008            Springing
China King Buffet                               4,566          6.37%          30-Jun-2012
California Direct Services, Inc.               15,869         15.11%          30-Apr-2006
Southeastern Spirits                            1,600          2.79%          30-Oct-2004
                                                                                                     Springing
Oconee Cellar                                   2,400          4.27%          31-Oct-2007
                                                                                                     Springing

                                                                                                     Springing
Dan Overlin Day Spa and Boutique                4,150         15.06%          30-Apr-2008

Brinker Restaurant Corporation (Chili's)        5,500         19.48%          30-Sep-2014
Acumen Partners                                 2,400          6.63%          30-Jun-2004
Auto Tech                                       2,690          7.80%          11-Jul-2009
Michael Tong, DDS                               1,647         11.11%          31-Dec-2012
                                                                                                     Springing
H&R Block                                       2,000          3.84%          30-Apr-2005

                                                                                                     Springing
                                                                                                     Springing
Dollar General                                  7,600          5.86%          31-Jan-2003            Springing
                                                                                                     Springing
                                                                                                     Springing

                                                                                                     Springing
                                                                                                     Springing
                                                                                                     Springing

BP Amoco                                        2,900         16.67%          31-Jan-2018

                                                                                                     Springing
La Minutera Restaurant                          4,000         10.63%          15-Jul-2008
                                                                                                     Springing

New China Restaurant                            6,000         12.73%          30-Nov-2012            Springing
                                                                                                     Springing
                                                                                                     Springing
China Buffet                                    4,508         11.26%          31-Oct-2010            Springing
                                                                                                     Springing
Renon & Associates, Inc.                        4,819         10.36%          31-Jan-2006            Springing
                                                                                                     Springing
                                                                                                     Springing
RSM McGladrey, Inc.                             5,396         18.18%           1-Jun-2007            Springing
                                                                                                     Day 1
Nextel                                          2,000         13.79%          30-Apr-2010
Washington Hospital Center                      2,240          9.15%          15-Dec-2004

                                                                                               MORTAGE
                                               LARGEST AFFILIATED SPONSOR FLAG                   LOAN
3RD LARGEST TENANT NAME                              (> THAN 4% OF POOL)                        NUMBER
---------------------------------------------------------------------------------------------------------
Staples                                                                                            1
                                                                                                   2
Fontina Grille                                                                                     3
Borders                                                                                            4
Modell's Sporting Goods                                                                            5
                                                                                                   6
Dept. of Retirement Systems                                                                        7
                                                                                                   8
Meyer & Wyse                                                                                       9
Maury Abrams & Co.                                                                                10
Business Staffing                                                                                 11
Dress Barn                                              Jay Kaiser                                12
                                                                                                  13
                                                                                                13.1
                                                                                                13.2
Environmental Industries, Inc.                                                                    14
Seimens Security Technology                                                                       15
Eckerds                                                                                           16
Ocariz, Gitlin, Zomerfeld                                                                         17
On Your Feet                                            Jay Kaiser                                18
                                                                                                  19
                                                                                                  20
                                                                                                  21
California Bank & Trust                                                                           22
Merchant's Tire & Auto                                                                            23
Pam's Hallmark                                                                                    24
Bank of America                                         Bernard Orsi                              25
                                                                                                  26
Babies R Us                                                                                       27
                                                        Bernard Orsi                              28
Raintree Cleaners                                       Bernard Orsi                              29
                                                                                                  30
                                                                                                  31
                                                                                                  32
                                                                                                  33
                                                                                                33.1
                                                                                                33.2
                                                                                                33.3
                                                                                                33.4
Margulis Jewelers                                                                                 34
Sprint                                                                                            35
CATO                                                                                              36
Fantastic Nails & Spa                                                                             37
                                                                                                  38
Permoda Enterprise, Inc (Floorz)                                                                  39
Fletcher Farr Ayotte, P.C. Arc                                                                    40
General Bank                                            Bernard Orsi                              41
MacFrugal's                                                                                       42
PCPA                                                                                              43
                                                                                                  44
Optical Masters                                         Jay Kaiser                                45
Berman, Sobin & Gross                                                                             46
China King Buffet                                                                                 47
California Direct Services, Inc.                                                                  48
Southeastern Spirits                                                                              49
                                                                                                  50
Oconee Cellar                                                                                     51
                                                                                                  52
                                                                                                52.1
                                                                                                52.2
                                                                                                  53
                                                                                                  54
Dan Overlin Day Spa and Boutique                                                                  55
                                                                                                  56
Brinker Restaurant Corporation (Chili's)                                                          57
Acumen Partners                                                                                   58
Auto Tech                                                                                         59
Michael Tong, DDS                                                                                 60
                                                                                                  61
H&R Block                                                                                         62
                                                                                                  63
                                                                                                  64
                                                                                                  65
                                                                                                  66
Dollar General                                                                                    67
                                                                                                  68
                                                                                                  69
                                                                                                  70
                                                                                                  71
                                                        Bernard Orsi                              72
                                                                                                  73
                                                                                                  74
BP Amoco                                                                                          75
                                                                                                  76
                                                                                                  77
La Minutera Restaurant                                                                            78
                                                                                                  79
                                                                                                  80
                                                                                                80.1
                                                                                                80.2
                                                                                                80.3
New China Restaurant                                                                              81
                                                                                                  82
                                                                                                  83
China Buffet                                                                                      84
                                                                                                  85
Renon & Associates, Inc.                                                                          86
                                                                                                  87
                                                                                                  88
RSM McGladrey, Inc.                                                                               89
                                                                                                  90
Nextel                                                                                            91
Washington Hospital Center                                                                        92

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE
  LOAN        LOAN GROUP
 NUMBER         NUMBER     PROPERTY NAME                           PROPERTY ADDRESS                                 PROPERTY CITY
-----------------------------------------------------------------------------------------------------------------------------------
    93             1       Walgreens - Houston                     1215 West 43rd Street                            Houston
    94             2       East Pines Terrace Apartments           6739-6747 Riverdale Road                         Riverdale
    95             1       Walgreens Plaza                         2355 North East 26th Street                      Fort Lauderdale
    96             1       AmCap - Table Mesa                      3600 Table Mesa Drive                            Boulder
    97             2       Gale Valley MHC                         353 East Michigan Avenue                         Galesburg
    98             2       Glendale - Ruberta Apartments           1160 Ruberta Avenue                              Glendale
    99             2       Sunset Village                          3715 14th Street West                            Bradenton
   100             1       Walgreens - Mooresville                 542 River Highway                                Mooresville
   101             1       West Carmel Shoppes                     4335 West 106th Street                           Carmel
   102             1       Walgreens - Cedar Park                  1505 West Whitestone Boulevard                   Cedar Park
   103             1       Walgreens - Lacey                       8335 Martin Way East                             Lacey
   104             1       Walgreens - Saint George                391 West Saint George Boulevard                  Saint George
   105             1       Walgreens - Tucson                      10315 E. Broadway Boulevard                      Tucson
   106             2       Sun Valley MHC                          180 Mantle Avenue                                Blackman
   107             1       Walgreens - McDonough                   204 Jonesboro Road                               McDonough
   108             1       Eckerds - Grapevine                     2105 West Northwest Highway                      Grapevine
   109             1       Goshen Industrial                       3 Police Drive                                   Goshen
   110             1       Shockoe Centre Office Building          11 South 12th Street                             Richmond
   111             2       Westridge Townhomes                     848 12th Street S.W.                             Forest Lake
   112             2       Glendale - Winchester II Apartments     1043 Winchester Avenue                           Glendale
   113             2       Madison Ridge Apartments                2034 US Highway 70 West                          Dickson
   114             2       Bart Villa Apartments                   2301 East 2nd Street                             Bloomington
   115             2       Winslow Place Apartments                200 Bristol Street                               Perry
   116             1       AmCap - Southgate SC                    2012 - 2030 South Ohio Street                    Salina
   117             1       AmCap - Capitol Hill                    1155 East 9th Avenue                             Denver
   118             2       Oak Villa Apartments                    707 East North Street                            Pass Christian
   119             1       Mankato Place                           12 Civic Center Plaza                            Mankato
   120             1       Eckerds - Weekie Wachee                 9204 Cortez Boulevard                            Weeki Wachee
   121             2       Huntington Woods MHP                    5626 Atwater Drive                               Greensboro
   122             1       CVS Pleasant Grove, AL                  108 Park Road                                    Pleasant Grove
   123             2       Allen Building                          302 East Kirkwood Avenue                         Bloomington
   124             2       Shalimar Estates                        13300 - 13344 Parkwood Drive                     Burnsville
   125             2       Keystone MHC                            1564 Kent Dairy Road                             Alabaster
   126             2       Motor City Mobile Home Park             23765 Lawrence Avenue                            Warren
   127             2       Glendale - Salem Street Apartments      338 Salem Street                                 Glendale
   128             2       Van Manor MHP                           9522 Telephone Road                              Houston
   129             2       Summit Place Townhomes                  1623 Popps Ferry Road                            Biloxi
   130             2       Roanoke Apartments                      4126 Roanoke Road                                Kansas City
   131             1       Acme Kent Plaza                         1675-1707 East Main Street                       Kent
   132             2       Oaks of Balch Springs                   12006 Lake June Road & 11932 Lake June Road      Balch Springs
   133             2       Chapel Hill Apartments                  10440 - 10466 Wornall Road                       Kansas City
   134             2       Waverly Manor Apartments                5830 Buford Highway                              Norcross
   135             2       Glendale - Oak Street Apartments        531 Oak Street                                   Glendale
   136             2       Golden Acres MHP                        1150 North Delaware Drive                        Apache Junction
   137             2       Glendale - West Stocker Apartments      331 West Stocker Street                          Glendale
   138             2       Oakland Meadows MHC                     1170 Majolica Road                               Salisbury
   139             2       Stonehenge Apartments                   613 Greenbriar Road                              Warner Robins
   140             1       Rite Aid - Santa Barbara, CA            825 State Street                                 Santa Barbara

* For purposes of determining the underwritten DSC Ratio of 4 Mortgage Loans (loan numbers 21, 59, 86, 91), representing 2.6% of the Cut-Off Date Pool Balance, the debt service payments were reduced by amounts available under a letter of credit that will be released upon the achievement of certain occupancy levels at the related Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL
- Additional Mortgage Loan Information" in the prospectus supplement.

                          CROSS-COLLATERALIZED AND
PROPERTY    PROPERTY        CROSS-DEFAULTED LOAN          LOAN       GENERAL PROPERTY                              ORIGINAL LOAN
 STATE      ZIP CODE                FLAG               ORIGINATOR          TYPE            SPECIFIC PROPERTY TYPE    BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   TX         77018                                     Wachovia     Retail                Anchored                3,450,000.00
   MD         20737                                     Wachovia     Multifamily           Conventional            3,400,000.00
   FL         33305                                     Wachovia     Retail                Anchored                3,300,000.00
   CO         80305                                     NCCI         Retail                Anchored                3,280,000.00
   MI         49053                                     LaSalle      Mobile Home Park      Mobile Home Park        3,250,000.00
   CA         91201                                     NCCI         Multifamily           Conventional            3,130,000.00
   FL         34205                                     LaSalle      Mobile Home Park      Mobile Home Park        3,100,000.00
   NC         28117                                     Wachovia     Retail                Anchored                3,100,000.00
   IN         46032                                     LaSalle      Retail                Unanchored              3,100,000.00
   TX         78613                                     Wachovia     Retail                Anchored                3,080,000.00
   WA         98516                                     AMCC         Retail                Anchored                3,000,000.00
   UT         84770                                     Wachovia     Retail                Anchored                3,000,000.00
   AZ         85748                                     AMCC         Retail                Anchored                2,900,000.00
   MI         49202                                     LaSalle      Mobile Home Park      Mobile Home Park        2,880,000.00
   GA         30253                                     AMCC         Retail                Anchored                2,825,000.00
   TX         76051                                     LaSalle      Retail                Anchored                2,800,000.00
   NY         10924                                     LaSalle      Industrial            Warehouse               2,800,000.00
   VA         23219                                     Wachovia     Office                CBD                     2,800,000.00
   MN         55025                                     NCCI         Multifamily           Conventional            2,700,000.00
   CA         91201                                     NCCI         Multifamily           Conventional            2,675,000.00
   TN         37055                                     LaSalle      Multifamily           Section 42              2,520,000.00
   IN         47401                                     NCCI         Multifamily           Student Housing         2,500,000.00
   GA         31069                                     LaSalle      Multifamily           Conventional            2,500,000.00
   KS         67401                                     NCCI         Retail                Anchored                2,449,000.00
   CO         80218                                     NCCI         Retail                Anchored                2,400,000.00
   MS         39571                                     LaSalle      Multifamily           Section 42              2,400,000.00
   MN         56001                                     LaSalle      Mixed Use             Office/Retail           2,340,000.00
   FL         34613                                     LaSalle      Retail                Anchored                2,318,000.00
   NC         27407                                     LaSalle      Mobile Home Park      Mobile Home Park        2,100,000.00
   AL         35127                                     LaSalle      Retail                Anchored                2,100,000.00
   IN         47408                                     NCCI         Multifamily           Student Housing         2,000,000.00
   MN         55337                                     NCCI         Multifamily           Conventional            2,000,000.00
   AL         35007                                     LaSalle      Mobile Home Park      Mobile Home Park        1,950,000.00
   MI         48091                                     LaSalle      Mobile Home Park      Mobile Home Park        1,700,000.00
   CA         91203                                     NCCI         Multifamily           Conventional            1,630,000.00
   TX         77075                                     LaSalle      Mobile Home Park      Mobile Home Park        1,520,000.00
   MS         39532                                     LaSalle      Multifamily           Section 42              1,500,000.00
   MO         64111                                     AMCC         Multifamily           Conventional            1,450,000.00
   OH         44240                                     AMCC         Retail                Shadow Anchored         1,425,000.00
   TX         75180                                     LaSalle      Mobile Home Park      Mobile Home Park        1,400,000.00
   MO         64114                                     AMCC         Multifamily           Conventional            1,300,000.00
   GA         30071                                     AMCC         Multifamily           Conventional            1,300,000.00
   CA         91204                                     NCCI         Multifamily           Conventional            1,275,000.00
   AZ         85220                                     NCCI         Mobile Home Park      Mobile Home Park        1,250,000.00
   CA         91202                                     NCCI         Multifamily           Conventional            1,170,000.00
   NC         28147                                     LaSalle      Mobile Home Park      Mobile Home Park        1,125,000.00
   GA         31093                                     LaSalle      Multifamily           Conventional            1,100,000.00
   CA         93101                                     AMCC         Retail                Unanchored                530,000.00

                                   % OF
                                 AGGREGATE       % OF LOAN       % OF LOAN
PROPERTY  CUT-OFF DATE LOAN    CUT-OFF DATE       GROUP 1         GROUP 2       ORIGINATION      FIRST PAY    MATURITY DATE
 STATE        BALANCE ($)         BALANCE         BALANCE         BALANCE          DATE            DATE          OR ARD
---------------------------------------------------------------------------------------------------------------------------
   TX        3,442,830.00          0.39%           0.54%           0.00%        16-Jan-2003     11-Mar-2003    11-Feb-2013
   MD        3,389,785.65          0.38%           0.00%           1.36%        6-Feb-2003      11-Mar-2003    11-Feb-2013
   FL        3,297,214.18          0.37%           0.51%           0.00%        13-Feb-2003     11-Apr-2003    11-Mar-2013
   CO        3,280,000.00          0.37%           0.51%           0.00%        12-Mar-2003     11-May-2003    11-Apr-2013
   MI        3,246,939.22          0.36%           0.00%           1.30%        28-Feb-2003     1-Apr-2003     1-Mar-2013
   CA        3,130,000.00          0.35%           0.00%           1.25%        28-Mar-2003     11-May-2003    11-Apr-2013
   FL        3,093,289.92          0.35%           0.00%           1.24%        13-Jan-2003     1-Mar-2003     1-Feb-2013
   NC        3,093,289.91          0.35%           0.48%           0.00%        29-Jan-2003     11-Mar-2003    11-Feb-2013
   IN        3,086,512.52          0.35%           0.48%           0.00%        11-Dec-2002     1-Feb-2003     1-Jan-2013
   TX        3,073,311.45          0.34%           0.48%           0.00%        6-Feb-2003      11-Mar-2003    11-Feb-2013
   WA        2,996,960.00          0.34%           0.47%           0.00%        5-Mar-2003      11-Apr-2003    11-Mar-2008
   UT        2,993,516.94          0.34%           0.47%           0.00%        27-Jan-2003     11-Mar-2003    11-Feb-2013
   AZ        2,875,384.23          0.32%           0.45%           0.00%        12-Nov-2002     11-Jan-2003    11-Dec-2022
   MI        2,865,984.58          0.32%           0.00%           1.15%        31-Dec-2002     1-Feb-2003     1-Jan-2008
   GA        2,804,385.22          0.31%           0.44%           0.00%        3-Jan-2003      11-Feb-2003    11-Sep-2021
   TX        2,789,152.37          0.31%           0.43%           0.00%        19-Dec-2002     1-Feb-2003     1-Jan-2013
   NY        2,788,981.66          0.31%           0.43%           0.00%        2-Dec-2002      1-Feb-2003     1-Jan-2013
   VA        2,779,430.58          0.31%           0.43%           0.00%        31-Jan-2003     11-Mar-2003    11-Feb-2013
   MN        2,680,657.07          0.30%           0.00%           1.07%        26-Jan-2003     11-Mar-2003    11-Feb-2018
   CA        2,675,000.00          0.30%           0.00%           1.07%        28-Mar-2003     11-May-2003    11-Apr-2013
   TN        2,518,297.88          0.28%           0.00%           1.01%        27-Feb-2003     1-Apr-2003     1-Mar-2018
   IN        2,497,586.73          0.28%           0.00%           1.00%        24-Feb-2003     11-Apr-2003    11-Mar-2013
   GA        2,494,317.33          0.28%           0.00%           1.00%        6-Jan-2003      1-Mar-2003     1-Feb-2013
   KS        2,449,000.00          0.27%           0.38%           0.00%        12-Mar-2003     11-May-2003    11-Apr-2013
   CO        2,400,000.00          0.27%           0.37%           0.00%        12-Mar-2003     11-May-2003    11-Apr-2013
   MS        2,395,362.80          0.27%           0.00%           0.96%        30-Jan-2003     1-Mar-2003     1-Feb-2018
   MN        2,316,448.76          0.26%           0.36%           0.00%        20-Dec-2002     1-Feb-2003     1-Jan-2013
   FL        2,316,178.51          0.26%           0.36%           0.00%        11-Feb-2003     1-Apr-2003     1-Mar-2013
   NC        2,098,142.89          0.24%           0.00%           0.84%        13-Feb-2003     1-Apr-2003     1-Mar-2013
   AL        2,094,034.65          0.23%           0.33%           0.00%        19-Dec-2002     1-Feb-2003     1-Jan-2013
   IN        1,998,069.38          0.22%           0.00%           0.80%        24-Feb-2003     11-Apr-2003    11-Mar-2013
   MN        1,988,011.50          0.22%           0.00%           0.80%        24-Jan-2003     11-Mar-2003    11-Feb-2020
   AL        1,945,709.79          0.22%           0.00%           0.78%        27-Jan-2003     1-Mar-2003     1-Feb-2013
   MI        1,696,819.45          0.19%           0.00%           0.68%        17-Jan-2003     1-Mar-2003     1-Feb-2013
   CA        1,630,000.00          0.18%           0.00%           0.65%        28-Mar-2003     11-May-2003    11-Apr-2013
   TX        1,515,741.63          0.17%           0.00%           0.61%        18-Dec-2002     1-Feb-2003     1-Jan-2013
   MS        1,498,986.83          0.17%           0.00%           0.60%        27-Feb-2003     1-Apr-2003     1-Mar-2018
   MO        1,448,727.50          0.16%           0.00%           0.58%        6-Mar-2003      11-Apr-2003    11-Mar-2013
   OH        1,423,127.36          0.16%           0.22%           0.00%        12-Feb-2003     11-Apr-2003    11-Mar-2013
   TX        1,397,008.86          0.16%           0.00%           0.56%        30-Jan-2003     1-Mar-2003     1-Feb-2013
   MO        1,297,064.22          0.15%           0.00%           0.52%        23-Jan-2003     11-Mar-2003    11-Feb-2013
   GA        1,295,551.97          0.15%           0.00%           0.52%        25-Feb-2003     11-Apr-2003    11-Mar-2018
   CA        1,275,000.00          0.14%           0.00%           0.51%        28-Mar-2003     11-May-2003    11-Apr-2013
   AZ        1,247,218.30          0.14%           0.00%           0.50%        4-Feb-2003      11-Mar-2003    11-Feb-2013
   CA        1,170,000.00          0.13%           0.00%           0.47%        28-Mar-2003     11-May-2003    11-Apr-2013
   NC        1,124,005.12          0.13%           0.00%           0.45%        13-Feb-2003     1-Apr-2003     1-Mar-2013
   GA        1,097,499.62          0.12%           0.00%           0.44%        6-Jan-2003      1-Mar-2003     1-Feb-2013
   CA          507,614.01          0.06%           0.08%           0.00%        9-Nov-1999      1-Jan-2000     1-Dec-2009

                                               INTEREST         ORIGINAL
                  LOAN                          ACCURAL          TERM TO   REMAINING
             ADMINISTRATIVE     INTEREST         METHOD        MATURITY     TERM TO     REMAINING       ORIGINAL       REMAINING
MORTGAGE       COST RATE         ACCRUAL       DURING IO         OR ARD   MATURITY OR   IO PERIOD      AMORT TERM      AMORT TERM
RATE (%)          (%)            METHOD          PERIOD          (MOS.)    ARD (MOS.)     (MOS.)         (MOS.)           (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
6.2500%         0.04270%        Actual/360                        120          118                         360             358
6.1400%         0.04270%        Actual/360                        120          118                         300             298
5.9300%         0.04270%        Actual/360                        120          119                         360             359
5.5700%         0.04270%        Actual/360                        120          120                         360             360
5.5000%         0.04270%        Actual/360                        120          119                         360             359
5.4800%         0.04270%        Actual/360                        120          120                         360             360
6.0000%         0.04270%        Actual/360                        120          118                         360             358
6.0000%         0.04270%        Actual/360                        120          118                         360             358
6.0000%         0.04270%        Actual/360                        120          117                         300             297
5.9800%         0.04270%        Actual/360                        120          118                         360             358
5.2000%         0.04270%        Actual/360                         60           59                         360             359
6.0100%         0.04270%        Actual/360                        120          118                         360             358
6.2700%         0.04270%        Actual/360                        240          236                         240             236
5.2600%         0.04270%        Actual/360                         60           57                         300             297
6.2400%         0.04270%        Actual/360                        224          221                         224             221
6.7500%         0.04270%        Actual/360                        120          117                         300             297
6.6500%         0.04270%        Actual/360                        120          117                         300             297
5.5000%         0.04270%        Actual/360                        120          118                         180             178
5.8200%         0.11270%        Actual/360                        180          178                         180             178
5.4800%         0.04270%        Actual/360                        120          120                         360             360
6.7400%         0.04270%        Actual/360                        180          179                         360             359
5.4000%         0.04270%        Actual/360                        120          119                         360             359
5.7000%         0.04270%        Actual/360                        120          118                         360             358
5.5700%         0.04270%        Actual/360                        120          120                         360             360
5.5700%         0.04270%        Actual/360                        120          120                         360             360
6.7000%         0.10270%        Actual/360                        180          178                         360             358
6.3500%         0.04270%        Actual/360                        120          117                         180             177
6.2000%         0.04270%        Actual/360                        120          119                         360             359
5.7500%         0.04270%        Actual/360                        120          119                         360             359
6.2880%         0.04270%        Actual/360                        120          117                         360             357
5.4000%         0.04270%        Actual/360                        120          119                         360             359
5.7200%         0.04270%        Actual/360                        204          202                         204             202
5.9000%         0.12270%        Actual/360                        120          118                         360             358
6.9000%         0.04270%        Actual/360                        120          118                         360             358
5.4800%         0.04270%        Actual/360                        120          120                         360             360
6.3600%         0.04270%        Actual/360                        120          117                         360             357
6.7400%         0.04270%        Actual/360                        180          179                         360             359
5.7800%         0.04270%        Actual/360                        120          119                         360             359
5.8500%         0.04270%        Actual/360                        120          119                         300             299
6.0800%         0.12270%        Actual/360                        120          118                         360             358
5.7400%         0.04270%        Actual/360                        120          118                         360             358
5.6800%         0.04270%        Actual/360                        180          179                         180             179
5.4800%         0.04270%        Actual/360                        120          120                         360             360
5.8300%         0.04270%        Actual/360                        120          118                         360             358
5.4800%         0.04270%        Actual/360                        120          120                         360             360
5.7500%         0.04270%        Actual/360                        120          119                         360             359
5.7000%         0.04270%        Actual/360                        120          118                         360             358
8.2000%         0.04270%        Actual/360                        120           80                         300             260

                             MATURITY DATE OR
MORTGAGE   MONTHLY P&I         ARD BALLON                                                    APPRAISED
RATE (%)   PAYMENT ($)         BALANCE ($)      ARD LOAN   PREPAYMENT PROVISION               VALUE($)
------------------------------------------------------------------------------------------------------
6.2500%     21,242.24         2,946,785.76          Y      L(48),D(69),O(3)                  4,650,000
6.1400%     22,198.14         2,644,856.65          N      L(48),D(69),O(3)                  4,250,000
5.9300%     19,636.90         2,793,809.15          N      L(25),D(92),O(3)                  4,700,000
5.5700%     18,767.79         2,746,473.07          Y      L(24),D(60),O(36)                 4,100,000
5.5000%     18,453.14         2,715,709.22          N      L(35),D(82),O(3)                  4,600,000
5.4800%     17,732.54         2,613,569.17          Y      L(24),D(90),O(6)                  4,350,000
6.0000%     18,586.07         2,628,698.23          N      L(35),D(82),O(3)                  4,000,000
6.0000%     18,586.07         2,628,697.62          Y      L(36),D(81),O(3)                  4,618,000
6.0000%     19,973.34         2,400,515.88          N      L(35),D(82),O(3)                  4,400,000
5.9800%     18,426.57         2,610,202.15          Y      L(26),D(91),O(3)                  3,850,000
5.2000%     16,473.33         2,775,605.72          N      L(36),D(21),O(3)                  4,800,000
6.0100%     18,005.81         2,544,648.80          N      L(48),D(68),O(4)                  3,800,000
6.2700%     21,385.62                 0.00          N      L(36),D(201),O(3)                 4,465,000
5.2600%     17,275.33         2,573,371.01          N      L(35),D(22),O(3)                  3,600,000
6.2400%     21,525.91                 0.00          N      L(36),D(185),O(3)                 4,200,000
6.7500%     19,345.52         2,222,097.84          N      L(35),D(82),O(3)                  4,000,000
6.6500%     19,169.08         2,215,021.00          N      L(35),D(82),O(3)                  6,200,000
5.5000%     22,878.34         1,220,232.23          N      L(48),D(69),O(3)                  4,365,000
5.8200%     22,522.40            34,341.92          N      L(26),D(151),O(3)                 3,700,000
5.4800%     15,154.81         2,233,641.39          Y      L(24),D(90),O(6)                  3,750,000
6.7400%     16,327.92         1,906,378.84          N      L(35),D(142),O(3)                 3,600,000
5.4000%     14,038.27         2,082,484.09          N      L(25),D(92),O(3)                  3,400,000
5.7000%     14,510.01         2,101,006.24          N      L(35),D(82),O(3)                  3,125,000
5.5700%     14,012.90         2,050,644.07          Y      L(24),D(60),O(36)                 3,100,000
5.5700%     13,732.53         2,009,614.44          Y      L(24),D(60),O(36)                 3,000,000
6.7000%     15,486.67         1,810,024.63          N      L(35),D(142),O(3)                 3,000,000
6.3500%     20,191.45         1,059,120.98          N      L(35),D(82),O(3)                  5,100,000
6.2000%     14,197.03         1,978,049.18          N      L(35),D(82),O(3)                  3,350,000
5.7500%     12,255.03         1,768,292.10          N      L(35),D(82),O(3)                  2,800,000
6.2880%     12,982.01         1,795,857.66          N      L(35),D(82),O(3)                  2,750,000
5.4000%     11,230.62         1,665,987.27          N      L(25),D(92),O(3)                  3,900,000
5.7200%     15,352.79            30,815.53          N      L(26),D(175),O(3)                 2,800,000
5.9000%     11,566.16         1,648,655.99          N      L(35),D(82),O(3)                  2,600,000
6.9000%     11,196.20         1,478,389.10          N      L(35),D(82),O(3)                  2,300,000
5.4800%      9,234.52         1,361,059.98          Y      L(24),D(90),O(6)                  2,300,000
6.3600%      9,467.92         1,302,523.78          N      L(35),D(82),O(3)                  2,050,000
6.7400%      9,719.00         1,134,749.31          N      L(35),D(142),O(3)                 2,000,000
5.7800%      8,489.47         1,222,071.38          N      L(36),D(81),O(3)                  2,020,000
5.8500%      9,051.08         1,098,313.33          N      L(36),D(81),O(3)                  1,900,000
6.0800%      8,465.85         1,189,937.78          N      L(35),D(82),O(3)                  1,950,000
5.7400%      7,578.20         1,093,845.80          N      L(36),D(81),O(3)                  1,700,000
5.6800%     10,806.47                 0.00          N      L(36),D(141),O(3)                 2,450,000
5.4800%      7,223.32         1,064,632.81          Y      L(24),D(90),O(6)                  1,700,000
5.8300%      7,358.31         1,054,626.90          N      L(26),D(91),O(3)                  1,700,000
5.4800%      6,628.46           976,957.17          Y      L(24),D(90),O(6)                  1,600,000
5.7500%      6,565.19           947,299.34          N      L(35),D(82),O(3)                  1,500,000
5.7000%      6,384.40           924,442.75          N      L(35),D(82),O(3)                  1,450,000
8.2000%      4,161.10           439,468.78          N      L(59),GRTR1%orYM(57),O(4)         1,350,000

                                             LTV RATIO AT
                              CUT-OFF DATE    MATURITY OR           YEAR                                      NUMBER      UNIT OF
APPRAISAL DATE     DSCR (X)    LTV RATIO         ARD                BUILT               YEAR RENOVATED       OF UNITS     MEASURE
----------------------------------------------------------------------------------------------------------------------------------
6-Dec-2002           1.36         74.04%        63.37%               2002                                       14,490     Sq. Ft.
7-Jan-2003           1.27         79.76%        62.23%               1968                                           74     Units
17-Dec-2002          1.67         70.15%        59.44%               1968                     1993              22,975     Sq. Ft.
16-Dec-2002          1.47         80.00%        66.99%               1975                     1998              58,862     Sq. Ft.
19-Dec-2002          1.58         70.59%        59.04%              1970's                    1995                 208     Pads
9-Dec-2002           1.43         71.95%        60.08%               1985                     2001                  30     Units
4-Oct-2002           1.42         77.33%        65.72%               1948                                          228     Pads
23-Aug-2002          1.60         66.98%        56.92%               2002                                       14,490     Sq. Ft.
11-Oct-2002          1.47         70.15%        54.56%               2000                                       28,400     Sq. Ft.
2-Dec-2002           1.27         79.83%        67.80%               2002                                       14,490     Sq. Ft.
15-Jan-2003          1.68         62.44%        57.83%               2003                                       14,490     Sq. Ft.
18-Nov-2002          1.42         78.78%        66.96%               2002                                       14,490     Sq. Ft.
3-Oct-2002           1.32         64.40%         0.00%               2002                                       14,490     Sq. Ft.
12-Nov-2002          1.51         79.61%        71.48%               1940                                          197     Pads
18-Nov-2002          1.25         66.77%         0.00%               2002                                       15,120     Sq. Ft.
20-Aug-2002          1.29         69.73%        55.55%               1998                                       11,200     Sq. Ft.
24-Jun-2002          2.04         44.98%        35.73%               1988                                      130,561     Sq. Ft.
7-Jan-2003           1.25         63.68%        27.95%               1900                     1989              53,293     Sq. Ft.
16-Dec-2002          1.30         72.45%         0.93%               1979                                           42     Units
9-Dec-2002           1.41         71.33%        59.56%               1985                                           30     Units
16-Sep-2002          1.43         69.95%        52.95%               2002                                           80     Units
23-Jan-2003          1.56         73.46%        61.25%               1961                     2001                  74     Units
23-Oct-2002          1.43         79.82%        67.23%               1988                                           88     Units
17-Dec-2002          1.36         79.00%        66.15%               1972                     2003              60,446     Sq. Ft.
16-Dec-2002          1.47         80.00%        66.99%               1974                     2001              41,737     Sq. Ft.
5-Jul-2002           1.32         79.85%        60.33%               1999                                          100     Units
18-Sep-2002          1.30         45.42%        20.77%               1903                     2001             100,009     Sq. Ft.
7-Feb-2003           1.45         69.14%        59.05%               2002                                       11,200     Sq. Ft.
18-Nov-2002          1.65         74.93%        63.15%               1970                                          123     Pads
10-Oct-2002          1.43         76.15%        65.30%               2000                                       10,125     Sq. Ft.
23-Jan-2003          1.94         51.23%        42.72%               1904                     2001                  32     Units
16-Dec-2002          1.23         71.00%         1.10%               1987                                           48     Units
19-Nov-2002          1.58         74.83%        63.41%               1970                     2001                 157     Pads
8-Aug-2002           1.31         73.77%        64.28%               1960                                          126     Pads
6-Dec-2002           1.43         70.87%        59.18%               1988                     2001                  16     Units
1-Nov-2002           1.42         73.94%        63.54%               1960                                          113     Pads
22-Oct-2002          1.39         74.95%        56.74%               2001                                           48     Units
31-Jan-2003          1.65         71.72%        60.50%               1958                     2000                  97     Units
8-Jan-2003           1.48         74.90%        57.81%               1984                                       23,249     Sq. Ft.
30-Oct-2002          1.60         71.64%        61.02%               1960                                          102     Pads
20-Dec-2002          1.52         76.30%        64.34%               1963                     2000                  56     Units
10-Jan-2003          1.51         52.88%         0.00%               1973                     1992                  61     Units
9-Dec-2002           1.35         75.00%        62.63%               1988                                           12     Units
12-Nov-2002          1.60         73.37%        62.04%               1959                     1977                  73     Pads
6-Dec-2002           1.47         73.13%        61.06%               1990                     2001                  10     Units
19-Nov-2002          1.51         74.93%        63.15%               1970                                           76     Pads
23-Oct-2002          1.43         75.69%        63.75%               1976                     1992                  71     Units
27-Aug-1999          1.49         37.60%        32.55%               1928                     1994               7,920     Sq. Ft.

                CUT-OFF DATE
                    LOAN
                 AMOUNT PER   OCCUPANCY                                  UW NET CASH FLOW
APPRAISAL DATE    UNIT ($)    RATE (%)     OCCUPANCY "AS OF" DATE              ($)
------------------------------------------------------------------------------------------
6-Dec-2002            238    100.00%             3-Jan-2003                   346,781
7-Jan-2003         45,808    100.00%             11-Dec-2002                  338,787
17-Dec-2002           144    100.00%             3-Feb-2003                   393,015
16-Dec-2002            56    100.00%             8-Jan-2003                   331,573
19-Dec-2002        15,610     93.75%             22-Jan-2003                  349,331
9-Dec-2002        104,333     93.33%             31-Dec-2002                  303,668
4-Oct-2002         13,567     92.98%             30-Dec-2002                  317,806
23-Aug-2002           213    100.00%             20-Jun-2001                  356,723
11-Oct-2002           109    100.00%             31-Dec-2002                  352,946
2-Dec-2002            212    100.00%             2-Jan-2003                   280,821
15-Jan-2003           207    100.00%             4-Mar-2003                   332,442
18-Nov-2002           207    100.00%             11-Nov-2002                  307,739
3-Oct-2002            198    100.00%             31-Dec-2002                  338,056
12-Nov-2002        14,548     94.42%             20-Nov-2002                  312,065
18-Nov-2002           185    100.00%             31-Oct-2002                  322,676
20-Aug-2002           249    100.00%             1-Apr-2003                   300,047
24-Jun-2002            21    100.00%             1-Apr-2003                   468,147
7-Jan-2003             52    100.00%             16-Jan-2003                  343,047
16-Dec-2002        63,825    100.00%             31-Dec-2002                  350,061
9-Dec-2002         89,167    100.00%             31-Dec-2002                  255,957
16-Sep-2002        31,479     95.00%             1-Feb-2003                   279,574
23-Jan-2003        33,751    100.00%             19-Feb-2003                  261,974
23-Oct-2002        28,345     93.18%             17-Dec-2002                  249,552
17-Dec-2002            41     99.30%             8-Jan-2003                   228,068
16-Dec-2002            58    100.00%             8-Jan-2003                   241,475
5-Jul-2002         23,954     97.00%             30-Sep-2002                  245,884
18-Sep-2002            23     92.22%             4-Sep-2002                   315,899
7-Feb-2003            207    100.00%             1-Apr-2003                   246,696
18-Nov-2002        17,058     90.98%             31-Dec-2002                  242,215
10-Oct-2002           207    100.00%             1-Apr-2003                   223,431
23-Jan-2003        62,440    100.00%             19-Feb-2003                  260,848
16-Dec-2002        41,417     93.75%             31-Dec-2002                  226,515
19-Nov-2002        12,393     92.36%             31-Oct-2002                  219,977
8-Aug-2002         13,467     97.60%             30-Dec-2002                  176,111
6-Dec-2002        101,875    100.00%             31-Jan-2003                  158,413
1-Nov-2002         13,414     95.58%             31-Dec-2002                  161,017
22-Oct-2002        31,229     95.83%             12-Dec-2002                  162,130
31-Jan-2003        14,935     93.81%             1-Jan-2003                   167,686
8-Jan-2003             61     91.40%             1-Jan-2003                   160,458
30-Oct-2002        13,696     94.12%             27-Nov-2002                  162,440
20-Dec-2002        23,162     98.21%             3-Jan-2003                   138,312
10-Jan-2003        21,239     93.44%             5-Feb-2003                   195,647
9-Dec-2002        106,250     91.67%             31-Dec-2002                  117,097
12-Nov-2002        17,085     95.89%             1-Dec-2002                   141,345
6-Dec-2002        117,000    100.00%             31-Jan-2003                  117,144
19-Nov-2002        14,790     84.21%             31-Dec-2002                  119,269
23-Oct-2002        15,458     87.32%             3-Dec-2002                   109,514
27-Aug-1999            64    100.00%             31-Dec-2002                   74,575

                             LARGEST     LARGEST
                              TENANT      TENANT   LARGEST TENANT EXP.
LARGEST TENANT NAME           SQ.FT.    % OF NRA          DATE                2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------
Walgreens                     14,490     100.00%      31-May-2062

Walgreens                     18,173      79.10%      31-Mar-2044             The Casual Male
King Sooper's                 58,862     100.00%      30-Nov-2018

Walgreens                     14,490     100.00%      31-Dec-2062
Graham's Crackbox 30, Inc.     6,000      21.13%      31-Aug-2007             106th Street Grill
Walgreens                     14,490     100.00%      31-Aug-2077
Walgreens                     14,490     100.00%      26-Mar-2078
Walgreens                     14,490     100.00%      31-Dec-2077
Walgreens                     14,490     100.00%      31-Dec-2077

Walgreens                     15,120     100.00%      30-Nov-2061
Eckerds                       11,200     100.00%      7-Aug-2018
Amscan, Inc.                 130,561     100.00%      31-Oct-2006
McSweeney, Burtch & Crump     14,873      27.91%      1-Jan-2005              Matrix Capital Markets Group, I

Dillion's                     47,651      78.83%      30-Nov-2016             Sunset Plaza Drug Corporation
King Sooper's                 41,737     100.00%      19-Jun-2009

Minnesota Work Force           9,933       9.93%      30-Jun-2008             Legal Services
Eckerds                       11,200     100.00%      9-May-2021

CVS                           10,125     100.00%      31-Jan-2021

Laundry 101, Inc.              3,600      15.48%      31-Oct-2003             Kent Cards and Gifts, Inc.

Rite Aid                       7,920     100.00%      31-May-2010

                               2ND
                             LARGEST    2ND LARGEST
                              TENANT    TENANT % OF   2ND LARGEST TENANT EXP.
LARGEST TENANT NAME          SQ. FT.      NRA                  DATE
-----------------------------------------------------------------------------
Walgreens

Walgreens                     3,000        13.06%           31-Dec-2008
King Sooper's

Walgreens
Graham's Crackbox 30, Inc.    4,000        14.08%           31-Aug-2005
Walgreens
Walgreens
Walgreens
Walgreens

Walgreens
Eckerds
Amscan, Inc.
McSweeney, Burtch & Crump     7,704        14.46%           31-Jul-2007

Dillion's                     6,526        10.80%           31-Mar-2003
King Sooper's

Minnesota Work Force          6,751         6.75%           30-Nov-2008
Eckerds

CVS

Laundry 101, Inc.             3,300        14.19%           14-Mar-2005

Rite Aid

                                      3RD
                                     LARGEST       3RD LARGEST
                                     TENANT        TENANT % OF   3RD LARGEST TENANT EXP.
3RD LARGEST TENANT NAME              SQ. FT           NRA                DATE                LOCKBOX
----------------------------------------------------------------------------------------------------------
                                                                                             Day 1

5 Star Cellular                         902           3.93%          28-Feb-2007
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing
Evergreen Chinese Restaurant          3,100          10.92%          30-Sep-2007             Springing
                                                                                             Springing

                                                                                             Springing

                                                                                             Springing
                                                                                             Springing
VA/Virginia Tech                      7,492          14.06%          29-Feb-2004

                                                                                             Springing
                                                                                             Springing

                                                                                             Springing
JC's Bar & Grill                      3,600           5.96%          30-Sep-2006             Springing
                                                                                             Springing
                                                                                             Springing
The Haze                              6,606           6.61%          31-May-2006             Springing
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing

                                                                                             Springing
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing
                                                                                             Springing

Electronic Maintenance Corporation    2,000           8.60%          28-Feb-2007
                                                                                             Springing

                                                                                             Springing

                                                                                             Springing
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                                                                                             Springing

                                                                                MORTGAGE
                                    LARGEST AFFILIATED SPONSOR FLAG               LOAN
3RD LARGEST TENANT NAME                   (> THAN 4% OF POOL)                    NUMBER
----------------------------------------------------------------------------------------
                                                                                   93
                                                                                   94
5 Star Cellular                                                                    95
                                              Jay Kaiser                           96
                                                                                   97
                                                                                   98
                                                                                   99
                                                                                  100
Evergreen Chinese Restaurant                                                      101
                                                                                  102
                                                                                  103
                                                                                  104
                                                                                  105
                                                                                  106
                                                                                  107
                                                                                  108
                                                                                  109
VA/Virginia Tech                                                                  110
                                                                                  111
                                                                                  112
                                                                                  113
                                                                                  114
                                                                                  115
JC's Bar & Grill                              Jay Kaiser                          116
                                              Jay Kaiser                          117
                                                                                  118
The Haze                                                                          119
                                                                                  120
                                                                                  121
                                                                                  122
                                                                                  123
                                                                                  124
                                                                                  125
                                                                                  126
                                                                                  127
                                                                                  128
                                                                                  129
                                                                                  130
Electronic Maintenance Corporation                                                131
                                                                                  132
                                                                                  133
                                                                                  134
                                                                                  135
                                                                                  136
                                                                                  137
                                                                                  138
                                                                                  139
                                                                                  140

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

   ANNEX A-1      CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                  PROPERTIES

MORTGAGE LOAN   LOAN GROUP
   NUMBER         NUMBER           PROPERTY NAME                             PROPERTY ADDRESS                   PROPERTY CITY
-----------------------------------------------------------------------------------------------------------------------------
      1             1       Pico Rivera Towne Center                 8400-8988 Washington Boulevard              Pico Rivera
      2             1       Mesa Regal RV Resort                     4700 East Main Street                       Mesa
      3             1       King Farm Village Center                 302,402, 404 King Farm Boulevard;
                                                                       800, 801, 802 Pleasant Boulevard;
                                                                       403 Redland Boulevard                     Rockville
      4             1       Dogwood Festival Market                  115 Dogwood Boulevard                       Flowood
      5             1       Fair Lakes Center                        12500 Fair Lakes Circle                     Fairfax
      7             1       Point Plaza East                         6840-6880 Capitol Boulevard SE              Tumwater
      8             1       Pacific Park Apartments                  20707 Anza Avenue                           Torrance
      9             1       American Bank Building                   621 South West Morrison Street              Portland
     10             1       Encino Corporate Plaza                   16661 Ventura Boulevard                     Encino
     11             1       Dover Esplanade                          1027 Hooper Avenue                          Toms River
     12             1       AmCap - 80th & Wadsworth                 8031-8071 Wadsworth Boulevard
                                                                     and 8008 Yarrow Road                        Arvada
     14             1       Calabasas Courtyard                      5000, 5010 & 5016
                                                                     North Parkway Calabasas                     Calabasas
     15             1       Edison Technology Center                 201-211 Edison Park Drive                   Gaithersburg
     16             1       Midway Shopping Center                   4605 Kirkwood Highway                       Wilmington
     17             1       Gables CitiTower                         999 Ponce de Leon Boulevard                 Coral Gables
     18             1       AmCap - Mississippi & Havana             1125-1175 and 1205 South Havana Street      Aurora
     22             1       1940 Century Park East Office            1940 Century Park East                      Los Angeles
     23             1       Warrenton Village                        179 West Lee Highway                        Warrenton
     24             1       Heritage Village Center                  14405-14439 Baseline Avenue
                                                                     & 7360-7430 Cherry Avenue                   Fontana
     25             1       Willowtree Shopping Center               24270 Moulton Parkway                       Laguna Woods
     27             1       Drew 19 Shopping Center                  21311 U.S. Highway 19                       Clearwater
     28             1       Costco Wholesale Warehouse               450 10th Street                             San Francisco
     29             1       Raintree Plaza Shopping Center           10700-10784 Jefferson Boulevard             Culver City
     34             1       Jackson Tower                            806 South West Broadway Avenue              Portland
     35             1       Southpark I & II                         4717 & 4735 Sharon Road                     Charlotte
     36             1       Southside Plaza                          3000 South Horner Boulevard                 Sanford
     37             1       Gardena Marketplace                      1691-1759 Artesia Boulevard                 Gardena
     39             1       Victor Square                            2-10 Commerce Drive                         Victor
     40             1       Mohawk Building                          708 SW 3rd Avenue                           Portland
     41             1       El Rancho Shopping Center                1101-1155 West Huntington Drive             Arcadia
     42             1       7233 West Dempster Retail                7233 West Dempster Street                   Niles
     43             1       Tampa Medical Tower                      2727 West Martin Luther King Boulevard      Tampa
     45             1       AmCap - Leetsdale & Monaco               820-890 South Monaco Parkway                Denver
     46             1       Guardian - Frederick Avenue              481 North Frederick Avenue                  Gaithersburg
     47             1       Lone Hill Shopping Center                1846 Route 66; 1804 - 1854 Alcosta
                                                                     Avenue; 625 & 645 Lone Hill Avenue          Glendora
     48             1       Trolley Industrial Center                1330 30th Street                            San Diego
     49             1       Socastee Commons Shopping Center         5022 Dick Pond Road                         Socastee
     51             1       Lake Oconee Village Shopping Center      6320 Lake Oconee Parkway                    Greensboro
     52             1       CVS 15th Street / 69 South Portfolio     Various                                     Tuscaloosa
   52.1                     CVS - 15th Street & Burch and Hatfield   808 15th Street East                        Tuscaloosa
   52.2                     CVS - 69 South                           8700 Highway 69 South                       Tuscaloosa
     55             1       Preston Commons                          3184-3246 Preston Road                      Frisco
     57             1       Centerra                                 1425,1455,1505 Rocky Mountain
                                                                       Avenue and 1620 Foxtail Drive
                                                                       and 5330 Stone Creek Circle               Loveland
     58             1       Mill Pond Farm                           540, 545 & 558 Riverside Drive              Westport
     59             1       Boulder Major Marketplace                700-750 South Boulder Highway               Henderson
     60             1       Hugo Terrace                             43901 - 43941 Hugo Terrace                  Fremont
     61             1       Walgreens - Manchester                   14529 Manchester Road                       Manchester
     62             1       Sumter Crossing Shopping Center          440 East Gulf Atlantic Highway              Wildwood
     65             1       Walgreens - Clinton Township             34899 Groesbeck Highway                     Clinton Township
     67             1       Eaton Center                             1607 North Barron Street                    Eaton
     69             1       Walgreens - Rosedale                     8606 Philadelphia Road                      Rosedale
     71             1       First Republic Bank Building             2275 El Camino Real                         Palo Alto
     72             1       Coco Palms & Sandalwood Apartments       2007 & 2101 North Ponderosa Street          Santa Ana
     75             1       Wellington Green - Parcel F              110 Dawson Street                           Wellington
     77             1       Walgreens - Baltimore                    2310 West Patapsco Avenue                   Baltimore
     78             1       Flamingo Marketplace Shoppes             12300 Pembroke Road                         Pembroke Pines
     79             1       Walgreens - Duluth                       4525 Grand Avenue                           Duluth
     81             1       Somerset Marketplace Retail              300 Sam Walton Drive                        Somerset
     82             1       Walgreens - 92nd and Commercial          2924 East 92nd Street                       Chicago
     83             1       Walgreens - Oro Valley                   11951 North First Avenue                    Oro Valley
     84             1       Shops of Village Green                   114-166 North Belvedere Drive               Gallatin
     86             1       Carnegie Centre                          2500 Red Hill Avenue                        Santa Ana
     89             1       Northeast Corporate Centre               7020-7040 North Port Washington Road        Glendale
     90             1       Walgreens - Johnson City                 1430 South Roan Street                      Johnson City
     91             1       Temecula Pads P & Q                      26520 and 26550 Ynez Road                   Temecula
     92             1       Trinity Square                           200 Michigan Avenue NE                      Washington
     93             1       Walgreens - Houston                      1215 West 43rd Street                       Houston
     95             1       Walgreens Plaza                          2355 North East 26th Street                 Fort Lauderdale
     96             1       AmCap - Table Mesa                       3600 Table Mesa Drive                       Boulder
    100             1       Walgreens - Mooresville                  542 River Highway                           Mooresville
    101             1       West Carmel Shoppes                      4335 West 106th Street                      Carmel
    102             1       Walgreens - Cedar Park                   1505 West Whitestone Boulevard              Cedar Park
    103             1       Walgreens - Lacey                        8335 Martin Way East                        Lacey
    104             1       Walgreens - Saint George                 391 West Saint George Boulevard             Saint George
    105             1       Walgreens - Tucson                       10315 E. Broadway Boulevard                 Tucson
    107             1       Walgreens - McDonough                    204 Jonesboro Road                          McDonough
    108             1       Eckerds - Grapevine                      2105 West Northwest Highway                 Grapevine
    109             1       Goshen Industrial                        3 Police Drive                              Goshen
    110             1       Shockoe Centre Office Building           11 South 12th Street                        Richmond
    116             1       AmCap - Southgate SC                     2012 - 2030 South Ohio Street               Salina
    117             1       AmCap - Capitol Hill                     1155 East 9th Avenue                        Denver
    119             1       Mankato Place                            12 Civic Center Plaza                       Mankato
    120             1       Eckerds - Weekie Wachee                  9204 Cortez Boulevard                       Weeki Wachee
    122             1       CVS Pleasant Grove, AL                   108 Park Road                               Pleasant Grove
    131             1       Acme Kent Plaza                          1675-1707 East Main Street                  Kent
    140             1       Rite Aid - Santa Barbara, CA             825 State Street                            Santa Barbara

* For purposes of determining the underwritten DSC Ratio of 3 Mortgage Loans (loan numbers 59, 86, 91), representing 1.8% of the Cut-Off Date Loan Group 1 Balance, the debt service payments were reduced by amounts available under a letter of credit that will be released upon the achievement of certain occupancy levels at the related Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL
- Additional Mortgage Loan Information" in the prospectus supplement.

                    CROSS-COLLATERALIZED AND                                                                           CUT-OFF DATE
PROPERTY  PROPERTY    CROSS-DEFAULTED LOAN        LOAN     GENERAL PROPERTY                           ORIGINAL LOAN        LOAN
 STATE    ZIP CODE           FLAG              ORIGINATOR        TYPE         SPECIFIC PROPERTY TYPE    BALANCE ($)     BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   CA       90660                               Wachovia    Retail               Anchored             33,500,000.00    33,500,000.00
   AZ       85205                               Wachovia    Mobile Home Park     Mobile Home Park     30,000,000.00    29,970,684.22
   MD       20850                               Wachovia    Mixed Use            Retail/Multifamily   29,000,000.00    29,000,000.00
   MS       39232                               Wachovia    Retail               Anchored             25,360,000.00    25,336,763.55
   VA       22033                               Wachovia    Retail               Shadow Anchored      21,000,000.00    20,982,039.95
   WA       98501                               AMCC        Office               Suburban             20,700,000.00    20,679,772.11
   CA       90503                               Wachovia    Multifamily          Conventional         18,760,000.00    18,760,000.00
   OR       97205   Portland Office Portfolio   Wachovia    Office               CBD                  17,650,000.00    17,650,000.00
   CA       91436                               NCCI        Office               Suburban             17,600,000.00    17,600,000.00
   NJ       08753                               Wachovia    Office               Suburban             17,500,000.00    17,447,772.22
   CO       80005                               NCCI        Retail               Anchored             16,679,000.00    16,679,000.00
   CA       91302                               Wachovia    Office               Suburban             13,800,000.00    13,770,129.31
   MD       20878                               Wachovia    Industrial           Flex                 13,700,000.00    13,683,967.55
   DE       19808                               Wachovia    Retail               Anchored             13,500,000.00    13,486,968.34
   FL       33134                               Wachovia    Office               CBD                  13,150,000.00    13,104,550.33
   CO       80012                               NCCI        Retail               Anchored             13,052,000.00    13,052,000.00
   CA       90067                               NCCI        Office               CBD                  11,750,000.00    11,696,710.23
   VA       20186                               Wachovia    Retail               Anchored             11,300,000.00    11,290,083.37
   CA       92336                               Wachovia    Retail               Anchored             11,300,000.00    11,274,356.21
   CA       92653   S & P Portfolio             Wachovia    Retail               Anchored             11,200,000.00    11,173,175.91
   FL       33765                               Wachovia    Retail               Anchored             10,000,000.00     9,953,989.91
   CA       94103   S & P Portfolio             Wachovia    Retail               Anchored              9,700,000.00     9,676,768.42
   CA       90230   S & P Portfolio             Wachovia    Retail               Anchored              9,450,000.00     9,427,367.17
   OR       97205   Portland Office Portfolio   Wachovia    Office               CBD                   7,700,000.00     7,700,000.00
   NC       28210                               LaSalle     Retail               Unanchored            7,650,000.00     7,618,871.40
   NC       27332                               NCCI        Retail               Anchored              7,600,000.00     7,600,000.00
   CA       90248                               NCCI        Retail               Shadow Anchored       7,300,000.00     7,300,000.00
   NY       14564                               AMCC        Retail               Unanchored            6,825,000.00     6,825,000.00
   OR       97205   Portland Office Portfolio   Wachovia    Mixed Use            Office/Retail         6,700,000.00     6,700,000.00
   CA       91007   S & P Portfolio             Wachovia    Retail               Anchored              6,500,000.00     6,484,432.45
   IL       60714                               LaSalle     Retail               Unanchored            6,500,000.00     6,472,042.89
   FL       33607                               Wachovia    Office               Medical               6,305,000.00     6,290,336.95
   CO       80224                               NCCI        Retail               Anchored              6,080,000.00     6,080,000.00
   MD       20877                               NCCI        Office               Suburban              5,760,000.00     5,741,734.23
   CA       91740                               NCCI        Retail               Anchored              5,720,000.00     5,712,174.49
   CA       92154                               Wachovia    Industrial           Light Industrial      5,450,000.00     5,450,000.00
   SC       29588                               Wachovia    Retail               Anchored              5,300,000.00     5,288,339.45
   GA       30642                               Wachovia    Retail               Anchored              5,200,000.00     5,183,101.63
   AL      Various                              LaSalle     Retail               Anchored              4,850,000.00     4,845,980.13
   AL       35404                               LaSalle     Retail               Anchored
   AL       35405                               LaSalle     Retail               Anchored
   TX       75034                               Wachovia    Retail               Shadow Anchored       4,750,000.00     4,745,958.66
   CO       80538                               AMCC        Retail               Shadow Anchored       4,600,000.00     4,585,660.46
   CT       08880                               Wachovia    Mixed Use            Office/Retail         4,500,000.00     4,484,692.02
   NV       89015                               AMCC        Retail               Shadow Anchored       4,500,000.00     4,478,136.18
   CA       94538                               NCCI        Retail               Shadow Anchored       4,420,000.00     4,407,006.78
   MO       63011                               Wachovia    Retail               Anchored              4,295,625.00     4,286,697.56
   FL       34785                               Wachovia    Retail               Anchored              4,292,000.00     4,278,031.38
   MI       48066                               LaSalle     Retail               Anchored              4,150,000.00     4,141,017.15
   OH       45320                               LaSalle     Retail               Anchored              4,100,000.00     4,088,268.05
   MD       21237                               Wachovia    Retail               Anchored              4,050,000.00     4,041,718.61
   CA       94306                               Wachovia    Office               Suburban              4,000,000.00     3,989,941.36
   CA       92705   S & P Portfolio             Wachovia    Multifamily          Conventional          3,950,000.00     3,940,539.71
   FL       33414                               Wachovia    Retail               Anchored              3,800,000.00     3,800,000.00
   MD       21230                               Wachovia    Retail               Anchored              3,730,000.00     3,722,372.94
   FL       33025                               Wachovia    Retail               Shadow Anchored       3,725,000.00     3,713,200.98
   MN       55807                               Wachovia    Retail               Anchored              3,712,382.00     3,704,666.69
   KY       42501                               LaSalle     Retail               Shadow Anchored       3,675,000.00     3,664,280.67
   IL       60617                               LaSalle     Retail               Anchored              3,655,000.00     3,647,056.31
   AZ       85737                               Wachovia    Retail               Anchored              3,650,000.00     3,642,402.01
   TN       37066                               LaSalle     Retail               Shadow Anchored       3,600,000.00     3,596,897.13
   CA       92705                               NCCI        Office               Suburban              3,600,000.00     3,592,457.20
   WI       53217                               LaSalle     Office               Suburban              3,525,000.00     3,517,369.99
   TN       37601                               LaSalle     Retail               Anchored              3,520,000.00     3,510,023.98
   CA       92591                               AMCC        Retail               Shadow Anchored       3,500,000.00     3,487,401.31
   DC       20017                               AMCC        Mixed Use            Office/Retail         3,487,500.00     3,484,415.86
   TX       77018                               Wachovia    Retail               Anchored              3,450,000.00     3,442,830.00
   FL       33305                               Wachovia    Retail               Anchored              3,300,000.00     3,297,214.18
   CO       80305                               NCCI        Retail               Anchored              3,280,000.00     3,280,000.00
   NC       28117                               Wachovia    Retail               Anchored              3,100,000.00     3,093,289.91
   IN       46032                               LaSalle     Retail               Unanchored            3,100,000.00     3,086,512.52
   TX       78613                               Wachovia    Retail               Anchored              3,080,000.00     3,073,311.45
   WA       98516                               AMCC        Retail               Anchored              3,000,000.00     2,996,960.00
   UT       84770                               Wachovia    Retail               Anchored              3,000,000.00     2,993,516.94
   AZ       85748                               AMCC        Retail               Anchored              2,900,000.00     2,875,384.23
   GA       30253                               AMCC        Retail               Anchored              2,825,000.00     2,804,385.22
   TX       76051                               LaSalle     Retail               Anchored              2,800,000.00     2,789,152.37
   NY       10924                               LaSalle     Industrial           Warehouse             2,800,000.00     2,788,981.66
   VA       23219                               Wachovia    Office               CBD                   2,800,000.00     2,779,430.58
   KS       67401                               NCCI        Retail               Anchored              2,449,000.00     2,449,000.00
   CO       80218                               NCCI        Retail               Anchored              2,400,000.00     2,400,000.00
   MN       56001                               LaSalle     Mixed Use            Office/Retail         2,340,000.00     2,316,448.76
   FL       34613                               LaSalle     Retail               Anchored              2,318,000.00     2,316,178.51
   AL       35127                               LaSalle     Retail               Anchored              2,100,000.00     2,094,034.65
   OH       44240                               AMCC        Retail               Shadow Anchored       1,425,000.00     1,423,127.36
   CA       93101                               AMCC        Retail               Unanchored              530,000.00       507,614.01

               % OF
             AGGREGATE    % OF LOAN
PROPERTY   CUT-OFF DATE    GROUP 1   ORIGINATION   FIRST PAY      MATURITY DATE    MORTGAGE
 STATE        BALANCE      BALANCE       DATE         DATE           OR ARD        RATE (%)
------------------------------------------------------------------------------------------
   CA         3.76%        5.22%     12-Mar-2003   11-May-2003     11-Apr-2013     5.9300%
   AZ         3.36%        4.67%     3-Mar-2003    11-Apr-2003     11-Mar-2013     5.3500%
   MD         3.25%        4.52%     6-Mar-2003    1-May-2003      1-Apr-2008      5.1900%
   MS         2.84%        3.95%     10-Mar-2003   11-Apr-2003     11-Mar-2013     5.6100%
   VA         2.35%        3.27%     5-Mar-2003    11-Apr-2003     11-Mar-2013     5.8800%
   WA         2.32%        3.22%     6-Mar-2003    11-Apr-2003     11-Mar-2008     5.3500%
   CA         2.10%        2.92%     13-Jan-2003   11-Mar-2003     11-Feb-2008     5.4300%
   OR         1.98%        2.75%     30-Dec-2002   11-Feb-2003     11-Jan-2010     5.4400%
   CA         1.97%        2.74%     14-Mar-2003   11-May-2003     11-Apr-2013     5.8000%
   NJ         1.96%        2.72%     31-Dec-2002   11-Feb-2003     11-Jan-2013     6.0300%
   CO         1.87%        2.60%     12-Mar-2003   11-May-2003     11-Apr-2013     5.6000%
   CA         1.54%        2.15%     23-Jan-2003   11-Mar-2003     11-Feb-2013     6.0000%
   MD         1.53%        2.13%     3-Mar-2003    11-Apr-2003     11-Mar-2013     5.6000%
   DE         1.51%        2.10%     6-Mar-2003    11-Apr-2003     11-Mar-2013     5.4000%
   FL         1.47%        2.04%     19-Dec-2002   11-Feb-2003     11-Jan-2008     5.2500%
   CO         1.46%        2.03%     12-Mar-2003   11-May-2003     11-Apr-2013     5.5700%
   CA         1.31%        1.82%     14-Nov-2002   1-Jan-2003      1-Dec-2012      6.1300%
   VA         1.27%        1.76%     6-Mar-2003    11-Apr-2003     11-Mar-2013     5.7800%
   CA         1.26%        1.76%     17-Jan-2003   11-Mar-2003     11-Feb-2013     5.7100%
   CA         1.25%        1.74%     3-Feb-2003    11-Mar-2003     11-Feb-2008     5.3800%
   FL         1.12%        1.55%     23-Jan-2003   11-Mar-2003     11-Feb-2013     5.8100%
   CA         1.09%        1.51%     3-Feb-2003    11-Mar-2003     11-Feb-2008     5.3800%
   CA         1.06%        1.47%     3-Feb-2003    11-Mar-2003     11-Feb-2008     5.3800%
   OR         0.86%        1.20%     30-Dec-2002   11-Feb-2003     11-Jan-2010     5.4400%
   NC         0.85%        1.19%     27-Nov-2002   1-Jan-2003      1-Dec-2012      5.7200%
   NC         0.85%        1.18%     14-Mar-2003   11-May-2003     11-Apr-2013     5.7000%
   CA         0.82%        1.14%     26-Mar-2003   11-May-2003     11-Apr-2013     6.1000%
   NY         0.77%        1.06%     11-Mar-2003   11-May-2003     11-Apr-2013     5.8000%
   OR         0.75%        1.04%     30-Dec-2002   11-Feb-2003     11-Jan-2010     5.4400%
   CA         0.73%        1.01%     3-Feb-2003    11-Mar-2003     11-Feb-2008     5.3800%
   IL         0.73%        1.01%     23-Dec-2002   1-Feb-2003      1-Jan-2013      6.0750%
   FL         0.71%        0.98%     15-Jan-2003   11-Mar-2003     11-Feb-2013     5.5600%
   CO         0.68%        0.95%     12-Mar-2003   11-May-2003     11-Apr-2013     5.5700%
   MD         0.64%        0.89%     30-Dec-2002   11-Feb-2003     11-Jan-2013     5.7100%
   CA         0.64%        0.89%     25-Feb-2003   11-Apr-2003     11-Mar-2010     5.6400%
   CA         0.61%        0.85%     15-Jan-2003   1-Mar-2003      1-Feb-2008      5.7500%
   SC         0.59%        0.82%     31-Jan-2003   11-Mar-2003     11-Feb-2013     5.9000%
   GA         0.58%        0.81%     3-Jan-2003    11-Feb-2003     11-Jan-2013     5.5800%
   AL         0.54%        0.76%     26-Feb-2003   1-Apr-2003      1-Mar-2013      6.0000%
   AL
   AL
   TX         0.53%        0.74%     7-Mar-2003    11-Apr-2003     11-Mar-2013     5.9000%
   CO         0.51%        0.71%     26-Feb-2003   11-Apr-2003     11-Mar-2019     5.6100%
   CT         0.50%        0.70%     3-Mar-2003    11-Apr-2003     11-Mar-2018     5.6000%
   NV         0.50%        0.70%     3-Oct-2002    11-Dec-2002     11-Nov-2012     6.0000%
   CA         0.49%        0.69%     24-Jan-2003   11-Mar-2003     11-Feb-2013     6.3000%
   MO         0.48%        0.67%     27-Jan-2003   11-Mar-2003     11-Feb-2013     6.2500%
   FL         0.48%        0.67%     30-Jan-2003   11-Mar-2003     11-Feb-2011     5.5500%
   MI         0.46%        0.65%     6-Jan-2003    1-Mar-2003      1-Feb-2013      6.0000%
   OH         0.46%        0.64%     31-Dec-2002   1-Feb-2003      1-Jan-2013      6.2500%
   MD         0.45%        0.63%     31-Jan-2003   11-Mar-2003     11-Feb-2013     6.3500%
   CA         0.45%        0.62%     14-Feb-2003   11-Apr-2003     11-Mar-2013     6.0700%
   CA         0.44%        0.61%     3-Feb-2003    11-Mar-2003     11-Feb-2008     5.3800%
   FL         0.43%        0.59%     31-Jan-2003   11-Mar-2003     11-Feb-2013     5.7500%
   MD         0.42%        0.58%     31-Jan-2003   11-Mar-2003     11-Feb-2013     6.3500%
   FL         0.42%        0.58%     29-Jan-2003   11-Mar-2003     11-Feb-2008     5.7500%
   MN         0.42%        0.58%     27-Jan-2003   11-Mar-2003     11-Feb-2013     6.2500%
   KY         0.41%        0.57%     23-Dec-2002   1-Feb-2003      1-Jan-2013      6.1500%
   IL         0.41%        0.57%     7-Jan-2003    1-Mar-2003      1-Feb-2013      5.9750%
   AZ         0.41%        0.57%     14-Jan-2003   11-Mar-2003     11-Feb-2013     6.2400%
   TN         0.40%        0.56%     14-Feb-2003   1-Apr-2003      1-Mar-2013      5.8500%
   CA         0.40%        0.56%     30-Jan-2003   11-Mar-2003     11-Feb-2013     6.2000%
   WI         0.39%        0.55%     24-Jan-2003   1-Mar-2003      1-Feb-2013      6.0000%
   TN         0.39%        0.55%     5-Dec-2002    1-Feb-2003      1-Jan-2013      6.3000%
   CA         0.39%        0.54%     3-Mar-2003    11-Apr-2003     11-Mar-2018     5.4600%
   DC         0.39%        0.54%     7-Mar-2003    11-Apr-2003     11-Mar-2013     5.7500%
   TX         0.39%        0.54%     16-Jan-2003   11-Mar-2003     11-Feb-2013     6.2500%
   FL         0.37%        0.51%     13-Feb-2003   11-Apr-2003     11-Mar-2013     5.9300%
   CO         0.37%        0.51%     12-Mar-2003   11-May-2003     11-Apr-2013     5.5700%
   NC         0.35%        0.48%     29-Jan-2003   11-Mar-2003     11-Feb-2013     6.0000%
   IN         0.35%        0.48%     11-Dec-2002   1-Feb-2003      1-Jan-2013      6.0000%
   TX         0.34%        0.48%     6-Feb-2003    11-Mar-2003     11-Feb-2013     5.9800%
   WA         0.34%        0.47%     5-Mar-2003    11-Apr-2003     11-Mar-2008     5.2000%
   UT         0.34%        0.47%     27-Jan-2003   11-Mar-2003     11-Feb-2013     6.0100%
   AZ         0.32%        0.45%     12-Nov-2002   11-Jan-2003     11-Dec-2022     6.2700%
   GA         0.31%        0.44%     3-Jan-2003    11-Feb-2003     11-Sep-2021     6.2400%
   TX         0.31%        0.43%     19-Dec-2002   1-Feb-2003      1-Jan-2013      6.7500%
   NY         0.31%        0.43%     2-Dec-2002    1-Feb-2003      1-Jan-2013      6.6500%
   VA         0.31%        0.43%     31-Jan-2003   11-Mar-2003     11-Feb-2013     5.5000%
   KS         0.27%        0.38%     12-Mar-2003   11-May-2003     11-Apr-2013     5.5700%
   CO         0.27%        0.37%     12-Mar-2003   11-May-2003     11-Apr-2013     5.5700%
   MN         0.26%        0.36%     20-Dec-2002   1-Feb-2003      1-Jan-2013      6.3500%
   FL         0.26%        0.36%     11-Feb-2003   1-Apr-2003      1-Mar-2013      6.2000%
   AL         0.23%        0.33%     19-Dec-2002   1-Feb-2003      1-Jan-2013      6.2880%
   OH         0.16%        0.22%     12-Feb-2003   11-Apr-2003     11-Mar-2013     5.8500%
   CA         0.06%        0.08%     9-Nov-1999    1-Jan-2000      1-Dec-2009      8.2000%

                                  INTEREST      ORIGINAL
    LOAN                           ACCURAL       TERM TO     REMAINING
ADMINISTRATIVE     INTEREST         METHOD      MATURITY      TERM TO      REMAINING      ORIGINAL      REMAINING
  COST RATE        ACCRUAL        DURING IO      OR ARD     MATURITY OR    IO PERIOD     AMORT TERM    AMORT TERM        MONTHLY P&I
     (%)            METHOD          PERIOD       (MOS.)     ARD (MOS.)      (MOS.)         (MOS.)        (MOS.)          PAYMENT ($)
------------------------------------------------------------------------------------------------------------------------------------
  0.07270%        Actual/360                       120          120                         360            360           199,344.27
  0.04270%        Actual/360                       120          119                         360            359           167,524.11
  0.04270%        Actual/360                        60           60                         360            360           159,063.06
  0.04270%        Actual/360                       120          119                         360            359           145,746.38
  0.04270%        Actual/360                       120          119                         360            359           124,290.05
  0.04270%        Actual/360                        60           59                         360            359           115,591.64
  0.04270%        Actual/360      Actual/360        60           58           16            360            360           105,694.76
  0.04270%        Actual/360      Actual/360        84           81            9            360            360            99,551.34
  0.04270%        Actual/360                       120          120                         360            360           103,268.53
  0.04270%        Actual/360                       120          117                         360            357           105,259.11
  0.04270%        Actual/360                       120          120                         360            360            95,750.63
  0.04270%        Actual/360                       120          118                         360            358            82,737.97
  0.04270%        Actual/360                       120          119                         324            323            82,096.89
  0.04270%        Actual/360                       120          119                         360            359            75,806.66
  0.04270%        Actual/360                        60           57                         360            357            72,614.79
  0.04270%        Actual/360                       120          120                         360            360            74,682.07
  0.09270%        Actual/360                       120          116                         330            326            73,747.49
  0.04270%        Actual/360                       120          119                         360            359            66,159.24
  0.04270%        Actual/360                       120          118                         360            358            65,656.87
  0.04270%        Actual/360                        60           58                         360            358            62,751.69
  0.04270%        Actual/360                       120          118                         240            238            70,551.32
  0.04270%        Actual/360                        60           58                         360            358            54,347.45
  0.04270%        Actual/360                        60           58                         360            358            52,946.74
  0.04270%        Actual/360      Actual/360        84           81            9            360            360            43,430.33
  0.10270%        Actual/360                       120          116                         360            356            44,497.64
  0.04270%        Actual/360                       120          120                         300            300            47,582.72
  0.04270%        Actual/360                       120          120                         300            300            47,481.24
  0.04270%        Actual/360                       120          120                         360            360            40,045.90
  0.04270%        Actual/360      Actual/360        84           81            9            360            360            37,790.03
  0.04270%        Actual/360                        60           58                         360            358            36,418.39
  0.04270%        Actual/360                       120          117                         300            297            42,178.10
  0.04270%        Actual/360                       120          118                         360            358            36,036.81
  0.04270%        Actual/360                       120          120                         360            360            34,789.07
  0.04270%        Actual/360                       120          117                         360            357            33,467.58
  0.04270%        Actual/360                        84           83                         300            299            35,605.64
  0.04270%        Actual/360      Actual/360        60           58           10            360            360            31,804.72
  0.04270%        Actual/360                       120          118                         360            358            31,436.23
  0.04270%        Actual/360                       120          117                         360            357            29,786.56
  0.10270%        Actual/360                       120          119                         360            359            29,078.20

  0.04270%        Actual/360                       120          119                         360            359            28,173.98
  0.04270%        Actual/360                       192          191                         192            191            36,561.37
  0.04270%        Actual/360                       180          179                         180            179            37,007.98
  0.04270%        Actual/360                       120          115                         360            355            26,979.78
  0.11270%        Actual/360                       120          118                         300            298            29,294.14
  0.04270%        Actual/360                       120          118                         360            358            26,448.90
  0.04270%        Actual/360                        96           94                         300            298            26,484.95
  0.04270%        Actual/360                       120          118                         360            358            24,881.35
  0.04270%        Actual/360                       120          117                         360            357            25,244.41
  0.04270%        Actual/360                       120          118                         360            358            25,200.55
  0.04270%        Actual/360                       120          119                         210            209            30,966.42
  0.04270%        Actual/360                        60           58                         360            358            22,131.18
  0.04270%        Actual/360      Actual/360       120          118           22            360            360            22,175.77
  0.04270%        Actual/360                       120          118                         360            358            23,209.39
  0.04270%        Actual/360                        60           58                         300            298            23,434.21
  0.04270%        Actual/360                       120          118                         360            358            22,857.77
  0.10270%        Actual/360                       120          117                         360            357            22,389.13
  0.04270%        Actual/360                       120          118                         360            358            21,854.86
  0.04270%        Actual/360                       120          118                         360            358            22,449.94
  0.04270%        Actual/360                       120          119                         360            359            21,237.87
  0.04270%        Actual/360                       120          118                         360            358            22,048.88
  0.08270%        Actual/360                       120          118                         360            358            21,134.16
  0.04270%        Actual/360                       120          117                         360            357            21,787.84
  0.04270%            30/360                       180          179                         180            179            28,523.69
  0.04270%        Actual/360                       120          119                         360            359            20,352.11
  0.04270%        Actual/360                       120          118                         360            358            21,242.24
  0.04270%        Actual/360                       120          119                         360            359            19,636.90
  0.04270%        Actual/360                       120          120                         360            360            18,767.79
  0.04270%        Actual/360                       120          118                         360            358            18,586.07
  0.04270%        Actual/360                       120          117                         300            297            19,973.34
  0.04270%        Actual/360                       120          118                         360            358            18,426.57
  0.04270%        Actual/360                        60           59                         360            359            16,473.33
  0.04270%        Actual/360                       120          118                         360            358            18,005.81
  0.04270%        Actual/360                       240          236                         240            236            21,385.62
  0.04270%        Actual/360                       224          221                         224            221            21,525.91
  0.04270%        Actual/360                       120          117                         300            297            19,345.52
  0.04270%        Actual/360                       120          117                         300            297            19,169.08
  0.04270%        Actual/360                       120          118                         180            178            22,878.34
  0.04270%        Actual/360                       120          120                         360            360            14,012.90
  0.04270%        Actual/360                       120          120                         360            360            13,732.53
  0.04270%        Actual/360                       120          117                         180            177            20,191.45
  0.04270%        Actual/360                       120          119                         360            359            14,197.03
  0.04270%        Actual/360                       120          117                         360            357            12,982.01
  0.04270%        Actual/360                       120          119                         300            299             9,051.08
  0.04270%        Actual/360                       120           80                         300            260             4,161.10

    LOAN
ADMINISTRATIVE           MATURITY DATE OR
  COST RATE               ARD BALLOON                                                      APPRAISED
     (%)                  BALANCE ($)      ARD LOAN  PREPAYMENT PROVISION                   VALUE ($)     APPRAISAL DATE
------------------------------------------------------------------------------------------------------------------------
  0.07270%               28,358,420.49         N        L(36),D(80),O(4)                  43,500,000       21-Jan-2003
  0.04270%               24,950,460.13         N        L(48),D(68),O(4)                  47,600,000       22-Jan-2003
  0.04270%               26,826,025.53         N        L(24),D(31),O(5)                  39,100,000       24-Jan-2003
  0.04270%               21,263,125.81         N        L(25),D(88),O(7)                  31,700,000       9-Jan-2003
  0.04270%               17,752,284.81         N        L(36),D(80),O(4)                  28,600,000       23-Jan-2003
  0.04270%               19,193,857.71         Y        L(36),D(21),O(3)                  27,860,000       4-Feb-2003
  0.04270%               17,857,352.20         N        L(25),D(32),O(3)                  24,300,000       18-Oct-2002
  0.04270%               16,087,049.33         Y        L(27),D(54),O(3)                  22,900,000       19-Sep-2002
  0.04270%               14,840,898.37         N        L(24),D(90),O(6)                  22,000,000       11-Dec-2002
  0.04270%               14,854,135.61         Y        L(27),D(90),O(3)                  23,200,000       18-Nov-2002
  0.04270%               13,978,898.55         Y        L(24),D(60),O(36)                 22,000,000       18-Dec-2002
  0.04270%               11,701,947.38         N        L(36),D(81),O(3)                  19,000,000       11-Nov-2002
  0.04270%               10,927,906.19         N        L(48),D(69),O(3)                  20,100,000       16-Dec-2002
  0.04270%               11,245,413.61         N        L(25),D(92),O(3)                  25,100,000       23-Jan-2003
  0.04270%               12,172,256.54         N        L(36),D(21),O(3)                  17,500,000       26-Nov-2002
  0.04270%               10,928,953.21         Y        L(24),D(60),O(36)                 16,900,000       16-Dec-2002
  0.09270%                9,619,763.49         N        L(28),D(88),O(4)                  16,200,000       11-Sep-2002
  0.04270%                9,523,741.39         N        L(48),D(66),O(6)                  14,800,000       15-Jan-2003
  0.04270%                9,499,429.52         N        L(48),D(68),O(4)                  14,600,000       9-Dec-2002
  0.04270%               10,386,479.87         Y        L(48),D(8),O(4)                   18,650,000       27-Aug-2002
  0.04270%                6,506,675.74         N        L(48),D(69),O(3)                  14,700,000       1-Mar-2003
  0.04270%                8,995,433.17         Y        L(48),D(8),O(4)                   15,500,000       22-Aug-2002
  0.04270%                8,763,592.29         Y        L(48),D(8),O(4)                   13,700,000       21-Aug-2002
  0.04270%                7,018,146.14         Y        L(27),D(54),O(3)                  10,100,000       19-Sep-2002
  0.10270%                6,434,263.69         N        L(35),D(82),O(3)                  10,000,000       27-Oct-2002
  0.04270%                5,826,821.69         N        L(24),D(93),O(3)                  10,200,000       23-Dec-2002
  0.04270%                5,673,599.28         N        L(24),D(90),O(6)                  10,500,000       15-Nov-2002
  0.04270%                5,755,063.39         N        L(36),D(81),O(3)                   9,100,000       24-Feb-2003
  0.04270%                6,106,698.37         Y        L(27),D(54),O(3)                   8,800,000       19-Sep-2002
  0.04270%                6,027,867.89         Y        L(48),D(8),O(4)                   10,300,000       15-Sep-2002
  0.04270%                5,046,044.03         N        L(35),D(82),O(3)                  11,000,000       21-Oct-2002
  0.04270%                5,276,110.40         N        L(48),D(67),O(5)                   9,800,000       31-Dec-2002
  0.04270%                5,091,023.26         Y        L(24),D(60),O(36)                  7,600,000       16-Dec-2002
  0.04270%                4,842,670.46         Y        L(27),D(87),O(6)                   7,200,000       1-Nov-2002
  0.04270%                4,862,854.68         N        L(25),D(53),O(6)                   7,700,000       17-Jan-2003
  0.04270%                5,163,502.66         N        L(25),3%(12),2%(12),1%(8),O(3)     7,300,000       6-Dec-2002
  0.04270%                4,480,963.22         N        L(36),D(81),O(3)                   6,600,000       3-Jan-2003
  0.04270%                4,354,527.07         N        L(27),D(86),O(7)                   6,500,000       11-Dec-2002
  0.10270%                4,114,584.18         N        L(35),D(82),O(3)                   6,282,000       5-Dec-2002
                                                                                           4,507,000       5-Dec-2002
                                                                                           1,775,000       5-Dec-2002
  0.04270%                4,017,799.05         N        L(25),D(92),O(3)                   6,200,000       1-Feb-2003
  0.04270%                        0.00         N        L(36),D(153),O(3)                  6,200,000       13-Jan-2003
  0.04270%                   57,590.38         N        L(25),D(152),O(3)                  8,850,000       15-Jan-2003
  0.04270%                3,816,357.74         N        L(37),D(80),O(3)                   6,000,000       11-Sep-2002
  0.11270%                3,456,569.97         N        L(26),D(88),O(6)                   6,700,000       20-Sep-2002
  0.04270%                3,669,067.86         Y        L(48),D(69),O(3)                   5,450,000       1-Dec-2002
  0.04270%                3,524,206.60         N        L(48),D(45),O(3)                   5,365,000       22-Nov-2002
  0.04270%                3,519,063.76         N        L(35),D(82),O(3)                   5,500,000       22-Nov-2002
  0.04270%                3,502,388.36         N        L(35),D(82),O(3)                   5,475,000       6-Sep-2002
  0.04270%                3,469,136.52         Y        L(26),D(91),O(3)                   5,075,000       20-Dec-2002
  0.04270%                2,275,927.62         Y        L(48),D(69),O(3)                   5,900,000       5-Dec-2002
  0.04270%                3,663,088.64         Y        L(48),D(8),O(4)                    5,520,000       20-Aug-2002
  0.04270%                3,347,788.89         N        L(26),D(91),O(3)                   5,000,000       1-Jan-2003
  0.04270%                3,195,031.90         Y        L(26),D(91),O(3)                   4,675,000       19-Dec-2002
  0.04270%                3,354,609.94         N        L(48),D(8),O(4)                    5,900,000       30-Oct-2002
  0.04270%                3,170,896.32         Y        L(48),D(69),O(3)                   4,650,000       1-Dec-2002
  0.10270%                3,130,301.37         N        L(35),D(82),O(3)                   4,900,000       8-Nov-2002
  0.04270%                3,097,039.80         N        L(35),D(82),O(3)                   5,000,000       7-Dec-2002
  0.04270%                3,116,720.99         Y        L(48),D(68),O(4)                   4,850,000       19-Nov-2002
  0.04270%                3,040,514.97         N        L(35),D(82),O(3)                   4,850,000       10-Aug-2002
  0.04270%                3,070,495.47         N        L(26),D(88),O(6)                   5,500,000       9-Jan-2003
  0.08270%                2,989,084.28         N        L(35),D(82),O(3)                   4,700,000       1-Jan-2003
  0.04270%                3,011,230.44         N        L(35),D(82),O(3)                   4,500,000       9-Oct-2002
  0.04270%                        0.00         N        L(36),D(141),O(3)                  5,700,000       1-Jun-2003
  0.04270%                2,936,626.90         N        L(36),D(81),O(3)                   4,700,000       15-Jan-2003
  0.04270%                2,946,785.76         Y        L(48),D(69),O(3)                   4,650,000       6-Dec-2002
  0.04270%                2,793,809.15         N        L(25),D(92),O(3)                   4,700,000       17-Dec-2002
  0.04270%                2,746,473.07         Y        L(24),D(60),O(36)                  4,100,000       16-Dec-2002
  0.04270%                2,628,697.62         Y        L(36),D(81),O(3)                   4,618,000       23-Aug-2002
  0.04270%                2,400,515.88         N        L(35),D(82),O(3)                   4,400,000       11-Oct-2002
  0.04270%                2,610,202.15         Y        L(26),D(91),O(3)                   3,850,000       2-Dec-2002
  0.04270%                2,775,605.72         N        L(36),D(21),O(3)                   4,800,000       15-Jan-2003
  0.04270%                2,544,648.80         N        L(48),D(68),O(4)                   3,800,000       18-Nov-2002
  0.04270%                        0.00         N        L(36),D(201),O(3)                  4,465,000       3-Oct-2002
  0.04270%                        0.00         N        L(36),D(185),O(3)                  4,200,000       18-Nov-2002
  0.04270%                2,222,097.84         N        L(35),D(82),O(3)                   4,000,000       20-Aug-2002
  0.04270%                2,215,021.00         N        L(35),D(82),O(3)                   6,200,000       24-Jun-2002
  0.04270%                1,220,232.23         N        L(48),D(69),O(3)                   4,365,000       7-Jan-2003
  0.04270%                2,050,644.07         Y        L(24),D(60),O(36)                  3,100,000       17-Dec-2002
  0.04270%                2,009,614.44         Y        L(24),D(60),O(36)                  3,000,000       16-Dec-2002
  0.04270%                1,059,120.98         N        L(35),D(82),O(3)                   5,100,000       18-Sep-2002
  0.04270%                1,978,049.18         N        L(35),D(82),O(3)                   3,350,000       7-Feb-2003
  0.04270%                1,795,857.66         N        L(35),D(82),O(3)                   2,750,000       10-Oct-2002
  0.04270%                1,098,313.33         N        L(36),D(81),O(3)                   1,900,000       8-Jan-2003
  0.04270%                  439,468.78         N        L(59),GRTR1%orYM(57),O(4)          1,350,000       27-Aug-1999

                          LTV RATIO AT                                                                                CUT-OFF DATE
            CUT-OFF DATE  MATURITY OR             YEAR                                     NUMBER OF   UNIT OF         LOAN AMOUNT
DSCR (x)     LTV RATIO        ARD                 BUILT               YEAR RENOVATED         UNITS     MEASURE        PER UNIT ($)
----------------------------------------------------------------------------------------------------------------------------------
  1.49         77.01%        65.19%               2002                                      220,547    Sq. Ft.               152
  1.49         62.96%        52.42%               1979                     1994               2,005    Pads               14,948
  1.40         74.17%        68.61%               2001                                      194,149    Sq. Ft.               149
  1.43         79.93%        67.08%               2002                                      187,523    Sq. Ft.               135
  1.47         73.36%        62.07%             1993-1994                                   129,772    Sq. Ft.               162
  1.43         74.23%        68.89%               2001                                      149,798    Sq. Ft.               138
  1.34         77.20%        73.49%               1963                     2000                 152    Units             123,421
  1.45         77.07%        70.25%               1913                     1983             164,481    Sq. Ft.               107
  1.52         80.00%        67.46%               1968                     1998             122,154    Sq. Ft.               144
  1.39         75.21%        64.03%             1973-1989                                   101,290    Sq. Ft.               172
  1.32         75.81%        63.54%               1974                     2001             136,191    Sq. Ft.               122
  1.51         72.47%        61.59%            1985 & 1986                                  117,197    Sq. Ft.               117
  1.55         68.08%        54.37%             1979-1986                  2001             202,496    Sq. Ft.                68
  2.18         53.73%        44.80%               1960                     2002             172,642    Sq. Ft.                78
  1.47         74.88%        69.56%               1981                                      124,983    Sq. Ft.               105
  1.36         77.23%        64.67%               1972                     1994             122,498    Sq. Ft.               107
  1.42         72.20%        59.38%               1965                     1999              46,856    Sq. Ft.               250
  1.43         76.28%        64.35%             1979*2002                  1988             114,789    Sq. Ft.                98
  1.33         77.22%        65.06%               1999                                      105,231    Sq. Ft.               107
  1.61         59.91%        55.69%               1981                                      106,823    Sq. Ft.               105
  1.29         67.71%        44.26%               1974                     2002             174,547    Sq. Ft.                57
  1.46         62.43%        58.04%               1993                                      134,469    Sq. Ft.                72
  1.83         68.81%        63.97%               1974                                       86,600    Sq. Ft.               109
  1.43         76.24%        69.49%               1914                     1983              51,608    Sq. Ft.               149
  1.49         76.19%        64.34%               1998                                       29,162    Sq. Ft.               261
  1.50         74.51%        57.13%               1991                                      172,293    Sq. Ft.                44
  1.38         69.52%        54.03%               2001                                       32,308    Sq. Ft.               226
  1.51         75.00%        63.24%               2000                                       56,134    Sq. Ft.               122
  1.47         76.14%        69.39%           1902 to 1940                 1996              67,699    Sq. Ft.                99
  1.54         62.96%        58.52%             1956*1981                                    68,482    Sq. Ft.                95
  1.42         58.84%        45.87%               1960                     2000             120,831    Sq. Ft.                54
  1.66         64.19%        53.84%               1983                                      106,209    Sq. Ft.                59
  1.48         80.00%        66.99%               1972                     1994              83,243    Sq. Ft.                73
  1.42         79.75%        67.26%               1979                     1998              52,203    Sq. Ft.               110
  1.36         74.18%        63.15%               1977                                       71,680    Sq. Ft.                80
  1.41         74.66%        70.73%               1985                                      105,004    Sq. Ft.                52
  1.44         80.13%        67.89%               2000                                       57,373    Sq. Ft.                92
  1.49         79.74%        66.99%               2002                                       56,197    Sq. Ft.                92
  1.45         77.14%        65.50%              Various                                     25,180    Sq. Ft.               192
                                                  2000                                       15,125    Sq. Ft.
                                                  2001                                       10,055    Sq. Ft.
  1.51         76.55%        64.80%               2002                                       27,564    Sq. Ft.               172
  1.15         73.96%         0.00%             1995-2002                                    28,230    Sq. Ft.               162
  1.67         50.67%         0.65%        1888*1900*1957*1959      1962*1979*1993*2000      36,180    Sq. Ft.               124
  1.48         74.64%        63.61%            1958 & 1989                 1998              34,470    Sq. Ft.               130
  1.31         65.78%        51.59%               2002                                       14,820    Sq. Ft.               297
  1.32         78.66%        67.32%               2002                                       15,120    Sq. Ft.               284
  1.42         79.74%        65.69%               2001                                       52,079    Sq. Ft.                82
  1.44         75.29%        63.98%               2001                                       15,120    Sq. Ft.               274
  1.44         74.67%        63.97%               1987                                      129,677    Sq. Ft.                32
  1.29         79.64%        68.36%               2002                                       15,120    Sq. Ft.               267
  1.23         67.63%        38.58%               2001                     2002              11,284    Sq. Ft.               354
  1.44         71.39%        66.36%             1962*1964                                        60    Units              65,676
  1.44         76.00%        66.96%               2002                                       17,400    Sq. Ft.               218
  1.29         79.62%        68.34%               2001                                       15,120    Sq. Ft.               246
  1.67         62.94%        56.86%               2001                                       37,644    Sq. Ft.                99
  1.28         79.67%        68.19%               2002                                       14,550    Sq. Ft.               255
  1.60         74.78%        63.88%               2002                                      47,140     Sq. Ft.                78
  1.45         72.94%        61.94%               2000                                       15,120    Sq. Ft.               241
  1.36         75.10%        64.26%               2002                                       15,120    Sq. Ft.               241
  1.57         74.16%        62.69%               1999                                       40,045    Sq. Ft.                90
  1.37         65.32%        55.83%               1985                                       46,508    Sq. Ft.                77
  1.49         74.84%        63.60%               1989                                       29,674    Sq. Ft.               119
  1.39         78.00%        66.92%               2001                                       14,490    Sq. Ft.               242
  1.22         61.18%         0.00%               2002                                       14,500    Sq. Ft.               241
  1.52         74.14%        62.48%               1987                     2000              24,485    Sq. Ft.               142
  1.36         74.04%        63.37%               2002                                       14,490    Sq. Ft.               238
  1.67         70.15%        59.44%               1968                     1993              22,975    Sq. Ft.               144
  1.47         80.00%        66.99%               1975                     1998              58,862    Sq. Ft.                56
  1.60         66.98%        56.92%               2002                                       14,490    Sq. Ft.               213
  1.47         70.15%        54.56%               2000                                       28,400    Sq. Ft.               109
  1.27         79.83%        67.80%               2002                                       14,490    Sq. Ft.               212
  1.68         62.44%        57.83%               2003                                       14,490    Sq. Ft.               207
  1.42         78.78%        66.96%               2002                                       14,490    Sq. Ft.               207
  1.32         64.40%         0.00%               2002                                       14,490    Sq. Ft.               198
  1.25         66.77%         0.00%               2002                                       15,120    Sq. Ft.               185
  1.29         69.73%        55.55%               1998                                       11,200    Sq. Ft.               249
  2.04         44.98%        35.73%               1988                                      130,561    Sq. Ft.                21
  1.25         63.68%        27.95%               1900                     1989              53,293    Sq. Ft.                52
  1.36         79.00%        66.15%               1972                     2003              60,446    Sq. Ft.                41
  1.47         80.00%        66.99%               1974                     2001              41,737    Sq. Ft.                58
  1.30         45.42%        20.77%               1903                     2001             100,009    Sq. Ft.                23
  1.45         69.14%        59.05%               2002                                       11,200    Sq. Ft.               207
  1.43         76.15%        65.30%               2000                                       10,125    Sq. Ft.               207
  1.48         74.90%        57.81%               1984                                       23,249    Sq. Ft.                61
  1.49         37.60%        32.55%               1928                     1994               7,920    Sq. Ft.                64

             OCCUPANCY                                      UW NET CASH FLOW
DSCR (x)      RATE (%)       OCCUPANCY "AS OF" DATE               ($)            LARGEST TENANT NAME
----------------------------------------------------------------------------------------------------------------------
  1.49          96.78%             14-Mar-2003                 3,563,435         Ross
  1.49          73.62%             21-Jan-2003                 2,990,203
  1.40          82.38%       1-Feb-2003;24-Feb-2003            2,669,210         Safeway
  1.43          92.08%             15-Jan-2003                 2,498,960         Linens 'n Things
  1.47         100.00%             3-Mar-2003                  2,187,456         Rugged Wearhouse
  1.43          97.46%             18-Feb-2003                 1,988,643         Dept. of Social & Health Services
  1.34          91.45%             7-Nov-2002                  1,694,593
  1.45          87.61%             12-Feb-2003                 1,735,912         SRG Partnership
  1.52          88.63%             1-Jan-2003                  1,886,927         Roland Land Investment
  1.39         100.00%             19-Dec-2002                 1,753,888         Ocean County Board of Social Services
  1.32         100.00%             8-Jan-2003                  1,516,007         King Sooper's
  1.51          94.74%             12-Dec-2002                 1,501,610         HMS Capital
  1.55         100.00%             19-Dec-2002                 1,525,530         Peapod by Giant
  2.18         100.00%             5-Feb-2003                  1,981,657         Marshalls
  1.47          89.93%             10-Dec-2002                 1,278,943         American Airlines
  1.36          95.85%             29-Jan-2003                 1,216,001         King Sooper's
  1.42          88.13%             4-Oct-2002                  1,252,271         Horizon Media, Inc.
  1.43          90.50%             12-Jan-2003                 1,135,718         Safeway
  1.33          92.80%             14-Jan-2003                 1,049,270         Vons
  1.61          98.97%             27-Jan-2003                 1,208,647         Safeway
  1.29          95.42%             5-Mar-2003                  1,094,544         Rooms To Go
  1.46         100.00%             4-Dec-2002                    954,771         Costco
  1.83          96.54%             27-Jan-2003                 1,165,067         Ralphs
  1.43          75.34%             12-Feb-2003                   745,510         Craig Berkman & Associates
  1.49         100.00%             15-Nov-2002                   793,651         Central Carolina Bank
  1.50         100.00%             26-Dec-2002                   858,437         Wal-Mart
  1.38         100.00%             1-Feb-2003                    786,266         Blockbuster Video
  1.51         100.00%             13-Mar-2003                   727,970         Bassett Furniture Direct of Rochester
  1.47          85.56%             12-Feb-2003                   666,666         Interface Engineering
  1.54          91.01%             27-Jan-2003                   672,523         Ralphs
  1.42         100.00%             11-Sep-2002                   720,216         Sportmart
  1.66          88.45%             11-Feb-2003                   716,322         Tampa Heart Center, Inc.
  1.48         100.00%             8-Jan-2003                    616,126         King Sooper's
  1.42          96.70%             24-Oct-2002                   571,051         AOAC International
  1.36          89.75%             1-Jan-2003                    579,488         Stater Brothers
  1.41          82.60%             4-Dec-2002                    538,916         Water Group Systems, Inc.
  1.44          97.39%             2-Dec-2002                    543,326         Bi-Lo
  1.49         100.00%             2-Jan-2003                    532,181         Publix
  1.45          86.99%                                           504,436
                78.35%             1-Feb-2003                                    CVS
               100.00%             1-Apr-2003                                    CVS
  1.51         100.00%             10-Feb-2003                   511,665         Car Toys
  1.15         100.00%             12-Feb-2003                   503,184         Johnny Carino's
  1.67         100.00%             25-Feb-2003                   740,888         Eat Fish, LLC
  1.48          93.91%             30-Sep-2002                   411,012         Chief Auto Parts
  1.31         100.00%             22-Jan-2003                   458,962         Sleepcare
  1.32         100.00%             22-Jan-2003                   420,438         Walgreens
  1.42         100.00%             7-Jan-2003                    451,472         Winn Dixie
  1.44         100.00%             1-Apr-2003                    430,657         Walgreens
  1.44          93.56%             1-Dec-2002                    435,742         Tractor Supply
  1.29         100.00%             12-Dec-2002                   391,338         Walgreens
  1.23         100.00%             5-Nov-2002                    458,007         First Republic Bank
  1.44          96.67%             21-Jan-2003                   381,683
  1.44         100.00%             1-Oct-2002                    382,703         Macaroni Grill
  1.29         100.00%             13-Jan-2003                   360,298         Walgreens
  1.67         100.00%             7-Jan-2003                    470,972         Emerald Coast Restaurant
  1.28         100.00%             3-Jan-2003                    350,536         Walgreens
  1.60         100.00%             16-Dec-2002                   430,023         Dollar Tree
  1.45         100.00%             1-Apr-2003                    379,682         Walgreens
  1.36         100.00%             20-Dec-2002                   366,440         Walgreens
  1.57          91.76%             30-Nov-2002                   400,078         Ginger's Hallmark
  1.37          72.35%             1-Jan-2003                    299,173         Fidelity National Title
  1.49          96.65%             31-Dec-2002                   377,567         State Financial Bank
  1.39         100.00%             1-Apr-2003                    364,313         Walgreens
  1.22          88.97%             11-Mar-2003                   383,349         China King/Iron Wok
  1.52          83.88%             27-Feb-2003                   371,758         Diamond Health Care
  1.36         100.00%             3-Jan-2003                    346,781         Walgreens
  1.67         100.00%             3-Feb-2003                    393,015         Walgreens
  1.47         100.00%             8-Jan-2003                    331,573         King Sooper's
  1.60         100.00%             20-Jun-2001                   356,723         Walgreens
  1.47         100.00%             31-Dec-2002                   352,946         Graham's Crackbox 30, Inc.
  1.27         100.00%             2-Jan-2003                    280,821         Walgreens
  1.68         100.00%             4-Mar-2003                    332,442         Walgreens
  1.42         100.00%             11-Nov-2002                   307,739         Walgreens
  1.32         100.00%             31-Dec-2002                   338,056         Walgreens
  1.25         100.00%             31-Oct-2002                   322,676         Walgreens
  1.29         100.00%             1-Apr-2003                    300,047         Eckerds
  2.04         100.00%             1-Apr-2003                    468,147         Amscan, Inc.
  1.25         100.00%             16-Jan-2003                   343,047         McSweeney, Burtch & Crump
  1.36          99.30%             8-Jan-2003                    228,068         Dillion's
  1.47         100.00%             8-Jan-2003                    241,475         King Sooper's
  1.30          92.22%             4-Sep-2002                    315,899         Minnesota Work Force
  1.45         100.00%             1-Apr-2003                    246,696         Eckerds
  1.43         100.00%             1-Apr-2003                    223,431         CVS
  1.48          91.40%             1-Jan-2003                    160,458         Laundry 101, Inc.
  1.49         100.00%             31-Dec-2002                    74,575         Rite Aid

 LARGEST     LARGEST
TENANT        TENANT       LARGEST TENANT EXP.
SQ. FT.      % OF NRA             DATE              2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------
  30,187       13.69%          30-Sep-2012          Marshalls

  53,754       27.69%          31-Jan-2021          Long & Foster Real Estate, Inc.
  31,919       17.02%          31-Jan-2013          Old Navy
  12,252        9.44%          5-Aug-2007           JJ's Hallmark & Lamp Factory
  70,184       46.85%          31-Dec-2011          Washington State Library

  18,010       10.95%          30-Sep-2008          Wells Fargo Bank
   7,848        6.42%          30-Nov-2006          M.E. Interest & M. Elikinawy
  93,800       92.61%          1-Jul-2022           Grunin & Kalmanowitz, PA
  72,473       53.21%          30-Nov-2009          Coomers
  20,358       17.37%          9-Jul-2005           Huntington Provider Services
  93,500       46.17%          31-Jul-2009          Pleasants Hardware Co.
   51050       29.57%          30-Apr-2012          Bachetti Brothers
  15,922       12.74%          31-Dec-2004          Sabre A
  61,518       50.22%          30-Nov-2019          One $ Mart
  10,665       22.76%          29-Feb-2008          Spotlight Health
  57,876       50.42%          31-Aug-2022          Fashion Bug
  56,865       54.04%          10-Oct-2025          Blockbuster Video
  42,824       40.09%          31-Jan-2006          California Federal Savings
  56,600       32.43%          30-Jun-2004          Best Buy
 134,469      100.00%          17-Nov-2048
  42,000       48.50%          31-Jan-2008          Denny's, Inc.
   4,983        9.66%          31-Mar-2004          The Trust For Public Lands
   7,207       24.71%          31-Mar-2009          Kinkos
 118,693       68.89%          29-Dec-2011          Food Lion
   3,800       11.76%          29-Jul-2011          Burger King
  16,334       29.10%          23-Nov-2011          RobCor Home Furnishings, Inc dba Thomasville Home Furnishings of Rochester
  21,543       31.82%          31-Aug-2009          Borders
  47,035       68.68%          30-Jun-2023          Bank of the West
  59,380       49.14%          31-Aug-2013          Michaels
   9,746        9.18%          26-Feb-2005          NanobacLabs, LLC
  62,229       74.76%          31-Jul-2014          Hollywood Video
  12,919       24.75%          30-Nov-05            Hirschel, Savitz
  24,400       34.04%          31-Oct-2007          King's Gym
  22,481       21.41%          31-Oct-2005          Rotad, Inc. and Frontier Holdings, Inc.
  46,673       81.35%          31-Jan-2021          Myers Hair & Tanning
  44,271       78.78%          31-Oct-2025          Cabinetry By Design

  10,125       66.94%          31-Jan-2021          Burch and Hatfield
  10,055      100.00%          31-Jan-2022
   6,000       21.77%          28-Feb-2012          Planet Tan
   6,500       23.03%          14-Apr-2012          Lone Star Steakhouse
  11,000       30.40%          30-Jun-2007          Peter's Market
   8,000       23.21%          30-Nov-2007          Blockbuster Video
   4,448       30.01%          30-Jun-2007          Technology Credit Union
  15,120      100.00%          30-Nov-2077
  40,244       77.27%          30-May-2021          Movie Gallery
  15,120      100.00%          31-Jan-2022
  43,200       33.31%          31-Oct-2006          Kroger
  15,120      100.00%          30-Sep-2061
  11,284      100.00%          31-Mar-2015

   7,500       43.10%          20-May-2017          Chili's Grill and Bar
  15,120      100.00%          31-Jul-2061
  11,694       31.06%          13-May-2011          Jubilee Gala Hall
  14,550      100.00%          28-Feb-2078
   8,000       16.97%          31-Oct-2012          Fashion Bug
  15,120      100.00%          31-May-2021
  15,120      100.00%          31-Aug-2077
   5,185       12.95%          31-Mar-2015          Blockbuster Video
  11,890       25.57%          1-Mar-2008           VNA (Visiting Nurses Association)
   7,256       24.45%          1-Mar-2011           Northpoint Dental Group, Ltd.
  14,490      100.00%          30-Sep-2021
   6,900       47.59%          31-Jul-2022          La Salsa
  10,183       41.59%          30-Apr-2006          Kinko's
  14,490      100.00%          31-May-2062
  18,173       79.10%          31-Mar-2044          The Casual Male
  58,862      100.00%          30-Nov-2018
  14,490      100.00%          31-Dec-2062
   6,000       21.13%          31-Aug-2007          106th Street Grill
  14,490      100.00%          31-Aug-2077
  14,490      100.00%          26-Mar-2078
  14,490      100.00%          31-Dec-2077
  14,490      100.00%          31-Dec-2077
  15,120      100.00%          30-Nov-2061
  11,200      100.00%          7-Aug-2018
 130,561      100.00%          31-Oct-2006
  14,873       27.91%          1-Jan-2005           Matrix Capital Markets Group, I
  47,651       78.83%          30-Nov-2016          Sunset Plaza Drug Corporation
  41,737      100.00%          19-Jun-2009
   9,933        9.93%          30-Jun-2008          Legal Services
  11,200      100.00%          9-May-2021
  10,125      100.00%          31-Jan-2021
   3,600       15.48%          31-Oct-2003          Kent Cards and Gifts, Inc.
   7,920      100.00%          31-May-2010

                2ND                                                                                            3RD
 LARGEST      LARGEST       2ND LARGEST                                                                      LARGEST   3RD LARGEST
TENANT         TENANT       TENANT % OF    2ND LARGEST TENANT                                                 TENANT   TENANT % OF
SQ. FT.       SQ. FT.           NRA            EXP. DATE       3RD LARGEST TENANT NAME                        SQ. FT.      NRA
-----------------------------------------------------------------------------------------------------------------------------------
  30,187       30,000          13.60%         30-Sep-2012      Staples                                         20,625       9.35%

  53,754        4,929           2.54%         30-Jun-2009      Fontina Grille                                   4,414       2.27%
  31,919       25,029          13.35%         30-Apr-2007      Borders                                         23,116      12.33%
  12,252       12,000           9.25%         31-Jan-2004      Modell's Sporting Goods                         10,800       8.32%
  70,184       49,904          33.31%         31-Dec-2011      Dept. of Retirement Systems                     12,956       8.65%

  18,010       12,797           7.78%         31-Dec-2006      Meyer & Wyse                                    10,690       6.50%
   7,848        3,475           2.84%         31-Mar-2006      Maury Abrams & Co.                               3,453       2.83%
  93,800        2,300           2.27%         31-Dec-2012      Business Staffing                                1,600       1.58%
  72,473       16,280          11.95%         31-Mar-2004      Dress Barn                                       8,813       6.47%
  20,358       13,970          11.92%         31-May-2003      Environmental Industries, Inc.                  10,882       9.29%
  93,500       45,996          22.71%         31-Jan-2010      Seimens Security Technology                     38,000      18.77%
   51050       21,419          12.41%         28-Feb-2005      Eckerds                                         9,990       5.79%
  15,922        7,960           6.37%         31-Dec-2004      Ocariz, Gitlin, Zomerfeld                        6,939       5.55%
  61,518       12,285          10.03%         31-Jan-2006      On Your Feet                                     6,000       4.90%
  10,665        9,935          21.20%         31-Jan-2005      California Bank & Trust                          8,514      18.17%
  57,876        8,500           7.40%         20-Apr-2004      Merchant's Tire & Auto                           6,000       5.23%
  56,865        4,550           4.32%         30-Sep-2005      Pam's Hallmark                                   4,550       4.32%
  42,824       12,310          11.52%         31-Dec-2010      Bank of America                                 10,364       9.70%
  56,600       48,109          27.56%         31-Jan-2013      Babies R Us                                     30,624      17.54%
 134,469
  42,000        6,600           7.62%         31-Mar-2010      Raintree Cleaners                                3,300       3.81%
   4,983        4,577           8.87%         31-Dec-2007      Margulis Jewelers                                3,390       6.57%
   7,207        6,671          22.88%         31-Dec-2009      Sprint                                           3,100      10.63%
 118,693       29,000          16.83%         17-Dec-2013      CATO                                             4,800       2.79%
   3,800        2,800           8.67%         15-Dec-2021      Fantastic Nails & Spa                            2,744       8.49%
  16,334       15,000          26.72%         31-Mar-2010      Permoda Enterprise, Inc (Floorz)                12,800      22.80%
  21,543       20,502          30.28%         31-Jul-2004      Fletcher Farr Ayotte, P.C. Arc                  13,547      20.01%
  47,035        6,390           9.33%         31-Oct-2011      General Bank                                     2,580       3.77%
  59,380       18,200          15.06%         30-Jun-2003      MacFrugal's                                     14,582      12.07%
   9,746        7,714           7.26%         30-Jun-2010      PCPA                                             7,700       7.25%
  62,229        6,107           7.34%         28-Feb-2007      Optical Masters                                  2,520       3.03%
  12,919        8,775          16.81%         23-Sep-2003      Berman, Sobin & Gross                            5,902      11.31%
  24,400        5,400           7.53%         30-Jun-2007      China King Buffet                                4,566       6.37%
  22,481       22,155          21.10%         30-Apr-2006      California Direct Services, Inc.                15,869      15.11%
  46,673        1,900           3.31%         28-Feb-2006      Southeastern Spirits                             1,600       2.79%
  44,271        2,400           4.27%         31-Oct-2005      Oconee Cellar                                    2,400       4.27%

  10,125        1,725          11.40%         30-Sep-2012
  10,055
   6,000        4,300          15.60%         31-May-2012      Dan Overlin Day Spa and Boutique                 4,150      15.06%
   6,500        6,500          23.03%         31-Dec-2005      Brinker Restaurant Corporation (Chili's)         5,500      19.48%
  11,000        5,500          15.20%         30-Jun-2003      Acumen Partners                                  2,400       6.63%
   8,000        5,000          14.51%         31-Oct-2009      Auto Tech                                        2,690       7.80%
   4,448        2,925          19.74%         6-Apr-2007       Michael Tong, DDS                                1,647      11.11%
  15,120
  40,244        3,915           7.52%         31-May-2006      H&R Block                                        2,000       3.84%
  15,120
  43,200       26,100          20.13%         28-Feb-2006      Dollar General                                   7,600       5.86%
  15,120
  11,284

   7,500        7,000          40.23%         18-Jul-2017      BP Amoco                                         2,900      16.67%
  15,120
  11,694        4,125          10.96%         29-Mar-2007      La Minutera Restaurant                           4,000      10.63%
  14,550
   8,000        8,000          16.97%         28-Feb-2012      New China Restaurant                             6,000      12.73%
  15,120
  15,120
   5,185        4,800          11.99%         31-May-2016      China Buffet                                     4,508      11.26%
  11,890       11,079          23.82%         30-Apr-2011      Renon & Associates, Inc.                         4,819      10.36%
   7,256        6,038          20.35%         1-Apr-2011       RSM McGladrey, Inc.                              5,396      18.18%
  14,490
   6,900        2,400          16.55%         30-Jun-2013      Nextel                                           2,000      13.79%
  10,183        3,165          12.93%         30-Jun-2003      Washington Hospital Center                       2,240       9.15%
  14,490
  18,173        3,000          13.06%         31-Dec-2008      5 Star Cellular                                    902       3.93%
  58,862
  14,490
   6,000        4,000          14.08%         31-Aug-2005      Evergreen Chinese Restaurant                     3,100      10.92%
  14,490
  14,490
  14,490
  14,490
  15,120
  11,200
 130,561
  14,873        7,704          14.46%         31-Jul-2007      VA/Virginia Tech                                 7,492      14.06%
  47,651        6,526          10.80%         31-Mar-2003      JC's Bar & Grill                                 3,600       5.96%
  41,737
   9,933        6,751           6.75%         30-Nov-2008      The Haze                                         6,606       6.61%
  11,200
  10,125
   3,600        3,300          14.19%         14-Mar-2005      Electronic Maintenance Corporation               2,000       8.60%
   7,920

3RD LARGEST TENANT EXP.                                  LARGEST AFFILIATED SPONSOR FLAG             MORTGAGE LOAN
          DATE                 LOCKBOX                         (> THAN 4% OF POOL)                      NUMBER
------------------------------------------------------------------------------------------------------------------
      30-Sep-2017             Springing                                                                     1
                              Day 1                                                                         2
      30-Sep-2011                                                                                           3
      30-Apr-2022                                                                                           4
      25-Apr-2012                                                                                           5
      31-Jan-2009             Day 1                                                                         7
                              Springing                                                                     8
      28-Feb-2006             Springing                                                                     9
      30-Jun-2003                                                                                          10
      31-Aug-2007             Springing                                                                    11
      30-Jun-2007             Day 1                               Jay Kaiser                               12
      31-Dec-2003             Day 1                                                                        14
      30-Apr-2008                                                                                          15
      31-Aug-2004                                                                                          16
      30-Nov-2006                                                                                          17
      30-Jun-2005             Day 1                               Jay Kaiser                               18
      30-Jun-2009                                                                                          22
      31-Jan-2009                                                                                          23
      31-Jan-2006                                                                                          24
      31-Dec-2009             Springing                           Bernard Orsi                             25
      31-Jan-2018                                                                                          27
                              Springing                           Bernard Orsi                             28
      30-Sep-2006             Springing                           Bernard Orsi                             29
      30-Jun-2006             Springing                                                                    34
      15-Feb-2004             Springing                                                                    35
      31-Jan-2007             Springing                                                                    36
      15-Feb-2012             Springing                                                                    37
      31-Dec-2006                                                                                          39
      31-Jul-2007             Springing                                                                    40
      30-Jun-2007             Springing                           Bernard Orsi                             41
      31-Jan-2006             Springing                                                                    42
      30-Apr-2004                                                                                          43
      30-Nov-2005             Springing                           Jay Kaiser                               45
      31-Jul-2008             Springing                                                                    46
      30-Jun-2012                                                                                          47
      30-Apr-2006                                                                                          48
      30-Oct-2004                                                                                          49
      31-Oct-2007                                                                                          51
                              Springing                                                                    52
                                                                                                         52.1
                                                                                                         52.2
      30-Apr-2008                                                                                          55
      30-Sep-2014                                                                                          57
      30-Jun-2004                                                                                          58
      11-Jul-2009                                                                                          59
      31-Dec-2012                                                                                          60
                              Springing                                                                    61
      30-Apr-2005                                                                                          62
                              Springing                                                                    65
      31-Jan-2003             Springing                                                                    67
                              Springing                                                                    69
                              Springing                                                                    71
                              Springing                           Bernard Orsi                             72
      31-Jan-2018                                                                                          75
                              Springing                                                                    77
      15-Jul-2008                                                                                          78
                              Springing                                                                    79
      30-Nov-2012             Springing                                                                    81
                              Springing                                                                    82
                              Springing                                                                    83
      31-Oct-2010             Springing                                                                    84
      31-Jan-2006             Springing                                                                    86
       1-Jun-2007             Springing                                                                    89
                              Day 1                                                                        90
      30-Apr-2010                                                                                          91
      15-Dec-2004                                                                                          92
                              Day 1                                                                        93
      28-Feb-2007                                                                                          95
                              Springing                           Jay Kaiser                               96
                              Springing                                                                   100
      30-Sep-2007             Springing                                                                   101
                              Springing                                                                   102
                                                                                                          103
                                                                                                          104
                                                                                                          105
                                                                                                          107
                              Springing                                                                   108
                              Springing                                                                   109
      29-Feb-2004                                                                                         110
      30-Sep-2006             Springing                           Jay Kaiser                              116
                              Springing                           Jay Kaiser                              117
      31-May-2006             Springing                                                                   119
                              Springing                                                                   120
                              Springing                                                                   122
      28-Feb-2007                                                                                         131
                                                                                                          140

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

   ANNEX A-1B                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                             MORTGAGED PROPERTIES

                   LOAN
  MORTGAGE         GROUP
LOAN NUMBER        NUMBER       PROPERTY NAME
-----------------------------------------------------------------------
      6              2          Lexington Crossing Apartments
     13              2          Cambridge Square & Park Manor Portfolio
   13.1                         Cambridge Square Townhome Apartments
   13.2                         Park Manor Apartments
     19              2          Candlewood Apartments
     20              2          Chateau Royale Apartments
     21              2          Heritage At Riverwood Apartments
     26              2          Walden Townhomes
     30              2          Woodland Village Apartments
     31              2          Blythewood Estates Apartments
     32              2          Bay Bridge MHP
     33              2          Gadsden Multifamily Portfolio
   33.1                         Pine Ridge Apartments
   33.2                         Wildhaven Townhome Apartments
   33.3                         South Town Apartments
   33.4                         Williamsburg Townhome Apartments
     38              2          Lakes Phases II & III
     44              2          Paradise Pointe Apartments
     50              2          Corder Crossing Apartments
     53              2          Manor III Apartments
     54              2          Kingswood MHP
     56              2          Oaktree Mobile Estates
     63              2          Benning Woods Apartments

     64              2          Regis Place II Apartments
     66              2          Springs at Sunnyview
     68              2          Metro Pointe Apartments
     70              2          Edgemont Apartments
     73              2          Big Tex MHP
     74              2          Gentry Apartments
     76              2          Riverbend Apartments

     80              2          Woodard Portfolio
   80.1                         Graduate Centre
   80.2                         Town Court
   80.3                         Montebello Circle
     85              2          Confederate Ridge Apartments
     87              2          Highland Park Apartments
     88              2          Redan Cove
     94              2          East Pines Terrace Apartments
     97              2          Gale Valley MHC
     98              2          Glendale - Ruberta Apartments
     99              2          Sunset Village
    106              2          Sun Valley MHC
    111              2          Westridge Townhomes
    112              2          Glendale - Winchester II Apartments
    113              2          Madison Ridge Apartments
    114              2          Bart Villa Apartments
    115              2          Winslow Place Apartments
    118              2          Oak Villa Apartments
    121              2          Huntington Woods MHP
    123              2          Allen Building
    124              2          Shalimar Estates
    125              2          Keystone MHC
    126              2          Motor City Mobile Home Park
    127              2          Glendale - Salem Street Apartments
    128              2          Van Manor MHP
    129              2          Summit Place Townhomes
    130              2          Roanoke Apartments
    132              2          Oaks of Balch Springs
    133              2          Chapel Hill Apartments
    134              2          Waverly Manor Apartments
    135              2          Glendale - Oak Street Apartments
    136              2          Golden Acres MHP
    137              2          Glendale - West Stocker Apartments
    138              2          Oakland Meadows MHC
    139              2          Stonehenge Apartments

 MORTGAGE
LOAN NUMBER            PROPERTY ADDRESS                                                                       PROPERTY CITY
-----------------------------------------------------------------------------------------------------------------------------
      6                3700 and 3900 Southwest 27th Street                                                    Gainesville
     13                Various                                                                                DeKalb
   13.1                701-848 Fotis Drive                                                                    DeKalb
   13.2                845 and 855 Regent Drive                                                               DeKalb
     19                3902 St. Andrew's Circle                                                               Mishawaka
     20                90 Chateau Royale Court                                                                Morgantown
     21                105 Heritage Riverwood Drive                                                           Central
     26                1 Henry Court                                                                          Wilmington
     30                813 W. University Avenue                                                               Flagstaff
     31                2991 West Schoolhouse Lane                                                             Philadelphia
     32                2 Primrose Lane                                                                        Brunswick
     33                Various                                                                                Various
   33.1                305 West Air Depot Road                                                                Gadsden
   33.2                2803 Second Street                                                                     Rainbow City
   33.3                1465 Sutton Bridge Road                                                                Rainbow City
   33.4                1001 Newton Street                                                                     Gadsden
     38                4343 Warm Springs Road                                                                 Columbus
     44                11020 Southwest 196th Street                                                           Miami
     50                709 and 750 Corder Road                                                                Warner Robins
     53                262 Joyland Place                                                                      Atlanta
     54                5930 Moulton Court                                                                     Charlotte
     56                660 Maxey Road                                                                         Houston
     63                130, 136, 138, 142 and 148 42nd Street NE, 4100 and
                         4040 East Capitol Street NE and 105 41st Street NE                                   Washington
     64                4821 West 52nd Avenue                                                                  Denver
     66                1940-1950 45th Avenue NE                                                               Salem
     68                6790 Merriman Road                                                                     Romulus
     70                3420 West McLeod Road                                                                  Bellingham
     73                2001 West Hunter Ferrell Road                                                          Irving
     74                1343 Gentry Avenue North                                                               Oakdale
     76                218/222 35th Street SE, 301 33rd Street SE, 3300, 3313, &
                         3320 C Street SE, 3301 Croffut Place SE, 3330 Dubois
                         Place SE, and 415 32nd Street SE.                                                    Washington
     80                Various                                                                                Charlottesville
   80.1                1982 Arlington Boulevard                                                               Charlottesville
   80.2                762 King Street                                                                        Charlottesville
   80.3                300 Montebello Circle                                                                  Charlottesville
     85                780 Highway 61 North Bypass                                                            Vicksburg
     87                461 Forest Hill Road                                                                   Macon
     88                3737 Redan Road                                                                        Decatur
     94                6739-6747 Riverdale Road                                                               Riverdale
     97                353 East Michigan Avenue                                                               Galesburg
     98                1160 Ruberta Avenue                                                                    Glendale
     99                3715 14th Street West                                                                  Bradenton
    106                180 Mantle Avenue                                                                      Blackman
    111                848 12th Street S.W.                                                                   Forest Lake
    112                1043 Winchester Avenue                                                                 Glendale
    113                2034 US Highway 70 West                                                                Dickson
    114                2301 East 2nd Street                                                                   Bloomington
    115                200 Bristol Street                                                                     Perry
    118                707 East North Street                                                                  Pass Christian
    121                5626 Atwater Drive                                                                     Greensboro
    123                302 East Kirkwood Avenue                                                               Bloomington
    124                13300 - 13344 Parkwood Drive                                                           Burnsville
    125                1564 Kent Dairy Road                                                                   Alabaster
    126                23765 Lawrence Avenue                                                                  Warren
    127                338 Salem Street                                                                       Glendale
    128                9522 Telephone Road                                                                    Houston
    129                1623 Popps Ferry Road                                                                  Biloxi
    130                4126 Roanoke Road                                                                      Kansas City
    132                12006 Lake June Road & 11932 Lake June Road                                            Balch Springs
    133                10440 - 10466 Wornall Road                                                             Kansas City
    134                5830 Buford Highway                                                                    Norcross
    135                531 Oak Street                                                                         Glendale
    136                1150 North Delaware Drive                                                              Apache Junction
    137                331 West Stocker Street                                                                Glendale
    138                1170 Majolica Road                                                                     Salisbury
    139                613 Greenbriar Road                                                                    Warner Robins

* For purposes of determining the underwritten DSC Ratio of 1 Mortgage Loan (loan number 21), representing 4.7% of the Cut-off Date Loan Group 2 Balance, the debt service payments were reduced by amounts available under a letter of credit that will be released upon the achievement of certain occupancy levels at the related Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in the prospectus supplement.

                          CROSS-COLLATERALIZED
PROPERTY     PROPERTY      AND CROSS-DEFAULTED        LOAN            GENERAL                  SPECIFIC              ORIGINAL LOAN
 STATE       ZIP CODE          LOAN FLAG           ORIGINATOR      PROPERTY TYPE            PROPERTY TYPE             BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------------
   FL         32608                                 Wachovia      Multifamily              Student Housing           20,730,000.00
   IL         60115                                 LaSalle       Multifamily              Student Housing           14,500,000.00
   IL         60115                                 LaSalle       Multifamily              Student Housing
   IL         60115                                 LaSalle       Multifamily              Student Housing
   IN         46545                                 LaSalle       Multifamily              Conventional              12,800,000.00
   WV         26508                                 LaSalle       Multifamily              Student Housing           12,250,000.00
   SC         29630                                 AMCC          Multifamily              Conventional              11,870,000.00
   DE         19808                                 Wachovia      Multifamily              Conventional              10,000,000.00
   AZ         86001                                 AMCC          Multifamily              Conventional               8,300,000.00
   PA         19144                                 Wachovia      Multifamily              Conventional               8,100,000.00
   ME         04011                                 NCCI          Mobile Home Park         Mobile Home Park           8,000,000.00
   AL        Various                                LaSalle       Multifamily              Conventional               7,825,000.00
   AL         35903                                 LaSalle       Multifamily              Conventional
   AL         35906                                 LaSalle       Multifamily              Conventional
   AL         35906                                 LaSalle       Multifamily              Conventional
   AL         35903                                 LaSalle       Multifamily              Conventional
   GA         31909                                 LaSalle       Multifamily              Conventional               6,900,000.00
   FL         33157                                 Wachovia      Multifamily              Conventional               6,100,000.00
   GA         31088                                 LaSalle       Multifamily              Conventional               5,200,000.00
   GA         30315                                 AMCC          Multifamily              Conventional               4,800,000.00
   NC         28213                                 LaSalle       Mobile Home Park         Mobile Home Park           4,800,000.00
   TX         77013                                 NCCI          Mobile Home Park         Mobile Home Park           4,700,000.00
   DC         20019                                 AMCC          Multifamily              Conventional               4,200,000.00
   CO         80212                                 AMCC          Multifamily              Conventional               4,150,000.00
   OR         97305                                 LaSalle       Multifamily              Senior Housing             4,150,000.00
   MI         48174                                 LaSalle       Multifamily              Conventional               4,078,400.00
   WA         98225                                 AMCC          Multifamily              Conventional               4,020,000.00
   TX         75060                                 LaSalle       Mobile Home Park         Mobile Home Park           3,880,000.00
   MN         55128                                 NCCI          Multifamily              Conventional               3,900,000.00
   DC         20019                                 AMCC          Multifamily              Conventional               3,800,000.00
   VA         22903                                 Wachovia      Multifamily              Student Housing            3,675,000.00
   VA         22903                                 Wachovia      Multifamily              Student Housing
   VA         22903                                 Wachovia      Multifamily              Student Housing
   VA         22903                                 Wachovia      Multifamily              Student Housing
   MS         39183                                 LaSalle       Multifamily              Conventional               3,600,000.00
   GA         31210                                 LaSalle       Multifamily              Conventional               3,600,000.00
   GA         30032                                 LaSalle       Multifamily              Conventional               3,600,000.00
   MD         20737                                 Wachovia      Multifamily              Conventional               3,400,000.00
   MI         49053                                 LaSalle       Mobile Home Park         Mobile Home Park           3,250,000.00
   CA         91201                                 NCCI          Multifamily              Conventional               3,130,000.00
   FL         34205                                 LaSalle       Mobile Home Park         Mobile Home Park           3,100,000.00
   MI         49202                                 LaSalle       Mobile Home Park         Mobile Home Park           2,880,000.00
   MN         55025                                 NCCI          Multifamily              Conventional               2,700,000.00
   CA         91201                                 NCCI          Multifamily              Conventional               2,675,000.00
   TN         37055                                 LaSalle       Multifamily              Section 42                 2,520,000.00
   IN         47401                                 NCCI          Multifamily              Student Housing            2,500,000.00
   GA         31069                                 LaSalle       Multifamily              Conventional               2,500,000.00
   MS         39571                                 LaSalle       Multifamily              Section 42                 2,400,000.00
   NC         27407                                 LaSalle       Mobile Home Park         Mobile Home Park           2,100,000.00
   IN         47408                                 NCCI          Multifamily              Student Housing            2,000,000.00
   MN         55337                                 NCCI          Multifamily              Conventional               2,000,000.00
   AL         35007                                 LaSalle       Mobile Home Park         Mobile Home Park           1,950,000.00
   MI         48091                                 LaSalle       Mobile Home Park         Mobile Home Park           1,700,000.00
   CA         91203                                 NCCI          Multifamily              Conventional               1,630,000.00
   TX         77075                                 LaSalle       Mobile Home Park         Mobile Home Park           1,520,000.00
   MS         39532                                 LaSalle       Multifamily              Section 42                 1,500,000.00
   MO         64111                                 AMCC          Multifamily              Conventional               1,450,000.00
   TX         75180                                 LaSalle       Mobile Home Park         Mobile Home Park           1,400,000.00
   MO         64114                                 AMCC          Multifamily              Conventional               1,300,000.00
   GA         30071                                 AMCC          Multifamily              Conventional               1,300,000.00
   CA         91204                                 NCCI          Multifamily              Conventional               1,275,000.00
   AZ         85220                                 NCCI          Mobile Home Park         Mobile Home Park           1,250,000.00
   CA         91202                                 NCCI          Multifamily              Conventional               1,170,000.00
   NC         28147                                 LaSalle       Mobile Home Park         Mobile Home Park           1,125,000.00
   GA         31093                                 LaSalle       Multifamily              Conventional               1,100,000.00

                                         % OF            % OF
                                      AGGREGATE          LOAN
PROPERTY         CUT-OFF DATE        CUT-OFF DATE       GROUP 2       ORIGINATION      FIRST PAY       MATURITY     MORTGAGE
 STATE          LOAN BALANCE ($)     LOAN BALANCE       BALANCE          DATE            DATE            DATE       RATE (%)
----------------------------------------------------------------------------------------------------------------------------
   FL            20,730,000.00           2.32%           8.29%        18-Feb-2003     11-Apr-2003    11-Mar-2008     5.1000%
   IL            14,486,714.17           1.62%           5.80%        28-Feb-2003     1-Apr-2003     1-Mar-2013      5.6100%
   IL
   IL
   IN            12,770,232.04           1.43%           5.11%        23-Jan-2003     1-Mar-2003     1-Feb-2013      5.5600%
   WV            12,213,230.99           1.37%           4.89%        30-Dec-2002     1-Feb-2003     1-Jan-2013      6.0000%
   SC            11,859,069.21           1.33%           4.75%        5-Mar-2003      11-Apr-2003    11-Mar-2013     5.5900%
   DE             9,990,417.84           1.12%           4.00%        3-Mar-2003      11-Apr-2003    11-Mar-2013     5.4300%
   AZ             8,292,565.93           0.93%           3.32%        26-Feb-2003     11-Apr-2003    11-Mar-2013     5.7000%
   PA             8,073,279.64           0.91%           3.23%        3-Jan-2003      11-Feb-2003    11-Jan-2013     5.5000%
   ME             7,993,211.21           0.90%           3.20%        13-Feb-2003     11-Apr-2003    11-Mar-2013     5.9100%
   AL             7,802,044.51           0.87%           3.12%        31-Dec-2002     1-Feb-2003     1-Jan-2008      6.1200%
   AL
   AL
   AL
   AL
   GA             6,900,000.00           0.77%           2.76%        5-Mar-2003     1-May-2003      1-Oct-2013      5.5000%
   FL             6,094,255.15           0.68%           2.44%        4-Mar-2003     11-Apr-2003     11-Mar-2013     5.5000%
   GA             5,188,180.04           0.58%           2.08%        6-Jan-2003     1-Mar-2003      1-Feb-2013      5.7000%
   GA             4,795,286.55           0.54%           1.92%        10-Feb-2003    11-Apr-2003     11-Mar-2008     5.3300%
   NC             4,784,978.40           0.54%           1.91%        18-Dec-2002    1-Feb-2003      1-Jan-2013      5.7800%
   TX             4,695,595.58           0.53%           1.88%        11-Mar-2003    11-Apr-2003     11-Mar-2013     5.5200%
   DC             4,193,819.09           0.47%           1.68%        7-Mar-2003     11-Apr-2003     11-Mar-2013     5.2500%
   CO             4,146,264.06           0.46%           1.66%        5-Mar-2003     11-Apr-2003     11-Mar-2013     5.6800%
   OR             4,141,017.15           0.46%           1.66%        28-Jan-2003    1-Mar-2003      1-Feb-2013      6.0000%
   MI             4,069,785.08           0.46%           1.63%        31-Jan-2003    1-Mar-2003      1-Feb-2013      6.1500%
   WA             4,016,426.77           0.45%           1.61%        20-Feb-2003    11-Apr-2003     11-Mar-2013     5.7300%
   TX             3,876,690.27           0.43%           1.55%        13-Feb-2003    1-Apr-2003      1-Mar-2013      5.8900%
   MN             3,872,060.21           0.43%           1.55%        24-Jan-2003    11-Mar-2003     11-Feb-2018     5.8200%
   DC             3,794,407.75           0.43%           1.52%        7-Mar-2003     11-Apr-2003     11-Mar-2013     5.2500%
   VA             3,666,768.25           0.41%           1.47%        23-Jan-2003    11-Mar-2003     11-Feb-2013     5.7900%
   VA
   VA
   VA
   MS             3,595,405.15           0.40%           1.44%        26-Feb-2003    1-Apr-2003      1-Mar-2013      6.0000%
   GA             3,588,562.34           0.40%           1.44%        5-Dec-2002     1-Feb-2003      1-Jan-2013      5.7000%
   GA             3,581,791.21           0.40%           1.43%        31-Oct-2002    1-Dec-2002      1-Nov-2012      5.8000%
   MD             3,389,785.65           0.38%           1.36%        6-Feb-2003     11-Mar-2003     11-Feb-2013     6.1400%
   MI             3,246,939.22           0.36%           1.30%        28-Feb-2003    1-Apr-2003      1-Mar-2013      5.5000%
   CA             3,130,000.00           0.35%           1.25%        28-Mar-2003    11-May-2003     11-Apr-2013     5.4800%
   FL             3,093,289.92           0.35%           1.24%        13-Jan-2003    1-Mar-2003      1-Feb-2013      6.0000%
   MI             2,865,984.58           0.32%           1.15%        31-Dec-2002    1-Feb-2003      1-Jan-2008      5.2600%
   MN             2,680,657.07           0.30%           1.07%        26-Jan-2003    11-Mar-2003     11-Feb-2018     5.8200%
   CA             2,675,000.00           0.30%           1.07%        28-Mar-2003    11-May-2003     11-Apr-2013     5.4800%
   TN             2,518,297.88           0.28%           1.01%        27-Feb-2003    1-Apr-2003      1-Mar-2018      6.7400%
   IN             2,497,586.73           0.28%           1.00%        24-Feb-2003    11-Apr-2003     11-Mar-2013     5.4000%
   GA             2,494,317.33           0.28%           1.00%        6-Jan-2003     1-Mar-2003      1-Feb-2013      5.7000%
   MS             2,395,362.80           0.27%           0.96%        30-Jan-2003    1-Mar-2003      1-Feb-2018      6.7000%
   NC             2,098,142.89           0.24%           0.84%        13-Feb-2003    1-Apr-2003      1-Mar-2013      5.7500%
   IN             1,998,069.38           0.22%           0.80%        24-Feb-2003    11-Apr-2003     11-Mar-2013     5.4000%
   MN             1,988,011.50           0.22%           0.80%        24-Jan-2003    11-Mar-2003     11-Feb-2020     5.7200%
   AL             1,945,709.79           0.22%           0.78%        27-Jan-2003    1-Mar-2003      1-Feb-2013      5.9000%
   MI             1,696,819.45           0.19%           0.68%        17-Jan-2003    1-Mar-2003      1-Feb-2013      6.9000%
   CA             1,630,000.00           0.18%           0.65%        28-Mar-2003    11-May-2003     11-Apr-2013     5.4800%
   TX             1,515,741.63           0.17%           0.61%        18-Dec-2002    1-Feb-2003      1-Jan-2013      6.3600%
   MS             1,498,986.83           0.17%           0.60%        27-Feb-2003    1-Apr-2003      1-Mar-2018      6.7400%
   MO             1,448,727.50           0.16%           0.58%        6-Mar-2003     11-Apr-2003     11-Mar-2013     5.7800%
   TX             1,397,008.86           0.16%           0.56%        30-Jan-2003    1-Mar-2003      1-Feb-2013      6.0800%
   MO             1,297,064.22           0.15%           0.52%        23-Jan-2003    11-Mar-2003     11-Feb-2013     5.7400%
   GA             1,295,551.97           0.15%           0.52%        25-Feb-2003    11-Apr-2003     11-Mar-2018     5.6800%
   CA             1,275,000.00           0.14%           0.51%        28-Mar-2003    11-May-2003     11-Apr-2013     5.4800%
   AZ             1,247,218.30           0.14%           0.50%        4-Feb-2003     11-Mar-2003     11-Feb-2013     5.8300%
   CA             1,170,000.00           0.13%           0.47%        28-Mar-2003    11-May-2003     11-Apr-2013     5.4800%
   NC             1,124,005.12           0.13%           0.45%        13-Feb-2003    1-Apr-2003      1-Mar-2013      5.7500%
   GA             1,097,499.62           0.12%           0.44%        6-Jan-2003     1-Mar-2003      1-Feb-2013      5.7000%

                                  INTEREST     ORIGINAL
    LOAN                           ACCURAL      TERM TO        REMAINING
ADMINISTRATIVE      INTEREST       METHOD      MATURITY         TERM TO       REMAINING       ORIGINAL      REMAINING
  COST RATE         ACCRUAL       DURING IO     OR ARD        MATURITY OR     IO PERIOD      AMORT TERM    AMORT TERM
    (%)              METHOD        PERIOD       (MOS.)          ARD (MOS.)      (MOS.)         (MOS.)        (MOS.)
----------------------------------------------------------------------------------------------------------------------
   0.04270%        Actual/360    Actual/360         60            59             23             360            360
   0.04270%        Actual/360                      120           119                            360            359

   0.04270%        Actual/360                      120           118                            360            358
   0.10270%        Actual/360                      120           117                            360            357
   0.07640%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           117                            360            357
   0.04270%        Actual/360                      120           119                            360            359
   0.10270%        Actual/360                       60            57                            360            357

   0.04270%        Actual/360                      126           126                            300            300
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                       60            59                            360            359
   0.04270%        Actual/360                      120           117                            360            357
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           119                            300            299
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           119                            360            359
   0.10270%        Actual/360                      120           119                            360            359
   0.11270%        Actual/360                      180           178                            180            178
   0.04270%        Actual/360                      120           119                            300            299
   0.04270%        Actual/360                      120           118                            360            358

   0.04270%        Actual/360                      120           119                            300            299
   0.04270%        Actual/360                      120           117                            360            357
   0.04270%        Actual/360                      120           115                            360            355
   0.04270%        Actual/360                      120           118                            300            298
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           120                            360            360
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                       60            57                            300            297
   0.11270%        Actual/360                      180           178                            180            178
   0.04270%        Actual/360                      120           120                            360            360
   0.04270%        Actual/360                      180           179                            360            359
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           118                            360            358
   0.10270%        Actual/360                      180           178                            360            358
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      204           202                            204            202
   0.12270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           120                            360            360
   0.04270%        Actual/360                      120           117                            360            357
   0.04270%        Actual/360                      180           179                            360            359
   0.04270%        Actual/360                      120           119                            360            359
   0.12270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      180           179                            180            179
   0.04270%        Actual/360                      120           120                            360            360
   0.04270%        Actual/360                      120           118                            360            358
   0.04270%        Actual/360                      120           120                            360            360
   0.04270%        Actual/360                      120           119                            360            359
   0.04270%        Actual/360                      120           118                            360            358

    LOAN
ADMINISTRATIVE                  MATURITY DATE OR
  COST RATE     MONTHLY P&I       ARD BALLOON                                                       APPRAISED
    (%)         PAYMENT ($)       BALANCE ($)       ARD LOAN       PREPAYMENT PROVISION             VALUE ($)        APPRAISAL DATE
-----------------------------------------------------------------------------------------------------------------------------------
   0.04270%     112,553.49       19,831,016.16           N           L(25),D(31),O(4)               26,000,000         8-Jan-2003
   0.04270%      83,332.91       12,157,544.00           N           L(35),D(82),O(3)               18,500,000        17-Jan-2003
                                                                                                    15,800,000        17-Jan-2003
                                                                                                     2,700,000        17-Jan-2003
   0.04270%      73,159.58       10,711,216.27           N           L(35),D(82),O(3)               16,000,000        30-Dec-2002
   0.10270%      73,444.94       10,388,731.79           N           L(35),D(82),O(3)               15,350,000         4-Dec-2002
   0.07640%      68,068.35        9,946,288.63           N           L(36),D(81),O(3)               14,840,000        31-Aug-2003
   0.04270%      56,340.49        8,337,783.66           N           L(25),D(92),O(3)               13,500,000        28-Jan-2003
   0.04270%      48,173.24        6,978,349.00           N           L(36),D(81),O(3)               10,900,000         7-Feb-2003
   0.04270%      45,990.91        6,766,273.86           N           L(48),D(69),O(3)               10,150,000        25-Nov-2002
   0.04270%      47,502.12        6,768,837.52           N           L(25),D(92),O(3)               10,300,000        16-Oct-2002
   0.10270%      47,520.23        7,331,140.25           N           L(35),D(22),O(3)               10,750,000        29-Jul-2002
                                                                                                     4,500,000        29-Jul-2002
                                                                                                     1,100,000        29-Jul-2002
                                                                                                     2,700,000        29-Jul-2002
                                                                                                     2,450,000        29-Jul-2002
   0.04270%      42,372.04        5,144,758.92           N           L(35),D(88),O(3)                9,600,000        18-Oct-2002
   0.04270%      34,635.13        5,097,177.15           N           L(25),D(92),O(3)                8,900,000        13-Dec-2002
   0.04270%      30,180.82        4,370,092.99           N           L(35),D(82),O(3)                6,500,000        23-Oct-2002
   0.04270%      26,744.12        4,449,454.74           N           L(36),D(21),O(3)                7,100,000         6-Jan-2003
   0.04270%      28,103.04        4,044,107.88           N           L(35),D(82),O(3)                6,500,000        19-Nov-2002
   0.04270%      26,745.09        3,929,775.40           N           L(25),D(92),O(3)                6,100,000        10-Jan-2003
   0.04270%      25,168.41        3,169,788.45           N           L(36),D(81),O(3)                5,600,000        10-Feb-2003
   0.04270%      24,034.05        3,487,045.82           N           L(60),GRTR1%orYM(57),O(3)       5,400,000         6-Feb-2003
   0.04270%      24,881.35        3,519,063.76           N           L(35),D(82),O(3)                6,000,000         1-Nov-2002
   0.04270%      24,846.76        3,473,513.95           N           L(35),D(82),O(3)                5,400,000         2-Oct-2002
   0.04270%      23,408.58        3,382,962.00           N           L(36),D(81),O(3)                5,025,000         1-Jan-2003
   0.10270%      22,988.88        3,280,926.85           N           L(35),D(82),O(3)                4,900,000        18-Sep-2002
   0.11270%      32,532.36           49,605.00           N           L(26),D(151),O(3)               5,400,000        16-Dec-2002
   0.04270%      22,771.42        2,867,903.64           N           L(36),D(81),O(3)                5,100,000        10-Feb-2003
   0.04270%      21,539.78        3,096,884.75           N           L(48),D(69),O(3)                4,900,000
                                                                                                     2,340,000        16-Oct-2002
                                                                                                     1,190,000        16-Oct-2002
                                                                                                     1,370,000        16-Oct-2002
   0.04270%      23,194.85        2,788,887.27           N           L(35),D(82),O(3)                4,500,000        12-Dec-2002
   0.04270%      20,894.42        3,025,750.33           N           L(35),D(82),O(3)                4,500,000        24-Oct-2002
   0.04270%      21,123.11        3,034,973.98           N           L(35),D(82),O(3)                5,100,000         4-Oct-2002
   0.04270%      22,198.14        2,644,856.65           N           L(48),D(69),O(3)                4,250,000         7-Jan-2003
   0.04270%      18,453.14        2,715,709.22           N           L(35),D(82),O(3)                4,600,000        19-Dec-2002
   0.04270%      17,732.54        2,613,569.17           Y           L(24),D(90),O(6)                4,350,000         9-Dec-2002
   0.04270%      18,586.07        2,628,698.23           N           L(35),D(82),O(3)                4,000,000         4-Oct-2002
   0.04270%      17,275.33        2,573,371.01           N           L(35),D(22),O(3)                3,600,000        12-Nov-2002
   0.11270%      22,522.40           34,341.92           N           L(26),D(151),O(3)               3,700,000        16-Dec-2002
   0.04270%      15,154.81        2,233,641.39           Y           L(24),D(90),O(6)                3,750,000         9-Dec-2002
   0.04270%      16,327.92        1,906,378.84           N           L(35),D(142),O(3)               3,600,000        16-Sep-2002
   0.04270%      14,038.27        2,082,484.09           N           L(25),D(92),O(3)                3,400,000        23-Jan-2003
   0.04270%      14,510.01        2,101,006.24           N           L(35),D(82),O(3)                3,125,000        23-Oct-2002
   0.10270%      15,486.67        1,810,024.63           N           L(35),D(142),O(3)               3,000,000         5-Jul-2002
   0.04270%      12,255.03        1,768,292.10           N           L(35),D(82),O(3)                2,800,000        18-Nov-2002
   0.04270%      11,230.62        1,665,987.27           N           L(25),D(92),O(3)                3,900,000        23-Jan-2003
   0.04270%      15,352.79           30,815.53           N           L(26),D(175),O(3)               2,800,000        16-Dec-2002
   0.12270%      11,566.16        1,648,655.99           N           L(35),D(82),O(3)                2,600,000        19-Nov-2002
   0.04270%      11,196.20        1,478,389.10           N           L(35),D(82),O(3)                2,300,000         8-Aug-2002
   0.04270%       9,234.52        1,361,059.98           Y           L(24),D(90),O(6)                2,300,000         6-Dec-2002
   0.04270%       9,467.92        1,302,523.78           N           L(35),D(82),O(3)                2,050,000         1-Nov-2002
   0.04270%       9,719.00        1,134,749.31           N           L(35),D(142),O(3)               2,000,000        22-Oct-2002
   0.04270%       8,489.47        1,222,071.38           N           L(36),D(81),O(3)                2,020,000        31-Jan-2003
   0.12270%       8,465.85        1,189,937.78           N           L(35),D(82),O(3)                1,950,000        30-Oct-2002
   0.04270%       7,578.20        1,093,845.80           N           L(36),D(81),O(3)                1,700,000        20-Dec-2002
   0.04270%      10,806.47                0.00           N           L(36),D(141),O(3)               2,450,000        10-Jan-2003
   0.04270%       7,223.32        1,064,632.81           Y           L(24),D(90),O(6)                1,700,000         9-Dec-2002
   0.04270%       7,358.31        1,054,626.90           N           L(26),D(91),O(3)                1,700,000        12-Nov-2002
   0.04270%       6,628.46          976,957.17           Y           L(24),D(90),O(6)                1,600,000         6-Dec-2002
   0.04270%       6,565.19          947,299.34           N           L(35),D(82),O(3)                1,500,000        19-Nov-2002
   0.04270%       6,384.40          924,442.75           N           L(35),D(82),O(3)                1,450,000        23-Oct-2002

                               LTV RATIO AT
                CUT-OFF DATE    MATURITY OR            YEAR                                       NUMBER              UNIT OF
DSCR (X)          LTV RATIO        ARD                 BUILT                YEAR RENOVATED       OF UNITS             MEASURE
-----------------------------------------------------------------------------------------------------------------------------
  1.47            79.73%         76.27%            1996 & 1997                                     300                Units
  1.44            78.31%         65.72%              Various                                       207                Units
                                                      2001                                         181                Units
                                                      1997                                          26                Units
  1.47            79.81%         66.95%               1987                      2001               310                Units
  1.44            79.57%         67.68%               1988                                         277                Units
  1.44            79.91%         67.02%               2002                                         288                Units
  1.55            74.00%         61.76%               1988                                         117                Units
  1.53            76.08%         64.02%               1987                      1998               228                Units
  1.45            79.54%         66.66%               1967                                         180                Units
  1.47            77.60%         65.72%               1961                      1988               493                Pads
  1.39            72.58%         68.20%             Various                                        272                Units
                                                      1979                                         112                Units
                                                      1985                                          28                Units
                                                      1981                                          72                Units
                                                      1973                                          60                Units
  1.40            71.88%         53.59%               1999                      2001               144                Units
  1.40            68.47%         57.27%               1973                      2002               197                Units
  1.43            79.82%         67.23%               1985                                         160                Units
  1.61            67.54%         62.67%               1963                      2002               126                Units
  1.69            73.62%         62.22%               1970                                         236                Pads
  1.56            76.98%         64.42%               1972                                         266                Pads
  1.59            74.89%         56.60%               1967                   1999-2002             107                Units
  1.43            76.78%         64.57%               2002                                          54                Units
  1.63            69.02%         58.65%               2000                                          71                Units
  1.37            75.37%         64.32%               1967                      2002                96                Units
  1.40            79.93%         67.32%               2001                                          90                Units
  1.51            79.12%         66.96%               1970                                         217                Pads
  1.27            71.70%          0.92%               1980                                          90                Units
  1.46            74.40%         56.23%      1955, 1957, 1962 & 1972         1998-2002             103                Units
  1.85            74.83%         63.20%             Various                                         35                Units
                                                      1983                                          12                Units
                                                      1997                                          14                Units
                                                      1987                                           9                Units
  1.31            79.90%         61.98%               1976                      2002               161                Units
  1.51            79.75%         67.24%               1980                                         116                Units
  1.50            70.23%         59.51%               1988                                         124                Units
  1.27            79.76%         62.23%               1968                                          74                Units
  1.58            70.59%         59.04%               1970's                    1995               208                Pads
  1.43            71.95%         60.08%               1985                      2001                30                Units
  1.42            77.33%         65.72%               1948                                         228                Pads
  1.51            79.61%         71.48%               1940                                         197                Pads
  1.30            72.45%          0.93%               1979                                          42                Units
  1.41            71.33%         59.56%               1985                                          30                Units
  1.43            69.95%         52.95%               2002                                          80                Units
  1.56            73.46%         61.25%               1961                      2001                74                Units
  1.43            79.82%         67.23%               1988                                          88                Units
  1.32            79.85%         60.33%               1999                                         100                Units
  1.65            74.93%         63.15%               1970                                         123                Pads
  1.94            51.23%         42.72%               1904                      2001                32                Units
  1.23            71.00%          1.10%               1987                                          48                Units
  1.58            74.83%         63.41%               1970                      2001               157                Pads
  1.31            73.77%         64.28%               1960                                         126                Pads
  1.43            70.87%         59.18%               1988                      2001                16                Units
  1.42            73.94%         63.54%               1960                                         113                Pads
  1.39            74.95%         56.74%               2001                                          48                Units
  1.65            71.72%         60.50%               1958                      2000                97                Units
  1.60            71.64%         61.02%               1960                                         102                Pads
  1.52            76.30%         64.34%               1963                      2000                56                Units
  1.51            52.88%          0.00%               1973                      1992                61                Units
  1.35            75.00%         62.63%               1988                                          12                Units
  1.60            73.37%         62.04%               1959                      1977                73                Pads
  1.47            73.13%         61.06%               1990                      2001                10                Units
  1.51            74.93%         63.15%               1970                                          76                Pads
  1.43            75.69%         63.75%               1976                      1992                71                Units

                   CUT-OFF DATE
                       LOAN       OCCUPANCY
                    AMOUNT PER      RATE                                            UW NET CASH FLOW
DSCR (X)             UNIT ($)       (%)            OCCUPANCY "AS OF" DATE                 ($)            LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------
  1.47                69,100         83.92%               2-Dec-2002                   1,986,883
  1.44                69,984        100.00%              31-Dec-2002                   1,444,807
                                    100.00%              31-Dec-2002
                                    100.00%              31-Dec-2002
  1.47                41,194         95.81%              26-Nov-2002                   1,287,913
  1.44                44,091        100.00%              17-Dec-2002                   1,270,212
  1.44                41,177         84.38%              31-Jan-2003                   1,040,835
  1.55                85,388         94.87%              31-Jan-2003                   1,046,479
  1.53                36,371         89.04%               1-Dec-2002                     885,185
  1.45                44,852         96.67%              11-Nov-2002                     799,754
  1.47                16,213         89.45%               6-Feb-2003                     838,717
  1.39                28,684         95.96%              30-Sep-2002                     793,690
                                     94.64%              30-Sep-2002
                                    100.00%              30-Sep-2002
                                     93.06%              30-Sep-2002
                                    100.00%              30-Sep-2002
  1.40                47,917         96.53%              25-Feb-2003                     713,810
  1.40                30,935         98.98%               5-Mar-2003                     582,657
  1.43                32,426         85.63%              26-Dec-2002                     516,111
  1.61                38,058         92.06%              31-Jan-2003                     516,954
  1.69                20,275         97.03%              30-Nov-2002                     570,141
  1.56                17,653         94.36%               1-Jan-2003                     502,112
  1.59                39,195         94.39%               1-Jan-2003                     479,031
  1.43                76,783         94.44%              20-Feb-2003                     413,460
  1.63                58,324        100.00%              31-Oct-2002                     487,777
  1.37                42,394         97.92%              31-Dec-2002                     409,781
  1.40                44,627         96.67%               2-Jan-2003                     392,779
  1.51                17,865         99.08%              15-Jan-2003                     417,475
  1.27                43,023         95.56%              31-Dec-2002                     496,537
  1.46                36,839         98.06%               1-Jan-2003                     398,488
  1.85               104,765        100.00%               5-Mar-2003                     479,311
                                    100.00%               5-Mar-2003                     245,764
                                    100.00%               5-Mar-2003                     105,841
                                    100.00%               5-Mar-2003                     127,706
  1.31                22,332         92.55%              31-Jan-2003                     363,792
  1.51                30,936         90.52%              22-Nov-2002                     379,559
  1.50                28,885         92.68%               1-Oct-2002                     380,367
  1.27                45,808        100.00%              11-Dec-2002                     338,787
  1.58                15,610         93.75%              22-Jan-2003                     349,331
  1.43               104,333         93.33%              31-Dec-2002                     303,668
  1.42                13,567         92.98%              30-Dec-2002                     317,806
  1.51                14,548         94.42%              20-Nov-2002                     312,065
  1.30                63,825        100.00%              31-Dec-2002                     350,061
  1.41                89,167        100.00%              31-Dec-2002                     255,957
  1.43                31,479         95.00%               1-Feb-2003                     279,574
  1.56                33,751        100.00%              19-Feb-2003                     261,974
  1.43                28,345         93.18%              17-Dec-2002                     249,552
  1.32                23,954         97.00%              30-Sep-2002                     245,884
  1.65                17,058         90.98%              31-Dec-2002                     242,215
  1.94                62,440        100.00%              19-Feb-2003                     260,848
  1.23                41,417         93.75%              31-Dec-2002                     226,515
  1.58                12,393         92.36%              31-Oct-2002                     219,977
  1.31                13,467         97.60%              30-Dec-2002                     176,111
  1.43               101,875        100.00%              31-Jan-2003                     158,413
  1.42                13,414         95.58%              31-Dec-2002                     161,017
  1.39                31,229         95.83%              12-Dec-2002                     162,130
  1.65                14,935         93.81%               1-Jan-2003                     167,686
  1.60                13,696         94.12%              27-Nov-2002                     162,440
  1.52                23,162         98.21%               3-Jan-2003                     138,312
  1.51                21,239         93.44%               5-Feb-2003                     195,647
  1.35               106,250         91.67%              31-Dec-2002                     117,097
  1.60                17,085         95.89%               1-Dec-2002                     141,345
  1.47               117,000        100.00%              31-Jan-2003                     117,144
  1.51                14,790         84.21%              31-Dec-2002                     119,269
  1.43                15,458         87.32%               3-Dec-2002                     109,514

                                                                                  2ND
LARGEST       LARGEST                                                            LARGEST
TENANT        TENANT         LARGEST TENANT EXP.                                 TENANT
SQ. FT.      % OF NRA              DATE               2ND LARGEST TENANT NAME     SQ. FT.
------------------------------------------------------------------------------------------

                                                                          3RD
2ND LARGEST                                                             LARGEST     3RD LARGEST
TENANT % OF     2ND LARGEST TENANT EXP.                                  TENANT     TENANT % OF
    NRA                 DATE                3RD LARGEST TENANT NAME      SQ. FT          NRA
-----------------------------------------------------------------------------------------------

3RD LARGEST TENANT EXP.                 LARGEST AFFILIATED SPONSOR FLAG       MORTGAGE LOAN
         DATE               LOCKBOX           (> THAN 4% OF POOL)                 NUMBER
-------------------------------------------------------------------------------------------
                           Springing                                                  6
                           Springing                                                 13
                                                                                   13.1
                                                                                   13.2
                           Springing                                                 19
                           Springing                                                 20
                                                                                     21
                                                                                     26
                                                                                     30
                                                                                     31
                                                                                     32
                           Springing                                                 33
                                                                                   33.1
                                                                                   33.2
                                                                                   33.3
                                                                                   33.4
                           Springing                                                 38
                                                                                     44
                           Springing                                                 50
                                                                                     53
                           Springing                                                 54
                                                                                     56
                                                                                     63
                                                                                     64
                           Springing                                                 66
                           Springing                                                 68
                                                                                     70
                           Springing                                                 73
                                                                                     74
                                                                                     76
                                                                                     80
                                                                                   80.1
                                                                                   80.2
                                                                                   80.3
                           Springing                                                 85
                           Springing                                                 87
                           Springing                                                 88
                                                                                     94
                           Springing                                                 97
                           Springing                                                 98
                           Springing                                                 99
                           Springing                                                106
                                                                                    111
                           Springing                                                112
                           Springing                                                113
                                                                                    114
                           Springing                                                115
                           Springing                                                118
                           Springing                                                121
                                                                                    123
                                                                                    124
                           Springing                                                125
                           Springing                                                126
                           Springing                                                127
                           Springing                                                128
                           Springing                                                129
                                                                                    130
                           Springing                                                132
                                                                                    133
                                                                                    134
                           Springing                                                135
                                                                                    136
                           Springing                                                137
                           Springing                                                138
                           Springing                                                139

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

     ANNEX A-2    CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE
  LOAN            LOAN GROUP
 NUMBER             NUMBER              PROPERTY NAME                           PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
     6                2        Lexington Crossing Apartments            3700 and 3900 Southwest 27th Street
     8                1        Pacific Park Apartments                  20707 Anza Avenue
    13                2        Cambridge Square & Park Manor Portfolio  Various
  13.1                         Cambridge Square Townhome Apartments     701-848 Fotis Drive
  13.2                         Park Manor Apartments                    845 and 855 Regent Drive
    19                2        Candlewood Apartments                    3902 St. Andrew's Circle
    20                2        Chateau Royale Apartments                90 Chateau Royale Court
    21                2        Heritage At Riverwood Apartments         105 Heritage Riverwood Drive
    26                2        Walden Townhomes                         1 Henry Court
    30                2        Woodland Village Apartments              813 W. University Avenue
    31                2        Blythewood Estates Apartments            2991 West Schoolhouse Lane
    33                2        Gadsden Multifamily Portfolio            Various
  33.1                         Pine Ridge Apartments                    305 West Air Depot Road
  33.2                         Wildhaven Townhome Apartments            2803 Second Street
  33.3                         South Town Apartments                    1465 Sutton Bridge Road
  33.4                         Williamsburg Townhome Apartments         1001 Newton Street
    38                2        Lakes Phases II & III                    4343 Warm Springs Road
    44                2        Paradise Pointe Apartments               11020 Southwest 196th Street
    50                2        Corder Crossing Apartments               709 and 750 Corder Road
    53                2        Manor III Apartments                     262 Joyland Place
    63                2        Benning Woods Apartments                 130, 136, 138, 142 and 148 42nd Street NE, 4100 and 4040
                                                                           East Capitol Street NE and 105 41st Street NE
    64                2        Regis Place II Apartments                4821 West 52nd Avenue
    66                2        Springs at Sunnyview                     1940-1950 45th Avenue NE
    68                2        Metro Pointe Apartments                  6790 Merriman Road
    70                2        Edgemont Apartments                      3420 West McLeod Road
    72                1        Coco Palms & Sandalwood Apartments       2007 & 2101 North Ponderosa Street
    74                2        Gentry Apartments                        1343 Gentry Avenue North
    76                2        Riverbend Apartments                     218/222 35th Street SE, 301 33rd Street SE, 3300, 3313,
                                                                           & 3320 C Street SE, 3301 Croffut Place SE, 3330 Dubois
                                                                           Place SE, and 415 32nd Street SE.
    80                2        Woodard Portfolio                        Various
  80.1                         Graduate Centre                          1982 Arlington Boulevard
  80.2                         Town Court                               762 King Street
  80.3                         Montebello Circle                        300 Montebello Circle
    85                2        Confederate Ridge Apartments             780 Highway 61 North Bypass
    87                2        Highland Park Apartments                 461 Forest Hill Road
    88                2        Redan Cove                               3737 Redan Road
    94                2        East Pines Terrace Apartments            6739-6747 Riverdale Road
    98                2        Glendale - Ruberta Apartments            1160 Ruberta Avenue
   111                2        Westridge Townhomes                      848 12th Street S.W.
   112                2        Glendale - Winchester II Apartments      1043 Winchester Avenue
   113                2        Madison Ridge Apartments                 2034 US Highway 70 West
   114                2        Bart Villa Apartments                    2301 East 2nd Street
   115                2        Winslow Place Apartments                 200 Bristol Street
   118                2        Oak Villa Apartments                     707 East North Street
   123                2        Allen Building                           302 East Kirkwood Avenue
   124                2        Shalimar Estates                         13300 - 13344 Parkwood Drive
   127                2        Glendale - Salem Street Apartments       338 Salem Street
   129                2        Summit Place Townhomes                   1623 Popps Ferry Road
   130                2        Roanoke Apartments                       4126 Roanoke Road
   133                2        Chapel Hill Apartments                   10440 - 10466 Wornall Road
   134                2        Waverly Manor Apartments                 5830 Buford Highway
   135                2        Glendale - Oak Street Apartments         531 Oak Street
   137                2        Glendale - West Stocker Apartments       331 West Stocker Street
   139                2        Stonehenge Apartments                    613 Greenbriar Road

MORTGAGE
 LOAN                               PROPERTY     PROPERTY                                 GENERAL PROPERTY
NUMBER            PROPERTY CITY      STATE       ZIP CODE         PROPERTY COUNTY              TYPE
-----------------------------------------------------------------------------------------------------------------
     6            Gainesville          FL         32608          Alachua                    Multifamily
     8            Torrance             CA         90503          Los Angeles                Multifamily
    13            DeKalb               IL         60115          DeKalb                     Multifamily
  13.1            DeKalb               IL         60115          DeKalb                     Multifamily
  13.2            DeKalb               IL         60115          DeKalb                     Multifamily
    19            Mishawaka            IN         46545          St. Joseph                 Multifamily
    20            Morgantown           WV         26508          Monongalia                 Multifamily
    21            Central              SC         29630          Pickens                    Multifamily
    26            Wilmington           DE         19808          New Castle                 Multifamily
    30            Flagstaff            AZ         86001          Coconino                   Multifamily
    31            Philadelphia         PA         19144          Philadelphia               Multifamily
    33            Various              AL        Various         Etowah                     Multifamily
  33.1            Gadsden              AL         35903          Etowah                     Multifamily
  33.2            Rainbow City         AL         35906          Etowah                     Multifamily
  33.3            Rainbow City         AL         35906          Etowah                     Multifamily
  33.4            Gadsden              AL         35903          Etowah                     Multifamily
    38            Columbus             GA         31909          Muscogee                   Multifamily
    44            Miami                FL         33157          Miami-Dade                 Multifamily
    50            Warner Robins        GA         31088          Houston                    Multifamily
    53            Atlanta              GA         30315          Fulton                     Multifamily
    63            Washington           DC         20019          District of Columbia       Multifamily
    64            Denver               CO         80212          Adams                      Multifamily
    66            Salem                OR         97305          Marion                     Multifamily
    68            Romulus              MI         48174          Wayne                      Multifamily
    70            Bellingham           WA         98225          Whatcom                    Multifamily
    72            Santa Ana            CA         92705          Orange                     Multifamily
    74            Oakdale              MN         55128          Washington                 Multifamily
    76            Washington           DC         20019          District of Columbia       Multifamily
    80            Charlottesville      VA         22903          Charlottesville City       Multifamily
  80.1            Charlottesville      VA         22903          Charlottesville City       Multifamily
  80.2            Charlottesville      VA         22903          Charlottesville City       Multifamily
  80.3            Charlottesville      VA         22903          Charlottesville City       Multifamily
    85            Vicksburg            MS         39183          Warren                     Multifamily
    87            Macon                GA         31210          Bibb                       Multifamily
    88            Decatur              GA         30032          DeKalb                     Multifamily
    94            Riverdale            MD         20737          Prince Georges             Multifamily
    98            Glendale             CA         91201          Los Angeles                Multifamily
   111            Forest Lake          MN         55025          Washington                 Multifamily
   112            Glendale             CA         91201          Los Angeles                Multifamily
   113            Dickson              TN         37055          Dickson                    Multifamily
   114            Bloomington          IN         47401          Monroe                     Multifamily
   115            Perry                GA         31069          Houston                    Multifamily
   118            Pass Christian       MS         39571          Harrison                   Multifamily
   123            Bloomington          IN         47408          Monroe                     Multifamily
   124            Burnsville           MN         55337          Dakota                     Multifamily
   127            Glendale             CA         91203          Los Angeles                Multifamily
   129            Biloxi               MS         39532          Harrison                   Multifamily
   130            Kansas City          MO         64111          Jackson                    Multifamily
   133            Kansas City          MO         64114          Jackson                    Multifamily
   134            Norcross             GA         30071          Gwinnett                   Multifamily
   135            Glendale             CA         91204          Los Angeles                Multifamily
   137            Glendale             CA         91202          Los Angeles                Multifamily
   139            Warner Robins        GA         31093          Houston                    Multifamily

                         % OF AGGREGATE CUT-   % OF LOAN GROUP 1   % OF LOAN GROUP 2   ELEVATOR    UTILITIES     NUMBER OF
SPECIFIC PROPERTY TYPE     OFF DATE BALANCE         BALANCE             BALANCE        BUILDING   TENANT PAYS   STUDIO UNITS
----------------------------------------------------------------------------------------------------------------------------
Student Housing                 2.32%                0.00%               8.29%            N            P
Conventional                    2.10%                2.92%               0.00%            N         E.G.P.C
Student Housing                 1.62%                0.00%               5.80%            N
Student Housing                                                                           N           E.G
Student Housing                                                                           N           E.G
Conventional                    1.43%                0.00%               5.11%            N            E
Student Housing                 1.37%                0.00%               4.89%            N            E              8
Conventional                    1.33%                0.00%               4.75%            N           W.E
Conventional                    1.12%                0.00%               4.00%            N         E.P.C.W
Conventional                    0.93%                0.00%               3.32%            N            E             72
Conventional                    0.91%                0.00%               3.23%            N         E.G.P.C
Conventional                    0.87%                0.00%               3.12%            N
Conventional                                                                              N           E.G
Conventional                                                                              N           E.G
Conventional                                                                              N           E.G
Conventional                                                                              N           E.G
Conventional                    0.77%                0.00%               2.76%            N            E
Conventional                    0.68%                0.00%               2.44%            N          E.P.C
Conventional                    0.58%                0.00%               2.08%            N            E
Conventional                    0.54%                0.00%               1.92%            N           E.W
Conventional                    0.47%                0.00%               1.68%            N
Conventional                    0.46%                0.00%               1.66%            N            E
Senior Housing                  0.46%                0.00%               1.66%            Y                           6
Conventional                    0.46%                0.00%               1.63%            N            E
Conventional                    0.45%                0.00%               1.61%            N            E
Conventional                    0.44%                0.61%               0.00%            N          E.P.C
Conventional                    0.43%                0.00%               1.55%            Y            E              6
Conventional                    0.43%                0.00%               1.52%            N            E
Student Housing                 0.41%                0.00%               1.47%            N
Student Housing                                                                           N         E.P.C.W
Student Housing                                                                           N         E.P.C.W
Student Housing                                                                           N         E.P.C.W
Conventional                    0.40%                0.00%               1.44%            N            E
Conventional                    0.40%                0.00%               1.44%            N           E.G
Conventional                    0.40%                0.00%               1.43%            N          E.W.S
Conventional                    0.38%                0.00%               1.36%            N          E.P.C            4
Conventional                    0.35%                0.00%               1.25%            N           E.G
Conventional                    0.30%                0.00%               1.07%            N           E.G
Conventional                    0.30%                0.00%               1.07%            Y           E.G
Section 42                      0.28%                0.00%               1.01%            N           E.W
Student Housing                 0.28%                0.00%               1.00%            N          E.W.S
Conventional                    0.28%                0.00%               1.00%            N            E
Section 42                      0.27%                0.00%               0.96%            N            E
Student Housing                 0.22%                0.00%               0.80%            N         E.G.W.S
Conventional                    0.22%                0.00%               0.80%            N           E.G
Conventional                    0.18%                0.00%               0.65%            N           E.G
Section 42                      0.17%                0.00%               0.60%            N           E.W
Conventional                    0.16%                0.00%               0.58%            N           E.G             4
Conventional                    0.15%                0.00%               0.52%            N           E.G
Conventional                    0.15%                0.00%               0.52%            N           W.E
Conventional                    0.14%                0.00%               0.51%            N           E.G
Conventional                    0.13%                0.00%               0.47%            N           E.G
Conventional                    0.12%                0.00%               0.44%            N            E

                                                                                   AVERAGE RENT;   AVERAGE RENT;     AVERAGE RENT;
                           NUMBER OF 1  NUMBER OF 2   NUMBER OF 3   NUMBER OF 4    RENT RANGES-    RENT RANGES-1     RENT RANGES-2
SPECIFIC PROPERTY TYPE      BR UNITS     BR UNITS      BR UNITS      BR UNITS      STUDIO UNITS      BR UNITS          BR UNITS
----------------------------------------------------------------------------------------------------------------------------------
Student Housing                             36            108           156                                         1000;1000-1000
Conventional                   4           130             18                                     1165;1165-1165    1559;1559-1559
Student Housing                            114                           93
Student Housing                            114                           67                                            810;810-810
Student Housing                                                          26
Conventional                  50           232             28                                        629;629-629       727;727-727
Student Housing               66           137             66                       418;418-418      493;493-493       627;627-627
Conventional                  88           200                                                       475;475-475       606;475-630
Conventional                                              117
Conventional                  28           128                                      569;519-609      685;659-779       760;635-889
Conventional                  52           124              4                                        680;680-680       810;810-810
Conventional                  98           162             12
Conventional                  50            50             12                                        375;375-375       450;450-450
Conventional                                28                                                                         425;425-425
Conventional                  48            24                                                       364;364-364       428;428-428
Conventional                                60                                                                         425;425-425
Conventional                  40           104                                                       640;640-640       780;780-780
Conventional                 104            93                                                       661;506-688       778;685-810
Conventional                  72            72             16                                        528;528-528       631;631-631
Conventional                  50            72              4                                        505;475-550       635;575-675
Conventional                  43            64                                                       759;707-840       894;706-973
Conventional                                24             30                                                          924;695-965
Senior Housing                49            16                                   1438;1438-1438   1554;1554-1554    2106;2106-2106
Conventional                  48            48                                                       625;625-625       734;734-734
Conventional                  22            68                                                       549;540-575       637;550-700
Conventional                  20            36              4                                        925;925-925    1146;1125-1175
Conventional                  14            22             48                       574;560-585      646;620-680       757;700-780
Conventional                  44            59              0                                        639;503-750       764;558-915
Student Housing                2            10              2            21
Student Housing                                                          12
Student Housing                2            10              2                                        699;699-699       858;818-898
Student Housing                                                           9
Conventional                  24            81             56                                        465;465-465       505;505-505
Conventional                                89             26             1                                            564;564-564
Conventional                  24           100                                                       595;595-595       700;700-700
Conventional                   9            61                                      610;610-610      710;710-710       800;800-800
Conventional                   2            28                                                       913;900-925    1233;1175-1450
Conventional                                               42
Conventional                  10            20                                                       872;750-910    1111;1000-1210
Section 42                     8            40             32                                        470;470-470       560;560-560
Student Housing               23            30             21                                        511;300-565       622;525-695
Conventional                  32            56                                                       495;495-495       586;586-586
Section 42                                  50             50                                                          485;485-485
Student Housing               24             8                                                       670;650-750     1093;950-1200
Conventional                                               48
Conventional                                16                                                                      1158;1100-1275
Section 42                                  24             24                                                          520;520-520
Conventional                  52            41                                      356;335-365      434;405-455       493;475-505
Conventional                  14            42                                                       509;490-530       694;525-620
Conventional                   5            56                                                       575;575-575       753;705-775
Conventional                                10              2                                                       1165;1030-1250
Conventional                                10                                                                      1370;1250-1450
Conventional                  48            23                                                       390;390-390       490;490-490

                         AVERAGE RENT;    AVERAGE RENT;
                         RENT RANGES-3    RENT RANGES-4+  MORTGAGE LOAN
SPECIFIC PROPERTY TYPE     BR UNITS          BR UNITS        NUMBER
----------------------------------------------------------------------
Student Housing          1410;1410-1410   1860;1860-1860          6
Conventional             1810;1810-1810                           8
Student Housing                                                  13
Student Housing                           1250;1250-1250       13.1
Student Housing                           1150;1150-1150       13.2
Conventional                948;948-948                          19
Student Housing             841;841-841                          20
Conventional                                                     21
Conventional             1232;1195-1320                          26
Conventional                                                     30
Conventional             1150;1150-1150                          31
Conventional                                                     33
Conventional                525;525-525                        33.1
Conventional                                                   33.2
Conventional                                                   33.3
Conventional                                                   33.4
Conventional                                                     38
Conventional                                                     44
Conventional                725;725-725                          50
Conventional                725;725-725                          53
Conventional                                                     63
Conventional               997;875-1050                          64
Senior Housing                                                   66
Conventional                                                     68
Conventional                                                     70
Conventional             1500;1500-1500                          72
Conventional                978;978-978                          74
Conventional                                                     76
Student Housing                                                  80
Student Housing                           1716;1596-1836       80.1
Student Housing          1257;1257-1257                        80.2
Student Housing                           1596;1796-1996       80.3
Conventional                570;570-570                          85
Conventional                644;644-644   1200;1200-1200         87
Conventional                                                     88
Conventional                                                     94
Conventional                                                     98
Conventional             1211;1211-1211                         111
Conventional                                                    112
Section 42                  640;640-640                         113
Student Housing            849;615-1400                         114
Conventional                                                    115
Section 42                  555;555-555                         118
Student Housing                                                 123
Conventional                883;850-985                         124
Conventional                                                    127
Section 42                  585;585-585                         129
Conventional                                                    130
Conventional                                                    133
Conventional                                                    134
Conventional             1300;1250-1350                         135
Conventional                                                    137
Conventional                                                    139

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

        ANNEX A-3         RESERVE ACCOUNT INFORMATION

MORTGAGE
  LOAN     LOAN GROUP                                             GENERAL PROPERTY                               % OF AGGREGATE CUT-
 NUMBER      NUMBER                PROPERTY NAME                       TYPE          SPECIFIC PROPERTY TYPE       OFF DATE BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1          1        Pico Rivera Towne Center                  Retail               Anchored                         3.76%
    2          1        Mesa Regal RV Resort                      Mobile Home Park     Mobile Home Park                 3.36%
    3          1        King Farm Village Center                  Mixed Use            Retail/Multifamily               3.25%
    4          1        Dogwood Festival Market                   Retail               Anchored                         2.84%
    5          1        Fair Lakes Center                         Retail               Shadow Anchored                  2.35%
    6          2        Lexington Crossing Apartments             Multifamily          Student Housing                  2.32%
    7          1        Point Plaza East                          Office               Suburban                         2.32%
    8          1        Pacific Park Apartments                   Multifamily          Conventional                     2.10%
    9          1        American Bank Building                    Office               CBD                              1.98%
   10          1        Encino Corporate Plaza                    Office               Suburban                         1.97%
   11          1        Dover Esplanade                           Office               Suburban                         1.96%
   12          1        AmCap - 80th & Wadsworth                  Retail               Anchored                         1.87%
   13          2        Cambridge Square & Park Manor Portfolio   Multifamily          Student Housing                  1.62%
 13.1                   Cambridge Square Townhome Apartments      Multifamily          Student Housing
 13.2                   Park Manor Apartments                     Multifamily          Student Housing
   14          1        Calabasas Courtyard                       Office               Suburban                         1.54%
   15          1        Edison Technology Center                  Industrial           Flex                             1.53%
   16          1        Midway Shopping Center                    Retail               Anchored                         1.51%
   17          1        Gables CitiTower                          Office               CBD                              1.47%
   18          1        AmCap - Mississippi & Havana              Retail               Anchored                         1.46%
   19          2        Candlewood Apartments                     Multifamily          Conventional                     1.43%
   20          2        Chateau Royale Apartments                 Multifamily          Student Housing                  1.37%
   21          2        Heritage At Riverwood Apartments          Multifamily          Conventional                     1.33%
   22          1        1940 Century Park East Office             Office               CBD                              1.31%
   23          1        Warrenton Village                         Retail               Anchored                         1.27%
   24          1        Heritage Village Center                   Retail               Anchored                         1.26%
   25          1        Willowtree Shopping Center                Retail               Anchored                         1.25%
   26          2        Walden Townhomes                          Multifamily          Conventional                     1.12%
   27          1        Drew 19 Shopping Center                   Retail               Anchored                         1.12%
   28          1        Costco Wholesale Warehouse                Retail               Anchored                         1.09%
   29          1        Raintree Plaza Shopping Center            Retail               Anchored                         1.06%
   30          2        Woodland Village Apartments               Multifamily          Conventional                     0.93%
   31          2        Blythewood Estates Apartments             Multifamily          Conventional                     0.91%
   32          2        Bay Bridge MHP                            Mobile Home Park     Mobile Home Park                 0.90%
   33          2        Gadsden Multifamily Portfolio             Multifamily          Conventional                     0.87%
 33.1                   Pine Ridge Apartments                     Multifamily          Conventional
 33.2                   Wildhaven Townhome Apartments             Multifamily          Conventional
 33.3                   South Town Apartments                     Multifamily          Conventional
 33.4                   Williamsburg Townhome Apartments          Multifamily          Conventional
   34          1        Jackson Tower                             Office               CBD                              0.86%
   35          1        Southpark I & II                          Retail               Unanchored                       0.85%
   36          1        Southside Plaza                           Retail               Anchored                         0.85%
   37          1        Gardena Marketplace                       Retail               Shadow Anchored                  0.82%
   38          2        Lakes Phases II & III                     Multifamily          Conventional                     0.77%
   39          1        Victor Square                             Retail               Unanchored                       0.77%
   40          1        Mohawk Building                           Mixed Use            Office/Retail                    0.75%
   41          1        El Rancho Shopping Center                 Retail               Anchored                         0.73%
   42          1        7233 West Dempster Retail                 Retail               Unanchored                       0.73%
   43          1        Tampa Medical Tower                       Office               Medical                          0.71%
   44          2        Paradise Pointe Apartments                Multifamily          Conventional                     0.68%
   45          1        AmCap - Leetsdale & Monaco                Retail               Anchored                         0.68%
   46          1        Guardian - Frederick Avenue               Office               Suburban                         0.64%
   47          1        Lone Hill Shopping Center                 Retail               Anchored                         0.64%
   48          1        Trolley Industrial Center                 Industrial           Light Industrial                 0.61%
   49          1        Socastee Commons Shopping Center          Retail               Anchored                         0.59%
   50          2        Corder Crossing Apartments                Multifamily          Conventional                     0.58%
   51          1        Lake Oconee Village Shopping Center       Retail               Anchored                         0.58%
   52          1        CVS 15th Street / 69 South Portfolio      Retail               Anchored                         0.54%
 52.1                   CVS - 15th Street & Burch and Hatfield    Retail               Anchored
 52.2                   CVS - 69 South                            Retail               Anchored
   53          2        Manor III Apartments                      Multifamily          Conventional                     0.54%
   54          2        Kingswood MHP                             Mobile Home Park     Mobile Home Park                 0.54%
   55          1        Preston Commons                           Retail               Shadow Anchored                  0.53%
   56          2        Oaktree Mobile Estates                    Mobile Home Park     Mobile Home Park                 0.53%
   57          1        Centerra                                  Retail               Shadow Anchored                  0.51%
   58          1        Mill Pond Farm                            Mixed Use            Office/Retail                    0.50%
   59          1        Boulder Major Marketplace                 Retail               Shadow Anchored                  0.50%
   60          1        Hugo Terrace                              Retail               Shadow Anchored                  0.49%
   61          1        Walgreens - Manchester                    Retail               Anchored                         0.48%
   62          1        Sumter Crossing Shopping Center           Retail               Anchored                         0.48%
   63          2        Benning Woods Apartments                  Multifamily          Conventional                     0.47%
   64          2        Regis Place II Apartments                 Multifamily          Conventional                     0.46%
   65          1        Walgreens - Clinton Township              Retail               Anchored                         0.46%
   66          2        Springs at Sunnyview                      Multifamily          Senior Housing                   0.46%
   67          1        Eaton Center                              Retail               Anchored                         0.46%
   68          2        Metro Pointe Apartments                   Multifamily          Conventional                     0.46%
   69          1        Walgreens - Rosedale                      Retail               Anchored                         0.45%
   70          2        Edgemont Apartments                       Multifamily          Conventional                     0.45%
   71          1        First Republic Bank Building              Office               Suburban                         0.45%
   72          1        Coco Palms & Sandalwood Apartments        Multifamily          Conventional                     0.44%
   73          2        Big Tex MHP                               Mobile Home Park     Mobile Home Park                 0.43%
   74          2        Gentry Apartments                         Multifamily          Conventional                     0.43%
   75          1        Wellington Green - Parcel F               Retail               Anchored                         0.43%
   76          2        Riverbend Apartments                      Multifamily          Conventional                     0.43%
   77          1        Walgreens - Baltimore                     Retail               Anchored                         0.42%
   78          1        Flamingo Marketplace Shoppes              Retail               Shadow Anchored                  0.42%
   79          1        Walgreens - Duluth                        Retail               Anchored                         0.42%
   80          2        Woodard Portfolio                         Multifamily          Student Housing                  0.41%
 80.1                   Graduate Centre                           Multifamily          Student Housing
 80.2                   Town Court                                Multifamily          Student Housing
 80.3                   Montebello Circle                         Multifamily          Student Housing
   81          1        Somerset Marketplace Retail               Retail               Shadow Anchored                  0.41%
   82          1        Walgreens - 92nd and Commercial           Retail               Anchored                         0.41%
   83          1        Walgreens - Oro Valley                    Retail               Anchored                         0.41%
   84          1        Shops of Village Green                    Retail               Shadow Anchored                  0.40%
   85          2        Confederate Ridge Apartments              Multifamily          Conventional                     0.40%
   86          1        Carnegie Centre                           Office               Suburban                         0.40%
   87          2        Highland Park Apartments                  Multifamily          Conventional                     0.40%
   88          2        Redan Cove                                Multifamily          Conventional                     0.40%
   89          1        Northeast Corporate Centre                Office               Suburban                         0.39%
   90          1        Walgreens - Johnson City                  Retail               Anchored                         0.39%
   91          1        Temecula Pads P & Q                       Retail               Shadow Anchored                  0.39%
   92          1        Trinity Square                            Mixed Use            Office/Retail                    0.39%
   93          1        Walgreens - Houston                       Retail               Anchored                         0.39%
   94          2        East Pines Terrace Apartments             Multifamily          Conventional                     0.38%
   95          1        Walgreens Plaza                           Retail               Anchored                         0.37%
   96          1        AmCap - Table Mesa                        Retail               Anchored                         0.37%
   97          2        Gale Valley MHC                           Mobile Home Park     Mobile Home Park                 0.36%
   98          2        Glendale - Ruberta Apartments             Multifamily          Conventional                     0.35%
   99          2        Sunset Village                            Mobile Home Park     Mobile Home Park                 0.35%
  100          1        Walgreens - Mooresville                   Retail               Anchored                         0.35%
  101          1        West Carmel Shoppes                       Retail               Unanchored                       0.35%
  102          1        Walgreens - Cedar Park                    Retail               Anchored                         0.34%
  103          1        Walgreens - Lacey                         Retail               Anchored                         0.34%
  104          1        Walgreens - Saint George                  Retail               Anchored                         0.34%
  105          1        Walgreens - Tucson                        Retail               Anchored                         0.32%
  106          2        Sun Valley MHC                            Mobile Home Park     Mobile Home Park                 0.32%
  107          1        Walgreens - McDonough                     Retail               Anchored                         0.31%
  108          1        Eckerds - Grapevine                       Retail               Anchored                         0.31%

                                                                                                INITIAL DEPOSIT TO
MORTGAGE                                                            MONTHLY    ANNUAL DEPOSIT        CAPITAL
  LOAN       % OF LOAN GROUP 1   % OF LOAN GROUP 2   MONTHLY TAX   INSURANCE   TO REPLACEMENT      IMPROVEMENTS      INITIAL TI/LC
 NUMBER          BALANCE             BALANCE           ESCROW       ESCROW        RESERVE            RESERVE            ESCROW
----------------------------------------------------------------------------------------------------------------------------------
    1            5.22%               0.00%             38,875        4,278        22,656
    2            4.67%               0.00%              9,544        4,833                             35,188
    3            4.52%               0.00%             23,040                     22,737
    4            3.95%               0.00%              3,330        5,194        18,752
    5            3.27%               0.00%             26,555                     18,168                4,125
    6            0.00%               8.29%             29,767       15,206        84,000
    7            3.22%               0.00%             14,303        5,265        29,964
    8            2.92%               0.00%             20,128        5,400        38,000               70,725
    9            2.75%               0.00%              8,716        4,192        32,650              263,725           769,462
   10            2.74%               0.00%              7,558        1,552        24,431
   11            2.72%               0.00%
   12            2.60%               0.00%              7,783        2,191        14,002                                 50,000
   13            0.00%               5.80%             24,492        3,525        72,456
 13.1
 13.2
   14            2.15%               0.00%             15,143        3,273        27,723              106,048           571,777
   15            2.13%               0.00%             16,516        2,106        10,125
   16            2.10%               0.00%              7,840        7,386        22,443              169,875
   17            2.04%               0.00%             20,063        6,750        18,747
   18            2.03%               0.00%              7,447        1,468        17,694
   19            0.00%               5.11%             20,955        5,551        79,776                2,325
   20            0.00%               4.89%             10,353        3,752        96,950
   21            0.00%               4.75%              4,942        3,677        72,000
   22            1.82%               0.00%             12,491        1,298        12,180                                100,000
   23            1.76%               0.00%              6,823                     17,135                5,813
   24            1.76%               0.00%             13,389        2,916        10,224
   25            1.74%               0.00%             15,596        3,996        27,280              130,383
   26            0.00%               4.00%             10,150        2,094        29,250                6,250
   27            1.55%               0.00%                                        17,455
   28            1.51%               0.00%             30,954          341         3,057
   29            1.47%               0.00%             17,421        3,192        11,769                8,125
   30            0.00%               3.32%              7,878             (2)     68,400              293,125
   31            0.00%               3.23%             10,210                     45,000               47,463
   32            0.00%               3.20%              9,000        2,585                             32,813
   33            0.00%               3.12%                                                              3,750
 33.1
 33.2
 33.3
 33.4
   34            1.20%               0.00%              4,277        1,829        17,947              604,768           400,000
   35            1.19%               0.00%              6,332        1,638         4,380
   36            1.18%               0.00%              8,833        1,347        25,844                                200,000
   37            1.14%               0.00%              3,333        1,019
   38            0.00%               2.76%             10,605        2,721        36,000               45,000
   39            1.06%               0.00%                                         8,424
   40            1.04%               0.00%              4,324        1,591        55,235              180,038           200,000
   41            1.01%               0.00%              6,031        4,590        14,778              143,438
   42            1.01%               0.00%             33,873        1,261        36,249               12,500
   43            0.98%               0.00%             17,024                     18,056               15,000
   44            0.00%               2.44%              9,203       10,435        49,250               49,175
   45            0.95%               0.00%              1,931          682         2,942
   46            0.89%               0.00%              7,409          936        10,441                                250,000
   47            0.89%               0.00%              8,167          724                              3,750           400,000
   48            0.85%               0.00%              4,638        1,458                                              200,000
   49            0.82%               0.00%              4,139          859         5,737
   50            0.00%               2.08%              6,497        1,748        40,020               18,000
   51            0.81%               0.00%              3,981        1,040         5,620
   52            0.76%               0.00%              2,451          510         3,780
 52.1
 52.2
   53            0.00%               1.92%              4,619             (2)     31,500
   54            0.00%               1.91%              2,124          467        11,800
   55            0.74%               0.00%              5,924        1,202         4,135                                116,400
   56            0.00%               1.88%              2,906        1,241                             74,813
   57            0.71%               0.00%                              12
   58            0.70%               0.00%                                         5,438                2,625
   59            0.70%               0.00%              6,490             (2)      7,236               47,500
   60            0.69%               0.00%              2,699          608         2,223                                 31,058
   61            0.67%               0.00%
   62            0.67%               0.00%              7,191        1,847         7,812
   63            0.00%               1.68%              1,179        1,175        32,100
   64            0.00%               1.66%              4,167          886
   65            0.65%               0.00%                                         2,268
   66            0.00%               1.66%              4,704        1,295        17,760
   67            0.64%               0.00%              6,307          679        31,128
   68            0.00%               1.63%              4,702        4,038        24,000               21,125
   69            0.63%               0.00%                                         1,512
   70            0.00%               1.61%              6,495             (2)     28,500               12,500
   71            0.62%               0.00%                                         1,128
   72            0.61%               0.00%              3,917        1,641        21,608                3,750
   73            0.00%               1.55%              2,023        1,385        10,850               57,500
   74            0.00%               1.55%              3,414        2,132        27,000
   75            0.59%               0.00%
   76            0.00%               1.52%              1,004        1,115        30,900
   77            0.58%               0.00%                                         1,512
   78            0.58%               0.00%              6,164        1,746         3,764
   79            0.58%               0.00%
   80            0.00%               1.47%              3,325          450        12,546               11,125
 80.1
 80.2
 80.3
   81            0.57%               0.00%              3,563          662         7,080                1,250
   82            0.57%               0.00%                             178         2,268
   83            0.57%               0.00%
   84            0.56%               0.00%              3,293          563         6,012
   85            0.00%               1.44%              4,862        2,733        40,428               63,750
   86            0.56%               0.00%              6,583          596         9,302               68,750
   87            0.00%               1.44%              3,847        2,365        29,004             5,437.50
   88            0.00%               1.43%              5,213        2,049        31,008               71,731
   89            0.55%               0.00%              7,256          320         5,940                6,438
   90            0.55%               0.00%                             123         2,172                1,000
   91            0.54%               0.00%              1,463        1,073         2,172                                220,000
   92            0.54%               0.00%              1,988          595         4,896                                100,000
   93            0.54%               0.00%
   94            0.00%               1.36%              1,912        1,784        19,388               12,094
   95            0.51%               0.00%                                        13,300                6,000
   96            0.51%               0.00%
   97            0.00%               1.30%              4,148          312         5,832               17,263
   98            0.00%               1.25%              2,803          273         7,500
   99            0.00%               1.24%              6,194          597        11,400
  100            0.48%               0.00%
  101            0.48%               0.00%              2,235          516         4,260
  102            0.48%               0.00%
  103            0.47%               0.00%                             321                             15,000
  104            0.47%               0.00%
  105            0.45%               0.00%                             349         2,172
  106            0.00%               1.15%              3,494          351         9,852
  107            0.44%               0.00%                             270         2,268
  108            0.43%               0.00%                                         1,680

MORTGAGE
  LOAN        ONGOING TL/LC
 NUMBER         FOOTNOTE
---------------------------
    1
    2
    3
    4            (1)
    5            (1)
    6
    7
    8
    9
   10            (1)
   11
   12            (1)
   13
 13.1
 13.2
   14            (1)
   15            (1)
   16
   17
   18
   19
   20
   21
   22            (1)
   23            (1)
   24
   25            (1)
   26
   27
   28
   29            (1)
   30
   31
   32
   33
 33.1
 33.2
 33.3
 33.4
   34
   35            (1)
   36            (1)
   37            (1)
   38
   39            (1)
   40
   41
   42            (1)
   43            (1)
   44
   45
   46            (1)
   47            (1)
   48
   49
   50
   51
   52            (1)
 52.1
 52.2
   53
   54
   55            (1)
   56
   57
   58
   59            (1)
   60            (1)
   61
   62
   63
   64
   65
   66
   67            (1)
   68
   69
   70
   71
   72
   73
   74
   75
   76
   77
   78            (1)
   79
   80
 80.1
 80.2
 80.3
   81            (1)
   82
   83
   84            (1)
   85
   86            (1)
   87
   88
   89            (1)
   90
   91            (1)
   92            (1)
   93
   94
   95            (1)
   96
   97
   98
   99
  100
  101            (1)
  102
  103
  104
  105
  106
  107
  108            (1)

MORTGAGE
  LOAN     LOAN GROUP                                             GENERAL PROPERTY                               % OF AGGREGATE CUT-
 NUMBER      NUMBER               PROPERTY NAME                         TYPE         SPECIFIC PROPERTY TYPE      OFF DATE BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   109         1        Goshen Industrial                         Industrial              Warehouse                      0.31%
   110         1        Shockoe Centre Office Building            Office                  CBD                            0.31%
   111         2        Westridge Townhomes                       Multifamily             Conventional                   0.30%
   112         2        Glendale - Winchester II Apartments       Multifamily             Conventional                   0.30%
   113         2        Madison Ridge Apartments                  Multifamily             Section 42                     0.28%
   114         2        Bart Villa Apartments                     Multifamily             Student Housing                0.28%
   115         2        Winslow Place Apartments                  Multifamily             Conventional                   0.28%
   116         1        AmCap - Southgate SC                      Retail                  Anchored                       0.27%
   117         1        AmCap - Capitol Hill                      Retail                  Anchored                       0.27%
   118         2        Oak Villa Apartments                      Multifamily             Section 42                     0.27%
   119         1        Mankato Place                             Mixed Use               Office/Retail                  0.26%
   120         1        Eckerds - Weekie Wachee                   Retail                  Anchored                       0.26%
   121         2        Huntington Woods MHP                      Mobile Home Park        Mobile Home Park               0.24%
   122         1        CVS Pleasant Grove, AL                    Retail                  Anchored                       0.23%
   123         2        Allen Building                            Multifamily             Student Housing                0.22%
   124         2        Shalimar Estates                          Multifamily             Conventional                   0.22%
   125         2        Keystone MHC                              Mobile Home Park        Mobile Home Park               0.22%
   126         2        Motor City Mobile Home Park               Mobile Home Park        Mobile Home Park               0.19%
   127         2        Glendale - Salem Street Apartments        Multifamily             Conventional                   0.18%
   128         2        Van Manor MHP                             Mobile Home Park        Mobile Home Park               0.17%
   129         2        Summit Place Townhomes                    Multifamily             Section 42                     0.17%
   130         2        Roanoke Apartments                        Multifamily             Conventional                   0.16%
   131         1        Acme Kent Plaza                           Retail                  Shadow Anchored                0.16%
   132         2        Oaks of Balch Springs                     Mobile Home Park        Mobile Home Park               0.16%
   133         2        Chapel Hill Apartments                    Multifamily             Conventional                   0.15%
   134         2        Waverly Manor Apartments                  Multifamily             Conventional                   0.15%
   135         2        Glendale - Oak Street Apartments          Multifamily             Conventional                   0.14%
   136         2        Golden Acres MHP                          Mobile Home Park        Mobile Home Park               0.14%
   137         2        Glendale - West Stocker Apartments        Multifamily             Conventional                   0.13%
   138         2        Oakland Meadows MHC                       Mobile Home Park        Mobile Home Park               0.13%
   139         2        Stonehenge Apartments                     Multifamily             Conventional                   0.12%
   140         1        Rite Aid - Santa Barbara, CA              Retail                  Unanchored                     0.06%

                                                                                                INITIAL DEPOSIT TO
MORTGAGE                                                           MONTHLY    ANNUAL DEPOSIT        CAPITAL
  LOAN      % OF LOAN GROUP 1   % OF LOAN GROUP 2   MONTHLY TAX   INSURANCE   TO REPLACEMENT      IMPROVEMENTS      INITIAL TI/LC
 NUMBER         BALANCE             BALANCE            ESCROW       ESCROW        RESERVE            RESERVE            ESCROW
---------------------------------------------------------------------------------------------------------------------------------
   109           0.43%               0.00%                                        19,584
   110           0.43%               0.00%              3,424          637        16,820
   111           0.00%               1.07%              1,359        1,918        12,390
   112           0.00%               1.07%              2,911          113         7,500
   113           0.00%               1.01%              4,952        2,598        20,004             1,000
   114           0.00%               1.00%              3,750        2,229        18,500             4,188
   115           0.00%               1.00%              3,783        1,554        24,552             3,750
   116           0.38%               0.00%              2,376          617         3,838
   117           0.37%               0.00%
   118           0.00%               0.96%              4,134        7,010        25,008             5,563
   119           0.36%               0.00%              7,324        2,473        20,004
   120           0.36%               0.00%                                         1,680
   121           0.00%               0.84%              1,103          303         6,167             9,200
   122           0.33%               0.00%                                         1,519
   123           0.00%               0.80%                875        1,316         8,500             4,938
   124           0.00%               0.80%              4,640        2,561                          34,625
   125           0.00%               0.78%                531        1,286         7,860
   126           0.00%               0.68%              1,758        1,104         6,300             1,000
   127           0.00%               0.65%              1,375          200         4,000
   128           0.00%               0.61%                589          387         5,652             4,563
   129           0.00%               0.60%              3,120        1,836        12,000             1,250
   130           0.00%               0.58%              1,625        2,006
   131           0.22%               0.00%              2,392             (2)      5,112                                46,500
   132           0.00%               0.56%              1,001          390         5,100
   133           0.00%               0.52%              2,322             (2)
   134           0.00%               0.52%              2,200          933        15,252             2,500
   135           0.00%               0.51%              1,037          160         3,000
   136           0.00%               0.50%                486          829                           1,250
   137           0.00%               0.47%                973          113         2,500
   138           0.00%               0.45%                352          154         4,042
   139           0.00%               0.44%              1,391          884        17,760          3,250.00
   140           0.08%               0.00%

MORTGAGE
  LOAN        ONGOING TI/LC
 NUMBER        FOOTNOTE
---------------------------
   109           (1)
   110
   111
   112
   113
   114
   115
   116
   117
   118
   119           (1)
   120           (1)
   121
   122
   123
   124
   125
   126
   127
   128
   129
   130
   131           (1)
   132
   133
   134
   135
   136
   137
   138
   139
   140

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Monthly escrows for insurance have been aggregated within the monthly escrow for taxes.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

      ANNEX A-4                                    COMMERCIAL TENANT SCHEDULE

MORTGAGE
 LOAN      LOAN GROUP                                             GENERAL PROPERTY                            CUT-OFF DATE LOAN
 NUMBER      NUMBER           PROPERTY NAME                            TYPE         SPECIFIC PROPERTY TYPE      BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------
    1           1        Pico Rivera Towne Center                    Retail            Anchored                 33,500,000.00
    3           1        King Farm Village Center                    Mixed Use         Retail/Multifamily       29,000,000.00
    4           1        Dogwood Festival Market                     Retail            Anchored                 25,336,763.55
    5           1        Fair Lakes Center                           Retail            Shadow Anchored          20,982,039.95
    7           1        Point Plaza East                            Office            Suburban                 20,679,772.11
    9           1        American Bank Building                      Office            CBD                      17,650,000.00
   10           1        Encino Corporate Plaza                      Office            Suburban                 17,600,000.00
   11           1        Dover Esplanade                             Office            Suburban                 17,447,772.22
   12           1        AmCap - 80th & Wadsworth                    Retail            Anchored                 16,679,000.00
   14           1        Calabasas Courtyard                         Office            Suburban                 13,770,129.31
   15           1        Edison Technology Center                    Industrial        Flex                     13,683,967.55
   16           1        Midway Shopping Center                      Retail            Anchored                 13,486,968.34
   17           1        Gables CitiTower                            Office            CBD                      13,104,550.33
   18           1        AmCap - Mississippi & Havana                Retail            Anchored                 13,052,000.00
   22           1        1940 Century Park East Office               Office            CBD                      11,696,710.23
   23           1        Warrenton Village                           Retail            Anchored                 11,290,083.37
   24           1        Heritage Village Center                     Retail            Anchored                 11,274,356.21
   25           1        Willowtree Shopping Center                  Retail            Anchored                 11,173,175.91
   27           1        Drew 19 Shopping Center                     Retail            Anchored                  9,953,989.91
   28           1        Costco Wholesale Warehouse                  Retail            Anchored                  9,676,768.42
   29           1        Raintree Plaza Shopping Center              Retail            Anchored                  9,427,367.17
   34           1        Jackson Tower                               Office            CBD                       7,700,000.00
   35           1        Southpark I & II                            Retail            Unanchored                7,618,871.40
   36           1        Southside Plaza                             Retail            Anchored                  7,600,000.00
   37           1        Gardena Marketplace                         Retail            Shadow Anchored           7,300,000.00
   39           1        Victor Square                               Retail            Unanchored                6,825,000.00
   40           1        Mohawk Building                             Mixed Use         Office/Retail             6,700,000.00
   41           1        El Rancho Shopping Center                   Retail            Anchored                  6,484,432.45
   42           1        7233 West Dempster Retail                   Retail            Unanchored                6,472,042.89
   43           1        Tampa Medical Tower                         Office            Medical                   6,290,336.95
   45           1        AmCap - Leetsdale & Monaco                  Retail            Anchored                  6,080,000.00
   46           1        Guardian - Frederick Avenue                 Office            Suburban                  5,741,734.23
   47           1        Lone Hill Shopping Center                   Retail            Anchored                  5,712,174.49
   48           1        Trolley Industrial Center                   Industrial        Light Industrial          5,450,000.00
   49           1        Socastee Commons Shopping Center            Retail            Anchored                  5,288,339.45
   51           1        Lake Oconee Village Shopping Center         Retail            Anchored                  5,183,101.63
   52           1        CVS 15th Street / 69 South Portfolio        Retail            Anchored                  4,845,980.13
 52.1                    CVS - 15th Street & Burch and Hatfield      Retail            Anchored
 52.2                    CVS - 69 South                              Retail            Anchored
   55           1        Preston Commons                             Retail            Shadow Anchored           4,745,958.66
   57           1        Centerra                                    Retail            Shadow Anchored           4,585,660.46
   58           1        Mill Pond Farm                              Mixed Use         Office/Retail             4,484,692.02
   59           1        Boulder Major Marketplace                   Retail            Shadow Anchored           4,478,136.18
   60           1        Hugo Terrace                                Retail            Shadow Anchored           4,407,006.78
   61           1        Walgreens - Manchester                      Retail            Anchored                  4,286,697.56
   62           1        Sumter Crossing Shopping Center             Retail            Anchored                  4,278,031.38
   65           1        Walgreens - Clinton Township                Retail            Anchored                  4,141,017.15
   67           1        Eaton Center                                Retail            Anchored                  4,088,268.05
   69           1        Walgreens - Rosedale                        Retail            Anchored                  4,041,718.61
   71           1        First Republic Bank Building                Office            Suburban                  3,989,941.36
   75           1        Wellington Green - Parcel F                 Retail            Anchored                  3,800,000.00
   77           1        Walgreens - Baltimore                       Retail            Anchored                  3,722,372.94
   78           1        Flamingo Marketplace Shoppes                Retail            Shadow Anchored           3,713,200.98
   79           1        Walgreens - Duluth                          Retail            Anchored                  3,704,666.69
   81           1        Somerset Marketplace Retail                 Retail            Shadow Anchored           3,664,280.67
   82           1        Walgreens - 92nd and Commercial             Retail            Anchored                  3,647,056.31
   83           1        Walgreens - Oro Valley                      Retail            Anchored                  3,642,402.01
   84           1        Shops of Village Green                      Retail            Shadow Anchored           3,596,897.13
   86           1        Carnegie Centre                             Office            Suburban                  3,592,457.20
   89           1        Northeast Corporate Centre                  Office            Suburban                  3,517,369.99
   90           1        Walgreens - Johnson City                    Retail            Anchored                  3,510,023.98
   91           1        Temecula Pads P & Q                         Retail            Shadow Anchored           3,487,401.31
   92           1        Trinity Square                              Mixed Use         Office/Retail             3,484,415.86
   93           1        Walgreens - Houston                         Retail            Anchored                  3,442,830.00
   95           1        Walgreens Plaza                             Retail            Anchored                  3,297,214.18
   96           1        AmCap - Table Mesa                          Retail            Anchored                  3,280,000.00
  100           1        Walgreens - Mooresville                     Retail            Anchored                  3,093,289.91
  101           1        West Carmel Shoppes                         Retail            Unanchored                3,086,512.52
  102           1        Walgreens - Cedar Park                      Retail            Anchored                  3,073,311.45
  103           1        Walgreens - Lacey                           Retail            Anchored                  2,996,960.00
  104           1        Walgreens - Saint George                    Retail            Anchored                  2,993,516.94
  105           1        Walgreens - Tucson                          Retail            Anchored                  2,875,384.23
  107           1        Walgreens - McDonough                       Retail            Anchored                  2,804,385.22
  108           1        Eckerds - Grapevine                         Retail            Anchored                  2,789,152.37
  109           1        Goshen Industrial                           Industrial        Warehouse                 2,788,981.66
  110           1        Shockoe Centre Office Building              Office            CBD                       2,779,430.58
  116           1        AmCap - Southgate SC                        Retail            Anchored                  2,449,000.00
  117           1        AmCap - Capitol Hill                        Retail            Anchored                  2,400,000.00
  119           1        Mankato Place                               Mixed Use         Office/Retail             2,316,448.76
  120           1        Eckerds - Weekie Wachee                     Retail            Anchored                  2,316,178.51
  122           1        CVS Pleasant Grove, AL                      Retail            Anchored                  2,094,034.65
  131           1        Acme Kent Plaza                             Retail            Shadow Anchored           1,423,127.36
  140           1        Rite Aid - Santa Barbara, CA                Retail            Unanchored                  507,614.01

MORTGAGE   % OF AGGREGATE
 LOAN       CUT-OFF DATE    % OF LOAN GROUP 1   NUMBER OF
NUMBER        BALANCE            BALANCE          UNITS
---------------------------------------------------------
    1           3.76%             5.22%          220,547
    3           3.25%             4.52%          194,149
    4           2.84%             3.95%          187,523
    5           2.35%             3.27%          129,772
    7           2.32%             3.22%          149,798
    9           1.98%             2.75%          164,481
   10           1.97%             2.74%          122,154
   11           1.96%             2.72%          101,290
   12           1.87%             2.60%          136,191
   14           1.54%             2.15%          117,197
   15           1.53%             2.13%          202,496
   16           1.51%             2.10%          172,642
   17           1.47%             2.04%          124,983
   18           1.46%             2.03%          122,498
   22           1.31%             1.82%           46,856
   23           1.27%             1.76%          114,789
   24           1.26%             1.76%          105,231
   25           1.25%             1.74%          106,823
   27           1.12%             1.55%          174,547
   28           1.09%             1.51%          134,469
   29           1.06%             1.47%           86,600
   34           0.86%             1.20%           51,608
   35           0.85%             1.19%           29,162
   36           0.85%             1.18%          172,293
   37           0.82%             1.14%           32,308
   39           0.77%             1.06%           56,134
   40           0.75%             1.04%           67,699
   41           0.73%             1.01%           68,482
   42           0.73%             1.01%          120,831
   43           0.71%             0.98%          106,209
   45           0.68%             0.95%           83,243
   46           0.64%             0.89%           52,203
   47           0.64%             0.89%           71,680
   48           0.61%             0.85%          105,004
   49           0.59%             0.82%           57,373
   51           0.58%             0.81%           56,197
   52           0.54%             0.76%           25,180
 52.1                                             15,125
 52.2                                             10,055
   55           0.53%             0.74%           27,564
   57           0.51%             0.71%           28,230
   58           0.50%             0.70%           36,180
   59           0.50%             0.70%           34,470
   60           0.49%             0.69%           14,820
   61           0.48%             0.67%           15,120
   62           0.48%             0.67%           52,079
   65           0.46%             0.65%           15,120
   67           0.46%             0.64%          129,677
   69           0.45%             0.63%           15,120
   71           0.45%             0.62%           11,284
   75           0.43%             0.59%           17,400
   77           0.42%             0.58%           15,120
   78           0.42%             0.58%           37,644
   79           0.42%             0.58%           14,550
   81           0.41%             0.57%           47,140
   82           0.41%             0.57%           15,120
   83           0.41%             0.57%           15,120
   84           0.40%             0.56%           40,045
   86           0.40%             0.56%           46,508
   89           0.39%             0.55%           29,674
   90           0.39%             0.55%           14,490
   91           0.39%             0.54%           14,500
   92           0.39%             0.54%           24,485
   93           0.39%             0.54%           14,490
   95           0.37%             0.51%           22,975
   96           0.37%             0.51%           58,862
  100           0.35%             0.48%           14,490
  101           0.35%             0.48%           28,400
  102           0.34%             0.48%           14,490
  103           0.34%             0.47%           14,490
  104           0.34%             0.47%           14,490
  105           0.32%             0.45%           14,490
  107           0.31%             0.44%           15,120
  108           0.31%             0.43%           11,200
  109           0.31%             0.43%          130,561
  110           0.31%             0.43%           53,293
  116           0.27%             0.38%           60,446
  117           0.27%             0.37%           41,737
  119           0.26%             0.36%          100,009
  120           0.26%             0.36%           11,200
  122           0.23%             0.33%           10,125
  131           0.16%             0.22%           23,249
  140           0.06%             0.08%            7,920

UNIT OF
MEASURE     LARGEST TENANT NAME
-------     -------------------
Sq. Ft.    Ross
Sq. Ft.    Safeway
Sq. Ft.    Linens 'n Things
Sq. Ft.    Rugged Wearhouse
Sq. Ft.    Dept. of Social & Health Services
Sq. Ft.    SRG Partnership
Sq. Ft.    Roland Land Investment
Sq. Ft.    Ocean County Board of Social Services
Sq. Ft.    King Sooper's
Sq. Ft.    HMS Capital
Sq. Ft.    Peapod by Giant
Sq. Ft.    Marshalls
Sq. Ft.    American Airlines
Sq. Ft.    King Sooper's
Sq. Ft.    Horizon Media, Inc.
Sq. Ft.    Safeway
Sq. Ft.    Vons
Sq. Ft.    Safeway
Sq. Ft.    Rooms To Go
Sq. Ft.    Costco
Sq. Ft.    Ralphs
Sq. Ft.    Craig Berkman & Associates
Sq. Ft.    Central Carolina Bank
Sq. Ft.    Wal-Mart
Sq. Ft.    Blockbuster Video
Sq. Ft.    Bassett Furniture Direct of Rochester
Sq. Ft.    Interface Engineering
Sq. Ft.    Ralphs
Sq. Ft.    Sportmart
Sq. Ft.    Tampa Heart Center, Inco
Sq. Ft.    King Sooper's
Sq. Ft.    AOAC International
Sq. Ft.    Stater Brothers
Sq. Ft.    Water Group Systems, Inco
Sq. Ft.    Bi-Lo
Sq. Ft.    Publix
Sq. Ft.
Sq. Ft.    CVS
Sq. Ft.    CVS
Sq. Ft.    Car Toys
Sq. Ft.    Johnny Carino's
Sq. Ft.    Eat Fish, LLC
Sq. Ft.    Chief Auto Parts
Sq. Ft.    Sleepcare
Sq. Ft.    Walgreens
Sq. Ft.    Winn Dixie
Sq. Ft.    Walgreens
Sq. Ft.    Tractor Supply
Sq. Ft.    Walgreens
Sq. Ft.    First Republic Bank
Sq. Ft.    Macaroni Grill
Sq. Ft.    Walgreens
Sq. Ft.    Emerald Coast Restaurant
Sq. Ft.    Walgreens
Sq. Ft.    Dollar Tree
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    Ginger's Hallmark
Sq. Ft.    Fidelity National Title
Sq. Ft.    State Financial Bank
Sq. Ft.    Walgreens
Sq. Ft.    China King/Iron Wok
Sq. Ft.    Diamond Health Care
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    King Sooper's
Sq. Ft.    Walgreens
Sq. Ft.    Graham's Crackbox 30, Inc.
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    Walgreens
Sq. Ft.    Eckerds
Sq. Ft.    Amscan, Inc.
Sq. Ft.    McSweeney, Burtch & Crump
Sq. Ft.    Dillion's
Sq. Ft.    King Sooper's
Sq. Ft.    Minnesota Work Force
Sq. Ft.    Eckerds
Sq. Ft.    CVS
Sq. Ft.    Laundry 101, Inc.
Sq. Ft.    Rite Aid

LARGEST                                                                                  2ND LARGEST
 TENANT                                                                                  TENANT % OF         2ND LARGEST TENANT
% OF NRA  LARGEST TENANT EXP. DATE    2ND LARGEST TENANT NAME                                NRA                  EXP. DATE
-------------------------------------------------------------------------------------------------------------------------------
 13.69%        30-Sep-2012            Marshalls                                             13.60%               30-Sep-2012
 27.69%        31-Jan-2021            Long & Foster Real Estate, Inc.                        2.54%               30-Jun-2009
 17.02%        31-Jan-2013            Old Navy                                              13.35%               30-Apr-2007
  9.44%        5-Aug-2007             JJ's Hallmark & Lamp Factory                           9.25%               31-Jan-2004
 46.85%        31-Dec-2011            Washington State Library                              33.31%               31-Dec-2011
 10.95%        30-Sep-2008            Wells Fargo Bank                                       7.78%               31-Dec-2006
  6.42%        30-Nov-2006            M.E. Interest & M. Elikinawy                           2.84%               31-Mar-2006
 92.61%        1-Jul-2022             Grunin & Kalmanowitz, PA                               2.27%               31-Dec-2012
 53.21%        30-Nov-2009            Coomers                                               11.95%               31-Mar-2004
 17.37%        9-Jul-2005             Huntington Provider Services                          11.92%               31-May-2003
 46.17%        31-Jul-2009            Pleasants Hardware Co.                                22.71%               31-Jan-2010
 29.57%        30-Apr-2012            Bachetti Brothers                                     12.41%               28-Feb-2005
 12.74%        31-Dec-2004            Sabre A                                                6.37%               31-Dec-2004
 50.22%        30-Nov-2019            One $ Mart                                            10.03%               31-Jan-2006
 22.76%        29-Feb-2008            Spotlight Health                                      21.20%               31-Jan-2005
 50.42%        31-Aug-2022            Fashion Bug                                            7.40%               20-Apr-2004
 54.04%        10-Oct-2025            Blockbuster Video                                      4.32%               30-Sep-2005
 40.09%        31-Jan-2006            California Federal Savings                            11.52%               31-Dec-2010
 32.43%        30-Jun-2004            Best Buy                                              27.56%               31-Jan-2013
100.00%        17-Nov-2048
 48.50%        31-Jan-2008            Denny's, Inc.                                          7.62%               31-Mar-2010
  9.66%        31-Mar-2004            The Trust For Public Lands                             8.87%               31-Dec-2007
 24.71%        31-Mar-2009            Kinkos                                                22.88%               31-Dec-2009
 68.89%        29-Dec-2011            Food Lion                                             16.83%               17-Dec-2013
 11.76%        29-Jul-2011            Burger King                                            8.67%               15-Dec-2021
 29.10%        23-Nov-2011            RobCor Home Furnishings, Inc dba Thomasville Home
                                      Furnishings of Rochester                              26.72%               31-Mar-2010
 31.82%        31-Aug-2009            Borders                                               30.28%               31-Jul-2004
 68.68%        30-Jun-2023            Bank of the West                                       9.33%               31-Oct-2011
 49.14%        31-Aug-2013            Michaels                                              15.06%               30-Jun-2003
  9.18%        26-Feb-2005            NanobacLabs, LLC                                       7.26%               30-Jun-2010
 74.76%        31-Jul-2014            Hollywood Video                                        7.34%               28-Feb-2007
 24.75%        30-Nov-05              Hirschel, Savitz                                      16.81%               23-Sep-2003
 34.04%        31-Oct-2007            King's Gym                                             7.53%               30-Jun-2007
 21.41%        31-Oct-2005            Rotad, Inc. and Frontier Holdings, Inc.               21.10%               30-Apr-2006
 81.35%        31-Jan-2021            Myers Hair & Tanning                                   3.31%               28-Feb-2006
 78.78%        31-Oct-2025            Cabinetry By Design                                    4.27%               31-Oct-2005

 66.94%        31-Jan-2021            Burch and Hatfield                                    11.40%               30-Sep-2012
100.00%        31-Jan-2022
 21.77%        28-Feb-2012            Planet Tan                                            15.60%               31-May-2012
 23.03%        14-Apr-2012            Lone Star Steakhouse                                  23.03%               31-Dec-2005
 30.40%        30-Jun-2007            Peter's Market                                        15.20%               30-Jun-2003
 23.21%        30-Nov-2007            Blockbuster Video                                     14.51%               31-Oct-2009
 30.01%        30-Jun-2007            Technology Credit Union                               19.74%               6-Apr-2007
100.00%        30-Nov-2077
 77.27%        30-May-2021            Movie Gallery                                          7.52%               31-May-2006
100.00%        31-Jan-2022
 33.31%        31-Oct-2006            Kroger                                                20.13%               28-Feb-2006
100.00%        30-Sep-2061
100.00%        31-Mar-2015
 43.10%        20-May-2017            Chili's Grill and Bar                                 40.23%               18-Jul-2017
100.00%        31-Jul-2061
 31.06%        13-May-2011            Jubilee Gala Hall                                     10.96%               29-Mar-2007
100.00%        28-Feb-2078
 16.97%        31-Oct-2012            Fashion Bug                                           16.97%               28-Feb-2012
100.00%        31-May-2021
100.00%        31-Aug-2077
 12.95%        31-Mar-2015            Blockbuster Video                                     11.99%               31-May-2016
 25.57%        1-Mar-2008             VNA (Visiting Nurses Association)                     23.82%               30-Apr-2011
 24.45%        1-Mar-2011             Northpoint Dental Group, Ltd.                         20.35%               1-Apr-2011
100.00%        30-Sep-2021
 47.59%        31-Jul-2022            La Salsa                                              16.55%               30-Jun-2013
 41.59%        30-Apr-2006            Kinko's                                               12.93%               30-Jun-2003
100.00%        31-May-2062
 79.10%        31-Mar-2044            The Casual Male                                       13.06%               31-Dec-2008
100.00%        30-Nov-2018
100.00%        31-Dec-2062
 21.13%        31-Aug-2007            106th Street Grill                                    14.08%               31-Aug-2005
100.00%        31-Aug-2077
100.00%        26-Mar-2078
100.00%        31-Dec-2077
100.00%        31-Dec-2077
100.00%        30-Nov-2061
100.00%        7-Aug-2018
100.00%        31-Oct-2006
 27.91%        1-Jan-2005             Matrix Capital Markets Group, I                       14.46%               31-Jul-2007
 78.83%        30-Nov-2016            Sunset Plaza Drug Corporation                         10.80%               31-Mar-2003
100.00%        19-Jun-2009
  9.93%        30-Jun-2008            Legal Services                                         6.75%               30-Nov-2008
100.00%        9-May-2021
100.00%        31-Jan-2021
 15.48%        31-Oct-2003            Kent Cards and Gifts, Inc.                            14.19%               14-Mar-2005
100.00%        31-May-2010

                                                      3RD LARGEST
                                                      TENANT % OF
 3RD LARGEST TENANT NAME                                  NRA
 ----------------------------------------------------------------
 Staples                                                 9.35%
 Fontina Grille                                          2.27%
 Borders                                                12.33%
 Modell's Sporting Goods                                 8.32%
 Dept. of Retirement Systems                             8.65%
 Meyer & Wyse                                            6.50%
 Maury Abrams & Co.                                      2.83%
 Business Staffing                                       1.58%
 Dress Barn                                              6.47%
 Environmental Industries, Inc.                          9.29%
 Seimens Security Technology                            18.77%
 Eckerds                                                 5.79%
 Ocariz, Gitlin, Zomerfeld                               5.55%
 On Your Feet                                            4.90%
 California Bank & Trust                                18.17%
 Merchant's Tire & Auto                                  5.23%
 Pam's Hallmark                                          4.32%
 Bank of America                                         9.70%
 Babies R Us                                            17.54%

 Raintree Cleaners                                       3.81%
 Margulis Jewelers                                       6.57%
 Sprint                                                 10.63%
 CATO                                                    2.79%
 Fantastic Nails & Spa                                   8.49%
 Permoda Enterprise, Inc (Floorz)                       22.80%
 Fletcher Farr Ayotte, P.C. Arc                         20.01%
 General Bank                                            3.77%
 MacFrugal's                                            12.07%
 PCPA                                                    7.25%
 Optical Masters                                         3.03%
 Berman, Sobin & Gross                                  11.31%
 China King Buffet                                       6.37%
 California Direct Services, Inc.                       15.11%
 Southeastern Spirits                                    2.79%
 Oconee Cellar                                           4.27%

 Dan Overlin Day Spa and Boutique                       15.06%
 Brinker Restaurant Corporation (Chili's)               19.48%
 Acumen Partners                                         6.63%
 Auto Tech                                               7.80%
 Michael Tong, DDS                                      11.11%

 H&R Block                                               3.84%

 Dollar General                                          5.86%

 BP Amoco                                               16.67%

 La Minutera Restaurant                                 10.63%

 New China Restaurant                                   12.73%

 China Buffet                                           11.26%
 Renon & Associates, Inc.                               10.36%
 RSM McGladrey, Inc.                                    18.18%

 Nextel                                                 13.79%
 Washington Hospital Center                              9.15%

 5 Star Cellular                                         3.93%

 Evergreen Chinese Restaurant                           10.92%

 VA/Virginia Tech                                       14.06%
 JC's Bar & Grill                                        5.96%

 The Haze                                                6.61%

 Electronic Maintenance Corporation                      8.60%

                                MORTGAGE
3RD LARGEST TENANT                LOAN
   EXP. DATE                     NUMBER
----------------------------------------
   30-Sep-2017                     1
   30-Sep-2011                     3
   30-Apr-2022                     4
   25-Apr-2012                     5
   31-Jan-2009                     7
   28-Feb-2006                     9
   30-Jun-2003                    10
   31-Aug-2007                    11
   30-Jun-2007                    12
   31-Dec-2003                    14
   30-Apr-2008                    15
   31-Aug-2004                    16
   30-Nov-2006                    17
   30-Jun-2005                    18
   30-Jun-2009                    22
   31-Jan-2009                    23
   31-Jan-2006                    24
   31-Dec-2009                    25
   31-Jan-2018                    27
                                  28
   30-Sep-2006                    29
   30-Jun-2006                    34
   15-Feb-2004                    35
   31-Jan-2007                    36
   15-Feb-2012                    37
   31-Dec-2006                    39
   31-Jul-2007                    40
   30-Jun-2007                    41
   31-Jan-2006                    42
   30-Apr-2004                    43
   30-Nov-2005                    45
   31-Jul-2008                    46
   30-Jun-2012                    47
   30-Apr-2006                    48
   30-Oct-2004                    49
   31-Oct-2007                    51
                                  52
                                52.1
                                52.2
   30-Apr-2008                    55
   30-Sep-2014                    57
   30-Jun-2004                    58
   11-Jul-2009                    59
   31-Dec-2012                    60
                                  61
   30-Apr-2005                    62
                                  65
   31-Jan-2003                    67
                                  69
                                  71
   31-Jan-2018                    75
                                  77
   15-Jul-2008                    78
                                  79
   30-Nov-2012                    81
                                  82
                                  83
   31-Oct-2010                    84
   31-Jan-2006                    86
   1-Jun-2007                     89
                                  90
   30-Apr-2010                    91
   15-Dec-2004                    92
                                  93
   28-Feb-2007                    95
                                  96
                                 100
   30-Sep-2007                   101
                                 102
                                 103
                                 104
                                 105
                                 107
                                 108
                                 109
   29-Feb-2004                   110
   30-Sep-2006                   116
                                 117
   31-May-2006                   119
                                 120
                                 122
   28-Feb-2007                   131
                                 140

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C4

           ANNEX A-5       CERTAIN CHARACTERISTICS OF THE MORTGAGE
                           LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

MORTGAGE                                                                                                   CROSS-COLLATERALIZED AND
 LOAN        LOAN GROUP                                                                      PROPERTY         CROSS-DEFAULTED LOAN
 NUMBER        NUMBER      PROPERTY NAME                               PROPERTY CITY          STATE                  FLAG
------------------------------------------------------------------------------------------------------------------------------------
                           S & P Portfolio                             Various                 CA          S & P Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
  25             1         Willowtree Shopping Center                  Laguna Woods            CA          S & P Portfolio
  28             1         Costco Wholesale Warehouse                  San Francisco           CA          S & P Portfolio
  29             1         Raintree Plaza Shopping Center              Culver City             CA          S & P Portfolio
  41             1         El Rancho Shopping Center                   Arcadia                 CA          S & P Portfolio
  72             1         Coco Palms & Sandalwood Apartments          Santa Ana               CA          S & P Portfolio

                           Portland Office Portfolio                   Portland                OR          Portland Office Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   9             1         American Bank Building                      Portland                OR          Portland Office Portfolio
  34             1         Jackson Tower                               Portland                OR          Portland Office Portfolio
  40             1         Mohawk Building                             Portland                OR          Portland Office Portfolio

  13             2         Cambridge Square & Park Manor Portfolio     DeKalb                  IL
-----------------------------------------------------------------------------------------------------------------------------------
13.1                       Cambridge Square Townhome Apartments        DeKalb                  IL
13.2                       Park Manor Apartments                       DeKalb                  IL

  33             2         Gadsden Multifamily Portfolio               Various                 AL
-----------------------------------------------------------------------------------------------------------------------------------
33.1                       Pine Ridge Apartments                       Gadsden                 AL
33.2                       Wildhaven Townhome Apartments               Rainbow City            AL
33.3                       South Town Apartments                       Rainbow City            AL
33.4                       Williamsburg Townhome Apartments            Gadsden                 AL

  52             1         CVS 15th Street / 69 South Portfolio        Tuscaloosa              AL
-----------------------------------------------------------------------------------------------------------------------------------
52.1                       CVS - 15th Street & Burch and Hatfield      Tuscaloosa              AL
52.2                       CVS - 69 South                              Tuscaloosa              AL

  80             2         Woodard Portfolio                           Charlottesville         VA
-----------------------------------------------------------------------------------------------------------------------------------
80.1                       Graduate Centre                             Charlottesville         VA
80.2                       Town Court                                  Charlottesville         VA
80.3                       Montebello Circle                           Charlottesville         VA

                                                              % OF
MORTGAGE                                                   AGGREGATE        % OF LOAN       % OF LOAN
 LOAN     LOAN GROUP  ORIGINAL LOAN   CUT-OFF DATE LOAN   CUT-OFF DATE        GROUP 1        GROUP 2
NUMBER      NUMBER     BALANCE ($)        BALANCE ($)        BALANCE         BALANCE         BALANCE
------------------------------------------------------------------------------------------------------
              1          40,800,000     40,702,283.66        4.56%            6.34%           0.00%
------------------------------------------------------------------------------------------------------
  25          1       11,200,000.00     11,173,175.91        1.25%            1.74%           0.00%
  28          1        9,700,000.00      9,676,768.42        1.09%            1.51%           0.00%
  29          1        9,450,000.00      9,427,367.17        1.06%            1.47%           0.00%
  41          1        6,500,000.00      6,484,432.45        0.73%            1.01%           0.00%
  72          1        3,950,000.00      3,940,539.71        0.44%            0.61%           0.00%

              1          32,050,000     32,050,000.00        3.59%            4.99%           0.00%
------------------------------------------------------------------------------------------------------
   9          1       17,650,000.00     17,650,000.00        1.98%            2.75%           0.00%
  34          1        7,700,000.00      7,700,000.00        0.86%            1.20%           0.00%
  40          1        6,700,000.00      6,700,000.00        0.75%            1.04%           0.00%

  13          2          14,500,000     14,486,714.17        1.62%            0.00%           5.80%
----------------------------------------------------------------------------------------------------

  33          2           7,825,000      7,802,044.51        0.87%            0.00%           3.12%
----------------------------------------------------------------------------------------------------

  52          1           4,850,000      4,845,980.13        0.54%            0.76%           0.00%
----------------------------------------------------------------------------------------------------

  80          2           3,675,000      3,666,768.25        0.41%            0.00%           1.47%
----------------------------------------------------------------------------------------------------

ORIGINAL
TERM TO    REMAINING
MATURITY    TERM TO      REMAINING     ORIGINAL      REMAINING                      MATURITY DATE OR
OR ARD     MATURITY OR   IO PERIOD    AMORT TERM    AMORT TERM     MONTHLY P&I        ARD Balloon          APPRAISED
(MOS.)     ARD (MOS.)     (MOS.)        (MOS.)        (MOS.)       PAYMENT ($)        BALANCE ($)          VALUE ($)       DSCR (x)
-----------------------------------------------------------------------------------------------------------------------------------
 60           58                         360           358          228,595.45        37,836,461.86        63,670,000        1.60
-----------------------------------------------------------------------------------------------------------------------------------
 60           58                         360           358           62,751.69        10,386,479.87        18,650,000        1.61
 60           58                         360           358           54,347.45         8,995,433.17        15,500,000        1.46
 60           58                         360           358           52,946.74         8,763,592.29        13,700,000        1.83
 60           58                         360           358           36,418.39         6,027,867.89        10,300,000        1.54
 60           58                         360           358           22,131.18         3,663,088.64         5,520,000        1.44

 84           81            9            360           360          180,771.70        29,211,893.84        41,800,000        1.45
-----------------------------------------------------------------------------------------------------------------------------------
 84           81            9            360           360           99,551.34        16,087,049.33        22,900,000        1.45
 84           81            9            360           360           43,430.33         7,018,146.14        10,100,000        1.43
 84           81            9            360           360           37,790.03         6,106,698.37         8,800,000        1.47

120          119                         360           359           83,332.91        12,157,544.00        18,500,000        1.44
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           15,800,000
                                                                                                            2,700,000

 60           57                         360           357           47,520.23         7,331,140.25        10,750,000        1.39
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            4,500,000
                                                                                                            1,100,000
                                                                                                            2,700,000
                                                                                                            2,450,000

120          119                         360           359           29,078.20         4,114,584.18         6,282,000        1.45
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            4,507,000
                                                                                                            1,775,000

120          118                         360           358           21,539.78         3,096,884.75         4,900,000        1.85
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            2,340,000
                                                                                                            1,190,000
                                                                                                            1,370,000

ORIGINAL
TERM TO   REMAINING                                                        CUT-OFF DATE
MATURITY   TERM TO      CUT-OFF     LTV RATIO AT                              LOAN                                  MORTGAGE
OR ARD    MATURITY OR   DATE LTV     MATURITY OR      NUMBER    UNIT OF     AMOUNT PER                                LOAN
(MOS.)    ARD (MOS.)     RATIO          ARD          OF UNITS   MEASURE     (UNIT)($)      UW NET CASH FLOW ($)      NUMBER
----------------------------------------------------------------------------------------------------------------------------
  60         58          64.17%        59.65%        450,924    Sq. Ft.          90             4,382,692
----------------------------------------------------------------------------------------------------------------------------
  60         58          59.91%        55.69%        106,823    Sq. Ft.         105             1,208,647              25
  60         58          62.43%        58.04%        134,469    Sq. Ft.          72               954,771              28
  60         58          68.81%        63.97%         86,600    Sq. Ft.         109             1,165,067              29
  60         58          62.96%        58.52%         68,482    Sq. Ft.          95               672,523              41
  60         58          71.39%        66.36%         54,550    Sq. Ft.          72               381,683              72

  84         81          76.68%        69.89%        283,788    Sq. Ft.         113             3,148,088
----------------------------------------------------------------------------------------------------------------------------
  84         81          77.07%        70.25%        164,481    Sq. Ft.         107             1,735,912               9
  84         81          76.24%        69.49%         51,608    Sq. Ft.         149               745,510              34
  84         81          76.14%        69.39%         67,699    Sq. Ft.          99               666,666              40

 120        119          78.31%        65.72%            207    Units        69,984             1,444,807              13
----------------------------------------------------------------------------------------------------------------------------
                                                         181    Units                                                13.1
                                                          26    Units                                                13.2

  60         57          72.58%        68.20%            272    Units        28,684               793,690              33
----------------------------------------------------------------------------------------------------------------------------
                                                         112    Units                                                33.1
                                                          28    Units                                                33.2
                                                          72    Units                                                33.3
                                                          60    Units                                                33.4

 120        119          77.14%        65.50%         25,180    Sq. Ft.         192               504,436              52
----------------------------------------------------------------------------------------------------------------------------
                                                      15,125    Sq. Ft.                                              52.1
                                                      10,055    Sq. Ft.                                              52.2

 120        118          74.83%        63.20%             35    Units       104,765               479,311              80
----------------------------------------------------------------------------------------------------------------------------
                                                          12    Units                             245,764            80.1
                                                          14    Units                             105,841            80.2
                                                           9    Units                             127,706            80.3

                                                                         ANNEX B

ABN AMRO                                               WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     Statement Date:
LaSalle Bank N.A.                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:
135 S. LaSalle Street Suite 1625                                   SERIES 2003-C4                                  Prior Payment:
Chicago, IL 60603                                                                                                  Next Payment:
                                                                                                                   Record Date:
                                                             ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                                     Analyst:
                                                         REPORTING PACKAGE TABLE OF CONTENTS

                                                                                           Page(s)
                                                                                           ------
Issue Id:           WBCM03C4           REMIC Certificate Report                                          Closing Date:
                                       Bond Interest Reconciliation                                      First Payment Date:
Monthly Data File Name:                Cash Reconciliation Summary                                       Assumed Final Payment Date:
            WBCM03C4_YYYYMM_3.zip      15 Month Historical Loan Status Summary
                                       15 Month Historical Payoff/Loss Summary
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail

                           PARTIES TO THE TRANSACTION
            DEPOSITOR: Wachovia Commercial Mortgage Securities, Inc.
   UNDERWRITERS: Wachovia Securities, Inc./ABN AMRO Inc. / Nomura Securities
                              International, Inc.
              MASTER SERVICER: Wachovia Bank, National Association
                    SPECIAL SERVICER: Clarion Partners, LLC.
        RATING AGENCY: Standard & Poor's Ratings Services / Fitch, Inc.

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                               www.etrustee.net
LaSalle Factor Line                                              (800) 246-5761

03/19/2003 - 13:06 (MXXX-MXXX) (C)2003 LaSalle Bank N.A.

ABN AMRO                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                                   Statement Date:
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                Payment Date:
                                           SERIES 2003-C4                                               Prior Payment:
WAC:                                                                                                    Next Payment:
WA Life Term:                                                                                           Record Date:
WA Amort Term:                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                          REMIC CERTIFICATE REPORT

         ORIGINAL       OPENING   PRINCIPAL     PRINCIPAL       NEGATIVE       CLOSING    INTEREST     INTEREST     PASS-THROUGH
CLASS  FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS    AMORTIZATION     BALANCE     PAYMENT    ADJUSTMENT      RATE (2)
CUSIP    Per 1,000     Per 1,000  Per 1,000     Per 1,000        Per 1,000    Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
---------------------------------------------------------------------------------------------------------------------------------










          0.00           0.00      0.00           0.00            0.00         0.00          0.00        0.00
==================================================================================================================================
                                                                               TOTAL P&I PAYMENT         0.00
                                                                               ==============================

Notes:  (1) N denotes notional balance not included in total

        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment

        (3) Estimated

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:
LaSalle Bank N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Payment Date:
                                              SERIES 2003-C4                                      Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:

                           ABN AMRO Acct: XX-XXXX-XX-X

                          BOND INTEREST RECONCILIATION

                                                           Deductions                               Additions
                                               ---------------------------------   ------------------------------------------------
         Accrual                   Accrued                 Deferred &                 Prior     Int Accrual   Prepay-     Other
       -----------  Pass Thru    Certificate   Allocable   Accretion   Interest    Int. Short-   on prior      ment      Interest
Class  Method Days    Rate         Interest       PPIS     Interest    Loss/Exp     falls Due   Shortfall(3) Penalties  Proceeds(1)
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------
                                    0.00         0.00         0.00        0.00        0.00                      0.00      0.00
===================================================================================================================================

                                                           Remaining
 Distributable       Interest         Current Period      Outstanding        Credit Support
  Certificate         Payment          (Shortfall)/        Interest       --------------------
  Interest(2)         Amount             Recovery         Shortfalls       Original Current(4)
 -------------       --------         ---------------     -----------     --------------------
















------------------------------------------------------------------------------------------------------------------------------------
 0.00                0.00                                   0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)      Accrued - Deductions + Additional Interest.

(3)      Where applicable.

(4)      Determined as follows: (A) the ending balance of all the classes less
         (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/19/2003-13:06 (MXXX-MXXX) (c) 2003 LaSalle Bank N.A.

ABN AMRO                          WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:
Lasalle Bank N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   Payment Date:
                                           SERIES 2003-C4                                        Prior Payment:
                                                                                                 Next Payment:
                                                                                                 Record Date:

                           ABN AMRO ACCT: XX-XXXX-XX-X

                           CASH RECONCILIATION SUMMARY

        INTEREST SUMMARY                            PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY

   Current Scheduled Interest                    SCHEDULED PRINCIPAL:                       Current Servicing Fees
   Less Deferred Interest                        Current Scheduled Principal                Plus Fees Advanced for PPIS
   Less PPIS Reducing Scheduled Int              Advanced Scheduled Principal               Less Reduction for PPIS
   Plus Gross Advance Interest                   Scheduled Principal                        Plus Delinquent Servicing Fees
   Less ASER Interest Adv Reduction              UNSCHEDULED PRINCIPAL:                     Total Servicing Fees
   Less Other Interest Not Advanced              Curtailments
   Less Other Adjustment                         Advanced Scheduled Principal                      PPIS SUMMARY
   Total                                         Liquidation Proceeds
   UNSCHEDULED INTEREST:                         Repurchase Proceeds                        Gross PPIS
   Prepayment Penalties                          Other Principal Proceeds                   Reduced by PPIE
   Yield Maintenance Penalties                   Total Unscheduled Principal                Reduced by Shortfalls in Fees
   Other Interest Proceeds                       Remittance Principal                       Reduced by Other Amounts
   Total                                         Remittance P&I Due Trust                   PPIS Reducing Scheduled Interest
   Less Fees Paid to Servicer                    Remittance P&I Due Certs                   PPIS Reducing Servicing Fee
   Less Fee Strips Paid by Servicer                                                         PPIS Due Certificate
   LESS FEES & EXPENSES PAID BY/TO SERVICER
   Special Servicing Fees                          POOL BALANCE SUMMARY                                ADVANCE SUMMARY
   Workout Fees                                                           BALANCE    COUNT      (ADVANCE MADE BY SERVICER)
   Liquidation Fees                              Beginning Pool                                                  Principal  Interest
   Interest Due Serv on Advances                 Scheduled Principal                        Prior Outstanding
   Non Recoverable Advances                      Unscheduled Principal                      Plus Current Period
   Misc. Fees & Expenses                         Deferred Interest                          Less Recovered
   Plus Trustee Fees Paid by Servicer            Liquidations                               Less Non Recovered
   Total Unscheduled Fees & Expenses             Repurchases                                Ending Outstanding
   Total Interest Due Trust                      Ending Pool
   LESS FEES & EXPENSES PAID BY/TO TRUST
   Trustee Fee
   Fee Strips
   Misc. Fees
   Interest Reserve Withholding
   Plus Interest Reserve Deposit
   Total
   Total Interest Due Certs

03/19/2003 - 13:06 (MXXX-MXXX) (C)2003 LaSalle Bank N.A.

ABN AMRO                          WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                          Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                  Delinquency Aging Categories
--------------------------------------------------------------------------------------------------------
Distribution  Delinq 1 Month     Delinq 2 Months   Delinq 3+  Months      Foreclosure         REO
  Date        ------------------------------------------------------------------------------------------
              #     Balance      #      Balance     #       Balance      #    Balance     #   Balance
 01/00/00









========================================================================================================


               Special Event Categories(1)
 ----------------------------------------------------
 Modifications    Specially Serviced       Bankruptcy
 -------------    ------------------       ----------
  #   Balance        #   Balance           #  Balance
=======================================================











===================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

03/19/2003 - 13:06 (MXXX-MXXX) (C)2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution    Ending Pool (1)     Payoffs (2)       Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date
----------------------------------------------------------------------------------------------------------------------------------
                #    Balance       #   Balance       #     Amount    #      Balance         #    Balance       #      Amount
==================================================================================================================================










==================================================================================================================================


       Remaining Term        Curr Weighted Avg.
      -----------------------------------------
      Life      Amort.      Coupon        Remit
      ==========================================










      ==========================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.


03/19/2003 - 13:06 (MXXX-MXXX) (C) LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                           ABN AMRO ACCT: XX-XXXX-XX-X

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure    Payoff     Initial         Payoff   Penalty  Prepayment  Maturity  Property    Geographic
 Control #    Period     Balance   Type  Amount   Amount     Date       Date      Type        Location
=======================================================================================================











==================================================================================================================================
                         CURRENT
                         CUMULATIVE            0        0
                                         ================


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                           ABN AMRO ACCT: XX-XXXX-XX-X

                             DELINQUENT LOAN DETAIL

               Paid                 Outstanding   Out. Property                     Special
Disclosure     Thru   Current P&I        P&I        Protection       Advance        Servicer       Foreclosure    Bankruptcy   REO
 Control #     Date     Advance      Advances**      Advances     Description (1)  Transfer Date      Date           Date      Date
===================================================================================================================================










===================================================================================================================================
A.  P&I Advance - Loan in Grace Period                          3.  P&I Advance - Loan delinquent 3 months or More
B.  P&I Advance - Late Payment but < 1 month delinq             4.  Matured Balloon/Assumed Scheduled Payment
1.  P&I Advance - Loan delinquent 1 month                       7.  P&I Advance (Foreclosure)
2.  P&I Advance - Loan delinquent 2 months                      9.  P&I Advance (REO)
===================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance


03/19/2003 - 13:06 (MXXX-MXXX) (C) LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS


                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                                              Weighted Average
    Current Scheduled         # of         Scheduled         % of        -------------------------
         Balances             Loans         Balance         Balance      Term      Coupon     DSCR
--------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------
                                0              0             0.00%
--------------------------------------------------------------------------------------------------

Average Scheduled Balance

Maximum Scheduled Balance

Minimum Scheduled Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                                              Weighted Average
    Fully Amortizing          # of         Scheduled         % of        -------------------------
     Mortgage Loans           Loans         Balance         Balance      Term      Coupon     DSCR
--------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------
                                0              0             0.00%
--------------------------------------------------------------------------------------------------

                                      Minimum Remaining Term

                                      Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                              Weighted Average
    Current Mortgage          # of         Scheduled         % of        -------------------------
     Interest Rate            Loans         Balance         Balance      Term      Coupon     DSCR
--------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------
                                0              0             0.00%
--------------------------------------------------------------------------------------------------

Minimum Mortgage Interest Rate                         10.0000%

Maximum Mortgage Interest Rate                         10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)


                                                                              Weighted Average
        Balloon               # of         Scheduled         % of        -------------------------
     Mortgage Loans           Loans         Balance         Balance      Term      Coupon     DSCR
--------------------------------------------------------------------------------------------------
       0 to  60
      61 to 120
     121 to 180
     181 to 240
     241 to 360



--------------------------------------------------------------------------------------------------
                                0              0             0.00%
--------------------------------------------------------------------------------------------------

Minimum Remaining Term               0

Maximum Remaining Term               0


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)

   Debt Service           # of         Scheduled          % of
  Coverage Ratio         Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------
                           0               0             0.00%
--------------------------------------------------------------------------------------------------

Maximum DSCR

Minimum DSCR

                          DISTRIBUTION OF DSCR (CUTOFF)

   Debt Service           # of         Scheduled          % of
  Coverage Ratio         Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------
                           0                 0           0.00%
--------------------------------------------------------------------------------------------------

Maximum DSCR                              0.00

Minimum DSCR                              0.00

                             GEOGRAPHIC DISTRIBUTION

                          # of         Scheduled          % of
Geographic Location      Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------














--------------------------------------------------------------------------------------------------
                           0                             0.00%
--------------------------------------------------------------------------------------------------


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                          # of         Scheduled          % of
   Property Types        Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------
                           0               0             0.00%
--------------------------------------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

Amortization              # of         Scheduled          % of
   Type                  Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                         # of         Scheduled          % of
   Number of Years       Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------------------------
                           0               0             0.00%
--------------------------------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                         # of         Scheduled          % of
       Year              Loans          Balance          Balance         WAMM       WAC       DSCR
--------------------------------------------------------------------------------------------------
      2003
      2004
      2005
      2006
      2007
      2008
      2009
      2010
      2011
      2012
      2013
 2014 & Longer
--------------------------------------------------------------------------------------------------
                           0                0             0.00%
--------------------------------------------------------------------------------------------------


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                               LOAN LEVEL DETAIL

----------------------------------------------------------------------------------------------------------------------------
                                                                 Operating                     Ending
Disclosure             Property                                  Statement     Maturity      Principal     Note    Scheduled
Control #     Grp        Type        State    DSCR       NOI        Date         Date         Balance      Rate       P&I
----------------------------------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------------------------------
                                     W/Avg    0.00        0                                       0                    0
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
                        Spec.             Loan                     Prepayment
Disclosure     Mod.     Serv     ASER     Status      --------------------------------
Control #      Flag     Flag     Flag     Code(1)     Amount         Penalty      Date
--------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------------------------------
                                                       0                0
--------------------------------------------------------------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:     A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month     3. P&I Adv - delinquent 3+ months

                  B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months    4. Mat. Balloon/Assumed P&I


(1)   Legend:     A. P&I Adv - in Grace Period        5. Prepaid in Full        7. Foreclosure     9. REO    11. Modification

                  B. P&I Adv - < one month delinq     6. Specially Serviced     8. Bankruptcy     10. DPO


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                   SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

--------------------------------------------------------------------------------
                                              Balance
Disclosure   Transfer    Loan Status   ---------------------    Note    Maturity
Control #      Date        Code(1)     Scheduled      Actual    Rate      Date
--------------------------------------------------------------------------------




-----------------------------------------------------------
  Remaining Term
-----------------  Property                            NOI
Life       Amort.    Type     State     NOI    DSCR    Date
-----------------------------------------------------------










--------------------------------------------------------------------------------------------------------------------------------



(1) Legend:  A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months   7. Foreclosure
             B. P&I Adv - < 1 month delinq.  2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I         8. REO

03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

--------------------------------------------------------------------------------------------------------------------------------
Disclosure          Resolution
Control #           Strategy                                           Comments
--------------------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------------------------------------------------


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                             MODIFIED LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                                                       Modified
Disclosure      Modification         Cutoff            Maturity                                   Modification
Control #           Date          Maturity Date          Date                                     Description
--------------------------------------------------------------------------------------------------------------------------------















--------------------------------------------------------------------------------------------------------------------------------


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                             REALIZED LOSS DETAIL

----------------------------------------------------------------------------------------------------
                                                 Beginning            Gross Proceeds    Aggregate
               Disclosure  Appraisal  Appraisal  Scheduled   Gross       as a % of     Liquidation
   Period       Control #    Date       Value     Balance   Proceeds  Sched Principal   Expenses*
----------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00       0.00                         0.00
CUMULATIVE                                         0.00       0.00                         0.00
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                  Net                      Net Proceeds
                               Liquidation                  as a % of                   Realized
                                Proceeds                  Sched. Balance                  Loss
----------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------
CURRENT TOTAL                    0.00                         0.00                        0.00
CUMULATIVE                       0.00                         0.00                        0.00
----------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

ABN AMRO                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Payment Date:
                                                SERIES 2003-C4                                     Prior Payment:
                                                                                                   Next Payment:
                                                                                                   Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                          APPRAISAL REDUCTION DETAIL

------------------------------------------------------------------------------------------------------

Disclosure      Appraisal    Scheduled       ARA       Current P&I                  Note      Maturity
 Control #      Red. Date     Balance       Amount       Advance         ASER       Rate       Date
------------------------------------------------------------------------------------------------------









---------------------------------------------------------
 Remaining Term                               Appraisal
-----------------   Property                -------------
Life       Amort.     Type    State   DSCR  Value    Date
---------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------


03/19/2003 - 13:06 (MXXX-MXXX) (C) 2003 LaSalle Bank N.A.

                                                                         ANNEX C

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of _____________
                              (Loan Level Report)

Operating Information Reflected As NOI ______ or NCF _______



    S4        S55     S61     S57    S58   S62 or S63    L8         L7         L37         L39          L38                    L25
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------              -------
                                                               (a)         (b)          (c)         (d)         (e)=a+b+c+d
                                                               ----------  -----------  ----------- ----------- -----------  -------
                                                                  ENDING                   OTHER
   LOAN                                                 PAID    SCHEDULED   TOTAL P&I     EXPENSE   TOTAL T&I                CURRENT
PROSPECTUS PROPERTY PROPERTY                SQ FT OR    THRU      LOAN       ADVANCES     ADVANCE     ADVANCES      TOTAL    MONTHLY
   ID        NAME     TYPE    CITY  STATE    UNITS      DATE     BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING    EXPOSURE    P&I
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------  ----------  -------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

                             L54 OR     L56 OR
                     L58     L68/L92   L70/L93
  L10      L11      OR L73   OR L96     OR L97      L74        L75                   L35       L77       L79         L76
--------  -------- --------  -------  ---------  ---------  ---------              --------- -------- ----------- ---------
                                                               (F)     (.90*F) - e
                                                            ---------  -----------
                                                                          LOSS                        DATE ASSET
                                                            APPRAISAL    USING       TOTAL            EXPECTED TO
 CURRENT              LTM                 LTM                 BPO OR      90%      APPRAISAL          BE RESOLVED
INTEREST  MATURITY  NOI/NCF    LTM       DSCR    VALUATION   INTERNAL   APPR. OR   REDUCTION TRANSFER     OR       WORKOUT
  RATE     DATE       DATE   NOI/NCF  (NOI/NCF)    DATE      VALUE**     BPO(F)    REALIZED    DATE   FORECLOSED  STRATEGY* COMMENTS
--------  -------- --------  -------  ---------  ---------  ---------  ----------- --------- -------- ----------- --------- --------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                                                                         ANNEX D

                        CMSA INVESTOR REPORTING PACKAGE
                      HISTORICAL LOAN MODIFICATION REPORT
                              as of _____________
                              (Loan Level Report)

    S4      S57    S58     L49                     L48         L7*           L7*          L50*            L50*    L25*   L25*

                                                             BALANCE
                                    EXTENSION                  WHEN
                           MOD/     PER DOCS    EFFECTIVE    SENT TO    BALANCE AT THE           # MTHS
PROSPECTUS               EXTENSION     OR        DATE OF     SPECIAL   EFFECTIVE DATE OF  OLD   FOR RATE  NEW            NEW
    ID      CITY  STATE    FLAG     SERVICER   MODIFICATION  SERVICER    MODIFICATION     RATE   CHANGE   RATE  OLD P&I  P&I
----------  ----  -----  ---------  ---------  ------------  --------  -----------------  ----  --------  ----  -------  ---

  L11*      L11*                L47
                                         (2) EST.
                                          FUTURE
                                         INTEREST
                    TOTAL #     (1)      LOSS TO
                    MTHS FOR  REALIZED   TRUST $
  OLD       NEW      CHANGE   LOSS TO     (RATE
MATURITY  MATURITY   OF MOD   TRUST $   REDUCTION)  COMMENT
--------  --------  --------  --------  ----------  -------


THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:


 * The information in these columns is from a particular point in time and should not change on this report once assigned.
    Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                                                         ANNEX E


                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                         AS OF ________________________
                              (LOAN LEVEL REPORT)

   S4            S55          S61        S57      S58                        L75            L29                     L45
                                                             (c) = b/a       (a)                        (b)         (d)
                                                                            LATEST
                                                                 %         APPRAISAL
                                                              RECEIVED        OR         EFFECTIVE                 NET AMT
PROSPECTUS     PROPERTY     PROPERTY                            FROM        BROKERS       DATE OF       SALES     RECEIVED
 LOAN ID         NAME         TYPE      CITY      STATE      LIQUIDATION    OPINION     LIQUIDATION     PRICE     FROM SALE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

   L7          L37          L39+L38                                  L47
  (e)          (f)            (g)          (h)     (i)=d - (f+g+h)   (k)                  (m)                 (n)=k+m      (o)=n/e
                          TOTAL T & I                                                              DATE OF
                           AND OTHER                                             DATE              MINOR
 ENDING      TOTAL P&I      EXPENSE     SERVICING                                LOSS    MINOR      ADJ     TOTAL LOSS    LOSS % OF
SCHEDULED     ADVANCE       ADVANCE       FEES                      REALIZED    PASSED   ADJ TO    PASSED      WITH       SCHEDULED
 BALANCE    OUTSTANDING   OUTSTANDING    EXPENSE    NET PROCEEDS      LOSS       THRU    TRUST      THRU    ADJUSTMENT     BALANCE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                                                         ANNEX F

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                         AS OF ________________________
                            (PROPERTY LEVEL REPORT)

                                                  P16
                                                  OR
  P4         P7        P13         P9     P10     P17      L8       P21          L37           L39            L38
                                                                  (a)         (b)           (c)           (d)            (e)=a+b+c+d
                                                                  ALLOCATED
                                                                    ENDING                     OTHER
                                                  SQ FT    PAID   SCHEDULED    TOTAL P&I      EXPENSE     TOTAL T & I
PROPERTY   PROPERTY   PROPERTY                     OR      THRU     LOAN       ADVANCE        ADVANCE       ADVANCE        TOTAL
   ID        NAME       TYPE      CITY    STATE   UNITS    DATE    AMOUNT     OUTSTANDING   OUTSTANDING   OUTSTANDING     EXPOSURE


                   P53      P58 OR
                   OR       P72/P79
 L25      L11      P74      OR P83      P24                  P25                      L35       L77         P28         P26
                            (f)                            (g)       (h)=(.90*g)-e
                                                 APPRAISAL                                                             DATE
                                                   BPO OR  APPRAISAL                  TOTAL                            ASSET
CURRENT              LTM                         INTERNAL   BPO OR    LOSS USING    APPRAISAL                REO      EXPECTED
MONTHLY  MATURITY  NOI/NCF  LTM DSCR  VALUATION   VALUE    INTERNAL  90% APPR. OR   REDUCTION  TRANSFER  ACQUISITION   TO BE   COM-
  P&I      DATE     DATE    (NOI/NCF)   DATE     SOURCE(1)  VALUE       BPO(F)      REALIZED     DATE       DATE      RESOLVED MENTS

REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

                                                                         ANNEX G

                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                              AS OF _____________
                              (LOAN LEVEL REPORT)

      Operating Information Reflected As NOI __________ or NCF __________

   S4             S55          S61       S57    S58         L7       L8      L11       L56/L93    L70/L97

                                                          ENDING                      PRECEDING    MOST
                                                        SCHEDULED   PAID              FISCAL YR   RECENT
PROSPECTUS                   PROPERTY                      LOAN     THRU   MATURITY     DSCR       DSCR      COMMENT/ACTION
 LOAN ID     PROPERTY NAME     TYPE     CITY   STATE     BALANCE    DATE     DATE      NOI/NCF    NOI/NCF      TO BE TAKEN

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA
MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.





TOTAL:                                                  $

                                                                         ANNEX H

      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                                     AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /XX  VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sq ft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Private Pay(3)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate
  Rev per avg ream
                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

Departmental Revenue
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses =
  Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                                                         ANNEX I

         COMMERCIAL NOI ADJUSTMENT WORKSHEET (Includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                            AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
    Current Scheduled Loan Balance/Paid to Date                                                Current Allocated Loan Amount 1%
    Property Name
    Property Type
    Property Address, City, State
    Net Rentable SF/Units/Pads, Beds                                            Use second box to specify sqft., units....
    Year Built/Year Renovated
    Cap Ex Reserve (annually)/per Unit. etc.(1)                                 Specify annual/per unit
    Year of Operations
    Occupancy Rate (physical)
    Occupancy Date
    Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                             YYYY                                     Notes
  Statement Classification        Borrower      Adjustment     Normalized
  Gross Potential Rent(2)          Actual
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rate
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Professional Fees
  General and Administrative
  Other Expenses                                                                For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions(3)
  Tenant Improvements(3)
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS
                                  (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

DEBT SERVICE (PER SERVICER)
 NET CASH FLOW AFTER DEBT
  SERVICE

 DSCR: (NOI/DEBT SERVICE)

 DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                           MULTIFAMILY NOI ADJUSTMENT WORKSHEET (Includes Mobile Home Parks)

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount 1%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit....
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)                                                                      Include Pad/RV rent
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                                              Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization", numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              HEALTHCARE NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)
    Less: Vacancy Loss
                       OR
  Private Pay(2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income



EFFECTIVE GROSS INCOME
                                  (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid use negative for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              LODGING NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
   Current Scheduled Loan Balance/Paid to Date                                                 Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads, Beds                                             Use second box to specify sqft., units....
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per Unit. etc.(1)                                  specify annual/per unit
   Year of Operations
   Occupancy Rate (physical)
   Occupancy Date
   Average Daily Rate
   Rev per Av. Room

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     Notes
                                  Borrower      Adjustment     Normalized
  Statement Classification         Actual
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income
DEPARTMENTAL REVENUE:(2)
                                  (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:


GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME


  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                                                         ANNEX J

                        CMSA INVESTOR REPORTING PACKAGE
                      COMPARATIVE FINANCIAL STATUS REPORT
                             AS OF _______________
                            (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF____

   P4        P9      P10         P52          P21         L8        P57           S72       S69      S70      S83     S84
                                                                                          ORIGINAL UNDERWRITING
                                                                                               INFORMATION
                                                                              BASE YEAR
                                Last        Current              Allocated
                              Property     Allocated     Paid      Annual     Financial                        $
Property                     Inspection       Loan       Thru       Debt      Info as of     %      Total     NOI/     (1)
   ID       City    State       Date         Amount      Date     Service        Date       Occ    Revenue    NCF     DSCR
                              yyyymmdd                                         yyyymmdd
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.

Total                                      $                     $                    **    WA     $          $       WA

    P60       P66      P61      P63 or P80    P65 or P81          P53       P59      P54      P65 or P78    P58 or P79
             2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
                      INFORMATION                                                   INFORMATION
AS OF____                       NORMALIZED                    AS OF____                       NORMALIZED
Financial                                                     Financial
Info as of     %      Total          $            (1)         Info as of     %      Total          $            (1)
   Date       Occ    Revenue      NOI/NCF        DSCR            Date       Occ    Revenue      NOI/NCF        DSCR
yyyymmdd                                                        yyyymmdd

              WA     $          $             WA                            WA     $          $             WA

    P73       P74         P30       P29      P68     P70 OR P82    P72 OR P83      (2)
                       MOST RECENT FINANCIAL                                             NET CHANGE
                            INFORMATION
                       *NORMALIZED OR ACTUAL                                          PRECEDING & BASIS
                                                                                             %
FS Start     FS End    Occ As of     %      Total         $            (1)          %      Total      (1)
  Date        Date        Date      Occ    Revenue     NOI/NCF        DSCR         Occ    Revenue    DSCR
yyyymmdd    yyyymmdd    yyyymmdd

             WA                            $         $             WA              WA     $          WA

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF/Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
*   As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                                                         ANNEX K

                       CLASS X-P REFERENCE RATE SCHEDULE

INTEREST
ACCRUAL                          CLASS X-P
 PERIOD    DISTRIBUTION DATE   REFERENCE RATE
--------   -----------------   --------------
    1           5/15/03           5.64999%
    2           6/15/03           5.83922%
    3           7/15/03           5.64994%
    4           8/15/03           5.83918%
    5           9/15/03           5.83916%
    6          10/15/03           5.64987%
    7          11/15/03           5.83911%
    8          12/15/03           5.64982%
    9           1/15/04           5.83906%
   10           2/15/04           5.64977%
   11           3/15/04           5.64996%
   12           4/15/04           5.83900%
   13           5/15/04           5.64972%
   14           6/15/04           5.83897%
   15           7/15/04           5.64968%
   16           8/15/04           5.83894%
   17           9/15/04           5.83893%
   18          10/15/04           5.64964%
   19          11/15/04           5.83890%
   20          12/15/04           5.64961%
   21           1/15/05           5.64960%
   22           2/15/05           5.64959%
   23           3/15/05           5.65024%
   24           4/15/05           5.83884%
   25           5/15/05           5.64919%
   26           6/15/05           5.83847%
   27           7/15/05           5.64920%
   28           8/15/05           5.83848%
   29           9/15/05           5.83848%
   30          10/15/05           5.64920%
   31          11/15/05           5.83849%
   32          12/15/05           5.64920%
   33           1/15/06           5.64920%
   34           2/15/06           5.64920%
   35           3/15/06           5.64994%
   36           4/15/06           5.83850%
   37           5/15/06           5.64920%
   38           6/15/06           5.83850%
   39           7/15/06           5.64920%
   40           8/15/06           5.83850%
   41           9/15/06           5.83851%
   42          10/15/06           5.64920%
   43          11/15/06           5.83851%
   44          12/15/06           5.64920%
   45           1/15/07           5.64919%
   46           2/15/07           5.64919%
   47           3/15/07           5.64999%
   48           4/15/07           5.83851%

INTEREST
ACCRUAL                          CLASS X-P
 PERIOD    DISTRIBUTION DATE   REFERENCE RATE
--------   -----------------   --------------
   49           5/15/07           5.64919%
   50           6/15/07           5.83851%
   51           7/15/07           5.64918%
   52           8/15/07           5.83851%
   53           9/15/07           5.83852%
   54          10/15/07           5.64918%
   55          11/15/07           5.83852%
   56          12/15/07           5.64953%
   57           1/15/08           5.83889%
   58           2/15/08           5.65425%
   59           3/15/08           5.69238%
   60           4/15/08           5.90013%
   61           5/15/08           5.73158%
   62           6/15/08           5.92359%
   63           7/15/08           5.73160%
   64           8/15/08           5.92362%
   65           9/15/08           5.92364%
   66          10/15/08           5.73163%
   67          11/15/08           5.92366%
   68          12/15/08           5.73165%
   69           1/15/09           5.73166%
   70           2/15/09           5.73167%
   71           3/15/09           5.73265%
   72           4/15/09           5.92373%
   73           5/15/09           5.73170%
   74           6/15/09           5.92376%
   75           7/15/09           5.73172%
   76           8/15/09           5.92378%
   77           9/15/09           5.92380%
   78          10/15/09           5.73008%
   79          11/15/09           5.92316%
   80          12/15/09           5.73176%
   81           1/15/10           5.73011%
   82           2/15/10           5.74607%
   83           3/15/10           5.74835%
   84           4/15/10           5.93988%
   85           5/15/10           5.74731%
   86           6/15/10           5.93992%
   87           7/15/10           5.74735%
   88           8/15/10           5.93996%
   89           9/15/10           5.93999%
   90          10/15/10           5.74739%
   91          11/15/10           5.94003%
   92          12/15/10           5.74743%
   93           1/15/11           5.74744%
   94           2/15/11           5.74746%
   95           3/15/11           5.75231%
   96           4/15/11           5.94162%

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     - multifamily and commercial mortgage loans, including participations therein;

     - mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     - direct obligations of the United States or other government agencies; or

     - a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 March 21, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   34

YIELD CONSIDERATIONS........................................   40

THE DEPOSITOR...............................................   45

USE OF PROCEEDS.............................................   45

DESCRIPTION OF THE CERTIFICATES.............................   46

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS.........   53

DESCRIPTION OF CREDIT SUPPORT...............................   67

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   69

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   84

STATE AND OTHER TAX CONSEQUENCES............................  108

ERISA CONSIDERATIONS........................................  108

LEGAL INVESTMENT............................................  112

METHOD OF DISTRIBUTION......................................  114

LEGAL MATTERS...............................................  115

FINANCIAL INFORMATION.......................................  115

RATINGS.....................................................  115

INDEX OF PRINCIPAL DEFINITIONS..............................  116

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 117 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
  Certificates................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
  Certificates................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
  Certificates................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "ownership interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rate fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES......    Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust
                                  fund. Adverse economic conditions, either
                                  local, regional or national, may limit the
                                  amount of rent that a borrower may charge for
                                  rental units, and may result in a reduction in
                                  timely rent payments or a reduction in
                                  occupancy levels. Occupancy and rent levels
                                  may also be affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES...........    Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES......    Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent.
                                  While the related pooling and servicing
                                  agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
  NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and

(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.

The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of

Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full),
              (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

     (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

     (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

     (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted

              Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

     (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Mayer, Brown, Rowe & Maw, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of

REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (b) the following requirements are satisfied:

     (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

     (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount; and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular

Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 30% for 2003, 29% for 2004-5 and 28% commencing in 2006 if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     - "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report

"qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Securities, Inc. acting as agent. If Wachovia Securities, Inc. acts as agent in the sale of offered certificates, Wachovia Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Securities, Inc. elects to purchase offered certificates as principal, Wachovia Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Securities, Inc.

     The depositor will agree to indemnify Wachovia Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

     The file "WBCMT 2003-C4 Prospectus Annexes A1-5.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2003-C4 Prospectus Annexes A1-5.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2003-C4 Prospectus Annexes A1-5.xls" to your hard drive or network drive. Open the file "WBCMT 2003-C4 Prospectus Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-1A Loan Group 1 Prop Schedule" or "A-1B Loan Group 2 Prop Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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  UNTIL JULY 7, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
                 PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement................    S-5
Risk Factors....................................   S-34
Description Of The Mortgage Pool................   S-79
Servicing of the Mortgage Loans.................  S-156
Description of the Certificates.................  S-167
Yield and Maturity Considerations...............  S-199
Use of Proceeds.................................  S-205
Material Federal Income Tax Consequences........  S-205
ERISA Considerations............................  S-207
Legal Investment................................  S-210
Method of Distribution..........................  S-210
Legal Matters...................................  S-211
Ratings.........................................  S-212
Index of Defined Terms..........................  S-213
Annex A-1.......................................    A-1
Annex A-1A......................................   A-1A
Annex A-1B......................................   A-1B
Annex A-2.......................................    A-2
Annex A-3.......................................    A-3
Annex A-4.......................................    A-4
Annex A-5.......................................    A-5
Annex B.........................................    B-1
Annex C.........................................    C-1
Annex D.........................................    D-1
Annex E.........................................    E-1
Annex F.........................................    F-1
Annex G.........................................    G-1
Annex H.........................................    H-1
Annex I.........................................    I-1
Annex J.........................................    J-1
Annex K.........................................    K-1

                      PROSPECTUS
Additional Information..........................      4
Incorporation of Certain Information By
  Reference.....................................      4
Summary of Prospectus...........................      5
Risk Factors....................................     11
Description of the Trust Funds..................     34
Yield Considerations............................     40
The Depositor...................................     45
Use of Proceeds.................................     45
Description of the Certificates.................     46
Description of the Pooling and Servicing
  Agreements....................................     53
Description of Credit Support...................     67
Certain Legal Aspects of Mortgage Loans and
  Leases........................................     69
Material Federal Income Tax Consequences........     84
State and Other Tax Consequences................    108
ERISA Considerations............................    108
Legal Investment................................    112
Method of Distribution..........................    114
Legal Matters...................................    115
Financial Information...........................    115
Ratings.........................................    115
Index of Principal Definitions..................    116

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                                  $534,834,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES SERIES 2003-C4

                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT

                  -------------------------------------------

                                    WACHOVIA

                             ABN AMRO INCORPORATED

                                     NOMURA

                                 April 2, 2003

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